                                                                    Exhibit 99.6

               ---------------------------------------------------
                           CONVERSION APPRAISAL REPORT

                       OHIO STATE FINANCIAL SERVICES, INC.

                          PROPOSED HOLDING COMPANY FOR
                           BRIDGEPORT SAVINGS AND LOAN
                                   ASSOCIATION
                                Bridgeport, Ohio

                                  Dated As Of:
                                  June 6, 1997
               ---------------------------------------------------


                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

RP FINANCIAL, LC.
-------------------------------------------------
Financial Services industry Consultants


                                        June 6, 1997


Board of Directors
Bridgeport Savings and Loan Association
435 Main Street
Bridgeport, Ohio  43912

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Bridgeport Savings and Loan Association, Bridgeport, Ohio ("Bridgeport Savings" or the "Association"). The common stock issued in connection with the Association's conversion will simultaneously be acquired by a holding company, Ohio State Financial Services, Inc. ("Ohio State Financial" or the "Holding Company"). The conversion involves the issuance of shares of common stock to depositors, the Holding Company's employee stock ownership plan ("ESOP"), members of the local community and the public at large.

     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.


Description of Reorganization
-----------------------------

     The Board of Directors of the Association has adopted a Plan of Conversion pursuant to which the Association will convert from an Ohio chartered mutual savings association to an Ohio chartered stock savings association and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in Subscription and Community offerings Holding Company stock in the amount equal to the appraised value of the Association. Immediately following the conversion, the only significant assets of the Holding Company will be the capital stock of the Association and the net conversion proceeds remaining after purchase of the Association's common stock by the Holding Company. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Association's common stock. A portion of the remaining 50 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital.


RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Association in the preparation of its business plan, we are independent of the Association and the other parties engaged by the Association to assist in the stock conversion process.


--------------------------------------------------------------------------------
WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210                   Telephone: (703) 528-1700
Arlington, VA 22209                                     Fax No.: (703) 528-1788

RP Financial, LC.
Board of Directors
June 6, 1997
Page 2


Valuation Methodology
---------------------

     In preparing our appraisal, we have reviewed Bridgeport Savings' application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Association that has included due diligence related discussions with the Association's management; S.R. Snodgrass, A.C., the Association's independent auditor; Vorys, Sater, Seymour and Pease, the Association's conversion counsel; and Charles Webb & Company, which has been retained by the Association as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value of Bridgeport Savings. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

     Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of Bridgeport Savings.

     Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding Bridgeport Savings intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which Bridgeport Savings' stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.


Valuation Conclusion
--------------------

     It is our opinion that, as of June 6, 1997, the aggregate pro forma market value of the shares to be issued was $6,750,000 at the midpoint, equal to 675,000 shares offered at a per share value of $10.00. Pursuant to the conversion guidelines, the 15 percent offering range indicates a minimum value of $5,737,500 and a

RP Financial, LC.
Board of Directors
June 6, 1997
Page 3

maximum value of $7,762,500. Based on the $10.00 per share offering price, this valuation range equates to an offering of 573,750 shares at the minimum to 776,250 shares at the maximum. In the event that the Association's appraised value is subject to an increase, up to 892,687 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $8,926,870, without a resolicitation.


Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Association as of March 31, 1997, the date of the financial data included in the Holding Company's prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


                                        Respectfully submitted,

                                        RP FINANCIAL, LC.


                                        /s/ William E. Pommerening

                                        William E. Pommerening
                                        Chief Executive Officer


                                        /s/ Gregory E. Dunn

                                        Gregory E. Dunn
                                        Senior Vice President

RP Financial, LC.



                                TABLE OF CONTENTS
                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                Bridgeport, Ohio


                                                           PAGE
         DESCRIPTION                                      NUMBER
         -----------                                      ------
  CHAPTER ONE       OVERVIEW AND FINANCIAL ANALYSIS
  -----------

     Introduction                                          1.1
     Strategic Overview                                    1.1
     Balance Sheet Trends                                  1.4
     Income and Expense Trends                             1.7
     Interest Rate Risk Management                         1.10
     Lending Activities and Strategy                       1.11
     Asset Quality                                         1.14
     Funding Composition and Strategy                      1.14
     Subsidiary                                            1.15
     Legal Proceedings                                     1.15



  CHAPTER TWO       MARKET AREA
  -----------

     Introduction                                          2.1
     Market Area Demographics                              2.1
     National Economic Factors                             2.3
     Local Economy                                         2.6
     Competition                                           2.8



  CHAPTER THREE     PEER GROUP ANALYSIS
  -------------

     Selection of Peer Group                               3.1
     Financial Condition                                   3.5
     Income and Expense Components                         3.8
     Loan Composition                                      3.11
     Interest Rate Risk                                    3.11
     Credit Risk                                           3.14
     Summary                                               3.14

RP Financial, LC.



                                TABLE OF CONTENTS
                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                Bridgeport, Ohio
                                   (continued)


                                                                             PAGE
         DESCRIPTION                                                        NUMBER
         -----------                                                        ------
  CHAPTER FOUR      VALUATION ANALYSIS
  ------------

     Introduction                                                            4.1
     Appraisal Guidelines                                                    4.1
     RP Financial Approach to the Valuation                                  4.1
     Valuation Analysis                                                      4.2
       1. Financial Condition                                                4.3
       2. Profitability, Growth and Viability of Earnings                    4.4
       3. Asset Growth                                                       4.6
       4. Primary Market Area                                                4.6
       5. Dividends                                                          4.7
       6. Liquidity of the Shares                                            4.8
       7. Marketing of the Issue                                             4.9
            A. The Public Market                                             4.9
            B. The New Issue Market                                          4.13
            C. The Acquisition Market                                        4.16
       8. Management                                                         4.16
       9. Effect of Government Regulation and Regulatory Reform              4.17
     Summary of Adjustments                                                  4.17
     Valuation Approaches                                                    4.17
       1. Price-to-Earnings ("P/E")                                          4.18
       2. Price-to-Book ("P/B")                                              4.19
       3. Price-to-Assets ("P/A")                                            4.20
     Valuation Conclusion                                                    4.20

RP Financial, LC.



                                 LIST OF TABLES
                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                                Bridgeport, Ohio


TABLE
NUMBER         DESCRIPTION                                                              PAGE
------         -----------                                                              ----
  1.1       Summary Balance Sheet Data                                                  1.5
  1.2       Historical Income Statement                                                 1.8


  2.1       Summary Demographic Data                                                    2.2
  2.2       Major Employers in the Wheeling Metropolitan Area                           2.7
  2.3       Unemployment Trends                                                         2.8
  2.4       Deposit Summary                                                             2.9


  3.1       Peer Group of Publicly-Traded Thrifts                                       3.3
  3.2       Balance Sheet Composition and Growth Rates                                  3.6
  3.3       Income as a Percent of Average Assets and Yields, Costs, Spreads            3.9
  3.4       Loan Portfolio Composition Comparative Analysis                             3.12
  3.5       Interest Rate Risk Comparative Analysis                                     3.13
  3.6       Peer Group Credit Risk Comparative Analysis                                 3.15


  4.1       Market Area Unemployment Rates                                              4.7
  4.2       Conversion Pricing Characteristics                                          4.14
  4.3       Market Pricing Comparatives                                                 4.15
  4.4       Public Market Pricing                                                       4.22

RP Financial, LC.
Page 1.1

                       I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction
------------

     Bridgeport Savings and Loan Association ("Bridgeport Savings" or the "Association") is an Ohio chartered mutual savings and loan association headquartered in Bridgeport, Ohio. In addition to its main office, which includes a full service branch, the Association maintains one other full service branch in Shadyside, Ohio. Both offices are located in Belmont County, Ohio, which borders the state line and is located across the Ohio River from Wheeling, West Virginia. Bridgeport Savings was organized in 1893 and has operated as traditional thrift throughout its history. Bridgeport Savings is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At March 31, 1997, Bridgeport Savings had $34.6 million in assets, $29.4 million in deposits and net worth of $4.9 million or 14.1 percent of total assets.

     Ohio State Financial Services, Inc. ("Ohio State Financial" or the "Holding Company"), an Ohio corporation, was recently organized to facilitate the conversion of Bridgeport Savings. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Association will issue upon its conversion from the mutual to stock form of ownership. Going forward, Ohio State Financial will own 100 percent of the Association's stock, and the Association will be Ohio State Financial's sole subsidiary. Approximately 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Association, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for Ohio State Financial other than the ownership of the Association, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of the cash retained at the holding company in investment securities. In the future Ohio State Financial may acquire or organize other operating subsidiaries.

Strategic Overview
------------------

     Bridgeport Savings is a community-oriented thrift, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. The market area served by the Association has been experiencing population and household shrinkage, which has been promulgated by a deteriorating local economy. Economic contraction in the Association's primary market area reflects the decline of coal mining and steel-related industries, with the downturn being further exacerbated by an on-going protracted strike at one of the region's major employers (Wheeling Pittsburgh Steel). The negative demographic trends of the

RP Financial, LC.
Page 1.2

Association's primary market area has provided for an intense competitive environment, in which growth opportunities have to be generally realized through gaining market share. Located within the Wheeling MSA, Bridgeport Savings faces notable competition from a number of other community oriented thrifts and banks, as well as from larger regional financial institutions. In this operating environment the Association has pursued a strategy of strengthening its capital position through limiting asset growth and building equity through the retention of earnings.

     Throughout its history, Bridgeport Savings has pursued a traditional thrift operating strategy and, thus, 1-4 family permanent mortgage loans and retail deposits have consistently been the principal components of the Association's assets and liabilities, respectively. Consumer loans represent the most significant type of lending diversification by the Association, with the consumer loan portfolio reflecting a concentration in direct auto loans. Bridgeport Savings' emphasis on originating 1-4 family permanent mortgage loans in local and familiar markets has been fairly effective in limiting credit risk exposure, as indicated by the Association's consistently favorable credit quality measures. Comparatively, the Association maintains a greater degree of interest rate risk exposure, as Bridgeport Savings' emphasis on fixed rate lending largely funded by short-and intermediate-term deposits has resulted in a balance sheet that is liability-sensitive.

     As a traditional thrift, Bridgeport Savings' earnings base is largely dependent upon net interest income and operating expense levels. Maintenance of a liability-sensitive balance sheet reflects the Association's philosophy that earnings can be more fully maximized by incurring some interest rate risk, while Bridgeport Savings' strong capital position and resultant favorable interest-earning assets to interest-bearing liabilities ("IEA/IBL") ratio will sustain earnings at lower but profitable levels during periods of rising and higher interest rates. Bridgeport Savings' ability to take on a certain degree of interest rate risk in the net margin is further enhanced by the limited risk that earnings will be negatively impacted to any significant extent by credit quality related losses. Interest rate risk associated with the net interest margin is also somewhat negated by Bridgeport Savings' relatively high concentration of lower costing savings and transaction accounts, which tend to be less interest-rate sensitive deposits compared to CDs. Overall, Bridgeport Savings' operating strategy has provided for a relatively strong net interest margin during the past five and one-quarter fiscal years.

     The other major component of Bridgeport Savings' earnings, operating expenses, has moved higher since fiscal 1992. Normal increases in operating expenses and the lack of asset growth have accounted for the increase exhibited in Bridgeport Savings' operating expense ratio. However, most recently, with the resumption of asset growth in the first quarter of fiscal 1997, the Association's operating expense ratio declined slightly.

     Retail deposits have generally served as the only interest-bearing source of funds utilized by the Association, as Bridgeport Savings' used of borrowings has been nominal. Bridgeport Savings' balance of

RP Financial, LC.
Page 1.3

deposits has exhibited a general decline in recent years, reflecting a non-aggressive pricing strategy for CDs. Maintenance of a relatively high concentration of transaction and savings accounts, along with a CD pricing strategy that contains growth through offering less than premium rates, has supported control of the Association's funding costs.

     Over the past five and one-quarter fiscal years, Bridgeport Savings' operating strategy has resulted in asset shrinkage, an increasing capital position and healthy core earnings. An emphasis on originating 1-4 family fixed rate loans for portfolio has served to limit the Association's credit risk exposure, while the Association's interest rate exposure is more notable as indicated by its negative short-term gap position. Earnings have been supported by a generally favorable interest rate environment, in which the Association's maintenance of a negative short-term gap position has been beneficial to the net interest margin. Notwithstanding the favorable interest rate environment, the Association in general has maintained a strong net interest margin as the result of its high IEA/IBL ratio. Earnings were depressed for the most recent twelve month period, primarily as the result of the one time special assessment to recapitalize the SAIF.

     The Association's Board of Directors has elected to convert to the stock form of ownership to improve the competitive position of Bridgeport Savings. The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets, and reduce interest rate risk by enhancing the Association's IEA/IBL ratio, which, will in turn reduce the repricing mismatch between the Association's interest-rate sensitive assets and interest-rate sensitive liabilities. The additional funds realized from the stock offering will also serve as an alternative funding source to deposits in meeting the Association's future funding needs, which will allow for competitive pricing in the Association's deposit rates. Additionally, Bridgeport Savings' significant equity-to-assets ratio will better position the Association to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through acquiring branches or other financial institutions in areas that would provide for further penetration in the markets currently served by the Association or nearby surrounding markets. Expansion may also be pursued through acquiring financial services that are not currently offered by the Association. At this time, the Association has no specific plans for expansion other than internal growth. The Association's projected internal use of proceeds are highlighted below.

     The proceeds from the conversion are expected to be deployed as follows:

     o HOLDING COMPANY. Approximately 50 percent of the net conversion proceeds will be retained by Ohio State Financial. Such funds will be invested initially into short-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchases of common stock consistent with regulatory limitations.

RP Financial, LC.
Page 1.4

     o BRIDGEPORT SAVINGS. The remaining net proceeds of the conversion will be infused into the Association in exchange for all of the Association's newly issued stock. Proceeds infused into the Association will initially be held in short-term investments. Over time, the proceeds are expected to be redeployed into the Association's loan growth and normal investment activities.

     Overall, it is the Association's objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that could potentially compromise the overall risk associated with Bridgeport Savings' operations. The Association has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity, until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.

Balance Sheet Trends
--------------------

     From December 31, 1992 through March 31, 1997, Bridgeport Savings exhibited annual asset growth of negative 1.7 percent (see Table 1.1). During this period, the Association's interest-earning asset composition exhibited a shift towards loans, as the loans receivable balance increased from 58.8 percent of assets at fiscal year end 1992 to 72.4 of assets at March 31, 1997. Loan growth was largely funded by liquidity and cash flow generated from the paydown of the mortgage-backed securities portfolio. Liquidity was also redeployed into investment securities, which increased from 6.6 percent of assets at fiscal year end 1992 to 15.5 percent of assets at March 31, 1997. Assets have been primarily funded by deposits and retained earnings. A summary of Bridgeport Savings' key operating ratios for the past five and one-quarter fiscal years are presented in
Exhibit I-3.

     Bridgeport Savings' loan portfolio increased at a 3.2 percent annual rate from fiscal year end 1992 through March 31, 1997, with the substantial portion of the growth being realized during 1995. Consistent with the Association's traditional emphasis on originating and retaining 1-4 family permanent loans, the growth realized in the loan portfolio has been primarily attributable to growth in 1-4 family loans. In particular, during fiscal 1995 when most of the Association's loan growth was recorded, 1-4 family permanent mortgage loans accounted for $2.3 million, or 72.6 percent of Bridgeport Savings' loan growth. As of March 31, 1997, 1-4 family loans comprised 82.0 percent of the Association's loan balance. The balance of the loan portfolio is diversified among consumer, commercial real estate, multi-family, construction, land and commercial business loans, with consumer loans accounting for the Association's most notable area of lending diversification. As of March 31, 1997, consumer loans comprised $3.8 million or 15.0 percent of the Association's loan portfolio. Commercial real estate and multi-family loans represented the next largest type of lending diversification, totaling $466,000 or 1.8 percent of total loans outstanding at March 31, 1997. The balance of the loan portfolio consists of small balances of construction, land and commercial business loans.

RP Financial, LC
Page 1.5




                                    Table 1.1
                     Bridgeport Savings and Loan Association
                            Historical Balance Sheets
                         (Amount and Percent of Assets)

                                                           At Fiscal Year End December 31,
                              --------------------------------------------------------------------------------
                                    1992                 1993                  1994                1995
                              -----------------  -------------------  -------------------  -------------------
                              Amount      Pct      Amount      Pct      Amount      Pct      Amount      Pct
                              ------      ---      ------      ---      ------      ---      ------      ---
                               ($000)     (%)       ($000)     (%)       ($000)     (%)       ($000)     (%)
Total Amount of:
Assets                       $ 37,164    100.0%   $ 35,319    100.0%   $ 33,699    100.0%   $ 34,553    100.0%
Cash and cash equivalents       8,077     21.7%      6,539     18.5%      1,624      4.8%      1,177      3.4%
Investment securities           2,471      6.6%      4,078     11.5%      7,062     21.0%      5,505     15.9%
Mortgage-backed securities      3,882     10.4%      2,663      7.5%      1,522      4.5%      1,191      3.4%
Loans receivable, net          21,864     58.8%     21,645     61.3%     22,783     67.6%     25,972     75.2%
Deposits                       33,319     89.7%     31,158     88.2%     29,198     86.6%     29,615     85.7%
Borrowings                          0      0.0%          0      0.0%          0      0.0%          0      0.0%
Total equity                    3,521      9.5%      3,841     10.9%      4,197     12.5%      4,558     13.2%

Full service branches               2                    2                    2                    2

                          At Fiscal Year End
                               December 31,                              Annual
                          ---------------------          At              Growth
                                   1996            March 31, 1997         Rate
                          ---------------------  --------------------     ----
                              Amount      Pct      Amount      Pct        Pct
                              ------      ---      ------      ---        ---
                               ($000)     (%)       ($000)     (%)        (%)
Total Amount of:
Assets                       $ 33,929    100.0%   $ 34,564    100.0%     -1.69%
Cash and cash equivalents       2,436      7.2%      2,613      7.6%    -23.32%
Investment securities           4,936     14.5%      5,342     15.5%     19.89%
Mortgage-backed securities        984      2.9%        939      2.7%    -28.39%
Loans receivable, net          24,892     73.4%     25,017     72.4%      3.22%
Deposits                       28,791     84.9%     29,425     85.1%     -2.88%
Borrowings                          0      0.0%          0      0.0%      0.00%
Total equity                    4,770     14.1%      4,860     14.1%      7.88%

Full service branches               2                    2

----------------------------
(1)   Ratios are as a percent of ending assets.

Source:  Bridgeport Savings' prospectus.

RP Financial, LC.
Page 1.6

     Bridgeport Savings' cash and investments balance peaked at fiscal year end 1993, totaling $10.6 million or 30.0 percent of total assets. Comparatively, Bridgeport Savings' cash and investments balance totaled $8.0 million or 23.1 percent of assets at March 31, 1997. The decline in the cash and investments balance resulted from a decline in cash and cash equivalents, reflecting the redeployment of liquidity into loans. Liquidity was also utilized to fund purchases of investment securities, which reached a peak balance of $7.1 million at fiscal year end 1994. As of March 31, 1997, investment securities held by the Association totaled $5.3 million, with U.S. Government and federal agency securities ($3.8 million) comprising the largest concentration of the portfolio. The balance of the investment portfolio, at March 31, 1997, consisted of interest-bearing time deposits ($1.2 million), FHLB stock ($330,000) and Intrieve Incorporated stock ($15,000). Intrieve is the Association's provider of EDP services. Exhibit I-4 provides historical detail of the Association's investment portfolio. U.S. Government and agency securities are classified as held to maturity, and the entire portfolio is scheduled to mature within five years. Interest-bearing time deposits consist substantially of short-term deposits with maturities of less than one year. The Association's capital position was not affected by unrealized gains or losses on the investment portfolio, as the two investments classified as available for sale (FHLB stock and Intrieve stock) had fair market values equal to the amortized cost of the securities. In addition to investment securities, the Association held cash and cash equivalents of $2.6 million, or 7.6 percent of assets, at March 31, 1997. Bridgeport Savings' cash and cash equivalents balance has moved higher since reaching a low of $1.2 million at fiscal year end 1995.

     Mortgage-backed securities comprise the balance of the Association's interest-earning assets, serving as an investment alternative to 1-4 family permanent mortgage loans. The Association's mortgage-backed securities balance has trended steadily lower over the past five and one-quarter fiscal years, declining from a high of $3.9 million at fiscal year end 1992 to a low of $939,000 at March 31, 1997. As indicated by the downward trend exhibited in the mortgage-backed securities portfolio, Bridgeport Savings' excess cash flow has been absorbed by loan growth and other investment alternatives in recent years. Mortgage-backed securities held by the Association consists of participation certificates, which are guaranteed or insured by federal agencies. As of March 31, 1997, approximately two-thirds of the mortgage-backed securities portfolio was scheduled to mature in less than five years, and the entire portfolio was classified as held to maturity.

     Over the past five and one-quarter fiscal years, Bridgeport Savings' funding needs have been substantially met through retail deposits, internal cash flows and retained earnings. From fiscal year end 1992 through March 31, 1997, the Association's deposits declined at a 2.9 percent annual rate. Bridgeport Savings' deposit composition has consistently reflected a relatively high concentration of lower costing transaction and savings accounts; however, in recent years, the Association's deposit composition has exhibited a shift towards a higher concentration of CDs. The shift in deposit composition has been attributable to positive growth in the

RP Financial, LC.
Page 1.7

CD balance, as well as to a decline in the transaction and savings account balance. Disintermediation of money market funds has accounted for most of the decline in the Association's transaction and savings account balance, reflecting a trend nationally in which depositors have sought higher returns through other investment alternatives such as mutual funds. As of March 31, 1997, CDs comprised 51.4 percent of the Association's deposits, versus a comparative ratio of 36.2 percent at December 31, 1993. Over the past five and one-quarter fiscal years, Bridgeport Savings' use of borrowings has been limited to nominal balances of FHLB advances, as deposit run-off has been funded by asset shrinkage and the retention of earnings.

     Positive earnings during the past five and one-quarter fiscal years translated into an annual capital growth rate of 7.9 percent for the Association. Capital growth combined with a decline in assets served to increase Bridgeport Savings' equity-to-assets ratio from 9.5 percent at the end of fiscal 1992 to 14.1 percent at March 31, 1997. All of the Association's capital is tangible capital, and the Association maintained significant capital surpluses relative to all of its regulatory capital requirements at March 31, 1997. The addition of conversion proceeds will serve to strengthen Bridgeport Savings' capital position and competitive posture within its primary market area, as well as support expansion into other nearby markets if favorable growth opportunities are presented. At the same time, as the result of the Association's relatively high pro forma capital position, which will likely exceed 25.0 percent of assets, Bridgeport Savings' return on equity ("ROE") can be expected to be well below industry averages following its conversion.

Income and Expense Trends
-------------------------

     The Association has reported positive earnings over the last five and one-quarter fiscal years, ranging from a low of 0.59 percent of average assets for the twelve months ended March 31, 1997 to a high of 1.06 percent of average assets in fiscal 1995 (see Table 1.2). Earnings during the most recent twelve month period and for fiscal 1996 were depressed by the one time special assessment to recapitalize the SAIF. Consistent with the Association's traditional thrift operating mode, net interest income and operating expenses have been the dominant factors in Bridgeport Savings' earnings. Non-interest operating income has been a limited contributor to the Association's earnings, while the Association's generally favorable credit quality measures limited the impact of loss provisions on earnings as well. Gains and losses realized from the sale of loans and investments have not been a factor in the Association's earnings, reflecting Bridgeport Savings' philosophy of retaining all loan originations for portfolio and holding investments to maturity.

     Bridgeport Savings' level of net interest income before provision for loan losses peaked at 4.02 percent of average assets in fiscal 1995, paralleling the peak in earnings posted by the Association. The net interest income to average assets ratio trended steadily higher from fiscal 1992 through fiscal 1995, increasing from

RP Financial, LC
Page 1.8


                                    Table 1.2
                     Bridgeport Savings and Loan Association
                          Historical Income Statements
                     (Amount and Percent of Avg. Assets)(1)

                                                           For the Fiscal Year Ended December 31,
                                          -------------------------------------------------------------------------
                                              1992              1993               1994                1995
                                         ---------------   ---------------    ---------------    -----------------
                                         Amount     Pct     Amount     Pct     Amount     Pct     Amount     Pct
                                         ------     ---     ------     ---     ------     ---     ------     ---
                                         ($000)     (%)     ($000)     (%)     ($000)     (%)     ($000)     (%)
Interest Income                           $2,866    7.53%    $2,486    6.84%    $2,298    6.73%    $2,478    7.28%
 Interest Expense                         (1,611)  -4.23%    (1,184)  -3.26%      (982)  -2.88%    (1,108)  -3.25%
                                         -------  ------    -------  ------      -----  ------    -------  ------
 Net Interest Income                      $1,255    3.30%    $1,302    3.58%    $1,316    3.86%    $1,370    4.02%
 Provision for Loan Losses                    (4)  -0.01%       (54)  -0.15%       (17)   -0.05%        0    0.00%
                                             ---  ------       ----  ------       ----  ------          -   -----
  Net Interest Income after Provisions    $1,251    3.29%    $1,248    3.43%    $1,299    3.81%    $1,370    4.02%

 Other Income                                 25    0.07%        30    0.08%        46    0.13%        42    0.12%
 Operating Expense                          (807)  -2.12%      (765)  -2.10%      (848)  -2.48%      (865)  -2.54%
                                           -----  ------      -----  ------      -----  ------      -----  ------
  Net Operating Income                      $469    1.23%      $513    1.41%      $497    1.46%      $547    1.61%

Non-Operating Income
--------------------
Net gain(loss) on sales of securities         $0    0.00%        $0    0.00%        $0    0.00%        $0    0.00%
Net gain(loss) on REO                          0    0.00%         0    0.00%        32    0.09%         0    0.00%
Other non-operating income(loss)               0    0.00%         0    0.00%         0    0.00%         0    0.00%
                                               -   -----          -   -----          -   -----          -   -----
   Net Non-Operating Income                    0    0.00%         0    0.00%        32    0.09%         0    0.00%

 Net Income Before Tax                      $469    1.23%      $513    1.41%      $529    1.55%      $547    1.61%
 Income Taxes                               (172)  -0.45%      (150)  -0.41%      (174)  -0.51%      (186)  -0.55%
Change in Acctg. Principle                    --      --        (43)     --         --    0.00%         0    0.00%
                                              --     ---       ----     ---        ---   -----          -   -----
 Net Income (Loss)                          $297    0.78%      $320    0.88%      $355    1.04%      $361    1.06%


Core Earnings
-------------
Net Income Before Ext. Items                $297    0.78%      $363    1.00%      $355    1.04%      $361    1.06%
Addback: Non-Operating Losses                  0    0.00%         0    0.00%         0    0.00%         0    0.00%
Deduct: Non-Operating Gains                    0    0.00%         0    0.00%       (32)   -0.09%        0    0.00%
Tax Effect Non-Op. Items(2)                    0    0.00%         0    0.00%        11    0.03%         0    0.00%
                                               -   -----          -   -----         --   -----          -   -----
Core Net Income                             $297    0.78%      $363    1.00%      $334    0.98%      $361    1.06%

                                                          For the 12 Months
                                               1996         Ended  3/31/97
                                         --------------   ------------------
                                         Amount     Pct     Amount     Pct
                                         ------     ---     ------     ---
                                           ($000)   (%)       ($000)   (%)
Interest Income                           $2,515    7.36%    $2,491    7.19%
 Interest Expense                         (1,158)  -3.39%    (1,156)  -3.34%
                                         -------  ------    -------  ------
 Net Interest Income                      $1,357    3.97%    $1,335    3.85%
 Provision for Loan Losses                     0    0.00%         0    0.00%
                                               -   -----          -   -----
  Net Interest Income after Provisions    $1,357    3.97%    $1,335    3.85%

 Other Income                                 45    0.13%        41    0.12%
 Operating Expense                          (893)  -2.61%      (877)  -2.53%
                                           -----  ------      -----  ------
  Net Operating Income                      $509    1.49%      $499    1.44%

Non-Operating Income
--------------------
Net gain(loss) on sales of securities         $0    0.00%        $0    0.00%
Net gain(loss) on REO                          0    0.00%         0    0.00%
Other non-operating income(loss)            (190)  -0.56%      (190)  -0.55%
                                           -----  ------      -----  ------
   Net Non-Operating Income                 (190)  -0.56%      (190)  -0.55%

 Net Income Before Tax                      $319    0.93%      $309    0.89%
 Income Taxes                               (107)  -0.31%      (103)  -0.30%
Change in Acctg. Principle                    --      --         --      --
                                              --     ---         --     ---
 Net Income (Loss)                          $212    0.62%      $206    0.59%


Core Earnings
-------------
Net Income Before Ext. Items                $212    0.62%      $206    0.59%
Addback: Non-Operating Losses                190    0.56%       190    0.55%
Deduct: Non-Operating Gains                    0    0.00%         0    0.00%
Tax Effect Non-Op. Items(2)                  (65)  -0.19%      (65)   -0.19%
                                            ----  ------       ----  ------
Core Net Income                             $337    0.99%      $332    0.96%


----------------------------
(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 34.0 percent.

Sources:  Bridgeport Savings' prospectus and audited financial statements.

RP Financial, LC.
Page 1.9

3.30 percent in fiscal 1992 to 4.02 percent in fiscal 1995. A lower interest expense ratio provided for the increase in the net interest income ratio during fiscal years 1993 and 1994, which was attributable to a reduction in the Association's funding costs and an improving capital position. Comparatively, the peak net interest income to average assets ratio posted in fiscal 1995 was supported by an increase in the yield earned on interest-earning assets, reflecting a shift in the interest-earning asset composition towards loans. Loans receivable increased from 67.6 percent of assets at fiscal year end 1994 to 75.2 percent of assets at fiscal year end 1995, providing for an increase in the yield earned on interest-earning assets from 6.94 percent to 7.54 percent during fiscal years 1994 and 1995, respectively. Since fiscal 1995, the Association's net interest income to average assets ratio has declined slightly, equaling 3.85 percent during the twelve months ended March 31, 1997. A modest decline in the interest income ratio and a modest increase in the interest expense ratio accounted for the reduction in the net interest income to average assets ratio, which was consistent with the narrowing of Bridgeport Savings' yield-cost spread.

     The impact of interest rates on Bridgeport Savings' net interest margin is further revealed through examination of the Association's historical net interest rate spreads and yields and costs set forth in Exhibits I-3 and I-5. In general, trends in the Association's net interest margin paralleled the widening and narrowing of the yield-cost spread. After peaking at 3.76 percent during fiscal 1995, Bridgeport Savings' interest rate spread declined to 3.62 percent and 3.47 percent during fiscal year 1996 and the three months ended March 31, 1997, respectively. The narrowing of the Association's interest rate spread resulted from an increase in funding costs during fiscal 1996 and a lower yield earned on interest-earning assets during the first quarter of fiscal 1997. Higher deposit rates and a shift in deposit composition towards CDs accounted for the increase in the Association's funding costs during fiscal 1996. The decline in yield recorded during the first quarter of fiscal 1997 was the result of a reduction in the level of loans comprising interest-earning assets, as well as lower yields earned on loans and investments.

     Consistent with the Association's adherence to a traditional thrift operating philosophy and resultant limited diversification, sources of non-interest operating income have not been a significant contributor to the Association's earnings. Throughout the period shown in Table 1.2, sources of non-interest operating income have ranged from a low of 0.07 percent of average assets in fiscal 1992 to a high of 0.13 percent of average assets in fiscal years 1994 and 1996. Sources of non-interest operating income consist substantially of service charges, fees and miscellaneous sources of non-interest operating income. At this time, the Association has no plans to diversify into activities that would generate additional non-interest operating income, and, thus, Bridgeport Savings' earnings can be expected to remain highly dependent upon the net interest margin.

     Bridgeport Savings' operating expense ratio has generally trended higher over the past five and one-quarter fiscal years, ranging from a low of 2.10 percent of average assets in fiscal 1993 to a high of 2.61 percent

RP Financial, LC.
Page 1.10

of average assets in fiscal 1996. For the twelve months ended March 31, 1997, the Association's operating expense to average assets ratio equaled 2.53 percent. The upward trend exhibited in the operating expense ratio, during fiscal years 1994 through 1996, was the result of normalized increases in operating expenses and asset shrinkage, while, comparatively, the decline in the operating expense ratio recorded during the most recent twelve month period was realized through asset growth and a modest reduction in operating expenses. Further upward pressure will be placed on the Association's operating expense ratio following the conversion, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. While operating expenses will be higher following the conversion, the Association will also be in a better position to leverage operating expenses following the infusion of stock proceeds.

     Loss provisions established by the Association have not had a significant impact on earnings over the past five and one-quarter fiscal years, which has been supported by the maintenance of favorable credit quality measures. In fact, during the past two and one-quarter fiscal years, no loan loss provisions have been established by the Association. However, due to a recent increase in the Association's non-performing loan balance, it may become necessary for Bridgeport Savings to establish additional loss provisions. As of March 31, 1997, the Association maintained valuation allowances of $143,000, equal to 0.57 percent of net loans receivable and 66.8 percent of non-performing assets.
Exhibit I-6 sets forth the Association's loan loss allowance activity during the past three and one-quarter fiscal years.

     The one time assessment to recapitalize the SAIF has been the only significant non-recurring item to impact the Association's earnings in recent years. Bridgeport Savings' assessment was $190,000, equaling 0.55 percent of average assets for the twelve months ended March 31, 1997. Gains and losses resulting from the sale of investments and loans were not a factor in the Association's earnings over the past five and one-quarter fiscal years. Similarly, with the exception of fiscal 1994, gains and losses realized from the sale of real estate did not impact Bridgeport Savings' earnings. In fiscal 1994, the Association recorded a $32,000 gain on the sale of real estate owned.

Interest Rate Risk Management
-----------------------------

     Bridgeport Savings' balance sheet is liability-sensitive, as the Association's interest-earning assets are primarily funded with deposits that mature or are subject to repricing within one year. Comparatively, a relatively higher concentration of Bridgeport Savings' interest-earning assets mature or reprice in more than one year; particularly, with respect to the Association's portfolio of 1-4 family loans. As of March 31, 1997, of the total loans due after one year from March 31, 1997, fixed rate loans comprised 83.9 percent of those loans (see Exhibit I-7).

RP Financial, LC.
Page 1.11

     Bridgeport Savings pursues management of interest rate risk from both the asset and liability sides of the balance, with the intent of maintaining a certain degree of interest rate risk that will provide for enhanced profitability during periods of low and declining interest rates. Strategies implemented by the Association to support control of interest rate risk on the asset side include emphasizing the origination of short-term fixed rate loans (primarily 15-year terms) and maintaining relatively high levels of liquidity and short-term investments. On the liability side, management of interest rate risk is largely pursued through maintaining a high concentration of deposits in transaction and savings accounts, which tend to be lower costing and less interest-rate sensitive than CDs.

     The short-term repricing mismatch between the Association's interest-rate sensitive assets and liabilities indicates that net interest income will be somewhat inconsistent in various interest rate environments, with declining and low interest rate environments being more beneficial to Bridgeport Savings' net interest margin. Comparatively, the Association's net interest margin is adversely impacted by rising and higher interest rates, as highlighted by the recent narrowing of Bridgeport Savings' yield-cost spread. However, given the Association's current IEA/IBL ratio of 115.3 percent, which will become stronger following the infusion of conversion proceeds, Bridgeport Savings has the capacity to take on a certain degree of interest rate risk and sustain positive, although lower, core earnings during periods of moderately rising interest rates.

Lending Activities and Strategy
-------------------------------

     The Association's lending activities have concentrated on the origination and retention of 1-4 family permanent mortgage loans (see Exhibits I-8 and I-9, which reflect loan composition and lending activity, respectively). As of March 31, 1997, 1-4 family permanent mortgage loans accounted for $20.7 million or
82.0 percent of Bridgeport Savings' total loan portfolio. The Association second and third largest category of loans were consumer and commercial real estate/multi-family loans, which totaled $3.8 million, or 15.0 percent, and $466,000, or 1.8 percent, of gross loans outstanding, respectively, at March 31, 1997. The balance of the loan portfolio was comprised of construction, land and commercial business loans. Exhibit I-10 provides the contractual maturity of the Association's loan portfolio, by loan type, as of March 31, 1997.

     Bridgeport Savings' originates both fixed rate and adjustable rate 1-4 family loans, retaining all originations for portfolio. To enhance the interest-rate sensitivity of the loan portfolio, 15-year fixed rate loans are currently being emphasized by the Association. Various ARM loan products are offered by Bridgeport Savings, and currently consist of loans with 1, 2, 3, and 5 year repricing periods. ARM loans are indexed to the quarterly National Average Cost of Funds to SAIF Insured Institutions. The repricing adjustment is set at the time of origination, with typical repricing adjustments providing for a 2.0 percent cap for each repricing period

RP Financial, LC.
Page 1.12

and a 5.0 percent lifetime cap. ARM loans are typically priced at rates that are comparable to the Association's fixed rate loans. The origination of ARM loans has not been an active lending market for the Association, with substantially all 1-4 family loan demand currently consisting of fixed rate originations. Bridgeport Savings offers fixed rate 1-4 family loans with terms of up to 25 years, although most originations currently have terms of 15 years or less. A loan-to-value ratio of 80.0 percent or less is generally required for all 1-4 family loan originations.

     To supplement the origination of 1-4 family loans, Bridgeport Savings purchases a limited amount of 1-4 family loan participations from time-to-time. Loan participations are purchased from other Ohio-based institutions, and consist of fixed rate loans which meet the Association's internal underwriting standards. Typically, Bridgeport Savings purchases a 90.0 percent participating interest in the loans, with the seller retaining a 10.0 percent interest and the servicing on the loans. Loan participation purchases are expected to be a limited source of loans for the Association going forward.

     On a limited basis, the Association originates construction loans to finance the construction of 1-4 family residences. As of March 31, 1997, Bridgeport Savings' construction loan balance totaled $124,00, or 0.5 percent of the total loan portfolio. The construction loan balance represented a loan in process due to the halt of construction. The Association's construction lending activities consist of loans to finance the construction of pre-sold single-family houses, which are extended as a construction/permanent loan. Construction/permanent loans require payment of interest only during the construction period and are originated under the same terms as 1-4 family permanent mortgage loans.

     Land loans serve as a complement to the Association's 1-4 family lending activities, as they consist of single-family lot loans extended to individuals for building their primary residence. As of March 31, 1997, the Association's land loan balance amounted to $79,000 or 0.3 percent of the loan balance. Terms of land loans offered by the Association generally require a LTV ratio of 75.0 percent or less and are three year balloon loans priced at a higher rate than the comparable 1-4 family loan rate. Both construction and land lending are expected to remain as minor areas of lending diversification for the Association.

     Commercial real estate and multi-family loans held by the Association are collateralized by properties in its normal lending territory. In recent year years, Bridgeport Savings has been largely inactive in originating commercial real estate and multi-family loans. Commercial real estate and multi-family loans are generally extended up to a LTV ratio of 80.0 percent and are originated as either adjustable or fixed rate loans. Consistent with the higher credit risk associated with commercial real estate and multi-family loans, loan rates offered on those loans are at a premium to the Association's 1-4 family loan rates. Properties securing the commercial real estate and multi-family loan portfolio include a church and a used car lot. Commercial real

RP Financial, LC.
Page 1.13

estate and multi-family lending are expected to remain as minor areas of lending diversification for the Association.

     Diversification into non-mortgage lending has consisted substantially of consumer loans. Direct auto loans comprise the largest concentration of consumer loan portfolio ($1.8 million as of March 31, 1997), and are extended up to 6-year terms and a maximum LTV ratio of 90.0 percent for new cars. The balance of the consumer loan portfolio consists of loans secured by deposits and miscellaneous other closed end loans, including home equity loans. Home equity loans are offered as fixed rate loans with terms of up to 10 years and a maximum LTV ratio of 80.0 percent of the combined balance of the home equity loan and the first lien. Consumer lending is a desire growth area for the Association, with such growth expected to be primarily realized in the types of consumer loans currently offered by Bridgeport Savings.

     Other non-mortgage loans held by the Association consist of a nominal amount of commercial business loans ($101,000 as of March 31, 1997), which are secured loans extended to local businesses. Commercial business lending is currently not an active lending area for the Association and, thus, commercial business loans are expected to remain as a very minor area of lending diversification for Bridgeport Savings.

     Exhibit I-9, which shows the Association's loan originations over the past three and one-quarter fiscal years, highlights Bridgeport Savings' lending emphasis on 1-4 family permanent mortgage loans and consumer loans. During the past three and one-quarter fiscal years, originations of 1-4 family permanent mortgage loans and consumer loans accounted for $7.0 million, or 44.9 percent, and $6.5 million, or 41.6 percent, of total loans originated, respectively. Construction loan originations constituted the largest component of the Association's remaining lending activities over the past three and one-quarter fiscal years ($1.3 million or 8.6 percent of total originations), although no construction loans have been originated by the Association during the past one and one-quarter fiscal years. Positive loan growth was recorded during fiscal years 1994 and 1995, respectively, which was followed by loan portfolio shrinkage during fiscal 1996. The net decline in the fiscal 1996 loan balance largely resulted from a decline in 1-4 family loan originations and an increase in loan repayments. Slightly positive loan growth was recorded for the first quarter of fiscal 1997, which was supported by increased originations of both 1-4 family permanent mortgage loans and consumer loans. Bridgeport Savings' lending strategy going forward is expected to remain fairly consistent with recent historical trends, and, thus, the origination of 1-4 family permanent mortgage loans and consumer loans are expected to remain as the Association's most prominent lending activities.

RP Financial, LC.
Page 1.14

Asset Quality
-------------

     The Association's historical 1-4 family lending emphasis has generally supported favorable credit quality measures. Over the past five and one-quarter fiscal years, Bridgeport Savings' non-performing assets-to-assets ratio has ranged from a low of 0.02 percent at fiscal year ends 1994 and 1995 to a high of
0.62 percent at March 31, 1997. The recent increase exhibited in the Association's non-performing assets ratio may be in part attributable to the prolonged strike that has been occurring at Wheeling Pittsburgh Steel, which is a major employer in the Association's local market area. Non-performing assets held by the Association at March 31, 1997 consisted of $200,000 of non-accruing loans and $14,000 of real estate owned. As shown in Exhibit I-11, the concentration of the Association's non-performing loans consist of 1-4 family permanent mortgage loans.

     The Association reviews and classifies assets on a monthly basis, and determines the adequacy of loan loss provisions accordingly. At March 31, 1997, the Association had $96,000 of loans classified as doubtful, and no loans classified as substandard or loss. The Association maintained valuation allowances of $143,000 at March 31, 1997, equal to 0.57 percent of net loans receivable and 66.8 percent of non-performing assets.

Funding Composition and Strategy
--------------------------------

     Deposits have consistently been the Association's primary source of funds, and at March 31, 1997 deposits constituted 100 percent of Bridgeport Savings' interest-bearing liabilities. Exhibit I-12 sets forth the Association's historical deposit composition and Exhibit I-13 provides the interest rate and maturity composition of the CD portfolio at March 31, 1997. The Association's deposit composition has consistently reflected a relatively high concentration of lower costing savings and transaction accounts, with such deposits accounting for 48.6 percent of Bridgeport Savings' total deposits at March 31, 1997. Over the past two and one-quarter fiscal years, the Association's deposit composition has shifted towards an increase in CDs. In comparison to the 48.6 percent ratio maintained at March 31, 1997, transaction and savings accounts comprised 51.3 percent of Bridgeport Savings' total deposits at December 31, 1995. The shift in deposit composition resulted from both a decline in savings and transaction accounts and an increase in CDs. Overall, the Association's total balance of deposits has declined slightly over the past two and one-quarter fiscal years.

     As with most thrifts today, the concentration of the Association's CDs have short-term maturities. As of March 31, 1997, the CD portfolio totaled $15.1 million, with 76.5 percent of those CDs having maturities of one year or less. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $5.1 million, or 33.7 percent of Bridgeport Savings' total CDs at March 31, 1997. Bridgeport Savings generally does not pay premium rates for higher balance CDs. The Association does not utilize brokered CDs and typically offers CD rates that are priced in the middle of the range of rates offered by its local competitors.

RP Financial, LC.
Page 1.15

     Bridgeport Savings generally does not use borrowings as a funding source and the Association maintained no borrowings at March 31, 1997. Bridgeport Savings' deposit growth, internal funding and conversion proceeds are expected to be adequate enough to fund the substantial portion of the Association's lending and investment activities for the intermediate-term. If borrowings are needed, the Association has ample borrowing capacity with the FHLB of Cincinnati. The Association is expected to borrow from the Holding Company to finance the purchase of ESOP shares.

Subsidiary
----------

     At March 31, 1997, the Association had one wholly-owned subsidiary, Trailway Financial, Inc. ("Trailway"). Trailway was formed to acquire stock in Intrieve Inc., the Association's data processing servicing company. The Association's investment in its subsidiary totaled $20,000 at March 31, 1997. Under current regulations, the Association is no longer required to hold the Intrieve, Inc. stock in a separate subsidiary and has decided to dissolve Trailway.

Legal Proceedings
-----------------

     The Association is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Association.

RP Financial, LC.
Page 2.1

                                 II. MARKET AREA

Introduction
------------

     Bridgeport Savings conducts operations out of its main office in Bridgeport, Ohio, which includes a full service branch facility, and a full service branch in Shadyside, Ohio. Both offices are located in Belmont County, Ohio, which borders the state line and is located across the Ohio River from Wheeling, West Virginia. The primary market area for Bridgeport Savings is considered to be Belmont County, supplemented by additional business generated in the nearby surrounding counties of Ohio and Marshall, both of which are located in West Virginia. Exhibit II-1 provides information on the Association's office facilities.

     A community-oriented institution, Bridgeport Savings has conducted business in Belmont County for over 100 years since it was established in 1893. In this regard, the Association has developed strong ties to the local community and benefits from a loyal customer base. However, as part of the Wheeling MSA, Bridgeport Savings faces notable competition from a number of community-oriented financial institutions, as well regional banks and credit unions. The market area is somewhat rural in nature, with coal mining and heavy industry historically serving as the basis of the local economy. Demographic trends in Bridgeport Savings' primary market area have been negatively impacted by the decline of those industries, thereby limiting the attractiveness of the market area in terms of providing growth opportunities for the Association.

     Future growth opportunities for Bridgeport Savings depend in part on national economic factors, the future growth in the market area, which has been measured by indicators such as demographic growth trends, the health and stability of the regional and local economy, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined to help determine the growth potential that exists for the Association, and the relative economic health of the Association's market area.

Market Area Demographics
------------------------

     Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the Association's market area (see Table 2.1). In the 1990s, the Association's market area has exhibited less favorable growth characteristics than the comparative growth rates of Ohio and the U.S. Belmont County's population declined slightly from 1990 to 1996, versus comparative increases posted by Ohio and the U.S. The decline in Belmont County's population reflects the flight of younger and middle-aged residents to more attractive economic areas, resulting in an aging population in Belmont County. The median age of Belmont

RP Financial, LC.
Page 2.2

                                    Table 2.1
                     Bridgeport Savings and Loan Association
                            Summary Demographic Data



                                                           Year
                                 ------------------------------------------------        Growth Rate      Growth Rate
POPULATION (000)                            1990            1996            2001           1990-96         1996-2001
----------------                            ----            ----            ----           -------         ---------
UNITED STATES                            248,710         265,295         278,802              1.1%            1.0%
OHIO                                      10,847          11,200          11,483              0.5%            0.5%
BELMONT COUNTY                                71              70              70             -0.2%           -0.2%

HOUSEHOLDS (000)
----------------

UNITED STATES                             91,947          98,239         103,293              1.1%            1.0%
OHIO                                       4,088           4,229           4,337              0.6%            0.5%
BELMONT COUNTY                                28              28              28             -0.2%           -0.2%

MEDIAN HOUSEHOLD INCOME ($)
---------------------------

UNITED STATES                            $29,199         $34,530         $33,189              2.8%           -0.8%
OHIO                                      29,276          32,102          29,751              1.5%           -1.5%
BELMONT COUNTY                            24,469          21,703          18,708             -2.0%           -2.9%

PER CAPITA INCOME - ($)
-------------------------

UNITED STATES                            $13,179         $16,405            ----              4.5%          N/A
OHIO                                      12,788          15,376            ----              3.8%          N/A
BELMONT COUNTY                            11,145          10,976            ----             -0.3%          N/A

1996 AGE DISTRIBUTION(%)                0-14 Years     15-24 Years     25-44 Years    45-64 Years       65+ Year       Median  Age
------------------------                ----------     -----------     -----------    -----------       ---------      -----------

UNITED STATES                               22.0            13.7            31.6           19.9            22.8            34.3
OHIO                                        21.9            13.9            30.1           20.4            13.6            35.0
BELMONT COUNTY                              21.7            13.6            25.6           22.9            16.1            38.1

                                       Less Than        $15,000 to     $25,000 to     $50,000 to     $100,000 to
1996 HH INCOME DIST.(%)                  $15,000          25,000         $50,000       $100,000        $150,000        $150,000+
-----------------------                  -------          ------         -------       --------        --------        ---------

UNITED STATES                               19.7            15.6            34.0           24.4             4.3             2.1
OHIO                                        18.7            18.4            37.2           21.3             3.2             1.2
BELMONT COUNTY                              24.4            22.6            36.6           14.2             1.5             0.7


Source: CACI.

RP Financial, LC.
Page 2.3

County residents was 38.1 years in 1996, versus comparative U.S. and Ohio measures of 34.3 years and 35.0 years, respectively. Growth in households mirrored the population growth rates, further evidencing the less favorable growth characteristics associated with Belmont County. Belmont County's less favorable demographic trends can be largely attributed to the decline of the coal industry, triggered by the implementation of stricter environmental regulations and utilization of cleaner-burning sources of energy, such as natural gas and petroleum-based fuels, that have gradually been replacing coal as an energy source. Over the next five years, population and household growth trends are projected to remain slightly negative in the Association's primary market area. Comparatively, Ohio and the U.S. are projected to sustain positive growth in population and households over the next five years, with their projected growth rates being slightly less than recent historical trends.

     Median household and per capita income measures for Belmont County were well below the Ohio and U.S. comparative measures in 1996. In general, the lower than average income levels in the market area reflect the market area's somewhat rural nature and largely blue collar workforce. The growth rates of median household and per capita income in Belmont County from 1990 to 1996 were slightly negative, versus slightly positive comparative growth rates exhibited by Ohio and the U.S. The declining income measures for Belmont County highlight that the local economy has been going through a downturn, which has led to declines in population and households. Consistent with the U.S. and Ohio, household income is projected to decline in Belmont County over the next five years. A slightly steeper decline is projected for Belmont County's household income compared to the U.S. and Ohio, with Belmont County's median household income in the year 2001 projected to be significantly lower than the 1990 median. In summary, the demographic characteristics of Belmont County are not considered to be highly conducive for loan or deposit growth, and, thus, Bridgeport Savings' growth will be somewhat contingent upon gaining market share or expanding into markets that offer more favorable growth opportunities.

National Economic Factors
-------------------------

     Over the past year, national economic growth has been mixed. In early-April 1996 inflation concerns became more prominent as the result of a stronger than expected March 1996 employment report; however, other economic indicators suggested that the pace of economic growth was moderate and inflation was under control. Inflation concerns were further heightened in late-April, as the result of higher oil and commodity prices; although, wages, which account for most of the inflation measures, did not signal that inflation was heating up. Unemployment data for both May and June suggested a strong pace of economic growth, with the stronger than expected job growth pushing interest rates higher. However, other economic measures, such as consumer and producer prices, reflected a more modest pace of economic growth.

RP Financial, LC.
Page 2.4


     The third quarter of 1996 started with a continuation of second quarter trends, although mid-July Congressional testimony by the Federal Reserve Chairman hinted of expectations that the economy would taper off slightly in the second half of 1996. However, much of the economic data released during July and August continued to indicate a fairly robust pace of economic growth. Such economic data included a stronger than expected increase in July durable goods orders, the consumer confidence index hitting a six year high and a decline in the August unemployment rate. Comparatively, for the balance of the third quarter, economic data, such as a decline in August durable goods orders and smaller than expected increases in August retail sales and consumer prices, suggested that the economy was cooling off. A slight increase in the September unemployment rate further signaled a slowing economy.

     Economic data released at the beginning of the fourth quarter generally confirmed that the national economy was slowing. October 1996 unemployment remained at 5.2 percent, although the number of new jobs being added to the economy was lower compared to job growth recorded during the late-spring and the summer. Third quarter GDP growth fell to a 2.2 percent annual rate, versus a comparative 4.7 percent rate in the second quarter. Wage data also indicated that inflation was under control, as wages remained flat for production and nonsupervisory workers in October, despite a $0.50 increase in the minimum wage rate that became effective on October 1, 1996. While the November unemployment rate climbed to 5.4 percent from 5.2 percent in October, inflation concerns were heightened somewhat by an unexpectedly sharp $0.09 jump in average hourly earnings. However, most of the economic data released at the close of 1996, which included jobless claims rising to a five month high in November and a decline in November durable goods orders, suggested that the economy was sluggish and non-inflationary.

     While fourth quarter GDP growth came in at a stronger than expected 4.7 percent annual growth rate (subsequently revised to 3.9 percent), most of the economic data released during the beginning of the first quarter of 1997 indicated a continuation of moderate economic growth. Such measures as a 1.9 percent decline in December durable goods orders and a modest uptick in the January 1997 unemployment rate to 5.4 percent, versus 5.3 percent in December 1996, eased concerns that the economy was overheating. However, the increase in the unemployment rate was attributable to more people entering the job force, as some markets were beginning to experience labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates. Signs of inflation became more notable during March and April, with most economic indicators posting month-to-month increases from January to February. Most notably, during February industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped 9.0 percent. Accelerating economic growth was further indicated by a decline in the March unemployment rate to 5.2

RP Financial, LC.
Page 2.5


percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months.

     Indications of strong economic growth continued into early-May 1997, as first quarter GDP growth was measured at 5.8 percent and the April unemployment rate declined to 4.9 percent. The April unemployment measure was the lowest rate recorded since 1973. Consumer spending was up dramatically in the first quarter as well. However, despite the strong growth measures, inflation data indicated that the economy was not overheating. Prices increased at a modest 2.2 percent annual rate in the first quarter, which was down from 2.6 percent in the fourth quarter of 1996. Inflation concerns were further moderated by the balanced budget agreement reached by the President and Congress in early-May, and April economic data which generally indicated a slowing pace of economic growth. The April economic data reflected falling retail sales and producer prices, while factory production declined for the first time in more than a year. At the end of May, low unemployment and a favorable job market provided for a 27-year high in the Consumer Confidence index for May. The labor market showed signs of further tightening in early-June, as indicated by the May unemployment rate declining to 4.8 percent of the work force - the lowest level since November 1973.

     Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. Generally improving economic conditions and indications that the Federal Reserve would not cut interest rates further, started an upward trend in interest rates during the first quarter of 1996. Interest rates continued to edge higher during the second quarter of 1996, as the 30-year U.S. Government bond yield climbed above 7.0 percent following the stronger than expected May job growth reported in early-June. In early-July, the release of a strong June employment report had a more severe effect on bond prices, as the large drop in unemployment provided for one of the largest one day declines in bond prices with the yield on the 30-year benchmark bond increasing from 6.93 percent to 7.18 percent. After trending lower for a brief period during early- and mid-August, interest rates moved higher in late-August and early-September as inflation concerns were raised by the stronger than expected economic growth.

     The Federal Reserve's decision not to raise interest rates at its September and October 1996 meetings, along with economic data providing indications of a cooling economy, translated into a declining interest rate environment during late-September and through most of October. Interest rates continued to edge lower through November, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of U.S. Treasury notes caused bond prices to slide in mid-December, despite economic data which continued to indicate mild inflation. Interest rates were somewhat trendless at the close of 1996, as the Federal Reserve elected not to change interest rates at its December meeting.

RP Financial, LC.
Page 2.6


     With few inflationary signs, interest rates held steady at the beginning of 1997, which was followed by a mild easing in interest rates during the first half of February. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its early-February meeting spurred the downward trend in interest rates. However, interest rates edged higher in late-February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March. The Federal Reserve increased short-term interest rates by 0.25 percent in late-March, which was followed by a sharp sell-off in the bond market. For the first time in six months, the rate on the 30-year benchmark bond moved above 7.0 percent in late-March.

     Inflation concerns pushed interest rates higher during the first half of April, which was followed by a slight decline in interest rates on rumors of a national budget accord. News of the budget agreement and favorable inflation data sustained the rally in bond prices through early-May. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused the 30-year bond yield to briefly edge above 7.0 percent in late-May, which was followed by a mild rally in bond prices on expectations of slowing economic growth. Despite inflation concerns sparked by the May unemployment data, bond prices surged higher on the day the unemployment data was released. As of June 6, 1997, one- and thirty-year U.S. Government bonds were yielding 5.68 percent and 6.77 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through June 6, 1997.

Local Economy
-------------

     As part of the Wheeling MSA, Belmont County's economy is heavily influenced by economic activity in the Wheeling Metropolitan area. Wheeling's economy has historically been based in coal mining, steel manufacturing and the manufacture of other products such as chemicals and aluminum. Coal is the most abundant natural resource available in Belmont County and Belmont County has historically led the State of Ohio in coal production. The general decline that has been experienced in the coal mining and steel-related industries has had a ripple effect on the regional economy, providing for fewer employment opportunities overall. Further depressing the local economy has been the strike of steel workers at Wheeling Pittsburgh Steel, which has negatively affected the local economy since mid-September 1996. As the result of the prolonged strike, the Association has recently began to experience an increase in 1-4 family delinquencies. Table 2.2 provides a listing of the major employers in the Wheeling metropolitan area.

RP Financial, LC.
Page 2.7

                                    Table 2.2
                     Bridgeport Savings and Loan Association
                Major Employers in the Wheeling Metropolitan Area

     Employer                                  Location           Employment
     --------                                  --------           ----------
     Wheeling Hospital                       Wheeling, WV           1,700
     Consolidation Coal                      Moundsville, WV        1,514
     Bayer Corporation                       New Martinsville, WV   1,470
     Kroger Food & Drug                      St. Clairsville, OH    1,400
     Wheeling Park Commission (in-season)    Wheeling, WV           1,000
     Ohio Valley Medical Center              Wheeling, WV             954
     PPG Industries                          New Martinsville, WV     810
     Ohio County Public School System        Wheeling, WV             800
     Marshall County Public School System    Moundsville, WV          750
     Wheeling Pittsburgh Steel               Martins Ferry, OH        650

     Source:  Wheeling Area Chamber of Commerce.

     Industry employment data for Belmont County indicates a decline in manufacturing and mining jobs, with employment growth primarily occurring in lower paying service jobs. Based on 1994 data (the most recent data available), the largest employment sector in Belmont County is the services industry (27.2 percent of total employment) followed by retail trade (26.9 percent of total employment) and the government sector (13.9 percent of total employment). Manufacturing jobs accounted for only 7.0 percent of Belmont County's employment in 1994, and 12.5 percent of total employee earnings.

     Unemployment trends for Belmont County, Ohio and the U.S. are displayed in Table 2.3. The lack of economic growth in Belmont County is further evidenced by its relatively high unemployment rate, which was well above the comparative U.S. and Ohio measures. Going forward, it is not anticipated that there will be any dramatic near term changes in Belmont County's unemployment measure, as indicated by recent historical trends.

RP Financial, LC.
Page 2.8

                                    Table 2.3
                     Bridgeport Savings and Loan Association
                             Unemployment Trends(1)

                            March 1996      March 1997
          Region           Unemployment    Unemployment
          ------           ------------    ------------
          United States         5.8%            5.5%
          Ohio                  5.5             5.2
          Belmont County        8.0            10.5

     (1) Unemployment rates have not been seasonally adjusted.

     Source: U.S. Bureau of Labor Statistics.


Competition
-----------

     Competition among financial institutions in the Association's market is fierce. As larger institutions compete for market share to achieve economies of scale, the market environment for Bridgeport Savings' products and services is expected to become increasingly competitive in the future. Smaller institutions such as Bridgeport Savings will be forced either to compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

     Bridgeport Savings' retail deposit base is closely tied to the economic fortunes of Belmont County, where both of the Association's branches are maintained. Table 2.4 displays deposit market trends for Belmont County, with additional data presented for the State of Ohio. The data indicates that deposit growth in the Association's primary market area was slightly positive and less than the Ohio deposit growth rate. Belmont County's deposit growth was the result of growth in commercial bank deposits, which was partially offset by a decline in thrift deposits and, to a lesser extent, a decline in credit union deposits. The decline in thrift deposits was largely attributable to the trend of consolidation, in which commercial banks have sought to expand market share through acquiring thrifts.

     Bridgeport Savings' deposit balance exhibited little change from June 30, 1994 through June 30, 1996, which served to preserve its market share of Belmont County deposits at 3.1 percent. As a percent of thrift deposits, the Association's market share of Belmont County deposits increased from 8.4 percent at June 30, 1994 to 12.2 percent at June 30, 1996.

     Future deposit growth may potentially be enhanced by the conversion, as the additional capital will improve Bridgeport Savings' competitive position and leverage capacity. The Association should also continue

RP Financial, LC.
Page 2.9



            --------------------------------------------------------
                                    Table 2.4
                     Bridgeport Savings and Loan Association
                                 Deposit Summary
            --------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------

                                                            As of June 30,
                             --------------------------------------------------------------------------
                                          1994                                    1996
                             ----------------------------------   -------------------------------------    Deposit
                                            Market   Number of                    Market     No. of      Growth Rate
                             Deposits        Share    Branches      Deposits       Share     Branches     1994-1996
                             --------        -----    --------      --------       -----     --------     ---------
                                                     (Dollars In Thousands)                                  (%)
A. Deposit Summary
------------------
   State of Ohio             $135,360,615    100.0%   3,954       $145,735,626     100.0%     4,307          3.8%
       Commercial Banks        92,563,754     68.4%   3,028        105,326,951      72.3%     2,984          6.7%
       Credit Unions            8,102,445      6.0%      NA          8,458,828       5.8%       563          2.2%
       Savings and Loans       34,694,416     25.6%     926         31,949,847      21.9%       760         -4.0%

    Belmont County               $946,321    100.0%      40           $965,226     100.0%        37          1.0%
      Commercial Banks            586,135     61.9%      29            712,709      73.8%        28         10.3%
      Credit Unions                 8,281      0.9%      NA              7,785       0.8%         2         -3.0%
      Savings and Loans           351,905     37.2%      11            244,732      25.4%         7        -16.6%
        Bridgeport S&LA (1)        29,727      8.4%       2             29,746      12.2%         2          0.0%
        Bridgeport S&LA (2)                    3.1%                                  3.1%



 (1) Percent of S&L deposits.
 (2) Percent of total deposits.


 Source: FDIC; OTS.


-----------------------------------------------------------------------------------------------------------------------

RP Financial, LC.
Page 2.10

to benefit from its favorable image as a locally-owned and community-oriented institution. At the same time, the economic and demographic trends of the primary market area may negatively impact deposit growth opportunities for the Association. To augment the growth that is possible internally, Bridgeport Savings may seek opportunities to expand the Association's growth potential through acquiring branches or another financial institution in nearby markets. However, at this time, the Association has no definite plans to acquire additional branches or other financial institutions.

RP Financial, LC.
Page 3.1

                            III. PEER GROUP ANALYSIS

     reflective This chapter presents an analysis of Bridgeport Savings' operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of Bridgeport Savings is provided by these institutions. Factors affecting the Association's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Bridgeport Savings and the Peer Group, will then be used as a basis for the pro forma valuation of Bridgeport Savings' to-be-issued common stock.

Selection of Peer Group
-----------------------

We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history.

     From the universe of publicly-traded thrifts, we selected eleven institutions with characteristics similar to those of Bridgeport Savings. In the selection process, one "screen" was applied to the universe of all publicly-traded thrifts:

     o SCREEN #1. OHIO AND WEST VIRGINIA INSTITUTIONS WITH ASSETS OF LESS THAN $300 MILLION, EQUITY-TO-ASSETS RATIOS OF GREATER THAN 8.0 PERCENT, POSITIVE CORE EARNINGS BETWEEN 0.50 PERCENT AND 1.50 PERCENT OF AVERAGE ASSETS, AND NON-PERFORMING ASSETS-TO-ASSETS RATIOS OF LESS THAN 2.0 PERCENT. Fifteen companies met the criteria for Screen #1 (Exhibit III-2), and eleven were included in the Peer Group. All eleven of the companies are based in Ohio: ASB Financial Corp., Community Investors Bancorp, Enterprise Federal Bancorp, FFD Financial Corp., First Franklin Corp., Glenway Financial Corp., Harvest Home Financial Corp., London Financial Corp., Milton Federal Financial Corp., OHSL Financial Corp. and Wood Bancorp. All four of the companies excluded from the Peer Group were recent conversions:
          Advance Financial Bancorp of West Virginia (conversion completed January 1997), Delphos Citizens Bancorp of Ohio (conversion completed November 1996), Home City Financial Corp. of Ohio (conversion completed December 1996), and Market Financial Corp. of Ohio (conversion completed March 1997).

RP Financial, LC.
Page 3.2

     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-3 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and Bridgeport Savings, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Association and, thus, will provide a good basis for the valuation. The following sections present a comparison of Bridgeport Savings' financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

     A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Bridgeport Savings, is detailed below.

o ASB Financial Corp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, strong capital position, high concentration of cash and investments comprising interest-earning assets, and similar funding composition.

o Community Investors Bancorp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, small asset size, similar interest-earning asset mix, strong net interest margin, similar core earnings strength, high concentration of 1-4 family permanent mortgage loans comprising MBS and loan portfolio, and comparable credit quality measures.

o Enterprise Federal Bancorp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, strong capital position, and favorable credit quality measures.

o FFD Financial Corp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, strong capital position, small asset size, similar core earnings strength, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o First Franklin Corp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, similar funding composition, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and similar credit quality measures.

o Glenway Financial Corp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o Harvest Home Fin. Corp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, small asset size, strong capital position, high concentration of cash and investments comprising interest-earning assets, similar concentration of 1-4 family permanent mortgage loans comprising the loan and MBS portfolio, and favorable credit quality measures.

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                       Table 3.1
                                         Peer Group of Publicly-Traded Thrifts
                                                   June 11, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)


 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     281        6   06-30   11/90  24.75     28
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     246 D      5   09-30   10/94  19.00     38
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     230        4   12-31   02/93  23.75     29
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     226        7   12-31   01/88  19.87     23
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     179        2   09-30   10/94  14.12     33
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     163        6   06-30   08/93  16.00     24
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     109        1   06-30   04/95  11.75     20
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      97        3   06-30   02/95  19.00     12
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85        1   06-30   04/96  13.75     20
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      84 D      3   09-30   10/94  10.50     10
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  15.00      8


     NOTES: (1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 06/11/97

RP Financial, LC.
Page 3.4

o London Financial Corp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, small asset size, strong capital position, similar concentration of loans comprising interest-earnings assets, comparable funding composition, similar core earnings strength, strong net interest margin, high concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and similar credit quality measures.

o Milton Federal Financial Corp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, strong capital position, high concentration of cash and investments comprising interest-earning assets, similar concentration of 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

o OHSL Financial Corp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, similar concentration of loans comprising interest-earning assets, and favorable credit quality measures.

o Wood Bancorp. of OH. Selected due to Ohio market area, traditional thrift operating strategy, strong capital position, strong net interest margin, similar level of operating expenses, similar concentration of 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.

     In aggregate, the Peer Group is more highly capitalized than the industry average (13.98 percent of assets versus 12.85 percent for the all SAIF average), generates a comparable return on average assets (0.86 percent core ROAA versus
0.84 percent for the all SAIF average), and generates a lower return on equity (5.98 percent core ROE versus 7.35 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio and core P/E multiple were below and above the respective comparable SAIF averages.

                                                           As of June 6, 1997
                                                           ------------------
                                                           Peer        All SAIF
                                                           Group       Insured
                                                           -----       --------
     Equity-to-Assets                                      13.98%       12.85%
     Core Return on Assets ("ROA")                          0.86         0.84
     Core Return on Equity ("ROE")                          5.98         7.35

     Price-to-Book Ratio ("P/B")                          110.42%      128.40%
     Core Price-to-Earnings Multiple ("P/E")               18.91x       17.72x
     Price-to-Assets Ratio ("P/A")                         15.25%       15.64%

     Source:  Table 4.4 - Chapter IV Valuation Analysis.

     Ideally, the Peer Group companies would be comparable to Bridgeport Savings in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such

RP Financial, LC.
Page 3.5


companies. However, in general, the companies selected for the Peer Group were fairly comparable to Bridgeport Savings, as will be highlighted in the following comparative analysis.

Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for Bridgeport Savings and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Association's and the Peer Group's ratios reflect balances as of March 31, 1997. Bridgeport Savings' net worth base of 14.1 percent approximated the Peer Group's average net worth ratio of 14.0 percent. Accordingly, with the consummation of the conversion and infusion of the net conversion proceeds, the Association's pro forma equity-to-assets ratio will be well above the Peer Group's ratio. All of Bridgeport Savings' capital consisted of tangible capital, while two of the Peer Group companies maintained nominal balances of goodwill. Bridgeport Savings' higher pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. However, at the same time, the Association's high pro forma capitalization will likely result in a relatively low return on equity for an extended period of time. Both the Association's and the Peer Group's capital ratios reflected significant capital surpluses with respect to the regulatory capital requirements, with the Association's ratios currently indicating slightly greater capital surpluses.

     The interest-earning asset compositions for the Association and the Peer Group were somewhat similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for both Bridgeport Savings and the Peer Group. Bridgeport Savings' combined level of loans and mortgage-backed securities was lower than the Peer Group's ratio (75.1 percent versus 79.7 percent for the Peer Group), with the Association's higher concentration of loans being more than offset by the Peer Group's higher concentration of mortgage-backed securities. Comparatively, Bridgeport Saving' cash and investments-to-assets ratio was higher than the comparable ratio for the Peer Group (23.0 percent versus 18.0 percent for the Peer Group). Overall, Bridgeport Savings' interest-earning assets amounted to 98.1 percent of assets, which was similar to the comparative Peer Group ratio of 97.7 percent.

     Bridgeport Savings' funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition. The Association's deposits equaled 85.1 percent of assets, which was higher than the Peer Group average of
74.1 percent. Deposits accounted for all of Bridgeport Savings' interest-bearing liabilities, while the Peer Group posted a borrowings-to-assets ratios of 11.0 percent. Accordingly, the Association was considered to have slightly greater borrowing capacity than the Peer Group, although both Bridgeport Savings and the Peer Group were considered to have ample borrowing capacities. Total interest-

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                              As of March 31, 1997



                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Bridgeport Savings and Loan
---------------------------
  March 31, 1997                          23.0   72.4    2.7     85.1      0.0     0.0     14.1      0.0    14.1       0.0

SAIF-Insured Thrifts                      17.9   66.7   11.6     71.7     14.3     0.2     12.5      0.2    12.2       0.0
State of OH                               16.5   72.6    8.0     73.2     11.6     0.2     14.0      0.2    13.8       0.1
Comparable Group Average                  18.0   69.2   10.5     74.1     11.0     0.0     14.0      0.0    14.0       0.0
  Mid-West Companies                      18.0   69.2   10.5     74.1     11.0     0.0     14.0      0.0    14.0       0.0


Comparable Group
----------------

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH           23.4   64.8    8.4     79.8      2.2     0.0     15.7      0.0    15.7       0.0
CIBI  Community Inv. Bancorp of OH        20.6   76.1    2.0     73.9     14.0     0.0     11.5      0.0    11.5       0.0
EFBI  Enterprise Fed. Bancorp of OH(1)    13.5   65.6   18.8     58.1     28.4     0.0     12.7      0.0    12.7       0.0
FFDF  FFD Financial Corp. of OH           15.2   62.2   21.0     64.1     10.1     0.0     24.7      0.0    24.7       0.0
FFHS  First Franklin Corp. of OH          13.9   67.6   16.8     87.9      2.8     0.0      8.8      0.1     8.8       0.0
GFCO  Glenway Financial Corp. of OH        6.7   82.8    6.5     81.0      8.1     0.0      9.6      0.1     9.4       0.0
HHFC  Harvest Home Fin. Corp. of OH(1)    32.5   51.1   14.3     69.0     17.9     0.0     12.4      0.0    12.4       0.0
LONF  London Financial Corp. of OH        12.3   76.3    9.9     77.3      2.1     0.0     19.9      0.0    19.9       0.0
MFFC  Milton Fed. Fin. Corp. of OH        23.4   63.9    9.8     76.0      8.8     0.0     14.7      0.0    14.7       0.0
OHSL  OHSL Financial Corp. of OH          21.7   71.1    5.1     75.6     12.3     0.0     11.0      0.0    11.0       0.0
FFWD  Wood Bancorp of OH                  15.0   80.4    2.8     72.1     14.4     0.0     12.7      0.0    12.7       0.0

                                               Balance Sheet Annual Growth Rates                          Regulatory Capital
                                       ------------------------------------------------------------    -------------------------
                                              Cash and   Loans           Borrows.   Net    Tng Net
                                      Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                      ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
Bridgeport Savings and Loan
---------------------------
  March 31, 1997                         0.02    14.81    -3.58     -0.51     0.00    5.25    5.25        14.07  14.07    29.77

SAIF-Insured Thrifts                    12.81     3.95    13.24      7.60    23.45   -1.59   -2.09        10.86  10.91    22.90
State of OH                             12.74     1.42    15.72      4.70    43.29    0.40    1.05        11.96  11.73    23.72
Comparable Group Average                 9.30    -3.82    14.62      2.15    45.51   -9.03   -9.00        11.23  10.95    22.10
  Mid-West Companies                     9.30    -3.82    14.62      2.15    45.51   -9.03   -9.00        11.23  10.95    22.10


Comparable Group
----------------

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH         -2.06   -13.82     1.65      5.56    68.38  -33.23  -33.23        12.15  12.15    27.02
CIBI  Community Inv. Bancorp of OH      13.59     7.33    15.51      0.65       NM   -5.46   -5.46        10.40  10.40    20.60
EFBI  Enterprise Fed. Bancorp of OH(    18.64   -34.04    35.41      7.23    75.00   -3.55   -3.46        11.40  11.40    21.30
FFDF  FFD Financial Corp. of OH         11.98   -39.04    34.68    -18.53       NM      NM      NM        15.80  15.80    34.10
FFHS  First Franklin Corp. of OH         4.68     4.68     4.91      6.20   -13.47   -2.89   -3.57         6.38   6.38    14.72
GFCO  Glenway Financial Corp. of OH      2.53   -10.04     3.20      2.65    15.87    1.34    2.19           NM   8.50    13.70
HHFC  Harvest Home Fin. Corp. of OH(    18.98     9.87    23.97      2.00       NM  -20.70  -20.70           NM     NM       NM
LONF  London Financial Corp. of OH       1.03   -42.35    13.16      0.28       NM   -3.79   -3.79        15.50  15.50    29.70
MFFC  Milton Fed. Fin. Corp. of OH       4.11     1.68     4.33      8.37    39.85  -23.20  -23.20        12.20  12.20    26.30
OHSL  OHSL Financial Corp. of OH        11.85    79.19     1.94      6.62    87.44   -0.60   -0.60         8.92   8.92    18.74
FFWD  Wood Bancorp of OH                17.02    -5.52    22.01      2.58       NM    1.80    1.80         8.29   8.29    14.77

(1) Financial information is for the quarter ending December 31, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7

bearing liabilities as a percent of assets equaled 85.1 percent for both the Association and the Peer Group, reflecting the comparability of their respective equity-to-assets ratios.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Association's IEA/IBL ratio is comparable to the Peer Group's ratio, based on respective ratios of 115.3 percent and 114.8 percent. The additional capital realized from stock proceeds should serve to provide Bridgeport Savings with a more significant IEA/IBL ratio advantage over the Peer Group, as the interest free capital realized in Bridgeport Savings' stock offering will be deployed into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Bridgeport Savings' growth rates are based on annualized growth for the fifteen months ended March 31, 1997, while the Peer Group's growth rates are based on annual growth for the twelve months ended March 31, 1997. Nominal asset growth was recorded by the Association, which was significantly less than the Peer Group's asset growth rate of 9.3 percent. The approximately flat asset balance maintained by Bridgeport Savings was the result of shrinkage in loans and mortgage-backed securities being offset by growth in cash and investments. Comparatively, the Peer Group posted a 14.6 growth rate in loans and mortgage-backed securities, which was partially negated by a slight decline in cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Association's measures.

     Retained earnings funded the Association's modest asset growth, as well as a slight decline in deposits. The Peer Group's asset growth was funded by deposits and borrowings, with the Peer Group's lower balance of borrowings exhibiting a significantly higher growth rate. In fact, the Peer Group's borrowings growth rate shown in Table 3.2 is somewhat understated, as it does not include the borrowings growth rates of the Peer Group companies which recorded a more than 100 percent increase in borrowings during the twelve month period. For the period shown in Table 3.2, all five of the Peer Group companies with "NMs" indicated as borrowing growth rates in Table 3.2 posted borrowing growth rates in excess of 100 percent.

     Capital growth rates posted by the Association and the Peer Group equaled positive 5.3 percent and negative 9.0 percent, respectively. Bridgeport Savings' capital growth rate was realized through the retention of earnings. Comparatively, dividend payments and stock repurchases, as well as possible SFAS 115 adjustments, were factors that more than offset the Peer Group's positive earnings. Following the increase in capital realized from conversion proceeds, the Association's capital growth rate will be depressed by its higher pro forma capital position, as well as by possible dividend payments and stock repurchase programs.

RP Financial, LC.
Page 3.8

Income And Expense Components
-----------------------------

     Bridgeport Savings and the Peer Group reported net income to average assets ratios of positive 0.59 percent and positive 0.58 percent, respectively (see Table 3.3), based on earnings for the twelve months ended March 31, 1997. Both the Association's and the Peer Group's earnings were depressed by the one time assessment to recapitalize the SAIF. With the exception of the SAIF assessment, the Association's and the Peer Group's earnings were fairly representative of their core earnings. In terms of core earnings measures, the Association maintained both a higher net interest margin and a higher level of operating expenses than the comparative Peer Group ratios, while non-interest operating income was a limited contributor to both the Association's and the Peer Group's earnings.

     The Association's stronger net interest margin resulted from a lower interest expense ratio, which was partially offset by the Peer Group's higher interest income ratio. As highlighted in the yield-cost section of Table 3.3, the Peer Group's higher interest income ratio was realized through earning a slightly higher yield on interest-earning assets, reflecting the higher yielding composition of the Peer Group's interest-earning assets (higher concentration of loans and MBS and lower concentration of cash and investments). Likewise, Bridgeport Savings' lower interest expense ratio was realized through maintaining a lower cost of funds, which was attributable to the Association's absence of borrowings and maintenance of a relatively high concentration of deposits in lower costing savings and transaction accounts. Following the infusion of conversion proceeds, the Association's interest expense ratio should also benefit from decline in the level of interest-bearing liabilities being utilized to fund assets. Overall, Bridgeport Savings and the Peer Group reported net interest income to average assets ratios of 3.85 percent and 3.31 percent, respectively.

     In another key area of core earnings strength, the Association and the Peer Group reported operating expense to average assets ratios of 2.53 percent and
2.10 percent, respectively. It should be noted that the one time SAIF assessment expense has been reflected as a non-operating item for both the Association and the Peer Group companies. Accordingly, the operating expense ratios posted by the Association and the Peer Group were considered to be representative of their recurring operating expenses. Bridgeport Savings' higher operating expense ratio can in part be explained by the relatively high number of employees maintained for its asset size, as indicated by assets per full time equivalent employee measures of $2.7 million and $4.5 million for the Association and the Peer Group, respectively. The Association's lower ratio is largely attributable to maintaining two full service branch offices, which is relatively high number of offices for Bridgeport Savings' asset size. Assets per branch equaled $17.3 million for the Association, versus a comparative measure of $44.6 million for the Peer Group. The absence of asset growth has also served to place upward pressure on Bridgeport Savings' operating expense ratio in recent years.

RP FINANCIAL, LC.

-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.3

        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1997


                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
Bridgeport Savings and Loan
---------------------------
  March 31, 1997                             0.59    7.19    3.34   3.85   0.00    3.85    0.00   0.00    0.12     0.12

SAIF-Insured Thrifts                         0.63    7.36    4.10   3.26   0.14    3.12    0.12   0.01    0.28     0.42
State of OH                                  0.70    7.47    4.13   3.34   0.05    3.28    0.05   0.00    0.21     0.26
Comparable Group Average                     0.58    7.42    4.11   3.31   0.05    3.26    0.01  -0.01    0.14     0.13
  Mid-West Companies                         0.58    7.42    4.11   3.31   0.05    3.26    0.01  -0.01    0.14     0.13


Comparable Group
----------------

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH              0.61    7.49    4.09   3.40   0.02    3.38    0.00   0.02    0.20     0.22
CIBI  Community Inv. Bancorp of OH           0.67    7.73    4.18   3.54   0.15    3.39    0.00  -0.13    0.12    -0.01
EFBI  Enterprise Fed. Bancorp of OH(1)       0.68    7.40    4.41   3.00   0.05    2.94    0.00   0.00    0.05     0.05
FFDF  FFD Financial Corp. of OH              0.77    6.84    3.54   3.30   0.00    3.30    0.00   0.00    0.06     0.06
FFHS  First Franklin Corp. of OH             0.14    7.23    4.49   2.74   0.04    2.70    0.05   0.00    0.12     0.17
GFCO  Glenway Financial Corp. of OH          0.38    7.40    4.32   3.08   0.07    3.02    0.00   0.00    0.24     0.25
HHFC  Harvest Home Fin. Corp. of OH(1)       0.21    7.02    4.07   2.95   0.00    2.95    0.00   0.00    0.08     0.08
LONF  London Financial Corp. of OH           0.74    7.54    3.82   3.71   0.00    3.71    0.00   0.00    0.17     0.17
MFFC  Milton Fed. Fin. Corp. of OH           0.53    7.37    4.15   3.23   0.09    3.14    0.01   0.00    0.12     0.13
OHSL  OHSL Financial Corp. of OH             0.60    7.66    4.39   3.27   0.01    3.26    0.00   0.00    0.14     0.14
FFWD  Wood Bancorp of OH                     1.00    7.98    3.79   4.19   0.08    4.11    0.00   0.00    0.22     0.22


                                          G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                        ----------------   --------------     -------------------------
                                                                                                              MEMO:     MEMO:
                                           G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                         Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                         ------- -------   ------- -------     --------- -------- ------ ----------  --------
Bridgeport Savings and Loan
---------------------------
  March 31, 1997                           2.53    0.00      -0.55   0.00        7.51      3.97     3.54     2,659      33.33

SAIF-Insured Thrifts                       2.21    0.02      -0.34   0.00        7.39      4.64     2.75     9,248      35.93
State of OH                                2.11    0.02      -0.36   0.00        7.29      4.64     2.66     4,075      35.04
Comparable Group Average                   2.10    0.01      -0.43   0.00        7.59      4.91     2.68     4,546      33.73
  Mid-West Companies                       2.10    0.01      -0.43   0.00        7.59      4.91     2.68     4,546      33.73


Comparable Group
----------------

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH            2.28    0.00      -0.40   0.00        7.71      5.22     2.49     4,757      33.92
CIBI  Community Inv. Bancorp of OH         1.88    0.00      -0.50   0.00        7.83      4.80     3.03        NM      33.12
EFBI  Enterprise Fed. Bancorp of OH(1)     1.87    0.01      -0.10   0.00        7.55      5.22     2.34     6,659      32.83
FFDF  FFD Financial Corp. of OH            1.75    0.00      -0.45   0.00        6.95      4.64     2.31        NM      33.54
FFHS  First Franklin Corp. of OH           1.92    0.02      -0.71   0.00        7.38      4.97     2.40     4,814      32.84
GFCO  Glenway Financial Corp. of OH        2.12    0.08      -0.47   0.00        7.70      4.86     2.85     4,320      37.20
HHFC  Harvest Home Fin. Corp. of OH(1)     2.28    0.00      -0.49   0.00        7.17      4.86     2.31        NM      31.79
LONF  London Financial Corp. of OH         2.31    0.00      -0.52   0.00        7.66      4.88     2.78        NM      30.23
MFFC  Milton Fed. Fin. Corp. of OH         2.17    0.00      -0.30   0.00        7.57      5.06     2.51     3,575      33.90
OHSL  OHSL Financial Corp. of OH           2.08    0.00      -0.40   0.00        7.84      5.03     2.81     3,895      34.95
FFWD  Wood Bancorp of OH                   2.39    0.00      -0.35   0.00        8.11      4.42     3.70     3,802      36.75


(1) Financial information is for the quarter ending December 31, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.10

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest margin divided by the operating expense ratio), Bridgeport Savings' earnings strength was similar to the Peer Group's. Expense coverage ratios posted by Bridgeport Savings and the Peer Group equaled 1.52x and 1.57x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

     Sources of non-interest operating income made minor contributions to the Association's and the Peer Group's earnings, with such income amounting to 0.12 percent and 0.13 percent of Bridgeport Savings' and the Peer Group's average assets, respectively. The modest amount of the Association's and the Peer Group's earnings realized from non-interest operating income is consistent with their traditional thrift operating strategies, which typically provides for limited diversification into services that generate non-interest operating income. Real estate operations were not a material factor in either Bridgeport Savings' or the Peer Group's non-interest operating income, which was indicative of their favorable credit quality measures and, in particular, their limited holdings of real estate owned.

     Loan loss provisions established by the Association and the Peer Group were also reflective of favorable credit quality measures and low risk operating strategies, as Bridgeport Savings did not establish any loan loss provisions during the period and loan loss provisions established by the Peer Group amounted to 0.05 percent of average assets. Net gains were negative for both the Association and the Peer Group, with such losses amounting to 0.55 percent and
0.43 percent of average assets, respectively. The net loss recorded by the Association was solely attributable to the special SAIF assessment. Due to the lower level of deposits maintained by the Peer Group companies on average (74.1 percent of assets versus 85.1 percent for the Association), the special SAIF assessment had less of an impact on the Peer Group's earnings as a percent of average assets. Gains realized from the sale of loans and investments may have also contributed to the lower net loss posted by the Peer Group. Gains and losses resulting from the sale of loans and investments are generally viewed as being non-recurring in nature, given that they are highly dependent upon interest rate movements and typically do not represent a core earnings activity for a thrift. Similarly, the special SAIF assessment is also viewed as a non-recurring item. Accordingly, the Association's and the Peer Group's net losses will be discounted in evaluating the relative strengths and weaknesses of their respective earnings. Extraordinary items were not a factor in either the Association's or the Peer Group's earnings.

     Overall, net of the SAIF assessment expense, the Association's and the Peer Group's reported earnings were fairly representative of their core earnings.

RP Financial, LC.
Page 3.11

Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of Bridgeport Savings and the Peer Group. An emphasis on low risk residential lending was apparent in both the Association's and the Peer Group's loan compositions, with 1-4 family permanent mortgage loans and mortgage-backed securities accounting for 82.6 percent of both the Association's and the Peer Group's loan and MBS portfolios. The equal ratios were the result of the Association's higher concentration of 1-4 family loans being offset by the Peer Group's higher concentration of mortgage-backed securities. Bridgeport Savings' philosophy of retaining all loan originations for portfolio translated into a zero balance of loans serviced for others, versus a comparative balance of $15.7 million for the Peer Group. Four of the Peer Group companies with loans serviced for others portfolios maintained a modest amount of servicing intangibles.

     As indicated by the similar percentage of 1-4 family loans and mortgage-backed securities maintained by Bridgeport Savings and the Peer Group, the degree of lending diversification exhibited by the Association and the Peer Group was also comparable. Bridgeport Savings' lending diversification consisted substantially of consumer loans (14.5 percent of loans and MBS), followed by commercial real estate and multi-family loans (1.8 percent of loans and MBS). Comparatively, the Peer Group's primary area of lending diversification consisted of commercial real estate and multi-family loans (10.4 percent of loans and MBS), followed by construction and land loans (4.9 percent of loans and MBS) and commercial business loans (4.0 percent of loans and MBS). Commercial business and construction loans represented very minor areas of lending diversification for Bridgeport Savings, while the Peer Group's diversification into consumer loans was very limited. The comparable degree of diversification into higher risk types of lending provided for similar risk weighted assets-to-assets ratios of 48.5 percent and 47.4 percent for Bridgeport Savings and the Peer Group, respectively. Overall, both the Association's and the Peer Group's risk weighted assets ratios were indicative of relatively low risk operating strategies, as both ratios were lower than the SAIF-insured average of 51.0 percent.

Interest Rate Risk
------------------

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Association versus the Peer Group companies. In terms of balance sheet composition, Bridgeport Savings' interest rate risk characteristics were considered to be similar to the Peer Group's, as indicated by the comparability of their equity-to-assets ratios and IEA/IBL ratios. Likewise, the Association and the Peer Group maintained comparable levels of non-interest earning assets, indicating similar earnings capacities that can be realized from the yield- cost spread. On a pro forma basis, the infusion of stock proceeds should serve

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                              As of March 31, 1997



                                             Portfolio Composition as a Percent of MBS and Loans
                                       ---------------------------------------------------------
                                                   1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced      Servicing
Institution                              MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others     Assets
-----------                            ------    ------    ------    ------    ------    --------  ------    ----------     ------
                                         (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)     ($000)
Bridgeport Savings and Loan               3.59     79.02      0.78      1.78      0.39     14.45     48.54            0          0


SAIF-Insured Thrifts                     15.13     61.71      5.55     11.64      6.52      1.68     51.04      340,525      2,490
State of OH                              10.25     67.32      7.40     12.19      5.59      1.02     51.81      192,563      1,268
Comparable Group Average                 12.06     70.50      4.91     10.43      3.97      0.93     47.36       15,729         25


Comparable Group
----------------


ASBP  ASB Financial Corp. of OH          12.68     60.02      1.83     15.47      8.70      3.03     46.19            0          0
CIBI  Community Inv. Bancorp of OH        3.02     81.36      0.51      6.47      9.47      1.17     52.80            0          0
EFBI  Enterprise Fed. Bancorp of OH(1)   15.39     59.90     10.40     16.17      3.60      0.58     56.41            0          0
FFDF  FFD Financial Corp. of OH          23.02     72.12      2.41      3.43      0.84      0.00     42.97            0          0
FFHS  First Franklin Corp. of OH         21.49     62.81      4.83     10.65      2.24      0.00     44.26       54,055         66
GFCO  Glenway Financial Corp. of OH       9.28     74.59      4.06     11.71      0.35      0.00     62.90       61,949          0
HHFC  Harvest Home Fin. Corp. of OH(1)   12.69     77.59      0.00      9.90      0.00      0.00     12.41            0          0
LONF  London Financial Corp. of OH       12.94     69.79      8.24     11.50      2.21      0.61     51.65            0          0
MFFC  Milton Fed. Fin. Corp. of OH       11.69     78.68      7.02      5.52      1.70      0.00     46.34       10,243        114
OHSL  OHSL Financial Corp. of OH          6.50     61.03      9.30     20.75      5.39      0.97     47.69       23,416         26
FFWD  Wood Bancorp of OH                  3.92     77.57      5.38      3.20      9.17      3.82     57.33       23,351         67


(1) Financial information is for the quarter ending December 31, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.13

                                    Table 3.5
           Bridgeport Savings and Loan Association and the Peer Group
                     Interest Rate Risk Comparative Analysis


                                                           Interest-Earning         Non Interest-
                                                              Assets/               Earning
                                            Equity/        Interest-Bearing         Assets(2)/
                                            Assets         Liabilities(1)           Assets
                                          ------------     --------------           ---------
                                              (%)               (%)                   (%)

Bridgeport Saving(3)                        14.1%             115.3%                  2.4%

Peer Group Average                          14.0%             115.3%                  2.5%

Peer Group(4)
-------------
ASB Financial Corp. of OH                   15.7%             117.8%                  4.4%
Community Inv. Bancorp of OH                11.5%             112.3%                  2.0%
Enterprise Fed. Bancorp of OH               12.7%             113.2%                  2.0%
FFD Financial Corp. of OH                   24.7%             132.6%                  1.7%
First Franklin Corp. of OH                   8.8%             108.4%                  2.2%
Glenway Financial Corp. of OH                9.6%             107.7%                  4.1%
Harvest Home Fin. Corp. of OH               12.4%             112.7%                  2.3%
London Financial Corp. of OH                19.9%             124.1%                  2.3%
Milton Fed. Fin. Corp. of OH                14.7%             114.5%                  3.0%
OHSL Financial Corp. of OH                  11.0%             111.4%                  2.0%
Wood Bancorp of OH                          12.7%             113.5%                  1.8%

                                          Net Interest Income Analysis
                                          ----------------------------


                                          Change              Change             Change      Change
                 During                   in Assoc.'s      in Peer Group's       in 1 Year   in 30 Year
              Quarter Ended               Net Int. Inc.(5) Net Int. Inc.(5)      T-Bill      T-Bond
              -------------               ---------------- ----------------      ------      ------
                                                             (Basis Points)

                 3/31/96                     17                  0                  24          71
                 6/30/96                     -9                 20                  30          20
                 9/30/96                     -5                -16                   1           5
                12/31/96                     -4                  1                 -20         -28
                 3/31/97                      2                 -9                  51          46


(1)   Interest-earning assets includes cash; interest-bearing liabilities includes non-interest bearing deposits but excludes escrows.
(2)   Comprised of REO, non-accruing loans, and other non interest-earning assets.
(3)   Bridgeport Savings' data is as of March 31, 1997.
(4)   Peer Group data is as of March 31, 1997 or most recent date available.
(5)   Calculated as quarterly change in net interest income as a percent of average assets, annualized.

Source:  SNL Securities.

RP Financial, LC.
Page 3.14

to provide the Association with a comparative advantage over the Peer Group's balance sheet characteristics, particularly in terms of increasing Bridgeport Savings' equity-to-assets ratio and IEA/IBL ratio.

     To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Bridgeport Savings and the Peer Group. In general, the relative fluctuations in both the Association's and the Peer Group's net interest income to average assets ratios were considered to be fairly limited and, thus, neither Bridgeport Savings or the Peer Group were viewed as having significant interest rate risk exposure in their respective net interest margins. The stability of the Association's net interest margin should be enhanced by the infusion of stock proceeds, as interest-rate sensitive liabilities will be funding a lower portion of Bridgeport Savings' assets.

Credit Risk
-----------

     Overall, Bridgeport Savings' credit risk exposure appears to be slightly greater than the Peer Group's, as indicated by the modestly higher level of non-performing assets maintained by the Association. As shown in Table 3.6, Bridgeport Savings' ratio of non-performing assets (REO, non-accruing loans, troubled debt restructurings and accruing loans more than 90 days past due) to assets equaled 0.62 percent, versus a comparative ratio of 0.49 percent for the Peer Group. Additionally, Bridgeport Savings' non-performing loans to loans ratio was higher than the Peer Group's ratio (0.80 percent versus 0.52 percent for the Peer Group). Loss reserve ratios further indicated less significant credit risk exposure for the Peer Group, as the Peer Group maintained a higher level of loss reserves as a percent of non-performing assets (103.2 percent versus 66.8 percent for the Association) and non-performing loans (135.5 percent versus 71.5 percent for the Association). However, the Association maintained a slightly higher level of loss reserves as a percent of total loans (0.57 percent versus 0.49 percent for the Peer Group). Net loan charge-offs were not a significant factor in either the Association's or the Peer Group's earnings. Notwithstanding the Peer Group's generally more favorable credit risk measures, the credit risk exposure associated with the Association's credit quality measures was considered to be relatively limited as well.

Summary
-------

     Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Bridgeport Savings. Such general characteristics as asset size,

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                   Table 3.6
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
               As of March 31, 1997 or Most Recent Date Available



                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                  ------    ------    ------    ------    ------    --------  ---------    ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)

Bridgeport Savings and Loan                     0.04      0.62      0.80      0.57     71.50     66.82            0        0.00


SAIF-Insured Thrifts                            0.29      0.78      0.85      0.83    181.45    129.32          272        0.10
State of OH                                     0.07      0.53      0.52      0.60    154.79    105.28          137        0.02
Comparable Group Average                        0.08      0.49      0.52      0.49    135.47    103.15           34        0.01


Comparable Group
----------------


ASBP  ASB Financial Corp. of OH                 0.61      1.58      1.45      1.23     84.76     50.98            0        0.00
CIBI  Community Inv. Bancorp of OH              0.06      0.72      0.86      0.62     71.32     65.53           19        0.10
EFBI  Enterprise Fed. Bancorp of OH(1)          0.00      0.01      0.02      0.28        NA        NA            0        0.00
FFDF  FFD Financial Corp. of OH                 0.00        NA        NA      0.27        NA        NA            1        0.01
FFHS  First Franklin Corp. of OH                0.06      0.62      0.65      0.62     95.70     68.29            1        0.00
GFCO  Glenway Financial Corp. of OH             0.09      0.32      0.09      0.32    370.94     84.04            5        0.01
HHFC  Harvest Home Fin. Corp. of OH(1)          0.00      0.15      0.29      0.26     90.48     90.48            0        0.00
LONF  London Financial Corp. of OH              0.00      0.79      1.03      0.64     62.54     62.54            0        0.00
MFFC  Milton Fed. Fin. Corp. of OH              0.00      0.32      0.27      0.46    172.55     91.83            0        0.00
OHSL  OHSL Financial Corp. of OH                0.00      0.33      0.01      0.31        NA     68.18            5        0.01
FFWD  Wood Bancorp of OH                        0.02      0.10        NA      0.41        NA    346.50          347       -0.04


(1) Financial information is for the quarter ending December 31, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.16

capital position, interest-earning asset composition, funding composition, core earnings measures and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

RP Financial, LC.
Page 4.1

                             IV. VALUATION ANALYSIS

Introduction
------------

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of Bridgeport Savings from the mutual-to-stock form of ownership. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.

Appraisal Guidelines
--------------------

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology provides for: (1) selection of a peer group of comparable publicly-traded institutions, subsequent guidance from the OTS limited eligibility to only seasoned public companies in the peer group; (2) a financial and operational comparison of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation.

     On October 21, 1994, the OTS released written revisions to the appraisal guidelines, which had already been implemented in practice by the OTS. As outlined in the guideline revisions, the basic appraisal methodology to be followed is unchanged from the October 1983 guidelines. The revised guidelines, however, limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

RP Financial Approach to the Valuation
--------------------------------------

     RP Financial's valuation analysis complies with the appraisal guidelines as revised and issued as of October 21, 1994. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, given the significant weight in the valuation process of limiting the new issue discount. The pricing characteristics of recent conversions serve as the best proxy for near-term aftermarket trading activity in newly issued thrift shares, and the pricing characteristics of such recent conversions have been applied to Bridgeport Savings' valuation in order to

RP Financial, L.C.
Page 4.2


evaluate the Association's potential aftermarket trading characteristics. It should be noted that such analysis cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Bridgeport Savings, or Bridgeport Savings' value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the valuation analysis.

Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections focus on differences between the Association and the Peer Group and how those differences affect our pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of Bridgeport Savings coming to market at this time.

RP Financial, LC.
Page 4.3

1.   Financial Condition
     -------------------

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Association's and the Peer Group's financial strengths are noted as follows:

     o OVERALL A/L COMPOSITION. Residential assets, including 1-4 family permanent mortgage loans and MBS, funded by retail deposits were the primary components of both Bridgeport Savings' and the Peer Group's balance sheets. The Association's interest-earning asset composition exhibited higher concentrations of loans and cash and investments, which was offset by the Peer Group's higher concentration of mortgage-backed securities. Diversification into higher risk types of loans was comparable for the Association and the Peer Group. Overall, the Association's and the Peer Group's interest-earning compositions were fairly comparable in terms of yield potential and credit risk exposure, with the Peer Group currently maintaining slight advantages in both areas. Both the Association's and the Peer Group's credit risk exposure were considered to be fairly limited, as indicated by relatively low risk weighted assets-to-assets ratios and generally favorable credit quality measures. There were no material differences in Bridgeport Savings' and the Peer Group's funding compositions, with retail deposits meeting the major portion of their respective funding needs. Borrowings were utilized to a greater degree by the Peer Group, although both the Association and the Peer Group maintained ample borrowing capacities. For valuation purposes, RP Financial concluded no adjustment was warranted for the Association's asset/liability composition.

     o CREDIT QUALITY. Both the Association's and the Peer Group's credit quality measures were indicative of limited credit risk exposure. The Peer Group recorded more favorable credit quality measures than the Association in terms of NPAs to assets (0.49 percent versus 0.62 percent for the Association) and reserves maintained as a percent of NPAs (103.2 percent versus 66.8 percent for the Association). The Association's less favorable credit quality was further indicated by its higher ratio of non-performing loans to loans and lower reserves maintained as percent of non-performing loans. Notwithstanding Bridgeport Savings' less favorable credit quality measures, the Association's measures were also indicative of relatively limited credit exposures and, thus, the Association's credit quality and credit risk warranted only a slight downward adjustment for valuation purposes.

     o BALANCE SHEET LIQUIDITY. The Association operated with a higher balance of cash and investment securities than the Peer Group (23.0 percent of assets versus 18.0 percent for the Peer Group). Bridgeport Savings and the Peer Group were considered to have ample borrowing capacities, as Bridgeport Savings did not maintain any borrowings and the Peer Group's borrowings amounted to 11.0 percent of assets. Overall, the Association's current balance sheet liquidity is considered to be more favorable than the Peer Group's, with the infusion of conversion proceeds expected to further increase Bridgeport Savings' balance sheet liquidity as the proceeds will likely be initially deployed into short-term investments. However, at the same time, the Peer Group maintains significant balance sheet liquidity as well and, thus, RP Financial concluded that a slight upward adjustment was warranted for the Association's balance sheet liquidity.

     o FUNDING LIABILITIES. Retail deposits served as the primary interest-bearing source of funds for the Association and the Peer Group, with borrowings being utilized to a slightly greater degree by the Peer Group. Bridgeport Savings' absence of borrowings was favorable in terms

RP Financial, L.C.
Page 4.4

          of providing for lower funding costs and greater future borrowing capacity. For purposes of the valuation, RP Financial concluded that Bridgeport Savings' funding composition warranted a slight upward adjustment.

     o CAPITAL. The Association operates with a similar pre-conversion capital ratio as the Peer Group, 14.1 percent and 14.0 percent of assets, respectively. Accordingly, Bridgeport Savings will maintain a higher level of capital than the Peer Group following the infusion of stock proceeds, providing the Association with greater leverage potential. At the same time, the Association's more significant capital surplus will likely result in a depressed ROE for an extended period of time. Overall, RP Financial concluded that no valuation adjustment is warranted for the Association's capital position.

     On balance, the characteristics of the Association's and the Peer Group's financial conditions were not materially different in most respects for valuation purposes. Bridgeport Savings' balance sheet liquidity and funding composition represented positive valuation considerations, which was viewed as being somewhat offset by the Peer Group's more favorable credit quality measures. Overall, we concluded that no valuation adjustment was warranted for the Association's financial strength.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Bridgeport Savings and the Peer Group were generally reflective of traditional thrift operating strategies, with net interest income and operating expenses being the major determinants of their respective earnings. The specific factors considered in the valuation include:

     o REPORTED EARNINGS. The Association and the Peer Group recorded comparable earnings on a ROAA basis (0.59 percent of average assets versus 0.58 percent for the Peer Group). Both the Association's and the Peer Group's reported earnings were depressed by the one time assessment to recapitalize the SAIF, which, in light of the Association's higher deposits-to-assets ratio, had a slightly larger impact on Bridgeport Savings' earnings. Absent the SAIF assessment expense, Bridgeport Savings' and the Peer Group's reported earnings were substantially representative of their core earnings. Core earnings posted by the Association and the Peer Group were indicative of a traditional thrift operating strategy, in which net interest income and operating expenses were the two dominant components of earnings, and only a minor earnings contribution was realized from non-interest operating income. Overall, no adjustment was warranted for this factor.

     o CORE EARNINGS. Net of the SAIF assessment, both the Association's and the Peer Group's earnings were derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Association operated with a stronger net interest margin, a higher operating expense ratio and a similar level of non- interest operating income. The Association's stronger net interest margin and higher level of operating expenses translated into a slightly lower expense coverage ratio (1.52x versus 1.57x

RP Financial, L.C.
Page 4.5


          for the Peer Group). Loss provisions had a slightly larger impact on the Peer Group's earnings, although the Association's credit quality measures were slightly less favorable than the Peer Group's. The Association's core earnings will realize the benefit of redeploying conversion proceeds into interest-earning assets, which will be somewhat negated by expenses associated with the stock benefit plans and operating as a publicly-traded company. Accordingly, we concluded that no valuation adjustment was warranted for the Association's core earnings.

     o INTEREST RATE RISK. Exposure to interest rate risk is considered to be somewhat limited for both the Association and the Peer Group, in light of their strong capital positions and resulting favorable IEA/IBL ratios. Following the infusion of stock proceeds, the Association will maintain more favorable equity-to-assets and IEA/IBL ratios than the Peer Group. Likewise, the stability of Bridgeport Savings' net interest margin should be enhanced by the reinvestment of stock proceeds into interest-earning assets. Accordingly, RP Financial concluded that the interest rate risk associated with the Association's earnings was less than the Peer Group's, and a slight upward adjustment was warranted for valuation purposes.

     o CREDIT RISK. Loan loss provisions were a slightly larger factor in the Peer Group's earnings, as no loan loss provisions were established by the Association during the twelve months ended March 31, 1997. In terms of future exposure to credit quality related losses, the Association's and the Peer Group's credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of lending was similar for the Association and the Peer Group, which translated into comparable risk weighted assets-to-assets ratios. Both the Association's and the Peer Group's risk weighted assets-to-assets ratios were below the average for all publicly-traded SAIF-insured thrifts and, thus, indicated low credit risk operating strategies. The most distinguishing characteristics between the Association's and the Peer Group's potential credit risk exposure were the Association's higher level of non-performing assets and lower level of reserves maintained as a percent of non-performing assets and non-performing loans. Accordingly, RP Financial concluded that a slight downward adjustment was warranted for this factor.

     o EARNINGS GROWTH POTENTIAL. Several factors were considered in assessing earnings growth potential. First, the Peer Group's historical growth has been stronger than the Association's, even though Bridgeport Savings currently maintains comparable leverage capacity and higher liquidity than the Peer Group. Second, the infusion of stock proceeds will provide the Association with earnings growth potential advantages, in terms of leverage capacity and availability of liquidity to fund loan growth. Lastly, as shown in
          Exhibit III-4, opportunities for lending growth in the Association's primary market area are considered to be less favorable than in the primary market areas served by the Peer Group companies, as indicated by comparative population growth rates and per capita income measures. On balance, the Association's earnings growth potential was considered to be comparable to the Peer Group's for purposes of this valuation.

     o RETURN ON EQUITY. The Association's return on equity will be lower than the averages for the Peer Group and the thrift industry as a whole, owing to Bridgeport Savings' significant pro forma capitalization that will likely provide an equity-to-assets ratio in excess of 25 percent. In view of the limited capital growth rate that will be imposed by Bridgeport Savings' relatively high equity position, it is expected that the market will consider the Association's stock to be less attractive until the Association can demonstrate its ability to profitably leverage its equity in a prudent manner. Therefore, RP Financial concluded that a moderate downward adjustment was warranted for the Association's ROE.

RP Financial, LC.
Page 4.6

     Overall, Bridgeport Savings' earnings characteristics were considered to be fairly comparable to the Peer Group's, with the most distinguishing factor being the Association's lower pro forma return on equity. Accordingly, RP Financial concluded that a slight downward valuation adjustment was warranted for profitability, growth and viability of the Association's earnings relative to the Peer Group's.

3.   Asset Growth
     ------------

     Bridgeport Savings' asset growth rate was considerably less than the Peer Group's, despite maintaining comparable leverage capacity as the Peer Group. Accordingly, while the Association's pro forma capital position will provide for greater capacity to leverage, it is not viewed as being a material advantage in terms of the Association's future asset growth potential. The Association's greater pro forma leverage capacity is viewed as being more than negated by the limited growth recorded by Bridgeport Savings historically, as well as the less favorable demographic characteristics of the Association's primary market area in terms of providing opportunities for loan and deposit growth. On balance, we believe a slight downward adjustment is warranted for this factor.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Bridgeport Savings' primary market area has been experiencing generally weak demographic trends, which can be attributed to a declining local economy The relatively high level of unemployment and lack of economic growth in the primary market area has served to intensify the competitiveness for deposits and loans, particularly as the primary market area has experienced declines in population and households from 1990 through 1996.

     In general, the Peer Group companies operate in healthier and faster growing market areas than the Association's primary market area (see Exhibit III-4). Population growth and per capita income measures in the primary market areas served by the Peer Group companies were both more favorable than the comparative measures for Belmont County. Likewise, as shown in Table 4.1 below, unemployment rates in the primary market areas served by the Peer Group companies were for the most part well below Belmont County's unemployment rate. Overall, the primary market areas served by the Peer Group companies are considered to be more favorable in terms of supporting potential growth and in terms of limiting credit risk exposure. Therefore, we concluded a moderate downward adjustment was necessary for this factor.

RP Financial, LC.
Page 4.7
                                    Table 4.1
                         Market Area Unemployment Rates
               Bridgeport Savings and the Peer Group Companies (1)

                                                           March 1997
                                          County          Unemployment
                                          ------          ------------
     Bridgeport Savings - OH              Belmont             10.5%

     The Peer Group
     --------------
     ASB Financial Corp. - OH             Scioto              10.7%
     Community Inv. Bancorp -OH           Crawford             7.3
     Enterprise Fed. Bancorp. - OH        Butler               3.8
     FFD Financial Corp. - OH             Tuscarawas           6.3
     First Franklin Corp. - OH            Hamilton             3.6
     Glenway Financial Corp. - OH         Hamilton             3.6
     Harvest Home Fin. Corp. - OH         Hamilton             3.6
     London Financial Corp. - OH          Madison              3.6
     Milton Fed. Fin Corp. - OH           Miami                4.6
     OHSL Financial Corp. - OH            Hamilton             3.6
     Wood Bancorp - OH                    Wood                 3.9

     (1)  Unemployment rates are not seasonally adjusted.


     Source:  U.S. Bureau of Labor Statistics.


5.   Dividends
     ---------

     The Holding Company presently has not established a dividend policy, but will consider instituting a cash dividend policy at some point in the future, based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by the Holding Company in the conversion, investment opportunities available to the Holding Company and the Association, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

     Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and

RP Financial, L.C.
Page 4.8


(3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

     As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All eleven of the institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.60 percent to 5.26 percent. The average dividend yield on the stocks of the Peer Group institutions was 3.02 percent as of June 6, 1997, representing an average earnings payout ratio of 41.80 percent (payout ratio is skewed upwards by the negative earnings impact of the special SAIF assessment). As of June 6, 1997, approximately 83 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.14 percent and an average payout ratio of 42.82 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a slight market pricing premium on average relative to non-dividend paying thrifts.

     The Holding Company will have the capacity to pay a dividend that is comparable to the Peer Group's average dividend yield, based on pro forma profitability and capital. Accordingly, the Holding Company's decision to forego establishing a dividend policy at the time of conversion is not believed to represent a material impact on the attractiveness of its stock, relative to the stocks of the Peer Group companies on average. Accordingly, no adjustment has been applied for this factor.

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $7.7 million to $38.2 million as of June 6, 1997, with an average market value of $22.3 million. The shares outstanding of the Peer Group members ranged from 515,000 to 2.3 million, with average shares outstanding of approximately 1.3 million. The Association's conversion offering will result in a market value and shares outstanding that will be notably less than the Peer Group averages. Accordingly, given the relatively small size of Bridgeport Savings' offering, we anticipate that there will be a less liquid and efficient trading market for the Association's stock. However, the Association's stock is expected to qualify for a NASDAQ listing, which will provide for a certain degree of liquidity in the stock. Overall, we concluded a slight downward adjustment was required for this factor.

RP Financial, LC.
Page 4.9

7.   Marketing of the Issue
     ----------------------

     We believe that three separate markets exists for thrift stocks coming to market such as Bridgeport Savings: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the acquisition market for thrift franchises in Ohio. All three of these markets were considered in the valuation of the Association's to-be-issued stock.

     A.   The Public Market
          -----------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Earnings reports dominated the stock market in mid-April 1996, with day-to-day fluctuations in the market reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable fourth quarter earnings among technology issues pushed the NASDAQ Composite Index to new highs in late-April and early-May, while blue chip stocks lagged the overall market. Stronger than expected first quarter GDP growth reported in early-May stirred major sell-offs in stocks and bonds, resulting in the 30-year bond edging above 7.0 percent and a one day drop in the DJIA of almost 77 points. Inflation concerns receded somewhat following a mid-May report by the Federal Reserve, which indicated that inflation remained in check and near term interest rate increases were not likely. The positive reading on inflation by the Federal Reserve, along with the Federal Reserve's decision to leave interest rates unchanged at its late-May meeting, served to strengthen bond and stock prices, with the DJIA posting new highs in late-May and the 30-year bond dropping below
7.0 percent. However, signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May. Stronger than expected job growth in May further depressed bond prices in early-June, which served to stall the stock market as well.

          Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield moved back below 7.0 percent.

RP Financial, LC.
Page 4.10

The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point one-day decline in the DJIA and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that the economy was slowing down and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

          The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

          The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond

RP Financial, LC.
Page 4.11

approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

          Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid- March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago.

          Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal-funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in high-technology stocks in early-June, while declining interest rates served to stabilize the broader market. On June 6, 1997, the DJIA closed at a record high of 7435.78, translating into an increase of 30.5 percent from a year ago. A sharp drop in bond yields supported the new high established in the DJIA, as investors largely ignored news that the May unemployment rate fell to its lowest level in 24 years.

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. A bullish outlook on the financial institution sector in general served to bolster prices in early-April 1996, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996. However, thrift prices declined following the release of the March employment report, as interest-rate sensitive stocks were pulled lower by the unfavorable interest rate outlook. The downturn was abbreviated by the generally strong first quarter earnings posted by bank and thrift issues, which provided for a mild upward

RP Financial, LC.
Page 4.12

trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early- May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and through mid-June, uncertainty over future interest rate trends provided for a flat thrift stock market.

          The Supreme Court's ruling in favor of thrifts seeking damages for goodwill served to boost thrift prices in the beginning of July 1996, but the upturn was abbreviated by a sharp increase in interest rates. The sharp rise in interest rates, which was prompted by the stronger than expected June unemployment report, pushed interest-rate sensitive issues in general lower. Generally favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August. Thrift stocks settled into a narrow trading range in late-August and early- September, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

          Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was RP Financial, LC. Page 4.24 supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF- insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

          Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahamanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March, with the SNL Index posting a new high of 579.1 on March 11, 1997. Like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond

RP Financial, LC.
Page 4.13

approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early- May, as interest-rate sensitive issues were bolstered by a decline in interest rates. Thrift stocks continued to trend higher through early-June, based on the improved interest-rate outlook. The SNL Index for all publicly-traded thrifts closed at 590.8 on June 6, 1997, an increase of 53.4 percent from one year ago.

     B.   The New Issue Market
          --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. Interest in converting thrift issues receded somewhat in the second quarter of 1996, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. However, interest returned to converting issues during the second half of 1996, as most offerings experienced healthy oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. The favorable market environment for converting thrift issues has generally been sustained during the first two quarters of 1997; however, in comparison to other periods of market strength for thrift stocks, the number of conversion offerings completed during the past three months has been relatively low. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 30.0 percent.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
92.72 percent reflects a discount of 27.8 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 128.40 percent), and the average core P/E ratio of 22.16 times reflects a premium of 25.1 percent from the all SAIF-insured public average core P/E ratio of 17.72 times. The pricing ratios of the better capitalized but lower earning recently converted thrifts (based on return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

    RP FINANCIAL, LC.

                                    TABLE 4.2
                     RECENT CONVERSIONS (LAST THREE MONTHS)
           CONVERSION PRICING CHARACTERISTICS: SORTED CHRONOLOGICALLY



                         Institutional Information        Pre-Conversion Data             Offering      Insider Purchases
                                                    Financial Info. Asset Quality      Information
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     Benefit Plans
                                                                                                     -------------
                                   Conversion              Equity/  NPAs/   Res.  Gross   % of   Exp./     Recog.  Mgmt.
    Institution              State   Date   Ticker  Assets  Assets  Assets  Cov.  Proc.   Mid. Proc.  ESOP  Plans & Dirs.
    -----------              -----   ----   ------  ------  ------  ------  ----  -----   ----------  ----  -------------
                                                      ($Mil   (%)     (%)(2 (%)  ($Mil)   (%)   (%)   (%)    (%)  (%)(3)
---------------------------------------------------------------------------------------------------------------------------
 SFB Bancorp                  TN   05/30/97   SFBK    $47    10.04%   0.80%   82%  $7.7    132%  3.2%  8.0%   4.0%   5.3%
 Rocky Ford Financial         CO   05/22/97   P.Sheet  21    13.92%   0.00%   NA    4.2    132%  8.3%  8.0%   4.0%  23.6%
 HCB Bancshares               AR   05/07/97   HCBB    176     7.81%   0.21%  110%  26.5    132%  2.8%  8.0%   4.0%   4.3%
 Peoples Sidney Fin. Corp.    OH   04/28/97   PSFC     92    10.08%   1.11%   33%  17.9    132%  3.2%  8.0%   4.0%   9.8%
 NewSouth Bancorp(1)          NC   04/08/97   NSBC    199     9.52%   0.41%  299%  43.6    132%  2.9%  8.0%   4.0%   0.8%
 Hemlock Fed. Fin. Corp.      IL   04/02/97   HMLK    146     7.86%   0.44%  117%  20.8    132%  3.1%  8.0%   4.0%   6.0%
 Cumberland Mtn. Bncshrs(8)   KY  *04/01/97 P. Sheet   92     5.14%   1.31%   19%   4.4    132%  8.0%  6.2%   4.0%   4.5%
 GS Financial Corp.           LA  *04/01/97   GSLA     88    28.30%   0.29%  107%  34.4    132%  2.4%  8.0%   4.0%   5.3%
 Market Fin. Corp.            OH   03/27/97   MRKF     46    16.73%   0.99%   11%  13.4    132%  3.5%  8.0%   4.0%   7.8%
 Vermilion Bancorp(1)         IL  *03/26/97 P.Sheet    36     6.63%   0.97%   39%   4.0    132%  7.2%  8.0%   4.0%  16.4%

                                           Averages:  $94    11.60%   0.65%   91% $17.7    132%  4.5%  7.8%   4.0%   8.4%
                                            Medians:   90     9.78%   0.62%   82% $15.6    132%  3.2%  8.0%   4.0%   5.6%

                           Averages, Excluding 2nd S  $95    12.32%   0.58%  100% $19.1    132%  4.1%  8.0%   4.0%   8.8%
                           Medians, Excluding 2nd St  $88    10.04%   0.44%   94% $17.9    132%  3.2%  8.0%   4.0%   6.0%




--------------------------------------------------------------------------------------------------------------------------------
                                            Pro Forma Data                                   Post-IPO Pricing Trends
                                   Pricing Ratios(Fin. Characteristics                       Closing Price:
--------------------------------------------------------------------------------------------------------------------------------
                                                                              First           After            After
                                                                        IPO  Trading    %     First     %      First      %
    Institution               P/TB  P/E(5)  P/A    ROA   TE/A    ROE   Price   Day     Chg.  Week(6)   Chg.   Month(7)   Chg.
    -----------               ----  ------  ---    ---   ----    ---   -----   ---     ----  -------   ----   --------   ----
                              (%)    (x)    (%)    (%)    (%)    (%)    ($)    ($)     (%)     ($)     (%)      ($)      (%)
 SFB Bancorp                   70.1% 13.9   14.5%   1.0%  20.7%   5.1%$10.00  $13.81    38.1% $13.38    33.8%       NA      NA
 Rocky Ford Financial          67.9% 14.6   17.7%   1.2%  26.1%   4.6% 10.00   13.00    30.0%  13.13    31.3%   $13.00    30.0%
 HCB Bancshares                72.9% 34.4   13.3%   0.4%  18.2%   2.1% 10.00   12.63    26.3%  12.69    26.9%    12.88    28.8%
 Peoples Sidney Fin. Corp.     71.0% 13.7   16.5%   1.2%  23.3%   5.2% 10.00   12.56    25.6%  13.25    32.5%    12.88    28.8%
 NewSouth Bancorp(1)           77.8% 20.7   18.5%   0.9%  23.7%   3.8% 15.00   20.25    35.0%  22.00    46.7%    23.50    56.7%
 Hemlock Fed. Fin. Corp.       72.8% 20.3   12.7%   0.6%  17.4%   3.6% 10.00   12.88    28.8%  12.88    28.8%    13.00    30.0%
 Cumberland Mtn. Bncshrs(8)    81.2% 13.8    7.1%   0.5%   8.8%   5.9% 10.00   11.88    18.8%  12.25    22.5%    12.63    26.3%
 GS Financial Corp.            63.4% 25.9   29.4%   1.1%  46.3%   2.4% 10.00   13.38    33.8%  13.63    36.3%    14.00    40.0%
 Market Fin. Corp.             70.6% 20.0   23.4%   1.2%  33.2%   3.5% 10.00   12.94    29.4%  12.50    25.0%    12.63    26.3%
 Vermilion Bancorp(1)          71.0% 18.7   10.1%   0.5%  14.2%   3.8% 10.00   12.38    23.7%  12.25    22.5%    11.75    17.5%

                               71.9% 19.6   16.3%   0.9%  23.2%   4.0%$10.50  $13.57    28.9% $13.79    30.6%   $14.03    31.6%
                               71.0% 19.3   15.5%   1.0%  22.0%   3.8%$10.00  $12.91    29.1% $13.00    30.0%   $12.88    28.8%

                               70.8% 20.2   17.3%   0.9%  24.8%   3.8%$10.56  $13.76    30.1% $13.90    30.8%   $11.11    26.3%
                               71.0% 20.0   16.5%   1.0%  23.3%   3.8% 10.00   12.94    29.4%  13.13    31.3%    12.88    28.8%

    Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.
    (1) Non-OTS regulated thrifts.                                                                                    June 6, 1997
    (2) As reported in summary pages of prospectus.
    (3) As reported in prospectus.
    (4) Does not take into account the adoption of SOP 93-6.
    (5) Excludes impact of special SAIF assessment on earnings
    (6) Latest price if offering less than one week old.
    (7) Latest price if offering more than one week but less than one month old.
    (8) Second-step conversions.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                   TABLE 4.3
                           MARKET PRICING COMPARATIVES
                            PRICES AS OF JUNE 6, 1997




                                                 Market       Per Share Data
                                             Capitalization   --------------
                                             ---------------  Core    Book              Pricing Ratios(3)
                                             Price/   Market  12-Mth  Value/ ---------------------------------------
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                             ------- ------- ------- ------- ------- ------- ------- ------- --------
     Financial Institution
     ---------------------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
     SAIF-Insured Thrifts                     19.97   132.40   1.14   15.56   20.14  128.40   15.64  131.47   17.72
     Converted Last 3 Mths (no MHC)           13.25    26.85   0.50   14.29   24.71   92.72   24.47   93.40   22.16

     Comparable Group
     ----------------

     Converted Last 3 Mths (no MHC)
     ------------------------------
     GSLA  GS Financial Corp. of LA           14.37    49.42   0.29   15.77      NM   91.12   42.23   91.12      NM
     HCBB  HCB Bancshares of AR               12.87    34.04   0.29   13.73      NM   93.74   17.11   97.80      NM
     HMLK  Hemlock Fed. Fin. Corp. of IL      13.00    26.99   0.49   13.74      NM   94.61   16.46   94.61   26.53
     MRKF  Market Fin. Corp. of OH            12.87    17.19   0.50   14.17      NM   90.83   30.15   90.83   25.74
     PSFC  Peoples Sidney Fin. Corp of OH     13.00    23.21   0.73   14.09   23.21   92.26   21.46   92.26   17.81
     SFBK  SFB Bancorp, Inc. of TN            13.37    10.25   0.72   14.26   26.22   93.76   19.41   93.76   18.57






                                                Dividends(4)                Financial Characteristics(6)
                                          ----------------------- -------------------------------------------------------
                                                                                             Reported         Core
                                          Amount/         Payout   Total  Equity/  NPAs/  ---------------- ---------------
                                           Share   Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                           ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
     Financial Institution
     ---------------------
                                             ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
     SAIF-Insured Thrifts                    0.37   1.87   29.08   1,117   12.85    0.78    0.62    5.28    0.84    7.35
     Converted Last 3 Mths (no MHC)          0.05   0.37    6.94     116   26.52    0.67    0.59    2.15    0.88    3.55

     Comparable Group
     ----------------

     Converted Last 3 Mths (no MHC)
     ------------------------------
     GSLA  GS Financial Corp. of LA          0.00   0.00    0.00     117   46.34    0.13    0.85    1.84    0.85    1.84
     HCBB  HCB Bancshares of AR              0.00   0.00    0.00     199   18.25      NA   -0.11   -0.58    0.39    2.11
     HMLK  Hemlock Fed. Fin. Corp. of IL     0.00   0.00    0.00     164   17.39      NA    0.24    1.38    0.62    3.57
     MRKF  Market Fin. Corp. of OH           0.00   0.00    0.00      57   33.20    0.89    0.89    2.68    1.17    3.53
     PSFC  Peoples Sidney Fin. Corp of OH    0.00   0.00    0.00     108   23.26    1.00    0.92    3.97    1.21    5.18
     SFBK  SFB Bancorp, Inc. of TN           0.30   2.24   41.67      53   20.70      NA    0.74    3.58    1.05    5.05




     (1)  Average of High/Low or Bid/Ask price per share.
     (2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
     (3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
     (4) Indicated twelve month dividend, based on last quarterly dividend declared.
     (5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
     (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


     Source: Corporate reports, offering circulars, and RP Financial, LC.
          calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.16

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

     C.   The Acquisition Market
          ----------------------

          Also considered in the valuation was the potential impact on Bridgeport Savings' stock price of recently completed and pending acquisitions of other thrifts operating in Bridgeport Savings' market area. As shown in
Exhibit IV-4, there were 12 Ohio thrifts acquired in 1995, 1996 and year-to-date 1997 and three acquisitions are currently pending. In light of the Association's two office operation in a market area that has been experiencing a decline in population, Bridgeport Savings is not considered to be a highly attractive acquisition candidate and, thus, acquisition speculation is not expected to have a material influence on the Association's initial trading price. However, at the same time, the fairly active acquisition market for Ohio thrifts, may imply a certain degree of acquisition speculation for the Association's stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting Ohio-based companies, which operate in markets that have experienced a comparable or more significant level of acquisition activity as the Association's market area and, thus, are subject to the same type of acquisition speculation that may influence Bridgeport Savings' trading price.

          Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.   Management
     ----------

     Bridgeport Savings' management team has experience and expertise in all of the key areas of the Association's operations. Exhibit IV-5 provides summary resumes of Bridgeport Savings' Board of Directors and executive management. While the Association does not have the resources to develop a great deal of management depth, given its asset size and the impact it would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Association's present management structure as indicated by Bridgeport Savings' solid core earnings and healthy capital position.

RP Financial, LC.
Page 4.17

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing conservative and competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     The Association and the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as they are all SAIF-insured institutions subject to the same one time assessment and their deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings association, Bridgeport Savings will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Association's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Association's value was warranted for this factor.

Summary of Adjustments
----------------------

     Overall, we believe the Association's pro forma market value should be discounted relative to the Peer Group as follows:


     Key Valuation Parameters:                               Valuation Adjustment
     ------------------------                                --------------------
     Financial Condition                                      No Adjustment
     Profitability, Growth and Viability of Earnings          Slight Downward
     Asset Growth                                             Slight Downward
     Primary Market Area                                      Moderate Downward
     Dividends                                                No Adjustment
     Liquidity of the Shares                                  Slight Downward
     Marketing of the Issue                                   No Adjustment
     Management                                               No Adjustment
     Effect of Government Regulations and Regulatory Reform   No Adjustment



Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Bridgeport Savings' to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro

RP Financial, LC.
Page 4.18

forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Bridgeport Savings' prospectus for offering expenses, the effective tax rate, and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 5.68 percent was utilized, equal to the arithmetic average of the Association's average yield on interest-earnings assets and cost of deposits for the three months ended March 31, 1997 (the reinvestment rate calculation specified by OTS conversion guidelines). The 5.68 percent reinvestment rate is believed to be representative of the blended rate reflecting the Association's business plan as converted and incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed emphasis on the following:

     o P/E APPROACH. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Association's and the Peer Group's earnings and overall financial condition, the P/E approach was carefully considered in this valuation.

     o P/B APPROACH. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions which often exhibit P/E multiples that are well above industry averages and, thus, are viewed as a less meaningful indicator of value.

     o P/A APPROACH. P/A ratios are generally a less reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis.

     The Association has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Association's conversion stock is $6,750,000 at the midpoint at this time.

     1. PRICE-TO-EARNINGS ("P/E"). The application of the P/E valuation method requires calculating the Association's pro forma market value by applying a valuation P/E multiple times the pro forma earnings

RP Financial, LC.
Page 4.19

base. Ideally, the pro forma earnings base is composed principally of the Association's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Bridgeport Savings' reported earnings equaled $206,000 for the twelve months ended March 31, 1997. In deriving Bridgeport Savings' core earnings, the only adjustment made to reported earnings was to account for the one time expense of the special SAIF assessment. The special SAIF assessment recorded by the Association amounted to $190,000.
On a tax effected basis, assuming an effective tax rate of 34.0 percent, the elimination of the SAIF assessment resulted in a $125,000 increase to the Association's reported earnings. As shown below, after factoring in the adjustment, Bridgeport Savings' core earnings were determined to equal $331,000 for the twelve months ended March 31, 1997. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

                                                    Amount
                                                    ------
                                                    ($000)

          Net income                                 $206
          Adjustment for SAIF assessment(1)           125
                                                     ----
            Core earnings estimate                   $331

          (1)  Tax effected at 34.0 percent.

     Based on Bridgeport Savings' trailing twelve month earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's pro forma core P/E multiple at the $6,750,000 midpoint value was
15.70 times, resulting in a discount of 17.0 percent from the Peer Group average of 18.91 times core earnings. Such discounts are substantially reduced or eliminated in the upper portion of the range. In comparison to all SAIF-insured and Ohio publicly-traded thrifts, the Association's core P/E ratio reflected discounts of 11.4 percent and 10.8 percent, respectively.

     2. PRICE-TO-BOOK ("P/B"). The application of the P/B valuation method requires calculating the Association's pro forma market value by applying a valuation P/B ratio to Bridgeport Savings' pro forma book value. Based on the $6.750 million midpoint valuation, Bridgeport Savings' pro forma P/B ratio was
64.70 percent. In comparison to the average P/B ratio for the Peer Group of
110.42 percent, Bridgeport Savings' valuation reflected a 41.4 percent discount relative to the Peer Group. RP Financial considered the discount under the P/B approach to be reasonable, in light of the downward adjustments applied to the Association's value for earnings, asset growth, market area, and liquidity of the stock. Additionally, the discounted P/B ratio is also warranted by the Association's low pro forma ROE (4.12 percent, based on core earnings, versus
5.98 percent for the Peer Group) and resulting pro forma P/E multiple.

RP Financial, LC.
Page 4.20
     Given the emphasis in the revised appraisal guidelines on limiting near term aftermarket price increases in the stocks of converting institutions, RP Financial also considered the pro forma P/B ratios of recent conversions in its valuation analysis. It is these companies that provide the best proxy for aftermarket trading for a new issue such as Bridgeport Savings' conversion stock (as newly converted thrifts represent an "alternative investment" to purchasing conversion stock), and it is the pro forma P/B ratio that investors have recently tended to emphasize in evaluating the trading of new issues. At the midpoint value of $6,750,000, Bridgeport Savings' pro forma P/B ratio of
64.70 percent was discounted by approximately 8.6 percent from the 70.8 percent P/B average of the recently completed standard stock conversions at closing (see Table 4.2) and by approximately 30.2 percent from the 92.72 percent P/B average of recent conversions currently in the after-market (see Table 4.3). Bridgeport Savings' lower pro forma pricing is warranted by the smaller size of its offering, resulting in a less liquid stock, and the negative characteristics associated with its primary market area. The Association's pricing in the upper portion of the range approximates the average closing P/B ratio for the recent conversions. As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics has been limited to a technical analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of valuation.

     3. PRICE-TO-ASSETS ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Bridgeport Savings' value equaled 16.82 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 15.25 percent, which implies a 10.3 percent premium is being applied to the Association's pro forma P/A ratio. While generally emphasized less than the P/E and P/B approaches, the P/A ratio is an indicator of franchise value and, thus, was a valuation factor.

Valuation Conclusion
--------------------

     Based on the foregoing, it is our opinion that, as of June 6, 1997, the aggregate pro forma market value of the Association was $6,750,000 at the midpoint, equal to 675,000 shares offered at $10.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $5,737,500 and a maximum of $7,762,500. Based on the $10.00 per share offering price, this valuation range equates to an offering of 573,750 shares at the minimum to 776,250 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which would result in an offering size of $8,926,870, equal to 892,687 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the

RP Financial, LC.
Page 4.21


Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                    TABLE 4.4
                              PUBLIC MARKET PRICING
                 BRIDGEPORT SAVINGS AND LOAN AND THE COMPARABLES
                               AS OF JUNE 6, 1997





                                                 Market      Per Share Data
                                             Capitalization  ---------------             Pricing Ratios(3)
                                             ---------------  Core    Book   ---------------------------------------
                                             Price/   Market  12-Mth  Value/
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                             ------- ------- ------- ------- ------- ------- ------- ------- -------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
     Bridgeport Savings and Loan
     ---------------------------
      Superrange                              10.00     8.93   0.52   13.80   26.28   72.47   21.24   72.47   19.21
      Range Maximum                           10.00     7.76   0.57   14.57   24.17   68.63   18.93   68.63   17.40
      Range Midpoint                          10.00     6.75   0.64   15.46   22.13   64.70   16.82   64.70   15.70
      Range Minimum                           10.00     5.74   0.72   16.66   19.86   60.04   14.61   60.04   13.86

     SAIF-Insured Thrifts(7)
     -----------------------
      Averages                                19.97   132.40   1.14   15.56   20.14  128.40   15.64  131.47   17.72
      Medians                                   ---     ---     ---     ---   20.41  123.11   14.25  125.24   16.85

     All Non-MHC State of OH(7)
     --------------------------
      Averages                                18.78   121.14   1.13   15.03   21.13  126.15   16.81  120.97   17.60
      Medians                                   ---     ---     ---     ---   20.88  113.92   15.67  113.92   15.95

     Comparable Group Averages
     -------------------------
      Averages                                17.04    22.29   0.99   15.47   22.81  110.42   15.25  110.66   18.91
      Medians                                   ---     ---     ---     ---   23.66  113.10   14.61  113.10   18.99

     State of OH
     -----------

     ASBP  ASB Financial Corp. of OH          11.75    20.22   0.57   10.00     NM   117.50   18.48  117.50   20.61
     CAFI  Camco Fin. Corp. of OH             18.50    56.65   1.16   14.95   18.69  123.75   11.99  134.45   15.95
     COFI  Charter One Financial of OH        48.00  2224.27   3.66   20.53   16.67  233.80   15.84     NM    13.11
     CTZN  CitFed Bancorp of Dayton OH        36.75   316.53   2.55   21.59   20.88  170.22   10.78  191.11   14.41
     CIBI  Community Inv. Bancorp of OH       19.00    12.03   1.47   17.73   19.19  107.16   12.34  107.16   12.93
     DCBI  Delphos Citizens Bancorp of OH     14.00    28.55   0.62   14.88   22.58   94.09   26.66   94.09   22.58
     EMLD  Emerald Financial Corp of OH       15.00    75.93   0.96    8.73   20.00  171.82   12.90  174.83   15.63
     EFBI  Enterprise Fed. Bancorp of OH      19.00    38.21   0.82   15.52   25.33  122.42   15.51  122.58   23.17
     FFDF  FFD Financial Corp. of OH          13.75    20.01   0.61   14.50     NM    94.83   23.46   94.83   22.54
     FFYF  FFY Financial Corp. of OH          26.00   112.53   1.72   19.50   21.67  133.33   18.80  133.33   15.12
     FFOH  Fidelity Financial of OH           15.00    83.91   0.64   12.03     NM   124.69   16.35  141.91   23.44
     FDEF  First Defiance Fin.Corp. of OH     14.00   131.92   0.60   12.41     NM   112.81   24.16  112.81   23.33
     FFSW  First Fed Fin. Serv. of OH         34.50   158.29   1.59   14.35   17.16  240.42   14.55     NM    21.70
     FFBZ  First Federal Bancorp of OH        17.50    27.51   1.18    9.34   20.35  187.37   14.35  187.57   14.83
     FFHS  First Franklin Corp. of OH         19.87    23.41   1.15   16.93     NM   117.37   10.35  118.20   17.28
     GFCO  Glenway Financial Corp. of OH      24.75    28.31   1.67   23.46   26.90  105.50   10.08  107.14   14.82
     HHFC  Harvest Home Fin. Corp. of OH      10.50     9.82   0.44   11.12     NM    94.42   11.74   94.42   23.86
     HVFD  Haverfield Corp. of OH(7)          25.50    48.60   1.86   15.04   28.98  169.55   14.23  169.55   13.71
     HCFC  Home City Fin. Corp. of OH         13.25    12.61   0.77   14.77   25.98   89.71   18.48   89.71   17.21
     INBI  Industrial Bancorp of OH           12.75    68.98   0.86   11.41   28.98  111.74   20.66  111.74   14.83
     LONF  London Financial Corp. of OH       15.00     7.73   0.79   14.63   27.78  102.53   20.36  102.53   18.99
     MRKF  Market Fin. Corp. of OH            12.87    17.19   0.50   14.17     NM    90.83   30.15   90.83   25.74
     MFFC  Milton Fed. Fin. Corp. of OH       14.12    32.86   0.55   11.32     NM   124.73   18.38  124.73   25.67
     OHSL  OHSL Financial Corp. of OH         23.75    28.69   1.54   21.00   21.99  113.10   12.48  113.10   15.42








                                                   Dividends(4)                 Financial Characteristics(6)
                                             ----------------------- -------------------------------------------------------
                                                                                                  Reported          Core
                                             Amount/         Payout  Total   Equity/  NPAs/  --------------- ---------------
                                             Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                             ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
                                                ($)     (%)     (%)  ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
     Bridgeport Savings and Loan
     ---------------------------
      Superrange                               0.00    0.00    0.00      42   29.31    0.51    0.81    2.76    1.11    3.77
      Range Maximum                            0.00    0.00    0.00      41   27.58    0.52    0.78    2.84    1.09    3.94
      Range Midpoint                           0.00    0.00    0.00      40   25.99    0.53    0.76    2.92    1.07    4.12
      Range Minimum                            0.00    0.00    0.00      39   24.34    0.55    0.74    3.02    1.05    4.33

     SAIF-Insured Thrifts(7)
     -----------------------
      Averages                                 0.37    1.87   29.08   1,117   12.85    0.78    0.62    5.28    0.84    7.35
      Medians                                   ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

     All Non-MHC State of OH(7)
     --------------------------
      Averages                                 0.42    2.31   31.62     794   14.81    0.53    0.68    5.82    0.96    7.93
      Medians                                   ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

     Comparable Group Averages
     -------------------------
      Averages                                 0.51    3.02   41.80     158   13.98    0.49    0.58    3.88    0.86    5.98

      Medians                                   ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

     State of OH
     -----------

     ASBP  ASB Financial Corp. of OH           0.40    3.40   70.18     109   15.73    1.58    0.60    3.01    0.88    4.40
     CAFI  Camco Fin. Corp. of OH              0.52    2.81   44.83     472    9.69    0.68    0.75    8.54    0.88   10.01
     COFI  Charter One Financial of OH         1.00    2.08   27.32  14,040    6.78    0.32    0.97   14.40    1.23   18.30
     CTZN  CitFed Bancorp of Dayton OH         0.32    0.87   12.55   2,937    6.33    0.45    0.55    8.47    0.79   12.27
     CIBI  Community Inv. Bancorp of OH        0.40    2.11   27.21      97   11.52    0.72    0.67    5.52    1.00    8.19
     DCBI  Delphos Citizens Bancorp of OH      0.00    0.00    0.00     107   28.34    0.10    1.27    6.07    1.27    6.07
     EMLD  Emerald Financial Corp of OH        0.24    1.60   25.00     589    7.51    0.34    0.69    8.89    0.89   11.37
     EFBI  Enterprise Fed. Bancorp of OH       1.00    5.26     NM      246   12.67    0.01    0.68    4.72    0.75    5.16
     FFDF  FFD Financial Corp. of OH           0.30    2.18   49.18      85   24.74     NA     0.78    3.42    1.08    4.74
     FFYF  FFY Financial Corp. of OH           0.70    2.69   40.70     599   14.10    0.72    0.89    5.44    1.27    7.80
     FFOH  Fidelity Financial of OH            0.28    1.87   43.75     513   13.12    0.18    0.63    3.90    1.01    6.24
     FDEF  First Defiance Fin.Corp. of OH      0.32    2.29   53.33     546   21.42    0.45    0.78    3.37    1.06    4.60
     FFSW  First Fed Fin. Serv. of OH          0.44    1.28   27.67   1,088    6.05    0.38    0.87   15.36    0.69   12.15
     FFBZ  First Federal Bancorp of OH         0.24    1.37   20.34     192    7.66    0.58    0.74    9.58    1.01   13.14
     FFHS  First Franklin Corp. of OH          0.32    1.61   27.83     226    8.82    0.62    0.14    1.59    0.62    6.76
     GFCO  Glenway Financial Corp. of OH       0.68    2.75   40.72     281    9.56    0.32    0.38    3.95    0.68    7.17
     HHFC  Harvest Home Fin. Corp. of OH       0.40    3.81     NM       84   12.43    0.15    0.21    1.35    0.54    3.49
     HVFD  Haverfield Corp. of OH(7)           0.56    2.20   30.11     342    8.39    1.00    0.49    5.94    1.03   12.55
     HCFC  Home City Fin. Corp. of OH          0.32    2.42   41.56      68   20.61    0.62    0.78    5.01    1.17    7.57
     INBI  Industrial Bancorp of OH            0.48    3.76   55.81     334   18.49    0.42    0.73    3.87    1.43    7.56
     LONF  London Financial Corp. of OH        0.24    1.60   30.38      38   19.86    0.79    0.74    3.55    1.09    5.19
     MRKF  Market Fin. Corp. of OH             0.00    0.00    0.00      57   33.20    0.89    0.89    2.68    1.17    3.53
     MFFC  Milton Fed. Fin. Corp. of OH        0.60    4.25     NM      179   14.74    0.32    0.53    3.00    0.72    4.13
     OHSL  OHSL Financial Corp. of OH          0.88    3.71   57.14     230   11.04    0.33    0.61    5.15    0.86    7.34

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                    TABLE 4.4
                              PUBLIC MARKET PRICING
                 BRIDGEPORT SAVINGS AND LOAN AND THE COMPARABLES
                               AS OF JUNE 6, 1997



                                                 Market       Per Share Data
                                             Capitalization  ---------------             Pricing Ratios(3)
                                             ---------------  Core    Book   ---------------------------------------
                                             Price/   Market  12-Mth  Value/
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                             ------- ------- ------- ------- ------- ------- ------- ------- -------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
     PVFC  PVF Capital Corp. of OH            18.00    41.81   2.03   10.77   11.69  167.13   11.74  167.13    8.87
     PFFC  Peoples Fin. Corp. of OH           15.63    23.30   0.24   16.18     NM    96.60   25.99   96.60     NM
     PSFC  Peoples Sidney Fin. Corp of OH     13.00    23.21   0.73   14.09   23.21   92.26   21.46   92.26   17.81
     PTRS  Potters Financial Corp of OH       20.25     9.86   1.62   21.38   27.00   94.71    8.43   94.71   12.50
     SFSL  Security First Corp. of OH         21.25   106.31   1.62   11.88   16.60  178.87   16.75  182.09   13.12
     SBCN  Suburban Bancorp. of OH(7)         18.25    26.92   1.07   17.56   25.35  103.93   12.13  103.93   17.06
     WOFC  Western Ohio Fin. Corp. of OH      21.00    48.55   0.69   23.21     NM    90.48   12.14   96.02     NM
     WEHO  Westwood Hmstd Fin Corp of OH      13.25    37.67   0.37   14.15     NM    93.64   28.99   93.64     NM
     WFCO  Winton Financial Corp. of OH       13.00    25.82   1.07   10.49   15.48  123.93    8.83  127.08   12.15
     FFWD  Wood Bancorp of OH                 16.00    23.89   1.26   13.91   15.69  115.03   14.61  115.03   12.70


     Comparable Group
     ----------------

     ASBP  ASB Financial Corp. of OH          11.75    20.22   0.57   10.00     NM   117.50   18.48  117.50   20.61
     CIBI  Community Inv. Bancorp of OH       19.00    12.03   1.47   17.73   19.19  107.16   12.34  107.16   12.93
     EFBI  Enterprise Fed. Bancorp of OH      19.00    38.21   0.82   15.52   25.33  122.42   15.51  122.58   23.17
     FFDF  FFD Financial Corp. of OH          13.75    20.01   0.61   14.50     NM    94.83   23.46   94.83   22.54
     FFHS  First Franklin Corp. of OH         19.87    23.41   1.15   16.93     NM   117.37   10.35  118.20   17.28
     GFCO  Glenway Financial Corp. of OH      24.75    28.31   1.67   23.46   26.90  105.50   10.08  107.14   14.82
     HHFC  Harvest Home Fin. Corp. of OH      10.50     9.82   0.44   11.12     NM    94.42   11.74   94.42   23.86
     LONF  London Financial Corp. of OH       15.00     7.73   0.79   14.63   27.78  102.53   20.36  102.53   18.99
     MFFC  Milton Fed. Fin. Corp. of OH       14.12    32.86   0.55   11.32     NM   124.73   18.38  124.73   25.67
     OHSL  OHSL Financial Corp. of OH         23.75    28.69   1.54   21.00   21.99  113.10   12.48  113.10   15.42
     FFWD  Wood Bancorp of OH                 16.00    23.89   1.26   13.91   15.69  115.03   14.61  115.03   12.70





                                                    Dividends(4)                 Financial Characteristics(6)
                                             ----------------------- -------------------------------------------------------
                                                                                                   Reported          Core
                                              Amount/         Payout  Total   Equity/  NPAs/  --------------- --------------
                                              Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                             ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
                                                 ($)     (%)     (%)  ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
     PVFC  PVF Capital Corp. of OH              0.00    0.00    0.00     356    7.02    1.20    1.05   15.54    1.39   20.48
     PFFC  Peoples Fin. Corp. of OH             0.50    3.20     NM       90   26.90    0.01    0.08    0.31    0.40    1.48
     PSFC  Peoples Sidney Fin. Corp of OH       0.00    0.00    0.00     108   23.26    1.00    0.92    3.97    1.21    5.18
     PTRS  Potters Financial Corp of OH         0.36    1.78   22.22     117    8.91    0.83    0.31    3.45    0.67    7.45
     SFSL  Security First Corp. of OH           0.48    2.26   29.63     635    9.36    0.26    1.10   11.88    1.39   15.04
     SBCN  Suburban Bancorp. of OH(7)           0.60    3.29   56.07     222   11.67    0.19    0.51    4.13    0.75    6.14
     WOFC  Western Ohio Fin. Corp. of OH        1.00    4.76     NM      400   13.41    0.96    0.31    2.02    0.44    2.90
     WEHO  Westwood Hmstd Fin Corp of OH        0.28    2.11     NM      130   30.96     NA     0.55    2.11    0.93    3.54
     WFCO  Winton Financial Corp. of OH         0.46    3.54   42.99     292    7.13     NA     0.66    8.78    0.84   11.18
     FFWD  Wood Bancorp of OH                   0.40    2.50   31.75     163   12.70    0.10    1.00    7.48    1.24    9.24


     Comparable Group
     ----------------

     ASBP  ASB Financial Corp. of OH            0.40    3.40   70.18     109   15.73    1.58    0.60    3.01    0.88    4.40
     CIBI  Community Inv. Bancorp of OH         0.40    2.11   27.21      97   11.52    0.72    0.67    5.52    1.00    8.19
     EFBI  Enterprise Fed. Bancorp of OH        1.00    5.26     NM      246   12.67    0.01    0.68    4.72    0.75    5.16
     FFDF  FFD Financial Corp. of OH            0.30    2.18   49.18      85   24.74     NA     0.78    3.42    1.08    4.74
     FFHS  First Franklin Corp. of OH           0.32    1.61   27.83     226    8.82    0.62    0.14    1.59    0.62    6.76
     GFCO  Glenway Financial Corp. of OH        0.68    2.75   40.72     281    9.56    0.32    0.38    3.95    0.68    7.17
     HHFC  Harvest Home Fin. Corp. of OH        0.40    3.81     NM       84   12.43    0.15    0.21    1.35    0.54    3.49
     LONF  London Financial Corp. of OH         0.24    1.60   30.38      38   19.86    0.79    0.74    3.55    1.09    5.19
     MFFC  Milton Fed. Fin. Corp. of OH         0.60    4.25     NM      179   14.74    0.32    0.53    3.00    0.72    4.13
     OHSL  OHSL Financial Corp. of OH           0.88    3.71   57.14     230   11.04    0.33    0.61    5.15    0.86    7.34
     FFWD  Wood Bancorp of OH                   0.40    2.50   31.75     163   12.70    0.10    1.00    7.48    1.24    9.24


     (1)  Average of high/low or bid/ask price per share.
     (2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
     (3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
     (4) Indicated twelve month dividend, based on last quarterly dividend declared.
     (5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
     (7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

     Source: Corporate reports, offering circulars, and RP Financial, Inc.
           calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.

                                LIST OF EXHIBITS

Exhibit

Number         Description
------         -----------

  I-1          Map of Office Locations

  I-2          Audited Financial Statements

  I-3          Key Operating Ratios

  I-4          Investment Portfolio Composition

  I-5          Yields and Costs

  I-6          Loan Loss Allowance Activity

  I-7          Fixed Rate and Adjustable Rate Loans

  I-8          Loan Portfolio Composition

  I-9          Loan Originations, Purchases and Sales

  I-10         Contractual Maturity By Loan Type

  I-11         Non-Performing Assets

  I-12         Deposit Composition

  I-13         Time Deposit Rate/Maturity

  II-1         Description of Office Facilities

  II-2         Historical Interest Rates

 III-1         General Characteristics of Publicly-Traded
                 Institutions

 III-2         Financial Analysis of Ohio and West Virginia Institutions

RP Financial, LC.

 III-3         Peer Group Market Area Comparative Analysis

 IV-1          Stock Prices:  As of June 6, 1997

 IV-2          Historical Stock Price Indices

 IV-3          Historical Thrift Stock Indices

 IV-4          Market Area Acquisition Activity

 IV-5          Director and Senior Management Summary Resumes

 IV-6          Pro Forma Regulatory Capital Ratios

 IV-7          Pro Forma Analysis Sheet

 IV-8          Pro Forma Effect of Conversion Proceeds

 IV-9          Peer Group Core Earnings Analysis

  V-1          Firm Qualifications Statement

                                   EXHIBIT I-1

                     Bridgeport Savings and Loan Association

                             Map of Office Locations

                                      [MAP]

                                BRIDGEPORT S&LA
                                  MARKET AREA

Map of Belmont and Marshall Counties, Ohio with branches marked by asterisks.

* INDICATES BRANCH LOCATION

                                   EXHIBIT I-2
                     Bridgeport Savings and Loan Association
                          Audited Financial Statements

                           [Incorporated by Reference]

                                 EXHIBIT I-3
                   Bridgeport Savings and Loan Association
                             Key Operating Ratios


SELECTED FINANCIAL RATIOS:          At or for the three
                                       months ended
                                         March 31,                 At or for the year ended December 31,
                                  ----------------------- ----------------------------------------------------
                                    1997(1)      1996(1)    1996       1995       1994       1993        1992
                                  ----------  ----------- --------  --------    --------    --------  --------
Performance ratios:
   Return on average assets (2)      1.04%        1.11%      0.62%      1.06%      1.04%      0.88%       0.78%
   Return on average equity (2)      7.44         8.33       4.53       8.25       8.87       8.71        8.83
   Interest rate spread              3.47         3.76       3.62       3.76       3.66       3.42        3.10
   Net interest margin               3.94         4.19       4.08       4.17       3.97       3.71        3.40
   Non-interest expense to
     average assets (2)              2.34         2.52       3.15       2.54       2.47       2.11        2.11
   Efficiency ratio (3)             59.75        60.03      77.27      61.28      60.83      57.42       63.02
   Average interest-earning
     assets to average
     interest-bearing              113.78       112.60     113.28     112.04     110.59     108.55      106.91
     liabilities

Capital ratios:
   Average equity to average
     assets                         14.01        13.34      13.64      12.87      11.69      10.12        8.79
   Equity to assets, end of
     period                         14.06        13.40      14.06      13.19      12.45      10.88        9.47

Asset quality ratios:
   Nonperforming assets to
     average assets (4)              0.62         0.01       0.20       0.02       0.02       0.48        0.17
   Nonperforming loans to
     total loans                     0.85         0.02       0.28       0.02       0.03       0.76        0.26
   Allowance for loans losses
      to gross loans                 0.57         0.56       0.57       0.55       0.62       0.67        0.44
   Allowance for loans losses
     to nonperforming loans         66.82      2860.00     207.25    2383.33    2042.86      87.88      168.42
   Net (charge-offs) recoveries
     to average loans                   -            -          -          -       (0.08)     (0.02)       0.01

------------------------------

(1) Ratios for three month periods are stated on an annualized basis. Such ratios and results are not necessarily indicative of results that may be expected for the full year.

(2) Includes a nonrecurring pre-tax expense of $190,000 for the year ended December 31, 1996, for a special one-time assessment to recapitalize the SAIF.

(3) Non-interest expenses as a percentage of net interest income plus non-interest income.

(4) Nonperforming assets include non-accrual loans, accruing loans more than 90 days past due and real estate acquired in settlement of loans.


SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS

                                   EXHIBIT I-4
                     Bridgeport Savings and Loan Association
                        Investment Portfolio Composition

                                          At March 31,                                       At December 31,
                                    ------------------------       -----------------------------------------------------
                                             1997                           1996                           1995
                                    ------------------------        -----------------------       ----------------------
                                    Carrying          Fair          Carrying         Fair         Carrying          Fair
                                     value            value           value          value          value          value
                                     -----            -----           -----          -----          -----          -----
                                                                    (Dollars in thousands)
Interest-bearing deposits            $2,085          $2,085           $1,985         $1,985        $  625         $   625
Interest-bearing time deposits        1,200           1,200              800            800         1,000           1,000
Investment securities:
  Held to maturity:
    U.S. Government and
      federal agencies
                                      3,798           3,792            3,797          3,811         4,187           4,237
    Mortgage-backed
     securities                         939           1,009              984          1,063         1,190           1,281
  Available for sale:
    FHLB stock                          330             330              324            324           303             303
    Intrieve Inc. stock                  15              15               15             15            15              15
                                     ------          ------           ------         ------        ------          ------
    Total                            $8,367          $8,431           $7,905         $7,998        $7,320          $7,461
                                     ======          ======           ======         ======        ======          ======


SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS.

                                   EXHIBIT I-5

                     Bridgeport Savings and Loan Association
                                Yields and Costs


                                               Three months ended March 31,
                             --------------------------------------------------------------
                                            1997                         1996
                             ------------------------------  ------------------------------
                              Average     Interest  Average  Average    Interest  Average
                             outstanding   earned/  yield/  outstanding  earned/   yield/
                              balance       paid    rate(1)  balance     paid      rate
                              -------       ----    ----    --------     ----      ----
Interest-earning assets:
  Interest-bearing deposits   $ 2,997       $ 40     5.34%  $  1,863     $ 26      5.58%
  Investment securities (2)     4,138         62     5.99      4,508       73      6.48
  Mortgage-backed securities      959         23     9.59      1,171       28      9.56
  Loans receivable (3)         25,068        489     7.80     25,744      511      7.94
                              -------       ----     ----   --------     ----      ----
    Total interest-earning
     assets                    33,162        614     7.41     33,286      638      7.67

  Non-interest-earning assets   1,177                          1,218
                              -------                        -------
    Total assets              $34,339                        $34,504
                              =======                        =======
Interest-bearing liabilities:

  NOW and money market
   accounts                  $  4,272         27     2.53%  $  5,449       36      2.64%
  Regular savings accounts      9,937         72     2.90      9,581       70      2.92
  Certificates of deposit      14,886        188     5.05     14,531      183      5.04
                               ------       ----     ----    -------      ---      ----

    Total deposits             29,095        287     3.95     29,561      289      3.91
  FHLB advances (4)                50          -        -          -        -         -
                              -------       ----     ----   --------     ----      ----
    Total interest-bearing
     liabilities               29,145        287     3.94     29,561      289      3.91

Non-interest-bearing
 liabilities                      381                            339
                              -------                       --------

    Total liabilities          29,526                         29,900

Retained earnings               4,813                          4,604
                             --------                       --------
    Total liabilities and
     retained earnings        $34,339                        $34,504
                              =======                        =======

Net interest income                         $327                         $349
                                            ====                         ====
Interest rate spread                                 3.47%                         3.76%
                                                     ====                          ====
Net interest margin                                  3.94%                         4.19%
                                                     ====                          ====

Average interest-earning
  assets to average
  interest-bearing
  liabilities                                      113.78%                       112.60%
                                                   ======                        ======



                                                           Year ended December 31,
                              ---------------------------------------------------------------------------------------
                                            1996                         1995                          1994
                               --------------------------- ----------------------------- -----------------------------
                               Average   Interest  Average   Average   Interest  Average   Average   Interest Average
                             outstanding earned/   yield/ outstanding  earned/   yield/  outstanding earned/   yield
                               balance    paid      rate    balance     paid      rate     balance    paid     rate
                             ----------  ------    -----   ---------   --------  -----    ---------  ------   ------
Interest-earning assets:
 Interest-bearing deposits  $  2,592    $  144    5.56%  $  2,788  $   150      5.38%  $  5,509   $  204     3.70%
 Investment securities (2)     4,274       269    6.29      4,483      299      6.67      4,041      271     6.71
 Mortgage-backed securities    1,091       102    9.35      1,296      120      9.26      1,740      160     9.20
 Loans receivable (3)         25,267     2,000    7.92     24,280    1,909      7.86     21,827    1,663     7.62
                            --------    ------    ----   --------  -------      ----   --------   ------     ----
   Total interest-earning
    assets                    33,224     2,515    7.57     32,847    2,478      7.54     33,117    2,298     6.94

 Non-interest-earning assets   1,186                        1,161                         1,165
                            --------                      -------                       -------
   Total assets              $34,410                      $34,008                       $34,282
                             =======                      =======                       =======
Interest-bearing liabilities:

 NOW and money market
  accounts                  $  4,910       127    2.59%   $ 6,226      176      2.83%   $ 8,082      226     2.80%

 Regular savings accounts      9,807       287    2.93      9,687      280      2.89     10,584      306     2.89
 Certificates of deposit      14,611       744    5.09     13,382      651      4.86     11,280      450     3.99
                             -------    ------             ------  -------      ----   --------    -----     ----

   Total deposits             29,328     1,158    3.95     29,295    1,107      3.78     29,946      982     3.28
                                                         --------  -------      ----   --------   ------     ----
 FHLB advances (4)                 -        -        -         23        1      4.35          -        -        -
                            --------    ------    ----   --------  -------      ----   --------   ------     ----
   Total interest-bearing
    liabilities               29,328     1,158    3.95     29,318    1,108      3.78     29,946      982     3.28
                                        ------    ----              -------     ----              ------     ----
Non-interest-bearing
 liabilities                     389                          313                           328
                            --------                     --------                      --------

   Total liabilities          29,717                       29,631                        30,274

Retained earnings              4,693                        4,377                         4,008
                           ---------                     --------                     ---------
   Total liabilities and
    retained earnings        $34,410                      $34,008                       $34,282
                             =======                      =======                       =======
Net interest income                      $1,357                     $1,370                        $1,316
                                         ======                     ======                        ======
Interest rate spread                              3.62%                         3.76%                        3.66%
                                                  ====                          ====                         ====
Net interest margin                               4.08%                         4.17%                        3.97%
                                                  ====                          ====                         ====

Average interest-earning
  assets to average
  interest-bearing
  liabilities                                   113.28%                       112.04%                      110.59%
                                                ======                        ======                       ======

   -------------------

(1)  Annualized.
(2)  Includes dividends on FHLB stock.
(3)  Includes nonperforming loans
(4) Interest paid on FHLB advances for the quarter ended March 31, 1997, was less than $1,000.


SOURCE: BRIDGEPORT SAVINGS' PROSPECTUS.

                                   EXHIBIT I-6
                     Bridgeport Savings and Loan Association
                          Loan Loss Allowance Activity


                                         Three months ended
                                              March 31,           Year ended December 31,
                                          ----------------     -----------------------------
                                           1997      1996       1996        1995      1994
                                          -----      -----      -----      -----      -----
                                                           (Dollars in thousands)

Balance at beginning of period            $ 143      $ 143      $ 143      $ 143      $ 145

Charge-offs                                  --        --          --        --         (18)
Recoveries                                   --        --          --        --          --
                                          -----      -----      -----      -----      -----
Net (charge-offs) recoveries                 --        --          --        --         (18)

Provision for losses on loans                --        --          --        --          16
                                          -----      -----      -----      -----      -----

Balance at end of period                  $ 143      $ 143      $ 143      $ 143      $ 143
                                          =====      =====      =====      =====      =====

Ratio of net (charge-offs) recoveries
   to average loans outstanding
   during the period                        N/A        N/A        N/A        N/A      (0.08)%

Ratio of allowance for loan losses
   to total loans                          0.57%      0.56%      0.57%      0.55%      0.63%

SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS

                                   EXHIBIT I-7
                     Bridgeport Savings and Loan Association
                      Fixed Rate and Adjustable Rate Loans

                                                        Fixed             Adjustable
                                                        rates                 rates              Total
                                                        -----                 -----              -----
                                                                        (In thousands)
           Real estate loans:
               One- to four-family                     $16,687               $4,004             $20,691
               Multifamily                                  48                    -                  48
               Nonresidential                              418                    -                 418
               Land                                         79                    -                  79
               Construction                                124                    -                 124
           Consumer loans                                3,427                    -               3,427
           Commercial loans                                 55                    -                  55
                                                       -------               ------             -------
                 Total                                 $20,838               $4,004             $24,842
                                                       =======               ======             =======

SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS.

                                   EXHIBIT I-8
                     Bridgeport Savings and Loan Association
                           Loan Portfolio Composition

                                                                                  At December 31,
                                                      ------------------------------------------------------------------------
                               At March 31, 1997             1996                   1995                     1994
                             ----------------------   ---------------------   --------------------     ---------------------
                                        Percent of              Percent of              Percent of               Percent of
                             Amount     total loans   Amount    total loans   Amount   total loans     Amount    total loans
                             ------     -----------   ------    -----------   ------   -----------     ------    ------------
                                                          (Dollars in thousands)
Real estate loans:
   One- to four-family      $20,691        81.96%     $20,605      81.97%     $21,086       79.54%     $18,802     80.47%
   Multifamily                   48         0.19           51       0.20          557        2.10          589      2.52
   Nonresidential               418         1.66          460       1.83        1,064        4.01        1,062      4.54
   Land                          79         0.31           86       0.34            5        0.02            6      0.03
   Construction                 124         0.49          124       0.49          469        1.77          776      3.32
Consumer loans:
   Automobiles                1,821         7.21        1,931       7.68        1,752        6.61        1,166      4.99
   Savings accounts             310         1.23          265       1.06          244        0.92          252      1.08
   Other                      1,653         6.55        1,511       6.01        1,201        4.53          685      2.93
Commercial loans                101         0.40          105       0.42          132        0.50           27      0.12
                            -------       ------      -------     ------      -------      ------       ------    ------
     Total loans             25,245       100.0%       25,138     100.00%      26,510      100.00%      23,365    100.00%
                                          =====                   ======                   ======                 ======

Less:
   Loans in process              36                        51                     328                      378
   Deferred loan fees            49                        52                      67                       61
   Allowance for loan
     losses                     143                       143                     143                      143
                            -------                   -------                 -------                  -------
     Total loans, net       $25,017                   $24,892                 $25,972                  $22,783
                            =======                   =======                 =======                  =======



SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS

                                   EXHIBIT I-9
                     Bridgeport Savings and Loan Association
                     Loan Originations, Purchases, and Sales


                                      Three months ended
                                           March 31,                   Year ended December 31,
                                    ----------------------      -------------------------------------
                                      1997          1996          1996          1995           1994
                                    --------      --------      --------      --------       --------
                                                                (In thousands)
Total gross loans receivable at
   beginning of period              $ 25,138      $ 26,510      $ 26,510      $ 23,365       $ 21,815

 Loans originated:
   Real estate:
     One- to four-family                 632           174         1,993         3,295          1,080
     Multifamily                          --            --            --            --             --
     Land                                 --            --            90            --             --
     Nonresidential                       --            --           163            83            275
     Construction                         --            --            --           507            831
   Consumer                              512           341         2,136         2,355          1,474
   Commercial                             --            --             8           121             27
                                    --------      --------      --------      --------       --------
         Total loans originated        1,144           515         4,390         6,361          3,687

Loan principal repayments             (1,023)       (1,079)       (5,762)       (3,216)        (1,949)

Charge-offs                               --            --            --            --            (18)
Foreclosures                             (14)           --            --            --           (170)
                                    --------      --------      --------      --------       --------
Net loan activity                        107          (564)       (1,372)        3,145          1,550
                                    --------      --------      --------      --------       --------
Total gross loans receivable at
    end of period                   $ 25,245      $ 25,946      $ 25,138      $ 26,510       $ 23,365
                                    ========      ========      ========      ========       ========


SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS.

                                  EXHIBIT I-10
                     Bridgeport Savings and Loan Association
                        Contractual Maturity By Loan Type


                                During the      Due 1-3       Due 3-5      Due 5-10     Due 10-20   Due over
                                year ending      years         years         years        years     20 years
                                 March 31,       after         after         after        after       after
                                  1998          3/31/98       3/31/98       3/31/98      3/31/98     3/31/98      Total
                                -----------     -------       --------     --------    ----------   --------     --------
                                                                     (In thousands)
Real estate loans:
   One- to four-family                 -          $234         $  168        $1,745       $13,975      $4,569     $20,691
   Multifamily                         -             -              -            48             -           -          48
   Nonresidential                      -             -             45           193           180           -         418
   Land                                -            79              -             -             -           -          79
   Construction                        -             -              -             -           124           -         124
Consumer loans                       357           642          1,535         1,217            33           0       3,784
Commercial loans                      46             3             52             -             -           -         101
                                    ----          ----         ------        ------       -------      ------     -------
    Total                           $403          $958         $1,800        $3,203       $14,312      $4,569     $25,245
                                    ====          ====         ======        ======       =======      ======     =======



SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS.

                                  EXHIBIT I-11
                     Bridgeport Savings and Loan Association
                              Non-Performing Assets

                                                   At March 31,                      At December 31,
                                               -------------------         ----------------------------------
                                                1997          1996         1996          1995           1994
                                               ------         ----         ----          ----           -----
                                                           (Dollars in thousands)
Loans accounted for on a nonaccrual basis:
   Real estate                                  180            --            51            --            --
   Consumer                                      20             5            18             6             7
                                               ----          ----          ----          ----          ----
     Total nonaccrual loans                     200             5            69             6             7

     Total nonperforming loans                  200             5            69             6             7

   Real estate owned                             14            --            --            --            --
                                               ----          ----          ----          ----          ----
     Total nonperforming assets                $214          $  5          $ 69          $  6          $  7
                                               ====          ====          ====          ====          ====
     Allowance for loan losses                 $143          $143          $143          $143          $143
                                               ====          ====          ====          ====          ====
     Nonperforming assets as a percent of
       total assets                            0.62%         0.01%         0.20%         0.02%         0.02%

     Nonperforming loans as a percent of
       total loans                             0.85%         0.02%         0.28%         0.02%         0.03%

     Allowance for loan losses as a
       percent of nonperforming loans         66.82%     2,860.00%       207.25%     2,383.33%     2,042.86%

SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS.

                                  EXHIBIT I-12
                     Bridgeport Savings and Loan Association
                               Deposit Composition

                                                                             At December 31,
                                   At March 31,            -------------------------------------------------
                                       1997                         1996                       1995
                                 ----------------------    ----------------------      ---------------------
                                                Percent                  Percent                    Percent
                                               of total                  of total                  of total
                                 Amount        deposits      Amount      deposits      Amount      deposits
                                 --------      --------     --------     --------     --------     --------
                                                         (Dollars in thousands)
Transaction accounts:
   Regular savings
     accounts (1)                $ 10,066        34.20%     $  9,923       34.50%     $  9,565       32.30%
   NOW and Super NOW
    accounts (2)                    1,152         3.92           979        3.40         1,057        3.60
   Money market accounts (3)        3,086        10.49         3,290       11.40         4,567       15.40
                                 --------       ------      --------      ------      --------      ------
     Total transaction
       accounts                    14,304        48.61        14,192       49.30        15,189       51.30

Certificates of deposit
    3.00% or less                      21         0.07            --          --            --          --
    3.01 - 5.00%                    6,346        21.57         6,837       23.75         7,978       26.94
    5.01 - 7.00%                    8,753        29.75         7,762       26.95         6,177       20.85
    7.01 - 9.00%                       --           --            --          --           271        0.91
                                  -------      -------      --------      ------      --------      ------

   Total certificates of
      deposit (4)                  15,120        51.39        14,599       50.70        14,426       48.70
                                 --------       ------      --------      ------      --------      ------

   Total deposits                $ 29,424       100.00%     $ 28,791      100.00%     $ 29,615      100.00%
                                 ========       ======      ========      ======      ========      ======

-----------------------------

(1)  The weighted average rate on passbook savings accounts was 3.00% at March
     31, 1997, and December 31, 1996 and 1995, respectively.

(2)  The weighted average rate on NOW and Super NOW accounts was 1.75%, at March
     31, 1997, and December 31, 1996 and 1995, respectively.

(3) The weighted average rate on money market accounts was 2.75%, 2.75% and 2.95% at March 31, 1997, and December 31, 1996 and 1995, respectively.

(4) The weighted average rate on all certificates of deposit was 5.10%, 5.09% and 5.04% at March 31, 1997, and December 31, 1996 and 1995, respectively.


SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS.

                                  EXHIBIT I-13
                     Bridgeport Savings and Loan Association
                           Time Deposit Rate/Maturity

                                                          Amount Due
                                -------------------------------------------------------------
                                                Over         Over
                                  Up to      1 year to    2 years to       Over
     Rate                       one year      2 years       3 years      3 years        Total
     ----                       --------   -- ---------  -- ---------    --------       -----
                                                         (In thousands)
3.00% or less                    $     4       $    -          $  -        $ 17         $    21
3.01% to 5.00%                     4,928        1,328           216         148           6,620
5.01% to 7.00%                     6,633        1,275           158         413           8,479
                                 -------       ------          ----        ----         -------

   Total certificates of
    deposit                      $11,565       $2,603          $374        $578         $15,120
                                 =======       ======          ====        ====         =======


SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS.

                                  EXHIBIT II-1
                     Bridgeport Savings and Loan Association
                        Description of Office Facilities

                                           Owned or             Date          Square        Net book
Location                                    leased            acquired        footage         value          Deposits
--------                                    ------            --------        -------         -----          --------
                                                                                                          (In thousands)

435 Main Street                             Owned               1964            4,744        $109,286           $21,624
Bridgeport, Ohio 43912

4000 Central Avenue                         Owned               1979            2,197        $289,304            $7,801
Shadyside, Ohio 43943



SOURCE:  BRIDGEPORT SAVINGS' PROSPECTUS.

                                  EXHIBIT II-2
                            HISTORICAL INTEREST RATES


                                   HISTORICAL INTEREST RATES(1)

                                   Prime            90 Day           One Year          30 Year
Year/Qtr. Ended                    Rate            T-Bill            T-Bill            T-Bond
---------------                    -----           ------            ------            ------
1991:  Quarter 1                    8.75%           5.92%             6.24%            8.26%
       Quarter 2                    8.50%           5.72%             6.35%            8.43%
       Quarter 3                    8.00%           5.22%             5.38%            7.80%
       Quarter 4                    6.50%           3.95%             4.10%            7.47%

1992:  Quarter 1                    6.50%           4.15%             4.53%            7.97%
       Quarter 2                    6.50%           3.65%             4.06%            7.79%
       Quarter 3                    6.00%           2.75%             3.06%            7.38%
       Quarter 4                    6.00%           3.15%             3.59%            7.40%

1993:  Quarter 1                    6.00%           2.95%             3.18%            6.93%
       Quarter 2                    6.00%           3.09%             3.45%            6.67%
       Quarter 3                    6.00%           2.97%             3.36%            6.03%
       Quarter 4                    6.00%           3.06%             3.59%            6.34%

1994:  Quarter 1                    6.25%           3.56%             4.44%            7.09%
       Quarter 2                    7.25%           4.22%             5.49%            7.61%
       Quarter 3                    7.75%           4.79%             5.94%            7.82%
       Quarter 4                    8.50%           5.71%             7.21%            7.88%

1995:  Quarter 1                    9.00%           5.86%             6.47%            7.43%
       Quarter 2                    9.00%           5.57%             5.63%            6.63%
       Quarter 3                    8.75%           5.42%             5.68%            6.51%
       Quarter 4                    8.50%           5.09%             5.14%            5.96%

1996:  Quarter 1                    8.25%           5.14%             5.38%            6.67%
       Quarter 2                    8.25%           5.16%             5.68%            6.87%
       Quarter 3                    8.25%           5.03%             5.69%            6.92%
       Quarter 4                    8.25%           5.18%             5.49%            6.64%

1997:  Quarter 1                    8.50%           5.32%             6.00%            7.10%
June 6, 1997                        8.50%           5.04%             5.68%            6.77%

(1)   End of period data.

Source:   SNL Securities.

                                EXHIBIT III-1

           General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary          Operating  Total            Fiscal  Conv.  Stock  Market
 Ticker Financial Institution              Exchg.  Market           Strat.(2)  Assets   Offices Year    Date   Price  Value
 ------ --------------------------------   ------  ---------------  --------   ------   ------- -----  -----  ------  ------
                                                                               ($Mil)                           ($)    ($Mil)
 California Companies
 --------------------
 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    48,698      345   12-31   10/72  44.37  4,463
 GWF    Great Western Fin. Corp. of CA      NYSE   CA,FL              Div.    42,878      416   12-31     /    49.62  6,842
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    38,530      232   12-31   05/59  69.75  3,991
 GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    15,394      150   06-30   10/83  26.75  1,346
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     8,797       89   12-31   12/85  45.87    853
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,484       52   12-31   01/71  21.00    561
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,130       25   12-31   12/83  28.37    300
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,406       25   12-31   05/86  16.87    439
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,295       33   12-31     /    10.50    192
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,045       27   12-31   05/86  24.87    323
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,536       22   03-31   03/96  15.25    287
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,263       18   12-31   10/91  29.50    170
 FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,183       11   12-31     /    20.37    204
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,183       36   12-31     /    38.12    229
 CFHC   California Fin. Hld. Co. of CA      OTC    Central CA         Thrift   1,315       22   12-31   04/83  29.37    140
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     909       14   12-31   04/94  15.12    108
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     828 S      9   12-31     /    11.37     30
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     827 J     12   06-30   06/95  13.50     85
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       810       11   12-31     /    15.25    119
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       781        8   06-30   12/93  15.87     76
 PROV   Provident Fin. Holdings of CA       OTC                       M.B.       609        0   06-30   06/96  16.50     84
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       480       11   12-31     /    21.81     50
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     422        6   12-31   02/95  16.37     53
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     400        6   06-30   06/95  12.87     30
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       343        4   12-31     /    12.25     36
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     117 D      3   12-31   01/96  10.75     10
 FSSB   First FS&LA of San Bern. CA         OTC    San Bernard. CA    Thrift     104        4   06-30   12/92   9.50      3

 Florida Companies
 -----------------


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary          Operating  Total            Fiscal  Conv.  Stock  Market
 Ticker Financial Institution              Exchg.  Market           Strat.(2)  Assets   Offices Year    Date   Price  Value
 ------ --------------------------------   ------  ---------------  --------   ------   ------- -----  -----  ------  ------
                                                                               ($Mil)                           ($)    ($Mil)
 Florida Companies (continued)
 -----------------------------
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,773       43   12-31   11/83  13.75    255
 OCWN   Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,649        1   12-31     /    29.25    784
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,558       31   09-30   09/93  30.00    150
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   1,453        7   09-30   12/85   9.81     87
 HARB   Harbor FSB, MHC of FL (46.0)        OTC    Eastern FL         Thrift   1,105       22   09-30   01/94  36.62    182
 FFFL   Fidelity FSB, MHC of FL (47.4)      OTC    Southeast FL       Thrift     927       20   12-31   01/94  18.75    127
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     682       17   09-30   10/94  21.75    107
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     359        8   12-31   01/94  28.25     66
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       317 D     11   12-31   10/88   4.31     36

 Mid-Atlantic Companies
 ----------------------
 DME    Dime Savings Bank, FSB of NY (3)    NYSE   NY,NJ,FL           M.B.    18,465       87   12-31   08/86  17.75  1,868
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,261       82   06-30   01/94  62.62  2,936
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    10,287      120   12-31   08/86  13.50    943
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   7,689       46   12-31   11/93  42.37    900
 LISB   Long Island Bancorp of NY           OTC    Long Island NY     M.B.     5,814       36   09-30   04/94  35.12    851
 COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift   5,518       79   06-30   02/84  44.00    900
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,032       34   11-30   04/86  42.00    622
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    NY,MA              Thrift   3,496       63   06-30   04/92  37.25    478
 ROSE   TR Financial Corp. of NY            OTC    New York, NY       Thrift   3,404       15   12-31   06/93  21.62    381
 NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   3,175       29   09-30   01/88  32.87    538
 RSLN   Roslyn Bancorp of NY (3)            OTC    Long Island NY     M.B.     2,849        6   12-31   01/97  17.44    761
 GRTR   Greater New York SB of NY (3)       OTC    New York NY        Div.     2,571       14   12-31   06/87  19.69    269
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,542       15   12-31   03/90  25.25    313
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,236       39   06-30   06/96  15.12    259
 NWSB   Northwest SB, MHC of PA (29.9)      OTC    Pennsylvania       Thrift   1,997       53   06-30   11/94  14.37    336
 HARS   Harris SB, MHC of PA (24.2)         OTC    Southeast PA       Thrift   1,943       31   12-31   01/94  20.75    233
 RELY   Reliance Bancorp of NY              OTC    NYC NY             Thrift   1,927       28   06-30   03/94  24.62    217
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     1,875 D     18   03-31   08/94  18.44    192
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,728        9   12-31   09/93  34.00    147
 JSBF   JSB Financial, Inc. of NY           OTC    New York City      R.E.     1,519 S     13   12-31   06/90  44.62    439


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary          Operating  Total            Fiscal  Conv.  Stock  Market
 Ticker Financial Institution              Exchg.  Market           Strat.(2)  Assets   Offices Year    Date   Price  Value
 ------ --------------------------------   ------  ---------------  --------   ------   ------- -----  -----  ------  ------
                                                                               ($Mil)                           ($)    ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,478       14   12-31   11/86  13.00    163
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,388        9   12-31   07/96  31.44    285
 QCSB   Queens County SB of NY (3)          OTC    New York City NY   R.E.     1,373        9   12-31   11/93  41.62    464
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,252       17   06-30   07/94  25.19    121
 DIME   Dime Community Bancorp of NY        OTC    New York, NY       Thrift   1,237       15   06-30   06/96  17.87    235
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,157       22   06-30   02/84  20.00    139
 MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,128       25   02-28   06/87  45.00    144
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,025       17   12-31   06/92  24.75    179
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     973       28   06-30   07/87  28.37    115
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Eastern NY         Thrift     878       17   12-31   08/84  27.25    104
 PKPS   Poughkeepsie SB of NY               OTC    Poughkeepsie NY    R.E.       861        9   12-31   11/85   6.69     84
 MBB    MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     848 S     17   09-30   08/92  18.12     51
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York, NY       Thrift     811        7   12-31   11/95  19.37    157
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     740        8   09-30   10/94  15.00    165
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     709        7   12-31   06/95  14.87    101
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     706        9   12-31   06/90  13.50     53
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     694       14   12-31   12/86  28.62     84
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     670       10   12-31   03/96  16.56    139
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     644       11   06-30   07/94  18.00     74
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     636 D     16   03-31   10/95  16.25     78
 TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift     626       10   12-31   08/95  19.75    178
 PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift     594        7   12-31   12/95  16.00     68
 FSNJ   First SB of NJ, MHC (45.9)          OTC    Northern NJ        Thrift     579 D      4   05-31   01/95  25.75     79
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     554       16   12-31   12/88  19.75     47
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     516        4   09-30   09/86  18.25     56
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     508       10   12-31   04/87  19.25     52
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       487 S      9   07-31   11/95  14.75     53
 AHCI   Ambanc Holding Co. of NY (3)        OTC    East-Central NY    Thrift     478        9   12-31   12/95  14.37     63
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     472 D      8   07-31   12/93  29.62     68
 CNY    Carver FSB of New York, NY          OTC    New York, NY       Thrift     424        8   03-31   10/94  10.12     23
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     401        4   12-31   04/93  25.00     52
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       400        9   12-31   07/83   9.12     35
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     375        5   12-31   03/87  29.50     45



 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     367        8   12-31   10/89  19.75     57
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     346        9   12-31   01/95  20.87     51
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     333        4   09-30   08/87  22.12     37
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     328        8   09-30   06/88  20.00     31
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     315        5   09-30   01/95  22.75     28
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     305        6   06-30   03/87  19.75     41
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     303        7   12-31   01/96  13.00     36
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     296        4   09-30   09/93  34.00     20
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     284        4   09-30   04/96  14.87     47
 LFED   Leeds FSB, MHC of MD (36.2)         OTC    Baltimore MD       Thrift     282        1   06-30   03/94  18.00     62
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     280        5   06-30   11/93  24.75     43
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     274        3   09-30   04/96  15.50     78
 FIBC   Financial Bancorp of NY             OTC    New York, NY       Thrift     269        5   09-30   08/94  17.25     30
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     257 D      3   07-31     /     4.87     21
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     252        2   09-30   04/96  13.62     41
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       248 S      2   12-31   06/85   8.87     11
 WYNE   Wayne Bancorp of NJ                 OTC                       Thrift     245        0   12-31   06/96  18.50     40
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     239        7   12-31   03/95  12.87     42
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     237        6   09-30   04/96  15.12     30
 ESBK   Elmira SB of Elmira NY (3)          OTC    NY,PA              Ret.       223        6   12-31   03/85  20.75     15
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     219        6   03-31   08/94  17.00     30
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     213        4   04-30   11/94  16.25     29
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     209        6   06-30   02/87  21.25     32
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     183        3   06-30   12/95  14.00     45
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     169 P      5   12-31   04/97  12.75     26
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     169        3   12-31   06/95  16.62     21
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     150 P      3   03-31   04/97  13.44     31
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     127        0   12-31   06/96  15.50     14
 TPNZ   Tappan Zee Fin. Corp. of NY         OTC    Southeast NY       Thrift     120 S      1   03-31   10/95  16.50     25
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     108        2   03-31   06/96  21.00     14
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     104        2   06-30   01/97  13.62     15
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift      98        5   09-30   04/96  14.25     22
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      66        2   09-30   07/93  23.00      6



 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ---------------   --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48        3   12-31   07/96  15.00      9


 Mid-West Companies
 ------------------

 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    14,040      155   12-31   01/88  48.00  2,224
 RFED   Roosevelt Fin. Grp. Inc. of MO      OTC    MO,IL,KS           Div.     7,796 D     79   12-31   01/87  23.75  1,012
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK        M.B.     6,902       98   06-30   12/84  35.75    769
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,809      129   12-31   12/80  28.00  1,020
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,485       52   12-31   05/87  32.81    749
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,647       42   06-30   01/94  93.00    856
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,236       13   06-30   01/90  41.00    428
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     3,002       41   12-31   03/94  33.25    468
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     2,937       33   03-31   01/92  36.75    317
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,489       13   12-31   08/94  24.37    395
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,885       33   03-31   07/92  43.12    198
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,579       13   09-30   06/93  29.50    159
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,530       44   12-31   11/89  30.25    184
 DNFC   D&N Financial Corp. of MI           OTC    MI,WI              Ret.     1,528       35   12-31   02/85  18.25    152
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,481       28   12-31   08/83  21.25    223
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,313       10   09-30   07/92  30.25    161
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,148 D     21   12-31   04/93  29.00    144
 FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH    Thrift   1,088       18   12-31   04/87  34.50    158
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,021       15   09-30   03/92  37.50    121
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     859       26   12-31   08/94  21.37    108
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     834       18   12-31   06/90  23.00    119
 IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift     819       15   12-31   02/87  26.37    126
 NASB   North American SB of MO             OTC    KS,MO              M.B.       689        8   09-30   09/85  45.00    102
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.       679       25   06-30   12/89  16.94    140
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     664       15   06-30   01/88  27.00     92
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       663       22   12-31   07/92   8.37     36
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       635        6   03-31   04/95  13.75     48
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       635       13   03-31   01/88  21.25    106


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     618       20   12-31   12/83  19.62     87
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     599       10   06-30   06/93  26.00    113
 EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     589       13   12-31     /    15.00     76
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     561       19   06-30   04/92  19.37     58
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     553        7   12-31   06/94  21.12     89
 COVB   CoVest Bancshares of IL             OTC    Chicago IL         Thrift     553        3   12-31   07/92  17.75     54
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     546        9   06-30   10/95  14.00    132
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     520        8   12-31   05/96  19.37     95
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     513        4   12-31   03/96  15.00     84
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     495        5   06-30   02/92  38.00     85
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     486        5   09-30   12/93  18.75     52
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       472        7   12-31     /    18.50     57
 FFSX   First FS&LA. MHC of IA (46.0)       OTC    Western IA         Thrift     463       12   06-30   06/92  23.00     65
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     425        7   12-31   07/95  15.00     56
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     413 D     11   03-31   04/94  24.25     51
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     409        3   06-30   01/94  19.25     28
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     408       12   12-31   02/92  24.00     30
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     402        8   12-31   02/87  15.50     51
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     400        6   12-31   07/94  21.00     49
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     398        4   12-31   03/94  19.37     37
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     395        6   09-30   12/95  17.37     73
 PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     373        5   09-30   04/94  19.50     32
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     372        7   06-30   07/87  19.25     80
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     372        5   12-31   06/92  20.75     55
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       371        7   09-30   06/94  26.00     51
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       370        9   09-30   09/93  15.44     44
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     367       11   09-30   10/94  16.62     51
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     359        5   12-31   09/96  16.25    114
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       356        9   06-30   12/92  18.00     42
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     342       10   03-31   12/92  29.00     41
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     342       10   12-31   03/85  25.50     49
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     336        9   12-31   06/90  14.25     24
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     334       10   12-31   08/95  12.75     69



 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     328        8   09-30   03/95  20.12     53
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     310        1   12-31   06/92  24.37     62
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     304        7   12-31   06/94  37.25     57
 WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       292 S      4   09-30   08/88  13.00     26
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     283        6   09-30   07/87  21.75     50
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     281        6   06-30   11/90  24.75     28
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       273        1   06-30   04/87  30.75     21
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     272        6   12-31   05/96  16.00     45
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     269 D      6   03-31   09/93  24.75     61
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     250        4   06-30   08/87   9.00     22
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     250 D      6   03-31   06/93  26.75     40
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     246 D      5   09-30   10/94  19.00     38
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     238        7   06-30   12/93  16.25     31
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     234        4   09-30   03/94  19.50     34
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     230        4   12-31   02/93  23.75     29
 DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift     227        3   11-30   10/95  14.25     46
 CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift     227 D      3   03-31   12/92  34.00     40
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     226        7   12-31   01/88  19.87     23
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     224        5   09-30   03/94  20.00     36
 SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift     222        8   06-30   09/93  18.25     27
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     210 D      3   07-31   12/96  16.00     40
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     210        2   06-30   06/93  23.25     31
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     204        4   12-31   03/96  15.25     52
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     202        7   12-31   04/95  14.75     30
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     201        9   12-31   07/92  19.75     32
 HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     199 P      5   06-30   05/97  12.87     34
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     198        3   09-30   04/95  16.75     45
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     196        4   06-30   04/95  17.00     53
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     192        6   09-30   06/92  17.50     28
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     188        3   12-31   02/95  19.50     18
 PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     179 S      5   09-30   05/94  17.62     37
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     179        2   09-30   10/94  14.12     33
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     178        3   12-31   08/96  14.75     36



 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     174        2   06-30   03/93  22.50     41
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     173        3   12-31   06/95  16.00     28
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     171        1   12-31   07/96  15.25     19
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     166        8   06-30   04/94  17.50     29
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     164 P      3   12-31   04/97  13.00     27
 JXSB   Jcksnville SB,MHC of IL (44.6)      OTC    Central IL         Thrift     164        4   12-31   04/95  16.25     21
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     163        6   06-30   08/93  16.00     24
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     160        5   06-30   12/93  19.00     22
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     158        3   06-30   03/93  26.00     18
 SJSB   SJS Bancorp of St. Joseph MI        OTC    Southwest MI       Thrift     152 S      4   06-30   02/95  26.50     24
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     148 S      2   06-30   04/95  21.00     30
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     147        2   06-30   03/95  13.87     25
 CNBA   Chester Bancorp of IL               OTC    Southern IL        Ret.       142        6   Dec     10/96  14.62     32
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     139        4   12-31   11/92  31.50     11
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     138        7   12-31   12/96  14.50     17
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     138        3   09-30   06/95  15.50     27
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     130        2   12-31   09/96  13.25     38
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     128 D      1   03-31   12/95  14.62     19
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     128        3   06-30   07/95  12.00     41
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     127        3   09-30   03/94  15.00     21
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     124        6   09-30   10/92   9.00     15
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     120        2   06-30   12/93  19.50     20
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     117        4   12-31   12/93  20.25     10
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     109        1   06-30   04/95  11.75     20
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     109        1   09-30   10/93  11.28     11
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     108        2   09-30   10/95  15.00     30
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     108 P      2   06-30   04/97  13.00     23
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     108        5   09-30   04/95  18.75     13
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     107        1   09-30   11/96  14.00     29
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     103        3   03-31   09/95  14.62     13
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift      99        2   04-30   10/96  20.12     35
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      98        5   12-31   06/96  16.00     26
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      97        3   06-30   02/95  19.00     12


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97 D      3   03-31   10/94  14.62     14
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      95        2   06-30   09/96  16.12     17
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      95        2   09-30   06/95  10.50     16
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      94        4   12-31   04/96  14.25     15
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      93        1   12-31   08/94  14.75     31
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        93        2   12-31   10/93  16.00      7
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91        3   06-30   12/94  16.25     15
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      90        2   09-30   09/96  15.63     23
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      89        2   06-30   08/95  10.87     14
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      88        1   06-30   01/94  14.25     14
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      87 S      4   06-30   08/95  15.00     12
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85        1   06-30   04/96  13.75     20
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      85        2   06-30   01/94  18.50     15
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      84 D      3   09-30   10/94  10.50     10
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      80 D      1   09-30   02/95  19.50     16
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      79        1   12-31   06/95  14.00     18
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      79        3   06-30   03/95  14.75     11
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      78        3   06-30   06/94  19.25      8
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      76        2   06-30   02/95  22.00     14
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      75        1   12-31   11/96  14.25     31
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      71        3   06-30   03/95  12.75      7
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70        1   09-30   03/95  15.00     12
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      68        1   06-30   12/96  13.25     13
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      66        2   06-30   01/95  16.62     18
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      62 S      1   09-30   06/96  14.75     16
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1   12-31   01/95  19.25     18
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      58        2   09-30   06/95  16.50     12
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      57 P      2   09-30   03/97  12.87     17
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      50 S      1   09-30   10/95  12.00     11
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      48 S      1   June    04/96   7.56     19
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      47        2   09-30   02/95  21.00      7
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      39        0   06-30   07/96  15.75      8
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  15.00      8


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 FLKY   First Lancaster Bncshrs of KY       OTC                       Thrift      37 D      0   06-30   07/96  15.00     14
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      36        1   03-31   12/95  14.75     11


 New England Companies
 ---------------------

 PBCT   Peoples Bank, MHC of CT (37.4) (3)  OTC    Southwestern CT    Div.     7,538       84   12-31   07/88  24.37  1,487
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   5,584       64   12-31   12/86  41.37    495
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.     5,458       82   12-31   12/86  35.25  1,002
 CFX    CFX Corp of NH (3)                  AMEX   S.W. NH,MA         M.B.     1,744       23   12-31   02/87  18.12    236
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   1,512       19   09-30   02/87  29.62    135
 SISB   SIS Bank of Springfield MA (3)      OTC    Central MA         Div.     1,349 D     21   12-31   02/95  28.25    160
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.     1,210       11   12-31   05/86  29.75    153
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,147       10   12-31   08/87  16.62    124
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,055       10   12-31     /    24.37    157
 MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift   1,054       16   12-31   03/86  27.25    124
 FAB    FirstFed America Bancorp of MA      AMEX   Southeast MA       M.B.       980       14   12-31   01/97  14.62    127
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     975       12   12-31   06/87  25.25     67
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       941        8   12-31   10/95  16.94    101
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     901       14   12-31   05/86  43.00    115
 EBCP   Eastern Bancorp of NH               OTC    VT, NH             M.B.       866       25   09-30   11/83  26.00     96
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     814       10   12-31   07/86  23.87    123
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     789        0   12-31   06/96  18.37     97
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     701       18   12-31   11/86  20.62    111
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617        8   12-31   06/94  26.87     65
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     589       15   12-31   12/81  35.00     81
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       581        9   06-30   05/86  37.37     92
 MWBX   Metro West of MA (3)                OTC    Eastern MA         Thrift     555        9   12-31   10/86   5.44     76
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     549       14   12-31   10/86  13.50     48
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       522        5   12-31   07/86   2.69     45
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       492        7   12-31   06/86  24.62     47
 PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift     479        8   12-31   08/86  34.25     65
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     475       11   04-30   07/86  30.75     59


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary          Operating  Total            Fiscal  Conv.  Stock  Market
 Ticker Financial Institution              Exchg.  Market           Strat.(2)  Assets   Offices Year    Date   Price  Value
 ------ --------------------------------   ------  ---------------  --------   ------   ------- -----  -----  ------  ------
                                                                               ($Mil)                           ($)    ($Mil)

 New England Companies (continued)
 ---------------------------------
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.       436        8   12-31   10/93  24.25     51
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     414        3   12-31   07/86  25.75     66
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       412        7   12-31   09/86  18.00     40
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       361        6   12-31   07/86  18.00     66
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     342        6   12-31   05/86  10.87     46
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     324 D     11   04-30   10/86  17.25     34
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     317       12   06-30   02/86   9.50     37
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     313       10   12-31   05/86  15.37     31
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     263        3   12-31   02/88  16.12     95
 NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     248        8   06-30   08/87  14.37     18
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     237        7   12-31   12/86  18.00     21
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     206        4   12-31   12/88  18.25     24
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     189        2   12-31   08/88  20.25     37
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       177        5   12-31   11/86   4.75     31
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     159 D      4   12-31   05/93  16.37     19
 AFED   AFSALA Bancorp of NY                OTC    Central NY         Thrift     149 P      4   09-30   10/96  13.50     20
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       133 J      8   12-31   06/93  33.00     14
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     125        4   04-30   12/87  16.25     14
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        94        3   12-31     /     7.37      5
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      90        1   09-30   03/96  16.12     23
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      58 D      2   03-31   11/89  19.50      4
 GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift      37 D      1   04-30   01/94  26.75      7

 North-West Companies
 --------------------
 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    46,051      290   12-31   03/83  55.87  6,607
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,789       89   09-30   11/82  26.06  1,236
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,771       31   12-31     /    34.75    279
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,557       41   06-30     /    18.50    103
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     947 S     16   03-31   11/95  21.50    227
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     684        7   09-30   10/95  18.94    189
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     515       12   03-31   08/86  15.37    114



 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary          Operating  Total            Fiscal  Conv.  Stock  Market
 Ticker Financial Institution              Exchg.  Market           Strat.(2)  Assets   Offices Year    Date   Price  Value
 ------ --------------------------------   ------  ---------------  --------   ------   ------- -----  -----  ------  ------
                                                                               ($Mil)                           ($)    ($Mil)
 North-West Companies (continued)
 --------------------------------
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       417 D      6   12-31   12/85  20.25     50
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     352        6   06-30   08/92  19.00     39
 RVSB   Rvrview SB,FSB MHC of WA(41.7)      OTC    Southwest WA       M.B.       224        9   03-31   10/93  19.00     46
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   06-30   01/97  13.12     34

 South-East Companies
 --------------------
 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,602       32   09-30   11/83  26.75    169
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,408       20   12-31   10/94  22.75    224
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,383       62   06-30   03/91  23.25    320
 AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift   1,307       41   12/31   01/89  30.75    339
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,248       29    9-30   12/83  21.50    166
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     929 D     16   12-31   04/95  22.75    159
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     843        8   06-30   12/95  17.12    294
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       817       23   06-30   01/78  22.12    128
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     707 D     15   12-31   08/92  45.00     74
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     666 D     10   03-31   04/86  16.31     74
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     656       19   12-31   12/85  16.50     87
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       607       12   12-31   11/80  12.37     62
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     550       11   12-31   10/94  25.00    113
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     485        9   09-30   09/90  21.25     99
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     394        8   09-30   04/95  18.75     64
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     349       17   03-31   08/91  21.00     31
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     335       11   06-30   10/93  10.94     48
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     271        5   06-30   01/94  20.75     77
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       270        9   12-31   07/80  11.00     34
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     264 D      4   12-31   07/96  19.75     54
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       257 D      8   03-31   03/86  24.75     39
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     239        2   09-30   10/96  16.00     72
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     229        8   12-31     /    38.50     30
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     223 D      5   09-30   10/96  27.62     42
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       222        4   12-31   12/86  12.75     26


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     206        1   09-30   03/96  17.50     75
 PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift     200        5   06-30   12/86  21.88     19
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       180       12   12-31     /     1.31      1
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     174        3   09-30   04/96  17.75     76
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     168        5   09-30   07/95  17.62     32
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     167 D      3   03-31   03/88  22.50     29
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     147        7   09-30   02/87   7.50     23
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     132        3   09-30   08/94  19.87     23
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     129        3   06-30   06/93  23.00     36
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     119        2   06-30   12/95  10.25     28
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     117 P      3   12-31   04/97  14.37     49
 GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.       116 D      3   06-30     /    10.00     15
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     109        4   06-30   11/96  14.50     27
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     105        2   12-31   04/96  26.19     48
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 D      4   06-30   10/95  14.37     18
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     104        3   12-31   01/95  18.50     16
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     101        3   12-31   12/93  22.00     15
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     100        1   06-30   12/96  69.00     28
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      93        2   09-30   02/95  15.00     12
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      87        3   09-30   07/95  15.75     14
 CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift      75        5   12-31   07/95  20.00     19
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      73 P      3   09-30   12/96  13.75     16
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69        2   09-30   04/96  16.37     30
 SFBK   SFB Bancorp, Inc. of TN             OTC    Eastern TN         Thrift      53 P      2   12-31   05/97  13.37     10
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46        1   06-30   07/94  18.87     13
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      34        1   12-31   07/96  16.75     16

 South-West Companies
 --------------------
 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,853       40   12-31     /    27.00    134
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       279 D      5   03-31   06/93  26.50     22
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     218        6   09-30   04/96  14.62     38


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                           Exhibit III-1
                                            Characteristics of Publicly-Traded Thrifts
                                                         June 11, 1997(1)
                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-West Companies (continued)
 --------------------------------
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     112        2   09-30   01/95  17.25     19
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     106        3   12-31   08/86   5.75      7
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      87        1   06-30   06/95  18.00     15

 Western Companies (Excl CA)
 ---------------------------
 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,514 D     26   12-31   01/96  18.00    298
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     932       20   06-30   01/94  20.37    113
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       552       13   06-30   03/84  16.50    112
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108        4   12-31   09/86  19.50     24
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      86        2   12-31   09/93  20.50     12
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      52        1   09-30   03/96  13.62     14

 Other Areas
 -----------

 NOTES: (1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer,
            Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly
         Traded Thrifts.

 Date of Last Update: 06/11/97


                                 EXHIBIT III-2
           Financial Analysis of Ohio and West Virginia Institutions

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-2
                          Market Pricing Comparatives
                            Prices As of June 6, 1997

                                            Market       Per Share Data
                                        Capitalization  ---------------
                                        --------------    Core    Book             Pricing Ratios(3)
                                        Price/   Market  12-Mth  Value/ --------------------------------------
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                  -------- ------- ------- ------- ------- ------- ------- ------- ------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     19.97   132.40   1.14   15.56   20.14  128.40   15.64  131.47   17.72
State of OH                              19.02   118.05   1.12   15.03   21.13  127.65   16.78  122.74   17.84
Comparable Group Average                 16.08    21.22   0.90   15.25   23.18  105.43   17.16  105.61   19.51
  Mid-Atlantic Companies                 13.62    14.76   0.71   14.76    0.00   92.28   14.25   92.28   19.18
  Mid-West Companies                     16.26    21.68   0.91   15.28   23.18  106.37   17.36  106.56   19.54


Comparable Group
----------------

Mid-Atlantic Companies
----------------------
AFBC  Advance Fin. Bancorp of WV         13.62    14.76   0.71   14.76      NM   92.28   14.25   92.28   19.18

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH          11.75    20.22   0.57   10.00      NM  117.50   18.48  117.50   20.61
CIBI  Community Inv. Bancorp of OH       19.00    12.03   1.47   17.73   19.19  107.16   12.34  107.16   12.93
DCBI  Delphos Citizens Bancorp of OH     14.00    28.55   0.62   14.88   22.58   94.09   26.66   94.09   22.58
EFBI  Enterprise Fed. Bancorp of OH      19.00    38.21   0.82   15.52   25.33  122.42   15.51  122.58   23.17
FFDF  FFD Financial Corp. of OH          13.75    20.01   0.61   14.50      NM   94.83   23.46   94.83   22.54
FFHS  First Franklin Corp. of OH         19.87    23.41   1.15   16.93      NM  117.37   10.35  118.20   17.28
GFCO  Glenway Financial Corp. of OH      24.75    28.31   1.67   23.46   26.90  105.50   10.08  107.14   14.82
HHFC  Harvest Home Fin. Corp. of OH      10.50     9.82   0.44   11.12      NM   94.42   11.74   94.42   23.86
HCFC  Home City Fin. Corp. of OH         13.25    12.61   0.77   14.77   25.98   89.71   18.48   89.71   17.21
LONF  London Financial Corp. of OH       15.00     7.73   0.79   14.63   27.78  102.53   20.36  102.53   18.99
MRKF  Market Fin. Corp. of OH            12.87    17.19   0.50   14.17      NM   90.83   30.15   90.83   25.74
MFFC  Milton Fed. Fin. Corp. of OH       14.12    32.86   0.55   11.32      NM  124.73   18.38  124.73   25.67
OHSL  OHSL Financial Corp. of OH         23.75    28.69   1.54   21.00   21.99  113.10   12.48  113.10   15.42
FFWD  Wood Bancorp of OH                 16.00    23.89   1.26   13.91   15.69  115.03   14.61  115.03   12.70


                                              Dividends(4)                Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                                                                          Reported         Core
                                       Amount/         Payout   Total  Equity/  NPAs/  ---------------- ---------------
Financial Institution                  Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                  ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                         ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.37   1.87   29.08   1,117   12.85    0.78    0.62    5.28    0.84    7.35
State of OH                               0.44   2.34   31.62     778   14.64    0.53    0.67    5.74    0.95    7.90
Comparable Group Average                  0.42   2.53   35.08     138   16.76    0.49    0.64    4.00    0.92    6.00
  Mid-Atlantic Companies                  0.32   2.35   45.07     104   15.45    0.37    0.39    3.45    0.79    7.00
  Mid-West Companies                      0.42   2.54   34.18     141   16.85    0.50    0.66    4.04    0.93    5.93


Comparable Group
----------------

Mid-Atlantic Companies
----------------------
AFBC  Advance Fin. Bancorp of WV          0.32   2.35   45.07     104   15.45    0.37    0.39    3.45    0.79    7.00

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH           0.40   3.40   70.18     109   15.73    1.58    0.60    3.01    0.88    4.40
CIBI  Community Inv. Bancorp of OH        0.40   2.11   27.21      97   11.52    0.72    0.67    5.52    1.00    8.19
DCBI  Delphos Citizens Bancorp of OH      0.00   0.00    0.00     107   28.34    0.10    1.27    6.07    1.27    6.07
EFBI  Enterprise Fed. Bancorp of OH       1.00   5.26      NM     246   12.67    0.01    0.68    4.72    0.75    5.16
FFDF  FFD Financial Corp. of OH           0.30   2.18   49.18      85   24.74      NA    0.78    3.42    1.08    4.74
FFHS  First Franklin Corp. of OH          0.32   1.61   27.83     226    8.82    0.62    0.14    1.59    0.62    6.76
GFCO  Glenway Financial Corp. of OH       0.68   2.75   40.72     281    9.56    0.32    0.38    3.95    0.68    7.17
HHFC  Harvest Home Fin. Corp. of OH       0.40   3.81      NM      84   12.43    0.15    0.21    1.35    0.54    3.49
HCFC  Home City Fin. Corp. of OH          0.32   2.42   41.56      68   20.61    0.62    0.78    5.01    1.17    7.57
LONF  London Financial Corp. of OH        0.24   1.60   30.38      38   19.86    0.79    0.74    3.55    1.09    5.19
MRKF  Market Fin. Corp. of OH             0.00   0.00    0.00      57   33.20    0.89    0.89    2.68    1.17    3.53
MFFC  Milton Fed. Fin. Corp. of OH        0.60   4.25      NM     179   14.74    0.32    0.53    3.00    0.72    4.13
OHSL  OHSL Financial Corp. of OH          0.88   3.71   57.14     230   11.04    0.33    0.61    5.15    0.86    7.34
FFWD  Wood Bancorp of OH                  0.40   2.50   31.75     163   12.70    0.10    1.00    7.48    1.24    9.24



(1)  Average of High/Low or Bid/Ask price per share.
(2)  EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the
     SAIF assessment) on a tax effected basis.
(3)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5)  Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6)  ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7)  Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT III-3
                   Peer Group Market Area Comparative Analysis

                                  Exhibit III-3
                   Peer Group Market Area Comparative Analysis


                                                                                                       Per Capita Income    Deposit
                                                 Population    Proj.                                  -------------------   Market
                                              ---------------- Pop.   1990-96   1996-2001                        % State    Market
Institution                       County      1990      1996   2001  % Change   % Change   Median Age   Amount   Average   Share(1)
-----------                       ------      ----      ----   ----  --------   --------   ----------   ------   -------   --------
                                              (000)     (000)
ASB Financial Corp. of OH         Scioto         80      82     83     1.6%       1.3%        36.1     10,370      67.4%      12.0%
Community Inv. Bancorp of OH      Crawford       48      48     48    -0.1%      -0.1%        36.0     13,226      86.0%      11.6%
Enterprise Fed. Bancorp of OH     Butler        291     320    342     9.6%       7.0%        33.0     16,115     104.8%       1.7%
FFD Financial Corp. of OH         Tuscarawas     84      88     91     4.6%       3.5%        36.7     12,805      83.3%       4.9%
First Franklin Corp. of OH        Hamilton      866     861    858    -0.6%      -0.4%        34.0     17,636     114.7%       1.1%
Glenway Financial Corp. of OH     Hamilton      866     861    858    -0.6%      -0.4%        34.0     17,636     114.7%       1.3%
Harvest Home Fin. Corp. of OH     Hamilton      866     861    858    -0.6%      -0.4%        34.0     17,636     114.7%       0.4%
London Financial Corp. of OH      Madison        37      42     45    12.0%       8.6%        34.9     14,592      94.9%       9.8%
Milton Fed. Fin. Corp. of OH      Miami          93      98    101     4.8%       3.7%        35.9     16,952     110.2%       7.1%
OHSL Financial Corp. of OH        Hamilton      866     861    858    -0.6%      -0.4%        34.0     17,636     114.7%       1.0%
Wood Bancorp of OH                Wood          113     118    122     4.3%       3.3%        30.8     16,407     106.7%       9.3%
                                                ---     ---    ---     ----       ----        ----     ------     ------       ----

                                  AVERAGES:     383     385    387     3.1%       2.3%        34.5     15,546     101.1%       5.5%
                                  MEDIANS:      113     118    122     1.6%       1.3%        34.0     16,407     106.7%       4.9%

BRIDGEPORT SAVINGS AND LOAN       BELMONT        71      70     70    -1.2%      -1.0%        38.1     10,976      71.4%       3.1%

(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources: CACI, Inc; FDIC; OTS.

                                  EXHIBIT IV-1
                                 Stock Prices:
                               As of June 6, 1997

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                     Weekly Thrift Market Line - Part One
                          Prices As Of June 6, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                           52 Week (1)                % Change From
                                                     Shares   Market     ---------------         -----------------------
                                             Price/  Outst-  Capital-                      Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding  ization(9)    High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- -------  -------     ------- ------- ------- ------- ------- --------
                                              ($)    (000)   ($Mil)         ($)     ($)     ($)      (%)    (%)      (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(316)                     19.97   5,351   139.1        21.12   14.45   19.77    0.93  159.65    14.21
NYSE Traded Companies(9)                      36.09  38,943 1,590.3        38.70   23.56   34.52    4.33  229.05    14.68
AMEX Traded Companies(18)                     17.47   3,927    78.7        18.74   12.33   17.21    1.23  266.84    13.85
NASDAQ Listed OTC Companies(289)              19.64   4,433    99.4        20.74   14.30   19.48    0.81  149.18    14.22
California Companies(24)                      22.70  18,136   640.6        24.53   14.95   22.25    1.08   93.80    14.23
Florida Companies(6)                          22.21  12,310   268.4        23.67   14.64   22.01    0.38  122.54    18.87
Mid-Atlantic Companies(60)                    20.49   6,524   142.7        21.45   14.07   20.09    1.73  144.37    17.27
Mid-West Companies(153)                       19.53   3,184    80.0        20.66   14.58   19.41    0.66  185.30    13.08
New England Companies(11)                     20.79   4,473   114.3        21.56   15.25   20.70    0.89  267.88    12.45
North-West Companies(6)                       21.73  12,602   313.2        22.78   15.61   22.00   -1.05  119.52    17.01
South-East Companies(44)                      19.09   3,309    62.4        20.46   14.16   18.88    1.07  142.72    15.21
South-West Companies(6)                       18.19   1,904    39.0        19.19   12.69   18.27    0.03  -14.81     7.55
Western Companies (Excl CA)(6)                18.08   5,290    95.5        18.69   14.31   17.83    1.37  257.59     7.87
Thrift Strategy(245)                          19.11   3,468    73.7        20.19   13.98   18.95    0.83  138.76    14.20
Mortgage Banker Strategy(39)                  23.97  12,880   423.5        25.23   16.76   23.50    2.14  212.12    16.95
Real Estate Strategy(13)                      21.35   7,720   188.6        22.57   14.77   21.51   -2.06  157.49    15.84
Diversified Strategy(14)                      27.62  22,414   693.6        29.83   18.65   27.24    1.35  193.89     8.69
Retail Banking Strategy(5)                    14.35   3,245    51.7        16.22   11.50   13.92    3.29  226.04     2.32
Companies Issuing Dividends(263)              20.44   5,320   143.2        21.62   14.81   20.22    1.02  174.21    14.22
Companies Without Dividends(53)               17.56   5,505   117.9        18.62   12.61   17.44    0.44   83.43    14.18
Equity/Assets <6%(26)                         22.63  16,800   481.6        23.86   14.71   22.06    2.31  166.98    15.91
Equity/Assets 6-12%(156)                      22.05   5,836   164.3        23.25   15.51   21.80    1.11  159.83    16.28
Equity/Assets >12%(134)                       17.23   2,782    50.7        18.32   13.25   17.15    0.48  148.13    11.47
Converted Last 3 Mths (no MHC)(6)             13.25   2,008    26.9        13.55   12.22   13.21    0.27    0.00     0.00
Actively Traded Companies(45)                 27.99  16,659   574.4        29.19   18.89   27.17    2.79  188.95    18.49
Market Value Below $20 Million(68)            15.81     877    13.1        16.70   12.36   15.63    1.11  145.16    11.76
Holding Company Structure(277)                20.21   5,203   140.4        21.36   14.69   19.99    1.02  152.59    13.84
Assets Over $1 Billion(67)                    29.24  16,861   532.0        30.75   19.55   28.79    1.42  197.51    16.46
Assets $500 Million-$1 Billion(51)            18.86   5,525    96.3        19.95   13.54   18.74    0.63  175.25    15.75
Assets $250-$500 Million(64)                  19.70   2,585    47.0        20.91   14.15   19.55    0.70  122.96    15.16
Assets less than $250 Million(134)            16.32   1,440    22.6        17.31   12.63   16.17    0.93  115.63    12.03
Goodwill Companies(128)                       23.03   8,652   235.0        24.28   15.94   22.79    0.91  183.54    15.29
Non-Goodwill Companies(187)                   18.01   3,216    77.1        19.10   13.49   17.83    0.94  123.25    13.48
Acquirors of FSLIC Cases(11)                  30.06  33,955 1,336.6        31.77   20.09   28.84    3.61  210.30    15.48

                                                      Current Per Share Financials
                                                  ----------------------------------------
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                             -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
--------------------------------------------

SAIF-Insured Thrifts(316)                           0.83    1.15   15.76   15.25   156.04
NYSE Traded Companies(9)                            1.80    2.67   20.84   19.96   373.05
AMEX Traded Companies(18)                           0.65    0.97   14.21   14.03   112.01
NASDAQ Listed OTC Companies(289)                    0.81    1.12   15.70   15.18   152.19
California Companies(24)                            0.70    1.08   16.32   15.33   258.18
Florida Companies(6)                                0.98    0.95   13.43   12.73   175.35
Mid-Atlantic Companies(60)                          0.97    1.36   15.82   15.14   170.09
Mid-West Companies(153)                             0.82    1.11   16.14   15.80   139.58
New England Companies(11)                           0.88    1.36   16.82   15.64   223.75
North-West Companies(6)                             0.90    1.26   13.25   12.68   151.06
South-East Companies(44)                            0.74    1.03   14.28   13.98   119.34
South-West Companies(6)                             0.57    1.09   16.27   15.49   216.35
Western Companies (Excl CA)(6)                      0.86    1.03   15.88   15.17   103.62
Thrift Strategy(245)                                0.76    1.08   15.90   15.44   141.60
Mortgage Banker Strategy(39)                        1.21    1.54   16.00   15.08   232.10
Real Estate Strategy(13)                            0.80    1.30   15.07   14.83   194.55
Diversified Strategy(14)                            1.53    1.81   13.47   13.10   185.83
Retail Banking Strategy(5)                          0.19    0.15   13.07   12.70   144.42
Companies Issuing Dividends(263)                    0.92    1.24   15.96   15.44   153.23
Companies Without Dividends(53)                     0.37    0.68   14.74   14.31   170.30
Equity/Assets <6%(26)                               0.85    1.42   13.87   12.94   288.83
Equity/Assets 6-12%(156)                            1.03    1.39   16.07   15.30   193.99
Equity/Assets >12%(134)                             0.62    0.85   15.75   15.61    91.17
Converted Last 3 Mths (no MHC)(6)                   0.31    0.50   14.29   14.20    60.07
Actively Traded Companies(45)                       1.47    2.01   17.66   17.03   238.76
Market Value Below $20 Million(68)                  0.47    0.76   15.45   15.34   123.27
Holding Company Structure(277)                      0.83    1.16   16.11   15.61   153.50
Assets Over $1 Billion(67)                          1.42    1.93   18.10   16.78   257.06
Assets $500 Million-$1 Billion(51)                  0.86    1.08   14.15   13.43   153.77
Assets $250-$500 Million(64)                        0.83    1.19   15.91   15.44   164.28
Assets less than $250 Million(134)                  0.55    0.81   15.22   15.15   107.13
Goodwill Companies(128)                             1.02    1.40   16.45   15.28   206.70
Non-Goodwill Companies(187)                         0.71    0.99   15.31   15.24   123.23
Acquirors of FSLIC Cases(11)                        1.51    2.28   18.22   17.23   296.99


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part One
                           Prices As Of June 6, 1997



                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(68)                       22.18  10,005   310.3        23.06   14.86   21.75    2.22  160.81    16.84
NYSE Traded Companies(3)                      33.58  54,046 1,669.3        35.33   17.12   32.46    3.46  214.55    24.59
AMEX Traded Companies(5)                      21.40   4,142    83.1        21.50   13.52   20.52    4.88   95.74    29.52
NASDAQ Listed OTC Companies(60)               21.55   7,863   249.0        22.46   14.85   21.21    1.86  163.83    14.99
California Companies(3)                       15.96   6,919   119.6        18.54   11.04   15.79    0.82  352.67     9.93
Mid-Atlantic Companies(17)                    24.07  17,729   482.7        24.83   15.50   23.58    1.86   97.95    16.86
Mid-West Companies(2)                         12.00     942    11.3        12.50    9.00   12.00    0.00    0.00    18.58
New England Companies(37)                     20.57   4,870   105.3        21.33   13.72   20.10    2.74  172.09    16.78
North-West Companies(4)                       28.25  34,667 1,749.3        29.37   16.51   27.97    1.39  132.30    23.17
South-East Companies(5)                       27.20   2,091    39.4        27.97   21.80   26.72    2.15    0.00    15.85
Thrift Strategy(43)                           22.08   4,560   138.8        22.92   15.35   21.64    2.18  158.18    15.63
Mortgage Banker Strategy(10)                  20.61  29,924   545.4        21.69   13.78   20.09    2.75  163.88    18.14
Real Estate Strategy(7)                       18.31   5,731   126.1        19.38   11.61   17.93    3.17  231.47    15.87
Diversified Strategy(6)                       29.80  34,470 1,611.1        30.65   16.27   29.38    1.14  146.89    26.53
Retail Banking Strategy(2)                    20.75     706    14.6        21.25   14.75   20.75    0.00   44.40    13.70
Companies Issuing Dividends(54)               23.72   8,823   320.7        24.60   15.99   23.28    2.07  158.10    16.32
Companies Without Dividends(14)               15.10  15,440   262.4        16.01    9.63   14.68    2.89  181.10    19.19
Equity/Assets <6%(5)                          25.03  59,907 2,171.6        25.91   14.06   24.61    2.55  121.01    26.01
Equity/Assets 6-12%(44)                       22.03   5,978   181.7        23.00   14.44   21.57    2.38  170.65    15.74
Equity/Assets >12%(19)                        21.82   6,591   134.2        22.50   15.99   21.44    1.77   34.59    17.03
Actively Traded Companies(24)                 23.49  17,201   576.7        24.54   15.13   22.90    3.29  199.97    18.70
Market Value Below $20 Million(10)            15.93     940    14.8        16.62   11.19   15.80    0.87   97.23    13.37
Holding Company Structure(44)                 22.56   9,756   322.7        23.43   15.50   22.04    2.67  165.65    17.39
Assets Over $1 Billion(16)                    29.53  31,693 1,138.6        30.59   17.14   28.88    2.24  170.55    23.09
Assets $500 Million-$1 Billion(16)            21.68   5,807   106.3        22.47   15.30   21.21    2.30  115.14    15.00
Assets $250-$500 Million(18)                  19.04   2,951    51.2        20.09   12.87   18.71    2.07  208.77    14.35
Assets less than $250 Million(18)             19.22   1,711    24.5        19.87   14.31   18.90    2.26  145.34    15.87
Goodwill Companies(32)                        23.89  16,457   561.9        25.10   15.47   23.47    1.83  152.71    17.55
Non-Goodwill Companies(35)                    20.59   3,998    75.9        21.17   14.28   20.15    2.58  173.89    16.20

                                                     Current Per Share Financials
                                                 ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(68)                            1.39    1.43   15.76   14.92   156.42
NYSE Traded Companies(3)                           1.84    1.80   18.92   14.54   225.59
AMEX Traded Companies(5)                           1.22    1.21   15.34   14.93   150.13
NASDAQ Listed OTC Companies(60)                    1.38    1.43   15.60   14.94   152.75
California Companies(3)                            1.27    1.17   12.13   12.11   146.25
Mid-Atlantic Companies(17)                         1.21    1.33   16.93   14.89   168.35
Mid-West Companies(2)                              0.25    0.38   13.57   12.80    53.10
New England Companies(37)                          1.62    1.58   14.02   13.49   162.17
North-West Companies(4)                            1.01    1.34   13.86   13.30   179.66
South-East Companies(5)                            1.21    1.27   26.67   26.67    97.84
Thrift Strategy(43)                                1.39    1.39   17.04   15.98   150.07
Mortgage Banker Strategy(10)                       1.29    1.47   13.45   13.30   166.32
Real Estate Strategy(7)                            1.37    1.30   10.66   10.65   108.81
Diversified Strategy(6)                            1.72    1.98   14.11   13.07   218.17
Retail Banking Strategy(2)                         0.89    0.85   19.87   19.02   315.32
Companies Issuing Dividends(54)                    1.52    1.56   16.65   15.64   165.24
Companies Without Dividends(14)                    0.80    0.82   11.66   11.56   115.85
Equity/Assets <6%(5)                               1.08    1.39   11.04   10.64   208.90
Equity/Assets 6-12%(44)                            1.66    1.63   14.96   13.75   179.68
Equity/Assets >12%(19)                             0.87    0.99   18.74   18.61    90.97
Actively Traded Companies(24)                      1.69    1.72   14.88   14.14   181.55
Market Value Below $20 Million(10)                 0.79    0.81   14.13   13.60   135.72
Holding Company Structure(44)                      1.33    1.40   16.19   15.43   145.73
Assets Over $1 Billion(16)                         1.71    1.87   16.12   14.53   196.70
Assets $500 Million-$1 Billion(16)                 1.56    1.51   15.61   14.24   169.26
Assets $250-$500 Million(18)                       1.25    1.26   14.06   13.84   140.93
Assets less than $250 Million(18)                  1.10    1.12   17.16   16.89   123.99
Goodwill Companies(32)                             1.47    1.55   15.74   14.00   192.60
Non-Goodwill Companies(35)                         1.32    1.31   15.77   15.77   122.73

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of June 6, 1997



                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                      19.93   4,780    34.8        21.57   14.25   19.86    0.28  196.16    15.97
BIF-Insured Thrifts(2)                        18.62  32,145   188.8        19.38   11.38   18.25    1.57  209.66    25.35
NASDAQ Listed OTC Companies(23)               19.81   7,268    48.8        21.37   13.98   19.71    0.39  200.66    16.91
Florida Companies(3)                          25.71   5,550    64.8        26.96   16.83   25.42    0.81    0.00     4.72
Mid-Atlantic Companies(10)                    16.99   7,085    41.0        17.83   12.23   16.71    1.49  147.50    19.03
Mid-West Companies(7)                         19.27   2,078    14.9        21.75   14.32   19.16    0.28  244.83    18.71
New England Companies(1)                      24.37  61,017   369.3        24.75   13.50   23.63    3.13  209.66    26.60
North-West Companies(1)                       19.00   2,416    17.4        24.00   13.07   22.75  -16.48    0.00    19.42
South-East Companies(1)                       27.62   1,505    19.5        27.75   20.25   26.50    4.23    0.00    13.90
Thrift Strategy(21)                           19.63   4,823    34.3        21.07   14.05   19.36    1.10  196.16    16.23
Mortgage Banker Strategy(1)                   19.00   2,416    17.4        24.00   13.07   22.75  -16.48    0.00    19.42
Diversified Strategy(1)                       24.37  61,017   369.3        24.75   13.50   23.63    3.13  209.66    26.60
Companies Issuing Dividends(22)               20.12   7,505    50.5        21.74   14.10   20.01    0.39  200.66    16.91
Companies Without Dividends(1)                13.44   2,300    13.9        13.50   11.62   13.37    0.52    0.00     0.00
Equity/Assets 6-12%(15)                       21.07   9,586    64.5        23.14   14.60   21.03    0.13  200.66    15.62
Equity/Assets >12%(8)                         17.62   3,211    21.3        18.27   12.91   17.41    0.85    0.00    19.93
Actively Traded Companies(1)                  24.75   7,247    84.2        24.75   14.09   24.50    1.02  147.50    33.78
Holding Company Structure(1)                  24.75   7,247    84.2        24.75   14.09   24.50    1.02  147.50    33.78
Assets Over $1 Billion(5)                     24.17  21,565   138.7        25.27   15.37   23.63    2.15  178.58    16.80
Assets $500 Million-$1 Billion(4)             20.08   6,908    57.6        20.91   13.04   19.83    1.32    0.00    11.72
Assets $250-$500 Million(4)                   21.81   2,353    19.1        25.31   16.81   21.31    2.27  244.83    12.77
Assets less than $250 Million(10)             16.76   2,194    13.1        17.98   12.44   17.07   -1.51    0.00    21.00
Goodwill Companies(9)                         22.37  14,319    94.7        25.08   15.03   22.29    0.31  200.66    16.71
Non-Goodwill Companies(14)                    18.04   2,387    17.0        18.80   13.26   17.92    0.45    0.00    17.07
MHC Institutions(23)                          19.81   7,268    48.8        21.37   13.98   19.71    0.39  200.66    16.91
MHC Converted Last 3 Months(2)                13.10   2,185    13.0        13.50   11.56   13.19   -0.70    0.00     0.00

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                      0.63    0.98   12.67   12.33   121.88
BIF-Insured Thrifts(2)                        0.67    0.65    9.38    9.38    98.25
NASDAQ Listed OTC Companies(23)               0.64    0.95   12.37   12.06   119.73
Florida Companies(3)                          1.08    1.53   15.32   15.05   166.11
Mid-Atlantic Companies(10)                    0.40    0.69   11.05   10.51    98.91
Mid-West Companies(7)                         0.57    0.95   12.33   12.31   125.85
New England Companies(1)                      1.33    1.06   10.39   10.38   123.54
North-West Companies(1)                       0.83    1.06   10.36    9.39    92.87
South-East Companies(1)                       1.00    1.41   19.69   19.69   148.17
Thrift Strategy(21)                           0.59    0.94   12.57   12.28   120.88
Mortgage Banker Strategy(1)                   0.83    1.06   10.36    9.39    92.87
Diversified Strategy(1)                       1.33    1.06   10.39   10.38   123.54
Companies Issuing Dividends(22)               0.66    0.98   12.47   12.15   122.32
Companies Without Dividends(1)                0.24    0.35   10.21   10.21    65.23
Equity/Assets 6-12%(15)                       0.71    1.09   12.70   12.29   142.53
Equity/Assets >12%(8)                         0.52    0.71   11.79   11.67    79.83
Actively Traded Companies(1)                  0.69    1.22   13.00   11.52   141.40
Holding Company Structure(1)                  0.69    1.22   13.00   11.52   141.40
Assets Over $1 Billion(5)                     0.97    1.30   12.74   11.83   149.25
Assets $500 Million-$1 Billion(4)             0.72    0.93   13.06   12.70   114.98
Assets $250-$500 Million(4)                   0.78    1.25   14.09   14.06   160.32
Assets less than $250 Million(10)             0.39    0.67   11.29   11.19    90.16
Goodwill Companies(9)                         0.86    1.14   12.33   11.58   134.35
Non-Goodwill Companies(14)                    0.49    0.82   12.39   12.39   109.61
MHC Institutions(23)                          0.64    0.95   12.37   12.06   119.73
MHC Converted Last 3 Months(2)                0.24    0.44   10.02   10.02    73.53

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of June 6, 1997




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             44.37 100,596 4,463.4        44.87   24.00   40.75    8.88  136.64    36.52
CSA   Coast Savings Financial of CA           45.87  18,593   852.9        48.75   29.25   42.50    7.93  296.80    25.26
CFB   Commercial Federal Corp. of NE          35.75  21,523   769.4        39.00   24.00   34.87    2.52  868.83    11.72
DME   Dime Savings Bank, FSB of NY*           17.75 105,259 1,868.3        18.00   11.75   17.00    4.41   76.44    20.34
DSL   Downey Financial Corp. of CA            21.00  26,734   561.4        22.50   12.86   20.00    5.00   93.37    12.36
FRC   First Republic Bancorp of CA*           20.37   9,992   203.5        24.62   12.62   19.88    2.46  352.67    21.61
FED   FirstFed Fin. Corp. of CA               28.37  10,560   299.6        28.37   16.75   28.31    0.21   75.67    28.95
GLN   Glendale Fed. Bk, FSB of CA             26.75  50,306 1,345.7        28.00   16.50   25.50    4.90   64.62    15.05
GDW   Golden West Fin. Corp. of CA            69.75  57,218 3,991.0        74.25   51.87   67.75    2.95  166.32    10.50
GWF   Great Western Fin. Corp. of CA(8)       49.62 137,885 6,841.9        49.62   21.12   48.50    2.31  185.66    71.10
GPT   GreenPoint Fin. Corp. of NY*            62.62  46,888 2,936.1        63.37   27.00   60.50    3.50    N.A.    31.83
WES   Westcorp Inc. of Orange CA              16.87  26,014   438.9        23.87   13.25   16.50    2.24  130.15   -22.90


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              19.75   2,731    53.9        19.87   11.69   19.12    3.29    N.A.    32.82
BKC   American Bank of Waterbury CT*          35.00   2,302    80.6        35.00   24.12   34.50    1.45   86.67    25.00
BFD   BostonFed Bancorp of MA                 16.94   5,963   101.0        17.12   11.62   15.13   11.96    N.A.    14.85
CFX   CFX Corp of NH*                         18.12  13,050   236.5        18.50   11.90   16.75    8.18   52.27    16.90
CZF   Citisave Fin. Corp. of LA(8)            20.00     962    19.2        20.00   13.00   20.00    0.00    N.A.    42.86
CBK   Citizens First Fin.Corp. of IL          16.00   2,799    44.8        16.75    9.50   16.50   -3.03    N.A.    11.34
ESX   Essex Bancorp of VA(8)                   1.31   1,055     1.4         2.81    1.00    1.31    0.00  -92.18   -40.18
FCB   Falmouth Co-Op Bank of MA*              16.12   1,455    23.5        16.12   10.25   15.88    1.51    N.A.    22.87
FAB   FirstFed America Bancorp of MA          14.62   8,707   127.3        15.25   13.62   14.87   -1.68    N.A.     N.A.
GAF   GA Financial Corp. of PA                16.56   8,408   139.2        17.25   10.25   16.13    2.67    N.A.     9.52
KNK   Kankakee Bancorp of IL                  29.00   1,420    41.2        29.00   18.50   27.50    5.45  190.00    17.17
KYF   Kentucky First Bancorp of KY            10.87   1,319    14.3        15.25   10.62   10.63    2.26    N.A.     0.00
NYB   New York Bancorp, Inc. of NY            32.87  16,381   538.4        33.50   16.75   32.75    0.37  363.61    27.26
PDB   Piedmont Bancorp of NC                  10.25   2,751    28.2        19.12    9.25   10.68   -4.03    N.A.    -2.32
PLE   Pinnacle Bank of AL                     21.88     890    19.5        22.62   15.87   21.94   -0.27  224.15    25.96
SSB   Scotland Bancorp of NC                  16.37   1,840    30.1        16.75   11.87   15.75    3.94    N.A.    15.93
SZB   SouthFirst Bancshares of AL             15.00     821    12.3        15.12   12.00   15.12   -0.79    N.A.    13.21
SRN   Southern Banc Company of AL             14.37   1,230    17.7        15.12   12.25   14.37    0.00    N.A.     9.53
SSM   Stone Street Bancorp of NC              26.19   1,825    47.8        27.25   16.25   26.25   -0.23    N.A.    27.76
TSH   Teche Holding Company of LA             18.75   3,438    64.5        18.75   12.00   17.75    5.63    N.A.    30.48
FTF   Texarkana Fst. Fin. Corp of AR          17.62   1,833    32.3        17.62   13.62   17.25    2.14    N.A.    12.73
THR   Three Rivers Fin. Corp. of MI           15.00     824    12.4        15.25   12.50   15.00    0.00    N.A.     7.14
TBK   Tolland Bank of CT*                     18.00   1,172    21.1        18.00    9.62   16.37    9.96  148.28    50.00
WSB   Washington SB, FSB of MD                 4.87   4,220    20.6         5.69    4.38    5.00   -2.60  289.60     0.00


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             30.75     698    21.5        33.25   24.76   30.50    0.82    N.A.     7.89
AFED  AFSALA Bancorp of NY                    13.50   1,455    19.6        14.25   11.31   13.50    0.00    N.A.    12.50
ALBK  ALBANK Fin. Corp. of Albany NY          37.25  12,819   477.5        38.87   25.12   38.38   -2.94   60.22    18.74
AMFC  AMB Financial Corp. of IN               14.25   1,068    15.2        15.00   10.00   15.00   -5.00    N.A.     7.55
ASBP  ASB Financial Corp. of OH               11.75   1,721    20.2        18.25   11.50   11.75    0.00    N.A.    -9.62
ABBK  Abington Savings Bank of MA(8)*         24.62   1,894    46.6        24.62   14.50   23.25    5.89  271.90    26.26
AABC  Access Anytime Bancorp of NM             5.75   1,143     6.6         6.25    5.25    5.63    2.13  -14.81     4.55
AFBC  Advance Fin. Bancorp of WV              13.62   1,084    14.8        14.50   12.75   14.00   -2.71    N.A.     N.A.
AADV  Advantage Bancorp of WI                 37.50   3,232   121.2        41.25   31.25   39.25   -4.46  307.61    16.28
AFCB  Affiliated Comm BC, Inc of MA           24.37   6,456   157.3        24.62   13.30   29.00  -15.97    N.A.    42.51
ALBC  Albion Banc Corp. of Albion NY          23.00     250     5.8        23.00   16.50   19.87   15.75   76.92    37.31

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             1.41    2.80   19.05   16.08   484.09
CSA   Coast Savings Financial of CA           0.73    2.31   23.45   23.12   473.14
CFB   Commercial Federal Corp. of NE          1.99    2.84   18.99   16.90   320.67
DME   Dime Savings Bank, FSB of NY*           1.05    1.34   10.01    9.92   175.42
DSL   Downey Financial Corp. of CA            0.84    1.42   14.98   14.76   205.15
FRC   First Republic Bancorp of CA*           1.38    1.23   16.20   16.19   218.52
FED   FirstFed Fin. Corp. of CA               0.95    1.89   18.48   18.24   391.07
GLN   Glendale Fed. Bk, FSB of CA             0.65    1.63   17.31   16.10   306.00
GDW   Golden West Fin. Corp. of CA            6.49    7.96   42.19   42.19   673.39
GWF   Great Western Fin. Corp. of CA(8)       0.67    2.09   17.55   15.54   310.97
GPT   GreenPoint Fin. Corp. of NY*            3.09    2.82   30.56   17.51   282.83
WES   Westcorp Inc. of Orange CA              1.30    0.51   12.29   12.26   130.92


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              0.29    0.30   17.24   17.24    96.80
BKC   American Bank of Waterbury CT*          3.02    2.62   20.39   19.49   255.68
BFD   BostonFed Bancorp of MA                 0.64    0.88   14.05   13.56   157.81
CFX   CFX Corp of NH*                         0.94    1.17   10.25    9.56   133.67
CZF   Citisave Fin. Corp. of LA(8)            0.40    0.61   12.95   12.95    77.90
CBK   Citizens First Fin.Corp. of IL          0.25    0.53   14.21   14.21    97.04
ESX   Essex Bancorp of VA(8)                 -7.54   -3.77    0.12   -0.08   170.55
FCB   Falmouth Co-Op Bank of MA*              0.52    0.50   15.17   15.17    62.04
FAB   FirstFed America Bancorp of MA         -0.28    0.44   14.03   14.03   112.52
GAF   GA Financial Corp. of PA                0.77    0.97   13.76   13.76    79.73
KNK   Kankakee Bancorp of IL                  1.51    1.94   25.74   24.10   241.11
KYF   Kentucky First Bancorp of KY            0.53    0.70   10.86   10.86    67.42
NYB   New York Bancorp, Inc. of NY            2.39    2.82    9.81    9.81   193.82
PDB   Piedmont Bancorp of NC                 -0.14    0.36    7.31    7.31    43.08
PLE   Pinnacle Bank of AL                     1.26    1.89   17.34   16.78   224.27
SSB   Scotland Bancorp of NC                  0.55    0.67   13.74   13.74    37.46
SZB   SouthFirst Bancshares of AL             0.05    0.30   15.82   15.82   113.17
SRN   Southern Banc Company of AL             0.19    0.50   14.40   14.24    85.57
SSM   Stone Street Bancorp of NC              0.99    1.15   20.72   20.72    57.80
TSH   Teche Holding Company of LA             0.80    1.10   15.23   15.23   114.47
FTF   Texarkana Fst. Fin. Corp of AR          1.25    1.55   14.70   14.70    91.70
THR   Three Rivers Fin. Corp. of MI           0.54    0.81   15.35   15.29   106.03
TBK   Tolland Bank of CT*                     1.35    1.45   13.63   13.21   202.48
WSB   Washington SB, FSB of MD                0.31    0.45    5.06    5.06    60.81


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             0.91    0.13   31.17   30.48   391.25
AFED  AFSALA Bancorp of NY                    0.61    0.61   14.05   14.05   102.70
ALBK  ALBANK Fin. Corp. of Albany NY          2.17    2.71   25.10   21.77   272.75
AMFC  AMB Financial Corp. of IN               0.55    0.69   14.29   14.29    87.68
ASBP  ASB Financial Corp. of OH               0.39    0.57   10.00   10.00    63.58
ABBK  Abington Savings Bank of MA(8)*         1.98    1.72   17.86   16.00   259.80
AABC  Access Anytime Bancorp of NM           -0.57   -0.22    6.34    6.34    93.17
AFBC  Advance Fin. Bancorp of WV              0.35    0.71   14.76   14.76    95.55
AADV  Advantage Bancorp of WI                 1.08    2.68   27.92   25.87   316.04
AFCB  Affiliated Comm BC, Inc of MA           1.45    1.66   15.96   15.86   163.41
ALBC  Albion Banc Corp. of Albion NY          0.22    0.93   23.62   23.62   265.26

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of June 6, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABCL  Allied Bancorp of IL                    30.25   5,334   161.4        31.25   22.00   29.38    2.96  202.50    21.00
ATSB  AmTrust Capital Corp. of IN             12.75     526     6.7        12.75    8.50   12.00    6.25    N.A.    27.50
AHCI  Ambanc Holding Co. of NY*               14.37   4,392    63.1        14.37    9.38   14.13    1.70    N.A.    27.73
ASBI  Ameriana Bancorp of IN                  15.50   3,260    50.5        16.37   13.00   15.50    0.00   67.93    -3.13
AFFFZ America First Fin. Fund of CA(8)        38.12   6,011   229.1        38.12   25.87   38.88   -1.95  103.31    26.02
AMFB  American Federal Bank of SC(8)          30.75  11,035   339.3        31.00   15.50   30.75    0.00  547.37    62.96
ANBK  American Nat'l Bancorp of MD            14.75   3,613    53.3        14.87    9.75   14.87   -0.81    N.A.    21.70
ABCW  Anchor Bancorp Wisconsin of WI          43.12   4,581   197.5        47.00   33.00   42.50    1.46   46.82    20.62
ANDB  Andover Bancorp, Inc. of MA*            29.75   5,146   153.1        29.87   19.17   28.88    3.01  176.74    16.12
ASFC  Astoria Financial Corp. of NY           42.37  21,243   900.1        43.12   24.62   41.25    2.72   61.41    14.92
AVND  Avondale Fin. Corp. of IL               13.75   3,525    48.5        18.50   12.50   13.50    1.85    N.A.   -19.68
BKCT  Bancorp Connecticut of CT*              25.75   2,560    65.9        26.00   19.56   25.00    3.00  194.29    14.44
BPLS  Bank Plus Corp. of CA                   10.50  18,245   191.6        13.75    8.75   10.88   -3.49    N.A.    -8.70
BWFC  Bank West Fin. Corp. of MI              13.87   1,783    24.7        14.25   10.25   13.50    2.74    N.A.    30.60
BANC  BankAtlantic Bancorp of FL              13.75  18,553   255.1        14.12    8.16   13.94   -1.36  164.42    28.50
BKUNA BankUnited SA of FL                      9.81   8,847    86.8        11.25    7.12   10.00   -1.90   80.66    -1.90
BKCO  Bankers Corp. of NJ(8)*                 25.25  12,378   312.5        25.62   17.25   25.38   -0.51  304.00    25.50
BVCC  Bay View Capital Corp. of CA            24.87  12,970   322.6        28.62   16.19   25.00   -0.52   25.92    17.37
BFSB  Bedford Bancshares of VA                19.87   1,142    22.7        20.50   16.00   19.75    0.61   89.24    12.77
BFFC  Big Foot Fin. Corp. of IL               16.00   2,513    40.2        16.12   12.31   15.87    0.82    N.A.    23.08
BSBC  Branford SB of CT*                       4.75   6,559    31.2         4.75    2.87    4.31   10.21  124.06    22.74
BYFC  Broadway Fin. Corp. of CA               10.75     893     9.6        11.25    9.00   10.75    0.00    N.A.    16.22
CBCO  CB Bancorp of Michigan City IN(8)       34.00   1,162    39.5        34.25   17.00   34.00    0.00  209.09    43.16
CBES  CBES Bancorp of MO                      16.12   1,025    16.5        17.50   12.62   16.50   -2.30    N.A.    13.12
CCFH  CCF Holding Company of GA               15.75     865    13.6        16.37   11.50   16.12   -2.30    N.A.     6.78
CENF  CENFED Financial Corp. of CA            29.50   5,760   169.9        31.82   18.86   29.00    1.72   88.14    10.94
CFSB  CFSB Bancorp of Lansing MI              23.00   5,167   118.8        23.75   16.11   22.50    2.22  155.56    29.72
CKFB  CKF Bancorp of Danville KY              19.25     927    17.8        20.75   17.50   19.25    0.00    N.A.    -4.94
CNSB  CNS Bancorp of MO                       16.00   1,653    26.4        17.50   11.00   15.50    3.23    N.A.     5.82
CSBF  CSB Financial Group Inc of IL*          12.00     942    11.3        12.50    9.00   12.00    0.00    N.A.    18.58
CFHC  California Fin. Hld. Co. of CA(8)       29.37   4,766   140.0        29.50   20.37   29.50   -0.44  179.71     1.73
CBCI  Calumet Bancorp of Chicago IL           38.00   2,238    85.0        38.87   27.75   38.00    0.00   87.65    14.29
CAFI  Camco Fin. Corp. of OH                  18.50   3,062    56.6        19.29   14.75   18.38    0.65    N.A.    16.57
CMRN  Cameron Fin. Corp. of MO                16.75   2,682    44.9        17.00   13.50   16.38    2.26    N.A.     4.69
CAPS  Capital Savings Bancorp of MO           16.25   1,892    30.7        18.25    9.00   18.25  -10.96   22.64    25.00
CFNC  Carolina Fincorp of NC*                 14.50   1,851    26.8        15.25   13.00   14.37    0.90    N.A.     8.45
CNY   Carver FSB of New York, NY              10.12   2,314    23.4        10.37    7.37    9.62    5.20   61.92    22.67
CASB  Cascade SB of Everett WA                19.00   2,054    39.0        21.00   13.00   21.00   -9.52   48.44    17.87
CATB  Catskill Fin. Corp. of NY*              15.50   5,027    77.9        16.50    9.87   15.62   -0.77    N.A.    10.71
CNIT  Cenit Bancorp of Norfolk VA             45.00   1,640    73.8        46.00   31.75   43.38    3.73  183.38     8.43
CEBK  Central Co-Op. Bank of MA*              17.25   1,965    33.9        18.50   14.75   16.88    2.19  228.57    -1.43
CENB  Century Bancshares of NC*               69.00     407    28.1        71.00   62.00   68.25    1.10    N.A.     6.15
CBSB  Charter Financial Inc. of IL            17.37   4,220    73.3        18.00   10.87   18.00   -3.50    N.A.    38.96
COFI  Charter One Financial of OH             48.00  46,339 2,224.3        49.50   32.02   46.88    2.39  174.29    14.29
CNBA  Chester Bancorp of IL                   14.62   2,182    31.9        15.37   12.62   15.00   -2.53    N.A.    11.43
CVAL  Chester Valley Bancorp of PA            19.75   2,054    40.6        19.75   13.90   19.00    3.95   74.32    33.45
CTZN  CitFed Bancorp of Dayton OH             36.75   8,613   316.5        37.25   24.17   37.25   -1.34  308.33    11.36
CLAS  Classic Bancshares of KY                14.62   1,322    19.3        14.75   10.37   14.50    0.83    N.A.    25.82
CMSB  Cmnwealth Bancorp of PA                 15.12  17,111   258.7        16.00    9.75   15.00    0.80    N.A.     0.80
COVB  CoVest Bancshares of IL                 17.75   3,018    53.6        18.25   15.37   17.75    0.00  166.52     2.90
CBSA  Coastal Bancorp of Houston TX           27.00   4,969   134.2        28.25   16.50   27.25   -0.92    N.A.    18.06
CFCP  Coastal Fin. Corp. of SC                21.25   4,637    98.5        22.87   12.00   22.68   -6.31  112.50    34.92
COFD  Collective Bancorp Inc. of NJ(8)        44.00  20,447   899.7        44.12   23.00   43.00    2.33  477.43    25.28
CMSV  Commty. Svgs, MHC of FL (48.5)          21.75   4,921    51.5        22.37   14.75   21.75    0.00    N.A.     6.10
CBNH  Community Bankshares Inc of NH(8)*      37.37   2,465    92.1        37.37   17.12   35.25    6.01  896.53    82.29

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABCL  Allied Bancorp of IL                    0.63    1.06   22.93   22.63   246.18
ATSB  AmTrust Capital Corp. of IN             0.40    0.26   13.73   13.58   135.04
AHCI  Ambanc Holding Co. of NY*              -0.65   -0.65   13.85   13.85   108.86
ASBI  Ameriana Bancorp of IN                  0.73    1.06   13.38   13.37   123.36
AFFFZ America First Fin. Fund of CA(8)        5.32    6.51   30.07   29.64   363.18
AMFB  American Federal Bank of SC(8)          1.35    1.67   10.65    9.93   118.43
ANBK  American Nat'l Bancorp of MD            0.19    0.68   12.33   12.33   134.69
ABCW  Anchor Bancorp Wisconsin of WI          3.04    3.97   25.73   25.23   411.48
ANDB  Andover Bancorp, Inc. of MA*            2.52    2.60   18.96   18.96   235.06
ASFC  Astoria Financial Corp. of NY           1.77    2.62   27.51   22.89   361.97
AVND  Avondale Fin. Corp. of IL              -1.22   -2.30   14.88   14.88   180.27
BKCT  Bancorp Connecticut of CT*              2.01    1.92   16.81   16.81   161.61
BPLS  Bank Plus Corp. of CA                  -0.63   -0.07    8.88    8.86   180.58
BWFC  Bank West Fin. Corp. of MI              0.59    0.42   12.62   12.62    82.46
BANC  BankAtlantic Bancorp of FL              1.11    0.86    8.23    6.69   149.47
BKUNA BankUnited SA of FL                     0.21    0.41    7.33    5.89   164.25
BKCO  Bankers Corp. of NJ(8)*                 2.04    2.18   15.98   15.72   205.34
BVCC  Bay View Capital Corp. of CA            0.94    1.59   14.81   14.08   234.74
BFSB  Bedford Bancshares of VA                1.16    1.48   16.49   16.49   115.15
BFFC  Big Foot Fin. Corp. of IL              -0.24    0.23   14.28   14.28    83.60
BSBC  Branford SB of CT*                      0.31    0.30    2.58    2.58    27.05
BYFC  Broadway Fin. Corp. of CA              -0.31    0.16   14.26   14.26   131.13
CBCO  CB Bancorp of Michigan City IN(8)       1.76    2.06   17.22   17.22   194.97
CBES  CBES Bancorp of MO                      0.69    0.86   17.08   17.08    92.90
CCFH  CCF Holding Company of GA               0.25    0.41   14.39   14.39   100.51
CENF  CENFED Financial Corp. of CA            1.84    2.70   20.06   20.02   392.95
CFSB  CFSB Bancorp of Lansing MI              1.17    1.57   12.32   12.32   161.46
CKFB  CKF Bancorp of Danville KY              0.84    0.83   15.38   15.38    64.94
CNSB  CNS Bancorp of MO                       0.31    0.47   14.73   14.73    59.35
CSBF  CSB Financial Group Inc of IL*          0.25    0.38   13.57   12.80    53.10
CFHC  California Fin. Hld. Co. of CA(8)       1.48    2.27   19.21   19.13   275.92
CBCI  Calumet Bancorp of Chicago IL           2.49    3.22   35.23   35.23   220.98
CAFI  Camco Fin. Corp. of OH                  0.99    1.16   14.95   13.76   154.29
CMRN  Cameron Fin. Corp. of MO                0.77    0.96   16.92   16.92    73.71
CAPS  Capital Savings Bancorp of MO           0.77    1.10   10.89   10.89   125.75
CFNC  Carolina Fincorp of NC*                 0.65    0.61   13.92   13.92    58.71
CNY   Carver FSB of New York, NY             -0.76   -0.05   14.76   14.13   183.02
CASB  Cascade SB of Everett WA                0.76    0.96   10.59   10.59   171.53
CATB  Catskill Fin. Corp. of NY*              0.84    0.85   14.70   14.70    54.49
CNIT  Cenit Bancorp of Norfolk VA             3.17    2.95   30.25   27.58   431.16
CEBK  Central Co-Op. Bank of MA*              0.96    1.08   16.94   15.03   165.04
CENB  Century Bancshares of NC*               4.31    4.36   73.51   73.51   245.57
CBSB  Charter Financial Inc. of IL            0.84    1.06   13.22   11.60    93.56
COFI  Charter One Financial of OH             2.88    3.66   20.53   19.10   302.99
CNBA  Chester Bancorp of IL                   0.71    0.71   14.50   14.50    65.30
CVAL  Chester Valley Bancorp of PA            0.87    1.28   12.72   12.72   148.58
CTZN  CitFed Bancorp of Dayton OH             1.76    2.55   21.59   19.23   341.03
CLAS  Classic Bancshares of KY                0.30    0.50   14.49   12.17    97.10
CMSB  Cmnwealth Bancorp of PA                 0.66    0.85   12.50    9.60   130.68
COVB  CoVest Bancshares of IL                 0.31    0.85   16.36   15.59   183.09
CBSA  Coastal Bancorp of Houston TX           1.49    2.49   19.64   16.59   574.11
CFCP  Coastal Fin. Corp. of SC                0.89    0.98    6.37    6.37   104.51
COFD  Collective Bancorp Inc. of NJ(8)        2.45    2.98   18.89   17.08   269.85
CMSV  Commty. Svgs, MHC of FL (48.5)          0.83    1.26   15.57   15.57   138.65
CBNH  Community Bankshares Inc of NH(8)*      2.08    1.68   16.80   16.80   235.56

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of June 6, 1997



                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                           52 Week (1)               % Change From
                                                     Share  Market       ---------------  ------------------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31,  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2)  1995(2)
---------------------                       ------- ------- -------      ------- ------- -------  ------ -------  -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFTP  Community Fed. Bancorp of MS            17.50   4,282    74.9        20.00   12.25   17.50    0.00    N.A.     2.94
CFFC  Community Fin. Corp. of VA              22.50   1,272    28.6        23.50   19.50   22.00    2.27  221.43     8.43
CIBI  Community Inv. Bancorp of OH            19.00     633    12.0        19.50   14.75   19.00    0.00    N.A.    11.76
COOP  Cooperative Bk.for Svgs. of NC          21.00   1,492    31.3        22.00   16.50   21.00    0.00  110.00     3.70
CRZY  Crazy Woman Creek Bncorp of WY          13.62   1,005    13.7        14.25   10.00   13.50    0.89    N.A.    13.50
DNFC  D&N Financial Corp. of MI               18.25   8,316   151.8        18.50   12.37   17.75    2.82  108.57     8.96
DFIN  Damen Fin. Corp. of Chicago IL          14.25   3,247    46.3        15.00   11.00   14.44   -1.32    N.A.    10.72
DCBI  Delphos Citizens Bancorp of OH          14.00   2,039    28.5        14.50   11.75   14.13   -0.92    N.A.    16.67
DIME  Dime Community Bancorp of NY            17.87  13,126   234.6        19.62   11.69   17.38    2.82    N.A.    21.15
DIBK  Dime Financial Corp. of CT*             23.87   5,136   122.6        23.87   13.75   22.88    4.33  127.33    38.38
EGLB  Eagle BancGroup of IL                   15.25   1,268    19.3        16.25   10.50   15.63   -2.43    N.A.     2.56
EBSI  Eagle Bancshares of Tucker GA           16.31   4,552    74.2        17.50   13.62   16.25    0.37  124.97     5.23
EGFC  Eagle Financial Corp. of CT             29.62   4,554   134.9        30.75   23.50   27.75    6.74  238.51    -2.89
ETFS  East Texas Fin. Serv. of TX             17.25   1,079    18.6        18.75   14.25   17.25    0.00    N.A.     5.38
EBCP  Eastern Bancorp of NH(8)                26.00   3,680    95.7        26.37   15.92   26.00    0.00  107.17    10.64
ESBK  Elmira SB of Elmira NY*                 20.75     706    14.6        21.25   14.75   20.75    0.00   44.40    13.70
EMLD  Emerald Financial Corp of OH            15.00   5,062    75.9        15.00   10.25   14.75    1.69    N.A.    33.33
EIRE  Emerald Island Bancorp, MA*             18.00   2,235    40.2        20.50   11.20   17.75    1.41  136.22    12.50
EFBC  Empire Federal Bancorp of MT            13.12   2,592    34.0        14.44   12.50   13.12    0.00    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           19.00   2,011    38.2        19.12   12.75   19.00    0.00    N.A.    31.03
EQSB  Equitable FSB of Wheaton MD             34.00     602    20.5        35.50   22.50   34.00    0.00    N.A.    20.35
FFFG  F.F.O. Financial Group of FL(8)          4.31   8,430    36.3         4.56    2.50    4.31    0.00  -48.13    27.89
FCBF  FCB Fin. Corp. of Neenah WI             24.75   2,460    60.9        24.75   17.00   24.50    1.02    N.A.    33.78
FFBS  FFBS Bancorp of Columbus MS             23.00   1,557    35.8        24.25   19.75   24.00   -4.17    N.A.     0.00
FFDF  FFD Financial Corp. of OH               13.75   1,455    20.0        14.00   10.00   13.37    2.84    N.A.     3.77
FFLC  FFLC Bancorp of Leesburg FL             28.25   2,342    66.2        28.25   17.75   26.75    5.61    N.A.    31.40
FFFC  FFVA Financial Corp. of VA              25.00   4,521   113.0        25.75   15.75   24.50    2.04    N.A.    21.95
FFWC  FFW Corporation of Wabash IN            26.00     697    18.1        26.75   19.00   26.00    0.00    N.A.    18.83
FFYF  FFY Financial Corp. of OH               26.00   4,328   112.5        26.37   23.25   26.25   -0.95    N.A.     2.73
FMCO  FMS Financial Corp. of NJ               19.75   2,386    47.1        20.75   15.50   20.75   -4.82  119.44     8.22
FFHH  FSF Financial Corp. of MN               16.62   3,095    51.4        18.25   11.37   17.00   -2.24    N.A.     9.92
FOBC  Fed One Bancorp of Wheeling WV          20.87   2,443    51.0        21.00   13.25   20.00    4.35  108.70    32.51
FBCI  Fidelity Bancorp of Chicago IL          18.75   2,792    52.4        20.87   15.50   19.37   -3.20    N.A.    10.29
FSBI  Fidelity Bancorp, Inc. of PA            20.00   1,541    30.8        21.70   14.54   20.50   -2.44  158.73    10.01
FFFL  Fidelity FSB, MHC of FL (47.4)          18.75   6,766    59.8        20.00   12.00   18.75    0.00    N.A.     5.63
FFED  Fidelity Fed. Bancorp of IN              9.00   2,490    22.4        12.25    7.50    7.75   16.13   27.66    -7.69
FFOH  Fidelity Financial of OH                15.00   5,594    83.9        15.00    9.62   14.88    0.81    N.A.    30.43
FIBC  Financial Bancorp of NY                 17.25   1,748    30.2        18.50   12.37   17.25    0.00    N.A.    15.00
FBSI  First Bancshares of MO                  19.00   1,160    22.0        20.75   15.00   19.00    0.00   49.02    14.32
FBBC  First Bell Bancorp of PA                14.87   6,803   101.2        17.37   13.12   14.75    0.81    N.A.    12.23
FBER  First Bergen Bancorp of NJ              13.62   3,015    41.1        15.12    9.00   13.75   -0.95    N.A.    18.43
SKBO  First Carnegie,MHC of PA(45.0)          13.44   2,300    13.9        13.50   11.62   13.37    0.52    N.A.     N.A.
FCIT  First Cit. Fin. Corp of MD(8)           28.62   2,944    84.3        28.62   16.00   27.75    3.14  229.34    56.82
FSTC  First Citizens Corp of GA               24.75   1,588    39.3        26.75   18.25   25.00   -1.00   98.00    -1.98
FFBA  First Colorado Bancorp of Co            18.00  16,555   298.0        18.87   12.50   17.50    2.86  445.45     5.88
FDEF  First Defiance Fin.Corp. of OH          14.00   9,423   131.9        14.25    9.87   14.25   -1.75    N.A.    13.18
FESX  First Essex Bancorp of MA*              16.62   7,484   124.4        17.12   10.00   17.00   -2.24  177.00    26.68
FFES  First FS&LA of E. Hartford CT           25.25   2,649    66.9        28.50   16.50   24.62    2.56  288.46     9.78
FSSB  First FS&LA of San Bern. CA              9.50     328     3.1        10.75    8.25    9.25    2.70   -5.00     5.56
FFSX  First FS&LA. MHC of IA (46.0)           23.00   2,827    19.9        35.00   21.00   22.00    4.55  244.83    17.95
FFSW  First Fed Fin. Serv. of OH              34.50   4,588   158.3        35.00   21.80   34.00    1.47  153.68    10.93
BDJI  First Fed. Bancorp. of MN               18.75     701    13.1        19.25   12.25   18.25    2.74    N.A.     1.35
FFBH  First Fed. Bancshares of AR             19.37   4,896    94.8        20.37   12.75   18.87    2.65    N.A.    22.05
FTFC  First Fed. Capital Corp. of WI          30.25   6,089   184.2        31.00   19.50   30.00    0.83  168.89    28.72
FFKY  First Fed. Fin. Corp. of KY             19.25   4,165    80.2        22.00   17.75   18.88    1.96   22.22    -4.94



                                                      Current Per Share Financials
                                                  ----------------------------------------
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                             -------- ------- ------- -------- -------
                                                    ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFTP  Community Fed. Bancorp of MS                  0.68    0.81   16.13   16.13    48.12
CFFC  Community Fin. Corp. of VA                    1.31    1.65   18.05   18.05   131.03
CIBI  Community Inv. Bancorp of OH                  0.99    1.47   17.73   17.73   153.94
COOP  Cooperative Bk.for Svgs. of NC               -1.96    0.29   17.49   17.49   233.58
CRZY  Crazy Woman Creek Bncorp of WY                0.51    0.64   14.42   14.42    51.78
DNFC  D&N Financial Corp. of MI                     1.06    1.43   10.67   10.56   183.80
DFIN  Damen Fin. Corp. of Chicago IL                0.51    0.64   14.12   14.12    70.03
DCBI  Delphos Citizens Bancorp of OH                0.62    0.62   14.88   14.88    52.51
DIME  Dime Community Bancorp of NY                  0.87    0.97   14.53   12.47    94.26
DIBK  Dime Financial Corp. of CT*                   2.61    2.69   12.41   11.96   158.57
EGLB  Eagle BancGroup of IL                        -0.26    0.15   16.27   16.27   134.49
EBSI  Eagle Bancshares of Tucker GA                 0.80    1.09   12.74   12.74   146.35
EGFC  Eagle Financial Corp. of CT                   1.85    2.47   22.91   17.24   332.02
ETFS  East Texas Fin. Serv. of TX                   0.34    0.68   19.69   19.69   103.51
EBCP  Eastern Bancorp of NH(8)                      0.87    1.36   17.86   16.95   235.28
ESBK  Elmira SB of Elmira NY*                       0.89    0.85   19.87   19.02   315.32
EMLD  Emerald Financial Corp of OH                  0.75    0.96    8.73    8.58   116.28
EIRE  Emerald Island Bancorp, MA*                   1.41    1.49   12.84   12.84   184.40
EFBC  Empire Federal Bancorp of MT                  0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH                 0.75    0.82   15.52   15.50   122.52
EQSB  Equitable FSB of Wheaton MD                   2.20    3.52   24.92   24.92   491.70
FFFG  F.F.O. Financial Group of FL(8)               0.19    0.31    2.41    2.41    37.60
FCBF  FCB Fin. Corp. of Neenah WI                   0.97    1.17   19.11   19.11   109.16
FFBS  FFBS Bancorp of Columbus MS                   0.96    1.21   16.05   16.05    82.64
FFDF  FFD Financial Corp. of OH                     0.44    0.61   14.50   14.50    58.62
FFLC  FFLC Bancorp of Leesburg FL                   1.00    1.47   22.16   22.16   153.09
FFFC  FFVA Financial Corp. of VA                    1.27    1.57   15.78   15.43   121.60
FFWC  FFW Corporation of Wabash IN                  1.98    2.46   22.75   22.75   227.32
FFYF  FFY Financial Corp. of OH                     1.20    1.72   19.50   19.50   138.32
FMCO  FMS Financial Corp. of NJ                     1.41    2.15   14.59   14.29   232.02
FFHH  FSF Financial Corp. of MN                     0.72    0.93   13.97   13.97   118.68
FOBC  Fed One Bancorp of Wheeling WV                0.96    1.37   16.45   15.68   141.72
FBCI  Fidelity Bancorp of Chicago IL                0.88    1.26   17.74   17.69   174.07
FSBI  Fidelity Bancorp, Inc. of PA                  1.07    1.70   14.81   14.81   212.78
FFFL  Fidelity FSB, MHC of FL (47.4)                0.49    0.78   12.08   11.98   136.99
FFED  Fidelity Fed. Bancorp of IN                   0.17    0.30    5.17    5.17   100.52
FFOH  Fidelity Financial of OH                      0.40    0.64   12.03   10.57    91.72
FIBC  Financial Bancorp of NY                       0.77    1.32   14.98   14.91   154.00
FBSI  First Bancshares of MO                        1.18    1.45   19.80   19.77   137.97
FBBC  First Bell Bancorp of PA                      1.07    1.26   10.63   10.63   104.22
FBER  First Bergen Bancorp of NJ                    0.35    0.63   13.76   13.76    83.68
SKBO  First Carnegie,MHC of PA(45.0)                0.24    0.35   10.21   10.21    65.23
FCIT  First Cit. Fin. Corp of MD(8)                 1.19    1.79   14.39   14.39   235.67
FSTC  First Citizens Corp of GA                     2.91    2.43   15.18   11.94   162.02
FFBA  First Colorado Bancorp of Co                  1.03    1.02   13.08   12.92    91.46
FDEF  First Defiance Fin.Corp. of OH                0.44    0.60   12.41   12.41    57.95
FESX  First Essex Bancorp of MA*                    1.27    1.11   11.20    9.65   153.24
FFES  First FS&LA of E. Hartford CT                 1.56    2.49   23.00   23.00   367.95
FSSB  First FS&LA of San Bern. CA                  -3.66   -3.67   13.70   13.20   316.08
FFSX  First FS&LA. MHC of IA (46.0)                 0.68    1.17   13.32   13.20   163.72
FFSW  First Fed Fin. Serv. of OH                    2.01    1.59   14.35   12.12   237.17
BDJI  First Fed. Bancorp. of MN                     0.48    1.00   17.17   17.17   153.66
FFBH  First Fed. Bancshares of AR                   0.81    1.16   16.79   16.79   106.16
FTFC  First Fed. Capital Corp. of WI                1.77    2.06   15.97   14.97   251.31
FFKY  First Fed. Fin. Corp. of KY                   1.08    1.29   12.16   11.42    89.39

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part One
                           Prices As Of June 6, 1997



                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31,  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2)  1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFBZ  First Federal Bancorp of OH             17.50   1,572    27.5        19.00   11.75   17.50    0.00   75.00     9.38
FFCH  First Fin. Holdings Inc. of SC          26.75   6,326   169.2        28.25   17.50   26.75    0.00  118.37    18.89
FFBI  First Financial Bancorp of IL           16.00     415     6.6        16.50   15.50   15.50    3.23    N.A.     0.82
FFHC  First Financial Corp. of WI(8)          28.00  36,411 1,019.5        28.62   17.20   27.87    0.47   77.78    14.29
FFHS  First Franklin Corp. of OH              19.87   1,178    23.4        20.50   14.25   20.25   -1.88   51.45    20.42
FGHC  First Georgia Hold. Corp of GA           7.50   3,052    22.9         8.25    4.00    7.75   -3.23   95.82    32.28
FSPG  First Home Bancorp of NJ                19.25   2,708    52.1        19.37   13.31   18.75    2.67  220.83    38.79
FFSL  First Independence Corp. of KS          11.28   1,005    11.3        12.25    8.87   10.88    3.68    N.A.     8.78
FISB  First Indiana Corp. of IN               21.25  10,505   223.2        24.30   16.80   20.50    3.66   57.41    -0.70
FKFS  First Keystone Fin. Corp of PA          22.75   1,228    27.9        22.75   16.75   22.31    1.97    N.A.    18.18
FLKY  First Lancaster Bncshrs of KY           15.00     959    14.4        16.25   13.12   15.25   -1.64    N.A.     2.60
FLFC  First Liberty Fin. Corp. of GA          21.50   7,725   166.1        22.50   13.67   21.75   -1.15  323.23    17.04
CASH  First Midwest Fin. Corp. of IA          15.44   2,827    43.6        17.50   14.50   15.00    2.93    N.A.     0.72
FMBD  First Mutual Bancorp of IL              15.00   3,742    56.1        16.00   11.62   15.38   -2.47    N.A.     0.00
FMSB  First Mutual SB of Bellevue WA*         20.25   2,453    49.7        20.50   12.25   20.50   -1.22  161.29    15.71
FNGB  First Northern Cap. Corp of WI          19.62   4,419    86.7        20.25   15.25   20.25   -3.11   34.75    20.74
FFPB  First Palm Beach Bancorp of FL          30.00   5,009   150.3        30.00   19.94   30.00    0.00    N.A.    27.01
FSLA  First SB SLA MHC of NJ (47.5)           24.75   7,247    84.2        24.75   14.09   24.50    1.02  147.50    33.78
FSNJ  First SB of NJ, MHC (45.9)(8)           25.75   3,064    36.2        25.75   14.00   24.25    6.19    N.A.    11.96
SOPN  First SB, SSB, Moore Co. of NC          20.75   3,697    76.7        21.25   16.75   20.00    3.75    N.A.    10.67
FWWB  First Savings Bancorp of WA*            21.50  10,569   227.2        22.12   14.37   20.88    2.97    N.A.    17.04
SHEN  First Shenango Bancorp of PA            25.00   2,063    51.6        25.75   20.00   24.00    4.17    N.A.    11.11
FSFC  First So.east Fin. Corp. of SC          10.94   4,388    48.0        19.00    9.12   10.50    4.19    N.A.    16.63
FLAG  Flag Financial Corp of GA               12.75   2,037    26.0        12.87    9.75   12.25    4.08   30.10    18.60
FFIC  Flushing Fin. Corp. of NY*              19.37   8,088   156.7        19.94   15.75   18.88    2.60    N.A.     6.90
FBHC  Fort Bend Holding Corp. of TX           26.50     822    21.8        27.50   16.87   27.00   -1.85    N.A.     3.92
FTSB  Fort Thomas Fin. Corp. of KY            10.50   1,495    15.7        17.75    9.25   10.25    2.44    N.A.   -28.18
FKKY  Frankfort First Bancorp of KY           12.00   3,385    40.6        12.25    9.75   10.63   12.89    N.A.     5.54
FTNB  Fulton Bancorp of MO                    20.12   1,719    34.6        20.12   12.50   19.50    3.18    N.A.    30.90
GFSB  GFS Bancorp of Grinnell IA              14.25     988    14.1        14.25   10.12   14.25    0.00    N.A.    34.18
GUPB  GFSB Bancorp of Gallup NM               18.00     839    15.1        18.62   13.25   18.00    0.00    N.A.    13.42
GSLA  GS Financial Corp. of LA                14.37   3,439    49.4        14.37   13.37   14.00    2.64    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                16.62   1,076    17.9        17.25   13.00   16.50    0.73    N.A.    16.63
GBCI  Glacier Bancorp of MT                   16.50   6,799   112.2        17.00   13.50   16.50    0.00  241.61     1.04
GLBK  Glendale Co-op. Bank of MA(8)*          26.75     247     6.6        26.75   16.50   26.75    0.00    N.A.    33.75
GFCO  Glenway Financial Corp. of OH           24.75   1,144    28.3        25.75   18.09   24.75    0.00    N.A.    20.73
GTPS  Great American Bancorp of IL            15.50   1,760    27.3        16.50   13.19   15.75   -1.59    N.A.     4.66
GTFN  Great Financial Corp. of KY             33.25  14,073   467.9        34.75   25.37   33.00    0.76    N.A.    14.18
GSBC  Great Southern Bancorp of MO            16.94   8,288   140.4        18.00   13.12   16.87    0.41  480.14    -4.88
GDVS  Greater DV SB,MHC of PA (19.9)*         12.87   3,272     8.4        14.00    9.25   12.87    0.00    N.A.    24.11
GRTR  Greater New York SB of NY(8)*           19.69  13,678   269.3        19.69   10.12   19.13    2.93  111.49    44.57
GSFC  Green Street Fin. Corp. of NC           17.75   4,298    76.3        18.87   12.50   17.88   -0.73    N.A.    14.52
GSLC  Guaranty Svgs & Loan FA of VA           10.00   1,499    15.0        11.00    7.25    9.62    3.95    N.A.    14.29
GFED  Guarnty FS&LA,MHC of MO (31.0)          17.00   3,125    16.5        17.25    9.75   17.00    0.00    N.A.    40.96
HCBB  HCB Bancshares of AR                    12.87   2,645    34.0        13.25   12.62   13.12   -1.91    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  13.50   6,282    84.8        14.50    9.25   13.38    0.90    N.A.    21.40
HFFC  HF Financial Corp. of SD                19.37   2,998    58.1        20.50   14.75   20.00   -3.15  287.40    11.90
HFNC  HFNC Financial Corp. of NC              17.12  17,192   294.3        22.06   15.87   17.37   -1.44    N.A.    -4.20
HMNF  HMN Financial, Inc. of MN               21.12   4,210    88.9        23.75   15.12   22.00   -4.00    N.A.    16.56
HALL  Hallmark Capital Corp. of WI            19.25   1,443    27.8        20.00   14.50   19.25    0.00    N.A.     8.45
HARB  Harbor FSB, MHC of FL (46.0)            36.62   4,962    83.1        38.50   23.75   35.75    2.43    N.A.     2.43
HRBF  Harbor Federal Bancorp of MD            17.00   1,754    29.8        18.75   12.37   18.00   -5.56   70.00     7.94
HFSA  Hardin Bancorp of Hardin MO             14.62     859    12.6        15.50   11.00   14.62    0.00    N.A.    16.96
HARL  Harleysville SA of PA                   22.12   1,651    36.5        23.00   14.00   22.00    0.55   24.62    40.00
HARS  Harris SB, MHC of PA (24.2)             20.75  11,221    56.3        22.62   14.75   19.75    5.06    N.A.    13.70


                                                        Current Per Share Financials
                                                   ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFBZ  First Federal Bancorp of OH                  0.86    1.18    9.34    9.33   121.94
FFCH  First Fin. Holdings Inc. of SC               1.35    2.05   15.57   15.57   253.24
FFBI  First Financial Bancorp of IL               -0.05    1.05   17.52   17.52   224.47
FFHC  First Financial Corp. of WI(8)               1.43    1.95   11.14   10.82   159.53
FFHS  First Franklin Corp. of OH                   0.27    1.15   16.93   16.81   192.05
FGHC  First Georgia Hold. Corp of GA               0.47    0.28    4.09    3.73    48.20
FSPG  First Home Bancorp of NJ                     1.63    2.14   12.36   12.14   187.68
FFSL  First Independence Corp. of KS               0.53    0.81   11.42   11.42   108.69
FISB  First Indiana Corp. of IN                    1.26    1.45   13.51   13.34   141.00
FKFS  First Keystone Fin. Corp of PA               1.24    1.84   18.12   18.12   256.22
FLKY  First Lancaster Bncshrs of KY                0.38    0.49   14.27   14.27    38.43
FLFC  First Liberty Fin. Corp. of GA               1.76    1.42   11.87   10.62   161.56
CASH  First Midwest Fin. Corp. of IA               0.96    1.24   15.18   13.43   130.94
FMBD  First Mutual Bancorp of IL                   0.13    0.34   15.22   11.71   113.47
FMSB  First Mutual SB of Bellevue WA*              1.60    1.54   11.17   11.17   169.93
FNGB  First Northern Cap. Corp of WI               0.81    1.20   16.09   16.09   139.83
FFPB  First Palm Beach Bancorp of FL              -0.02    0.15   21.04   20.50   311.09
FSLA  First SB SLA MHC of NJ (47.5)                0.69    1.22   13.00   11.52   141.40
FSNJ  First SB of NJ, MHC (45.9)(8)               -0.70    0.47   16.18   16.18   188.83
SOPN  First SB, SSB, Moore Co. of NC               0.99    1.19   18.04   18.04    73.34
FWWB  First Savings Bancorp of WA*                 0.68    0.68   14.13   12.97    89.60
SHEN  First Shenango Bancorp of PA                 1.55    2.08   20.79   20.79   194.34
FSFC  First So.east Fin. Corp. of SC               0.01    0.70    7.80    7.80    76.29
FLAG  Flag Financial Corp of GA                   -0.07    0.15   10.25   10.25   109.02
FFIC  Flushing Fin. Corp. of NY*                   0.86    0.89   16.06   16.06   100.30
FBHC  Fort Bend Holding Corp. of TX                0.74    1.72   21.78   20.15   338.85
FTSB  Fort Thomas Fin. Corp. of KY                 0.30    0.46   10.19   10.19    63.33
FKKY  Frankfort First Bancorp of KY                0.24    0.36    9.93    9.93    37.91
FTNB  Fulton Bancorp of MO                         0.41    0.58   14.47   14.47    57.86
GFSB  GFS Bancorp of Grinnell IA                   0.85    1.09   10.32   10.32    89.22
GUPB  GFSB Bancorp of Gallup NM                    0.69    0.87   16.88   16.88   103.59
GSLA  GS Financial Corp. of LA                     0.29    0.29   15.77   15.77    34.03
GWBC  Gateway Bancorp of KY(8)                     0.53    0.74   15.95   15.95    61.16
GBCI  Glacier Bancorp of MT                        1.00    1.13    7.77    7.55    81.24
GLBK  Glendale Co-op. Bank of MA(8)*               1.11    1.07   24.48   24.48   149.50
GFCO  Glenway Financial Corp. of OH                0.92    1.67   23.46   23.10   245.47
GTPS  Great American Bancorp of IL                 0.33    0.42   16.58   16.58    78.35
GTFN  Great Financial Corp. of KY                  1.46    1.40   19.83   18.97   213.33
GSBC  Great Southern Bancorp of MO                 1.09    1.23    7.35    7.35    81.94
GDVS  Greater DV SB,MHC of PA (19.9)*              0.01    0.24    8.37    8.37    72.95
GRTR  Greater New York SB of NY(8)*                0.86    0.74   11.78   11.78   187.93
GSFC  Green Street Fin. Corp. of NC                0.57    0.70   14.64   14.64    40.57
GSLC  Guaranty Svgs & Loan FA of VA                0.33    0.31    4.43    4.43    77.50
GFED  Guarnty FS&LA,MHC of MO (31.0)               0.30    0.49    8.68    8.68    62.73
HCBB  HCB Bancshares of AR                        -0.08    0.29   13.73   13.16    75.24
HEMT  HF Bancorp of Hemet CA                      -0.36   -2.62   12.91    0.00   131.63
HFFC  HF Financial Corp. of SD                     1.10    1.51   17.21   17.17   187.22
HFNC  HFNC Financial Corp. of NC                   0.51    0.67    9.23    9.23    49.03
HMNF  HMN Financial, Inc. of MN                    0.99    1.20   18.71   18.71   131.36
HALL  Hallmark Capital Corp. of WI                 1.20    1.58   19.82   19.82   283.64
HARB  Harbor FSB, MHC of FL (46.0)                 1.93    2.54   18.30   17.61   222.68
HRBF  Harbor Federal Bancorp of MD                 0.51    0.82   16.09   16.09   125.12
HFSA  Hardin Bancorp of Hardin MO                  0.54    0.88   15.38   15.38   120.32
HARL  Harleysville SA of PA                        1.30    1.86   12.82   12.82   201.43
HARS  Harris SB, MHC of PA (24.2)                  0.36    0.88   13.71   11.83   173.19

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                                 (continued)
                                    Weekly Thrift Market Line - Part One
                                          Prices As Of June 6, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- -----------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%) ($)
                                                                                                                        >
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HFFB  Harrodsburg 1st Fin Bcrp of KY          15.00   2,025    30.4        19.00   14.87   15.00    0.00    N.A.   -20.51
HHFC  Harvest Home Fin. Corp. of OH           10.50     935     9.8        13.75    9.25   11.00   -4.55    N.A.     7.69
HAVN  Haven Bancorp of Woodhaven NY           34.00   4,330   147.2        36.00   25.56   34.25   -0.73    N.A.    18.80
HVFD  Haverfield Corp. of OH(8)               25.50   1,906    48.6        25.98   17.00   25.50    0.00   64.52    33.37
HTHR  Hawthorne Fin. Corp. of CA              11.37   2,629    29.9        11.75    6.62   11.25    1.07  -58.65    39.85
HMLK  Hemlock Fed. Fin. Corp. of IL           13.00   2,076    27.0        13.25   12.50   13.13   -0.99    N.A.     N.A.
HBNK  Highland Federal Bank of CA             21.81   2,282    49.8        24.00   14.25   21.50    1.44    N.A.    28.29
HIFS  Hingham Inst. for Sav. of MA*           18.25   1,301    23.7        19.25   14.00   18.63   -2.04  300.22    -2.67
HBEI  Home Bancorp of Elgin IL                16.25   7,009   113.9        16.25   11.81   16.00    1.56    N.A.    20.37
HBFW  Home Bancorp of Fort Wayne IN           20.12   2,623    52.8        20.87   14.75   20.13   -0.05    N.A.     5.89
HBBI  Home Building Bancorp of IN             21.00     312     6.6        22.00   17.00   21.00    0.00    N.A.     6.33
HCFC  Home City Fin. Corp. of OH              13.25     952    12.6        14.25   12.00   13.25    0.00    N.A.     0.00
HOMF  Home Fed Bancorp of Seymour IN          27.00   3,390    91.5        28.00   17.00   26.88    0.45  168.66     4.85
HWEN  Home Financial Bancorp of IN            15.75     486     7.7        15.75    9.87   15.50    1.61    N.A.    23.53
HPBC  Home Port Bancorp, Inc. of MA*          20.25   1,842    37.3        20.37   12.50   19.50    3.85  153.13    22.73
HMCI  Homecorp, Inc. of Rockford IL           14.25   1,693    24.1        15.17   11.33   14.00    1.79   42.50    11.76
HZFS  Horizon Fin'l. Services of IA           19.25     426     8.2        19.25   14.00   19.00    1.32    N.A.    27.31
HRZB  Horizon Financial Corp. of WA*          15.37   7,399   113.7        16.00   10.65   14.87    3.36   34.59    30.92
IBSF  IBS Financial Corp. of NJ               15.00  11,012   165.2        16.25   10.87   14.87    0.87    N.A.    10.38
ISBF  ISB Financial Corp. of LA               22.75   7,001   159.3        26.12   13.62   22.25    2.25    N.A.    26.39
ITLA  Imperial Thrift & Loan of CA*           15.25   7,829   119.4        17.25   12.62   15.25    0.00    N.A.     1.67
IFSB  Independence FSB of DC                   8.87   1,280    11.4         9.75    6.75    8.37    5.97  343.50    10.87
INCB  Indiana Comm. Bank, SB of IN            16.25     922    15.0        19.00   13.25   15.00    8.33    N.A.     0.00
IFSL  Indiana Federal Corp. of IN(8)          26.37   4,786   126.2        27.25   18.25   26.00    1.42  249.73    17.88
INBI  Industrial Bancorp of OH                12.75   5,410    69.0        13.25    9.87   12.50    2.00    N.A.     0.00
IWBK  Interwest SB of Oak Harbor WA           34.75   8,018   278.6        36.25   23.87   35.00   -0.71  247.50     7.75
IPSW  Ipswich SB of Ipswich MA*               16.37   1,188    19.4        16.37    9.75   15.25    7.34    N.A.    36.42
JSBF  JSB Financial, Inc. of NY               44.62   9,830   438.6        45.00   32.62   44.00    1.41  288.00    17.42
JXVL  Jacksonville Bancorp of TX              14.62   2,572    37.6        15.75   10.00   14.50    0.83    N.A.     0.00
JXSB  Jcksnville SB,MHC of IL (44.6)          16.25   1,272     9.2        18.00   11.50   17.50   -7.14    N.A.    22.64
JSBA  Jefferson Svgs Bancorp of MO            29.00   4,971   144.2        30.50   22.25   28.50    1.75    N.A.    11.54
JOAC  Joachim Bancorp of MO                   14.75     760    11.2        15.25   12.12   14.87   -0.81    N.A.     1.72
KSAV  KS Bancorp of Kenly NC                  22.00     663    14.6        22.00   18.00   22.00    0.00    N.A.    10.72
KSBK  KSB Bancorp of Kingfield ME(8)*         33.00     413    13.6        34.00   20.00   30.00   10.00    N.A.    43.48
KFBI  Klamath First Bancorp of OR             18.94   9,962   188.7        19.00   13.37   18.50    2.38    N.A.    20.25
LSBI  LSB Fin. Corp. of Lafayette IN          19.50     945    18.4        20.00   14.29   19.41    0.46    N.A.     5.01
LVSB  Lakeview SB of Paterson NJ              29.62   2,302    68.2        33.50   17.27   29.00    2.14    N.A.    19.10
LARK  Landmark Bancshares of KS               20.00   1,808    36.2        20.00   15.25   19.50    2.56    N.A.    11.11
LARL  Laurel Capital Group of PA              21.25   1,498    31.8        22.50   14.50   21.50   -1.16   66.02    28.79
LSBX  Lawrence Savings Bank of MA*            10.87   4,256    46.3        10.87    5.12    9.88   10.02  215.99    33.70
LFED  Leeds FSB, MHC of MD (36.2)             18.00   3,455    22.5        19.00   13.00   18.00    0.00    N.A.    12.50
LXMO  Lexington B&L Fin. Corp. of MO          14.75   1,088    16.0        15.75    9.62   14.50    1.72    N.A.     9.26
LIFB  Life Bancorp of Norfolk VA              22.75   9,847   224.0        23.12   14.12   21.88    3.98    N.A.    26.39
LFBI  Little Falls Bancorp of NJ              13.00   2,745    35.7        14.00    9.75   13.38   -2.84    N.A.     1.96
LOGN  Logansport Fin. Corp. of IN             14.00   1,256    17.6        15.00   11.12   14.00    0.00    N.A.    24.44
LONF  London Financial Corp. of OH            15.00     515     7.7        17.50   10.00   15.00    0.00    N.A.     6.23
LISB  Long Island Bancorp of NY               35.12  24,228   850.9        39.25   27.69   34.87    0.72    N.A.     0.34
MAFB  MAF Bancorp of IL                       41.00  10,429   427.6        42.31   22.25   41.75   -1.80  382.35    17.99
MBLF  MBLA Financial Corp. of MO(8)           23.25   1,316    30.6        24.00   19.00   20.75   12.05    N.A.    22.37
MFBC  MFB Corp. of Mishawaka IN               19.50   1,735    33.8        19.75   13.75   19.37    0.67    N.A.    17.33
MLBC  ML Bancorp of Villanova PA              18.44  10,415   192.1        18.44   11.87   17.44    5.73    N.A.    30.59
MBB   MSB Bancorp of Middletown NY*           18.12   2,837    51.4        20.50   15.50   17.75    2.08   81.20    -7.65
MSBF  MSB Financial Corp. of MI               22.00     630    13.9        22.00   16.50   21.75    1.15    N.A.    15.79
MGNL  Magna Bancorp of MS(8)                  23.25  13,754   319.8        23.75   16.75   23.50   -1.06  365.00    32.86
MARN  Marion Capital Holdings of IN           22.50   1,828    41.1        23.25   19.25   23.25   -3.23    N.A.    16.88
                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HFFB  Harrodsburg 1st Fin Bcrp of KY          0.55    0.73   14.08   14.08    53.43
HHFC  Harvest Home Fin. Corp. of OH           0.17    0.44   11.12   11.12    89.47
HAVN  Haven Bancorp of Woodhaven NY           2.28    3.32   23.13   23.04   399.03
HVFD  Haverfield Corp. of OH(8)               0.88    1.86   15.04   15.04   179.26
HTHR  Hawthorne Fin. Corp. of CA              2.39    1.65   12.11   12.11   314.87
HMLK  Hemlock Fed. Fin. Corp. of IL           0.19    0.49   13.74   13.74    79.00
HBNK  Highland Federal Bank of CA             0.59    1.03   15.70   15.70   210.43
HIFS  Hingham Inst. for Sav. of MA*           1.73    1.73   15.10   15.10   158.08
HBEI  Home Bancorp of Elgin IL                0.15    0.39   14.39   14.39    51.18
HBFW  Home Bancorp of Fort Wayne IN           0.68    1.10   17.43   17.43   124.97
HBBI  Home Building Bancorp of IN             0.27    0.74   18.11   18.11   150.01
HCFC  Home City Fin. Corp. of OH              0.51    0.77   14.77   14.77    71.68
HOMF  Home Fed Bancorp of Seymour IN          1.93    2.29   16.54   16.00   195.77
HWEN  Home Financial Bancorp of IN            0.45    0.64   15.12   15.12    81.16
HPBC  Home Port Bancorp, Inc. of MA*          1.69    1.68   11.11   11.11   102.72
HMCI  Homecorp, Inc. of Rockford IL           0.23    0.77   12.52   12.52   198.73
HZFS  Horizon Fin'l. Services of IA           0.75    1.05   19.31   19.31   183.96
HRZB  Horizon Financial Corp. of WA*          1.05    1.03   10.61   10.61    69.65
IBSF  IBS Financial Corp. of NJ               0.35    0.60   11.45   11.45    67.20
ISBF  ISB Financial Corp. of LA               0.75    1.01   16.28   13.74   132.73
ITLA  Imperial Thrift & Loan of CA*           1.37    1.37   11.77   11.72   103.52
IFSB  Independence FSB of DC                  0.26    0.39   13.03   11.28   193.66
INCB  Indiana Comm. Bank, SB of IN            0.16    0.50   12.27   12.27    99.06
IFSL  Indiana Federal Corp. of IN(8)          1.10    1.56   15.03   14.12   171.11
INBI  Industrial Bancorp of OH                0.44    0.86   11.41   11.41    61.71
IWBK  Interwest SB of Oak Harbor WA           1.67    2.34   14.82   14.47   220.94
IPSW  Ipswich SB of Ipswich MA*               1.51    1.22    8.29    8.29   133.79
JSBF  JSB Financial, Inc. of NY               2.58    2.58   33.37   33.37   154.51
JXVL  Jacksonville Bancorp of TX              0.74    1.02   13.27   13.27    84.89
JXSB  Jcksnville SB,MHC of IL (44.6)          0.33    0.77   13.26   13.26   128.80
JSBA  Jefferson Svgs Bancorp of MO            0.57    1.43   18.09   14.12   230.96
JOAC  Joachim Bancorp of MO                   0.24    0.37   13.60   13.60    46.92
KSAV  KS Bancorp of Kenly NC                  1.34    1.76   21.01   21.00   151.97
KSBK  KSB Bancorp of Kingfield ME(8)*         2.75    2.74   21.90   20.27   320.90
KFBI  Klamath First Bancorp of OR             0.59    0.87   14.03   14.03    68.64
LSBI  LSB Fin. Corp. of Lafayette IN          0.94    0.79   18.06   18.06   198.97
LVSB  Lakeview SB of Paterson NJ              2.85    1.78   20.78   16.64   204.95
LARK  Landmark Bancshares of KS               0.98    1.22   18.11   18.11   123.78
LARL  Laurel Capital Group of PA              1.50    1.92   14.51   14.51   139.24
LSBX  Lawrence Savings Bank of MA*            1.30    1.30    7.06    7.06    80.37
LFED  Leeds FSB, MHC of MD (36.2)             0.63    0.90   13.20   13.20    81.59
LXMO  Lexington B&L Fin. Corp. of MO          0.42    0.58   17.24   17.24    56.68
LIFB  Life Bancorp of Norfolk VA              0.96    1.18   15.42   14.94   142.97
LFBI  Little Falls Bancorp of NJ              0.27    0.53   14.30   13.16   110.52
LOGN  Logansport Fin. Corp. of IN             0.73    0.95   12.41   12.41    63.14
LONF  London Financial Corp. of OH            0.54    0.79   14.63   14.63    73.66
LISB  Long Island Bancorp of NY               1.38    1.64   21.62   21.41   239.98
MAFB  MAF Bancorp of IL                       2.23    3.11   24.46   21.24   310.33
MBLF  MBLA Financial Corp. of MO(8)           1.05    1.36   21.51   21.51   159.41
MFBC  MFB Corp. of Mishawaka IN               0.71    1.07   19.59   19.59   135.04
MLBC  ML Bancorp of Villanova PA              1.26    1.15   13.55   13.22   180.04
MBB   MSB Bancorp of Middletown NY*           0.44    0.48   19.57    7.69   299.00
MSBF  MSB Financial Corp. of MI               1.22    1.52   19.94   19.94   120.05
MGNL  Magna Bancorp of MS(8)                  1.33    1.57    9.62    9.30   100.56
MARN  Marion Capital Holdings of IN           1.27    1.53   21.99   21.99    95.41

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part One
                           Prices As Of June 6, 1997




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MRKF  Market Fin. Corp. of OH                 12.87   1,336    17.2        13.00   12.25   12.63    1.90    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        15.00   1,411    21.2        16.62   14.25   15.00    0.00    N.A.     0.87
MFSL  Maryland Fed. Bancorp of MD             45.00   3,210   144.5        45.00   26.91   37.75   19.21  328.57    29.50
MASB  MassBank Corp. of Reading MA*           43.00   2,686   115.5        43.00   32.50   42.00    2.38  248.74    12.80
MFLR  Mayflower Co-Op. Bank of MA*            16.25     890    14.5        19.75   13.12   17.13   -5.14  225.00    -4.41
MECH  Mechanics SB of Hartford CT*            18.37   5,290    97.2        19.00   11.00   17.37    5.76    N.A.    16.63
MDBK  Medford Savings Bank of MA*             27.25   4,540   123.7        29.75   20.75   27.06    0.70  289.29     5.83
MERI  Meritrust FSB of Thibodaux LA           38.50     774    29.8        38.50   30.75   35.25    9.22    N.A.    21.76
MWBX  Metro West of MA*                        5.44  13,943    75.8         5.50    3.50    5.44    0.00   32.04     1.30
MCBS  Mid Continent Bancshares of KS          26.00   1,958    50.9        27.00   17.50   25.75    0.97    N.A.    11.25
MIFC  Mid Iowa Financial Corp. of IA           9.00   1,676    15.1         9.00    6.00    8.50    5.88   80.00    41.29
MCBN  Mid-Coast Bancorp of ME                 19.50     230     4.5        20.25   18.00   19.50    0.00  241.51     2.63
MWBI  Midwest Bancshares, Inc. of IA          31.50     348    11.0        31.50   24.50   29.50    6.78  215.00    18.87
MWFD  Midwest Fed. Fin. Corp of WI            19.75   1,625    32.1        24.50   15.12   20.75   -4.82  295.00     6.76
MFFC  Milton Fed. Fin. Corp. of OH            14.12   2,327    32.9        16.00   11.50   14.00    0.86    N.A.    -2.62
MIVI  Miss. View Hold. Co. of MN              15.00     819    12.3        15.63   10.75   15.00    0.00    N.A.    25.00
MBSP  Mitchell Bancorp of NC*                 16.75     968    16.2        16.75   10.19   16.25    3.08    N.A.    17.54
MBBC  Monterey Bay Bancorp of CA              16.37   3,245    53.1        18.25   11.37   16.00    2.31    N.A.    10.98
MSBK  Mutual SB, FSB of Bay City MI            8.37   4,274    35.8         8.37    5.12    8.37    0.00   -4.34    52.18
NHTB  NH Thrift Bancshares of NH              15.37   2,041    31.4        15.50    9.75   15.00    2.47  232.68    21.79
NSLB  NS&L Bancorp of Neosho MO               16.50     708    11.7        17.25   12.00   16.50    0.00    N.A.    21.15
NMSB  Newmil Bancorp. of CT*                   9.50   3,888    36.9        10.12    6.75    9.50    0.00   49.14    -2.56
NASB  North American SB of MO                 45.00   2,257   101.6        46.25   29.25   43.50    3.45  958.82    31.39
NBSI  North Bancshares of Chicago IL          19.50   1,035    20.2        20.12   15.25   19.50    0.00    N.A.    18.18
FFFD  North Central Bancshares of IA          15.25   3,429    52.3        16.62   10.25   15.50   -1.61    N.A.    12.46
NBN   Northeast Bancorp of ME*                14.37   1,275    18.3        14.75   12.50   14.37    0.00   22.30     2.64
NEIB  Northeast Indiana Bncrp of IN           16.00   1,763    28.2        16.00   11.50   14.75    8.47    N.A.    17.47
NWEQ  Northwest Equity Corp. of WI            14.62     929    13.6        15.00   10.25   15.00   -2.53    N.A.    20.63
NWSB  Northwest SB, MHC of PA (29.9)          14.37  23,376   100.4        15.75   10.75   14.50   -0.90    N.A.     7.48
NSSY  Norwalk Savings Society of CT*          26.87   2,404    64.6        28.13   19.87   28.12   -4.45    N.A.    14.98
NSSB  Norwich Financial Corp. of CT*          20.62   5,400   111.3        23.25   13.12   20.00    3.10  194.57     5.10
NTMG  Nutmeg FS&LA of CT                       7.37     725     5.3         8.00    7.00    7.37    0.00    N.A.    -1.73
OHSL  OHSL Financial Corp. of OH              23.75   1,208    28.7        24.25   19.25   23.75    0.00    N.A.    11.14
OCFC  Ocean Fin. Corp. of NJ                  31.44   9,059   284.8        32.37   19.62   31.75   -0.98    N.A.    23.29
OCWN  Ocwen Financial Corp. of FL             29.25  26,800   783.9        34.75   20.25   29.38   -0.44    N.A.     9.35
OFCP  Ottawa Financial Corp. of MI            21.37   5,040   107.7        22.75   16.00   21.00    1.76    N.A.    27.13
PFFB  PFF Bancorp of Pomona CA                15.25  18,846   287.4        16.94   10.37   15.44   -1.23    N.A.     2.56
PSFI  PS Financial of Chicago IL              14.25   2,182    31.1        14.25   11.62   13.75    3.64    N.A.    21.28
PVFC  PVF Capital Corp. of OH                 18.00   2,323    41.8        19.00   12.00   18.00    0.00  309.09    14.29
PCCI  Pacific Crest Capital of CA*            12.25   2,937    36.0        13.75    7.87   12.25    0.00    N.A.     6.52
PALM  Palfed, Inc. of Aiken SC                16.50   5,278    87.1        17.50   11.62   16.63   -0.78    7.35    17.86
PBCI  Pamrapo Bancorp, Inc. of NJ             19.75   2,863    56.5        23.75   18.25   20.25   -2.47  250.80    -1.25
PFED  Park Bancorp of Chicago IL              14.75   2,431    35.9        16.12   10.19   14.50    1.72    N.A.    13.46
PVSA  Parkvale Financial Corp of PA           28.37   4,060   115.2        29.50   19.60   27.25    4.11  242.63     9.12
PBIX  Patriot Bank Corp. of PA                16.00   4,266    68.3        16.75   10.62   16.13   -0.81    N.A.    18.52
PEEK  Peekskill Fin. Corp. of NY              14.00   3,203    44.8        15.25   11.25   13.87    0.94    N.A.    -1.75
PFSB  PennFed Fin. Services of NJ             25.19   4,821   121.4        25.25   14.87   24.13    4.39    N.A.    24.40
PWBC  PennFirst Bancorp of PA                 13.50   3,911    52.8        14.75   13.00   13.78   -2.03   69.17    -0.88
PWBK  Pennwood SB of PA*                      15.00     610     9.2        15.00    9.00   14.88    0.81    N.A.     9.09
PBKB  People's SB of Brockton MA*             13.50   3,592    48.5        13.75    9.00   13.00    3.85  127.27    27.12
PFDC  Peoples Bancorp of Auburn IN            21.75   2,279    49.6        23.00   19.25   22.25   -2.25   24.29     7.41
PBCT  Peoples Bank, MHC of CT (37.4)*         24.37  61,017   369.3        24.75   13.50   23.63    3.13  209.66    26.60
PFFC  Peoples Fin. Corp. of OH                15.63   1,491    23.3        16.00   10.87   15.50    0.84    N.A.    15.78
PHBK  Peoples Heritage Fin Grp of ME*         35.25  28,425 1,002.0        35.25   19.00   33.12    6.43  130.24    25.89
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       34.25   1,907    65.3        34.25   20.50   33.50    2.24  247.01    23.42

                                                     Current Per Share Financials
                                                 ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book

                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MRKF  Market Fin. Corp. of OH                      0.38    0.50   14.17   14.17    42.68
MFCX  Marshalltown Fin. Corp. of IA(8)             0.30    0.63   14.06   14.06    90.08
MFSL  Maryland Fed. Bancorp of MD                  2.03    2.96   29.68   29.28   351.55
MASB  MassBank Corp. of Reading MA*                3.60    3.34   33.49   33.49   335.49
MFLR  Mayflower Co-Op. Bank of MA*                 1.33    1.30   13.21   12.98   140.10
MECH  Mechanics SB of Hartford CT*                 0.35    0.37   14.50   14.50   149.06
MDBK  Medford Savings Bank of MA*                  2.33    2.26   20.43   18.91   232.18
MERI  Meritrust FSB of Thibodaux LA                1.77    2.88   23.34   23.34   295.34
MWBX  Metro West of MA*                            0.50    0.50    2.92    2.92    39.80
MCBS  Mid Continent Bancshares of KS               1.75    2.00   19.04   19.04   189.57
MIFC  Mid Iowa Financial Corp. of IA               0.64    0.84    6.71    6.70    73.73
MCBN  Mid-Coast Bancorp of ME                      0.97    1.55   21.63   21.63   251.47
MWBI  Midwest Bancshares, Inc. of IA               1.84    3.04   27.71   27.71   399.44
MWFD  Midwest Fed. Fin. Corp of WI                 1.16    1.13   10.66   10.24   123.74
MFFC  Milton Fed. Fin. Corp. of OH                 0.40    0.55   11.32   11.32    76.82
MIVI  Miss. View Hold. Co. of MN                   0.58    0.86   15.55   15.55    85.17
MBSP  Mitchell Bancorp of NC*                      0.47    0.59   15.17   15.17    35.01
MBBC  Monterey Bay Bancorp of CA                   0.31    0.57   13.98   12.82   130.16
MSBK  Mutual SB, FSB of Bay City MI                0.15    0.06    9.31    9.31   155.02
NHTB  NH Thrift Bancshares of NH                   0.44    0.65   11.47    9.72   153.37
NSLB  NS&L Bancorp of Neosho MO                    0.41    0.62   16.35   16.35    82.05
NMSB  Newmil Bancorp. of CT*                       0.65    0.63    8.13    8.13    81.54
NASB  North American SB of MO                      3.85    3.74   24.35   23.56   305.38
NBSI  North Bancshares of Chicago IL               0.52    0.74   16.94   16.94   115.95
FFFD  North Central Bancshares of IA               0.98    1.14   14.59   14.59    59.35
NBN   Northeast Bancorp of ME*                     0.64    0.61   13.49   11.66   194.14
NEIB  Northeast Indiana Bncrp of IN                0.94    1.11   14.87   14.87    98.06
NWEQ  Northwest Equity Corp. of WI                 0.74    0.95   12.73   12.73   103.89
NWSB  Northwest SB, MHC of PA (29.9)               0.56    0.81    8.30    7.80    85.45
NSSY  Norwalk Savings Society of CT*               2.42    2.77   20.69   19.95   256.81
NSSB  Norwich Financial Corp. of CT*               1.34    1.27   14.27   12.80   129.86
NTMG  Nutmeg FS&LA of CT                           0.34    0.44    7.35    7.35   129.17
OHSL  OHSL Financial Corp. of OH                   1.08    1.54   21.00   21.00   190.24
OCFC  Ocean Fin. Corp. of NJ                      -0.06    1.30   27.30   27.30   153.20
OCWN  Ocwen Financial Corp. of FL                  2.59    1.88    8.40    8.40    98.86
OFCP  Ottawa Financial Corp. of MI                 0.70    1.20   15.07   12.06   170.42
PFFB  PFF Bancorp of Pomona CA                     0.14    0.56   14.09   13.93   134.55
PSFI  PS Financial of Chicago IL                   0.66    0.68   14.88   14.88    34.43
PVFC  PVF Capital Corp. of OH                      1.54    2.03   10.77   10.77   153.36
PCCI  Pacific Crest Capital of CA*                 1.06    0.90    8.43    8.43   116.70
PALM  Palfed, Inc. of Aiken SC                     0.07    0.70   10.07   10.07   124.23
PBCI  Pamrapo Bancorp, Inc. of NJ                  1.07    1.51   16.43   16.29   128.31
PFED  Park Bancorp of Chicago IL                   0.53    0.74   15.88   15.88    73.21
PVSA  Parkvale Financial Corp of PA                1.64    2.46   17.91   17.76   239.56
PBIX  Patriot Bank Corp. of PA                     0.52    0.71   11.26   11.26   139.25
PEEK  Peekskill Fin. Corp. of NY                   0.63    0.81   14.58   14.58    57.01
PFSB  PennFed Fin. Services of NJ                  1.35    2.01   19.55   16.12   259.78
PWBC  PennFirst Bancorp of PA                      0.76    1.14   12.77   11.65   180.58
PWBK  Pennwood SB of PA*                           0.46    0.73   15.30   15.30    78.57
PBKB  People's SB of Brockton MA*                  1.16    0.69    8.57    8.21   152.78
PFDC  Peoples Bancorp of Auburn IN                 1.35    1.79   18.87   18.87   124.28
PBCT  Peoples Bank, MHC of CT (37.4)*              1.33    1.06   10.39   10.38   123.54
PFFC  Peoples Fin. Corp. of OH                     0.05    0.24   16.18   16.18    60.15
PHBK  Peoples Heritage Fin Grp of ME*              2.00    2.14   15.76   13.30   192.02
PBNB  Peoples Sav. Fin. Corp. of CT(8)*            2.20    2.19   24.13   22.61   251.23

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of June 6, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PSFC  Peoples Sidney Fin. Corp of OH          13.00   1,785    23.2        13.62   12.56   12.88    0.93    N.A.     N.A.
PERM  Permanent Bancorp of IN                 24.25   2,083    50.5        25.50   15.75   24.75   -2.02    N.A.    19.75
PMFI  Perpetual Midwest Fin. of IA            19.37   1,907    36.9        22.00   17.00   19.25    0.62    N.A.     0.62
PERT  Perpetual of SC, MHC (46.8)             27.62   1,505    19.5        27.75   20.25   26.50    4.23    N.A.    13.90
PCBC  Perry Co. Fin. Corp. of MO              19.50     808    15.8        20.25   15.50   19.00    2.63    N.A.    14.71
PHFC  Pittsburgh Home Fin. of PA              15.12   1,983    30.0        15.50    9.50   14.50    4.28    N.A.    13.09
PFSL  Pocahnts Fed, MHC of AR (46.4)          19.50   1,629    14.7        20.00   14.25   19.00    2.63    N.A.    11.43
POBS  Portsmouth Bank Shrs Inc of NH(8)*      16.12   5,872    94.7        16.12   12.38   15.25    5.70   54.85    17.49
PTRS  Potters Financial Corp of OH            20.25     487     9.9        21.00   15.50   21.00   -3.57    N.A.     1.25
PKPS  Poughkeepsie SB of NY                    6.69  12,595    84.3         6.75    4.75    6.75   -0.89  -13.68    27.43
PRBC  Prestige Bancorp of PA                  15.50     920    14.3        16.12    9.75   15.56   -0.39    N.A.    14.81
PETE  Primary Bank of NH(8)*                  24.25   2,087    50.6        24.25   11.19   23.75    2.11    N.A.    59.12
PFNC  Progress Financial Corp. of PA           9.12   3,814    34.8         9.38    5.75    9.13   -0.11  -17.17     8.96
PSBK  Progressive Bank, Inc. of NY*           27.25   3,825   104.2        27.25   18.50   26.00    4.81  103.81    19.78
PROV  Provident Fin. Holdings of CA           16.50   5,075    83.7        17.19   10.12   16.25    1.54    N.A.    17.86
PULB  Pulaski SB, MHC of MO (29.0)            17.62   2,094    10.6        20.00   12.25   17.62    0.00    N.A.    21.52
PLSK  Pulaski SB, MHC of NJ (46.0)            12.75   2,070    12.1        13.50   11.50   13.00   -1.92    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            18.25   3,061    55.9        19.12   15.50   18.25    0.00   47.53    15.87
QCFB  QCF Bancorp of Virginia MN              21.00   1,426    29.9        21.00   14.00   20.38    3.04    N.A.    15.07
QCBC  Quaker City Bancorp of CA               15.87   4,778    75.8        16.40   10.30   19.75  -19.65  111.60     4.41
QCSB  Queens County SB of NY*                 41.62  11,137   463.5        41.75   23.25   41.00    1.51    N.A.    31.79
RCSB  RCSB Financial, Inc. of NY(8)*          42.00  14,816   622.3        42.00   24.00   40.94    2.59  241.19    44.83
RARB  Raritan Bancorp. of Raritan NJ*         29.50   1,532    45.2        30.75   20.25   29.50    0.00  202.56    26.88
REDF  RedFed Bancorp of Redlands CA           15.12   7,164   108.3        15.44    8.37   14.31    5.66    N.A.    12.00
RELY  Reliance Bancorp of NY                  24.62   8,823   217.2        26.00   15.25   25.25   -2.50    N.A.    26.26
RELI  Reliance Bancshares Inc of WI(8)*        7.56   2,528    19.1        10.12    6.50    7.62   -0.79    N.A.    12.00
RIVR  River Valley Bancorp of IN              14.50   1,190    17.3        15.50   13.25   14.75   -1.69    N.A.     5.45
RFED  Roosevelt Fin. Grp. Inc. of MO(8)       23.75  42,615 1,012.1        23.75   15.63   23.25    2.15  508.97    13.10
RSLN  Roslyn Bancorp of NY*                   17.44  43,642   761.1        18.62   15.00   17.50   -0.34    N.A.     N.A.
RVSB  Rvrview SB,FSB MHC of WA(41.7)          19.00   2,416    17.4        24.00   13.07   22.75  -16.48    N.A.    19.42
SCCB  S. Carolina Comm. Bnshrs of SC          18.87     704    13.3        20.50   15.00   19.00   -0.68    N.A.    25.80
SBFL  SB Fngr Lakes MHC of NY (33.1)          16.25   1,785     9.6        17.00   12.75   15.38    5.66    N.A.    18.18
SFBK  SFB Bancorp, Inc. of TN                 13.37     767    10.3        13.81   10.00   13.50   -0.96    N.A.     N.A.
SFED  SFS Bancorp of Schenectady NY           16.62   1,271    21.1        18.00   11.75   16.50    0.73    N.A.    12.68
SGVB  SGV Bancorp of W. Covina CA             12.87   2,342    30.1        13.87    7.75   13.12   -1.91    N.A.    14.40
SISB  SIS Bank of Springfield MA*             28.25   5,662   160.0        29.00   16.87   28.37   -0.42    N.A.    23.52
SJSB  SJS Bancorp of St. Joseph MI(8)         26.50     918    24.3        26.62   19.50   26.50    0.00    N.A.     4.95
SWCB  Sandwich Co-Op. Bank of MA*             30.75   1,906    58.6        34.00   19.37   31.00   -0.81  256.73     3.36
SECP  Security Capital Corp. of WI(8)         93.00   9,203   855.9        93.00   59.00   92.00    1.09    N.A.    26.10
SFSL  Security First Corp. of OH              21.25   5,003   106.3        22.00   13.12   22.00   -3.41   34.92    17.27
SMFC  Sho-Me Fin. Corp. of MO                 37.25   1,519    56.6        37.25   15.50   33.25   12.03    N.A.    71.26
SOBI  Sobieski Bancorp of S. Bend IN          14.75     760    11.2        16.00   11.75   14.75    0.00    N.A.     1.72
SOSA  Somerset Savings Bank of MA(8)*          2.69  16,652    44.8         2.88    1.44    2.58    4.26  -47.46    36.55
SSFC  South Street Fin. Corp. of NC*          16.00   4,496    71.9        17.00   12.12   15.63    2.37    N.A.    14.29
SCBS  Southern Commun. Bncshrs of AL          13.75   1,137    15.6        14.25   13.00   14.00   -1.79    N.A.     3.77
SMBC  Southern Missouri Bncrp of MO           17.50   1,638    28.7        17.50   13.50   17.00    2.94    N.A.    16.67
SWBI  Southwest Bancshares of IL              20.75   2,639    54.8        20.75   17.83   19.75    5.06  107.50    13.70
SVRN  Sovereign Bancorp of PA                 13.50  69,832   942.7        14.00    8.02   13.12    2.90  202.01    23.40
STFR  St. Francis Cap. Corp. of WI            29.50   5,386   158.9        32.25   24.00   30.50   -3.28    N.A.    13.46
SPBC  St. Paul Bancorp, Inc. of IL            32.81  22,840   749.4        32.81   17.80   31.75    3.34   94.49    39.62
STND  Standard Fin. of Chicago IL(8)          24.37  16,204   394.9        24.37   15.12   23.31    4.55    N.A.    24.21
SFFC  StateFed Financial Corp. of IA          18.50     790    14.6        19.00   15.00   18.75   -1.33    N.A.    12.12
SFIN  Statewide Fin. Corp. of NJ              16.25   4,771    77.5        17.50   11.25   16.37   -0.73    N.A.    13.08
STSA  Sterling Financial Corp. of WA          18.50   5,543   102.5        18.50   13.00   18.00    2.78  103.52    31.02
SFSB  SuburbFed Fin. Corp. of IL              24.00   1,261    30.3        25.00   16.25   23.25    3.23  259.82    26.32

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PSFC  Peoples Sidney Fin. Corp of OH          0.56    0.73   14.09   14.09    60.57
PERM  Permanent Bancorp of IN                 0.46    1.01   19.23   19.04   198.26
PMFI  Perpetual Midwest Fin. of IA            0.18    0.53   17.72   17.72   208.59
PERT  Perpetual of SC, MHC (46.8)             1.00    1.41   19.69   19.69   148.17
PCBC  Perry Co. Fin. Corp. of MO              0.70    0.95   18.76   18.76    99.51
PHFC  Pittsburgh Home Fin. of PA              0.59    0.84   13.71   13.55   119.51
PFSL  Pocahnts Fed, MHC of AR (46.4)          1.34    1.87   14.61   14.61   229.14
POBS  Portsmouth Bank Shrs Inc of NH(8)*      1.02    0.89   11.25   11.25    44.78
PTRS  Potters Financial Corp of OH            0.75    1.62   21.38   21.38   240.08
PKPS  Poughkeepsie SB of NY                   0.14    0.32    5.75    5.75    68.37
PRBC  Prestige Bancorp of PA                  0.32    0.68   16.11   16.11   137.86
PETE  Primary Bank of NH(8)*                  1.68    1.66   13.82   13.79   208.78
PFNC  Progress Financial Corp. of PA          0.44    0.54    5.47    4.79   104.97
PSBK  Progressive Bank, Inc. of NY*           2.48    2.50   19.17   16.98   229.46
PROV  Provident Fin. Holdings of CA           0.26    0.13   17.06   17.06   119.94
PULB  Pulaski SB, MHC of MO (29.0)            0.42    0.67   10.75   10.75    85.39
PLSK  Pulaski SB, MHC of NJ (46.0)            0.23    0.52    9.83    9.83    81.83
PULS  Pulse Bancorp of S. River NJ            1.17    1.75   13.14   13.14   168.55
QCFB  QCF Bancorp of Virginia MN              1.32    1.32   18.35   18.35   104.01
QCBC  Quaker City Bancorp of CA               0.49    0.89   14.56   14.54   163.42
QCSB  Queens County SB of NY*                 2.05    2.07   18.47   18.47   123.31
RCSB  RCSB Financial, Inc. of NY(8)*          2.62    2.60   21.36   20.82   272.16
RARB  Raritan Bancorp. of Raritan NJ*         2.18    2.36   18.80   18.46   244.87
REDF  RedFed Bancorp of Redlands CA           0.15    0.57   10.37   10.36   126.84
RELY  Reliance Bancorp of NY                  1.16    1.76   17.56   12.31   218.38
RELI  Reliance Bancshares Inc of WI(8)*       0.25    0.25   11.59   11.59    18.98
RIVR  River Valley Bancorp of IN             -0.21   -0.21   14.37   14.15   116.24
RFED  Roosevelt Fin. Grp. Inc. of MO(8)       0.23    1.77   10.16    9.55   182.95
RSLN  Roslyn Bancorp of NY*                   0.23    0.93   14.08   14.01    65.29
RVSB  Rvrview SB,FSB MHC of WA(41.7)          0.83    1.06   10.36    9.39    92.87
SCCB  S. Carolina Comm. Bnshrs of SC          0.52    0.70   17.11   17.11    65.93
SBFL  SB Fngr Lakes MHC of NY (33.1)          0.08    0.54   11.27   11.27   119.23
SFBK  SFB Bancorp, Inc. of TN                 0.51    0.72   14.26   14.26    68.89
SFED  SFS Bancorp of Schenectady NY           0.60    1.08   17.26   17.26   132.84
SGVB  SGV Bancorp of W. Covina CA             0.22    0.57   12.41   12.18   170.70
SISB  SIS Bank of Springfield MA*             3.21    3.11   18.00   18.00   238.19
SJSB  SJS Bancorp of St. Joseph MI(8)         0.28    0.79   17.23   17.23   165.45
SWCB  Sandwich Co-Op. Bank of MA*             2.24    2.27   20.55   19.59   249.34
SECP  Security Capital Corp. of WI(8)         4.40    5.27   62.82   62.82   396.28
SFSL  Security First Corp. of OH              1.28    1.62   11.88   11.67   126.88
SMFC  Sho-Me Fin. Corp. of MO                 1.73    2.06   19.13   19.13   200.46
SOBI  Sobieski Bancorp of S. Bend IN          0.30    0.60   16.03   16.03   104.05
SOSA  Somerset Savings Bank of MA(8)*         0.18    0.18    1.85    1.85    31.36
SSFC  South Street Fin. Corp. of NC*          0.35    0.47   13.51   13.51    53.11
SCBS  Southern Commun. Bncshrs of AL          0.40    0.71   13.30   13.30    64.05
SMBC  Southern Missouri Bncrp of MO           1.02    1.00   15.85   15.85   101.15
SWBI  Southwest Bancshares of IL              1.04    1.46   15.19   15.19   140.80
SVRN  Sovereign Bancorp of PA                 0.55    0.91    5.96    4.37   147.31
STFR  St. Francis Cap. Corp. of WI            1.53    1.81   23.74   20.89   293.16
SPBC  St. Paul Bancorp, Inc. of IL            1.28    1.89   17.16   17.11   196.36
STND  Standard Fin. of Chicago IL(8)          0.68    1.02   16.74   16.72   153.60
SFFC  StateFed Financial Corp. of IA          1.05    1.29   19.00   19.00   107.95
SFIN  Statewide Fin. Corp. of NJ              0.66    1.18   14.03   14.00   133.31
STSA  Sterling Financial Corp. of WA          0.18    0.86   11.22    9.52   280.93
SFSB  SuburbFed Fin. Corp. of IL              1.02    1.67   21.23   21.14   323.39

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of June 6, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SBCN  Suburban Bancorp. of OH(8)              18.25   1,475    26.9        19.37   14.25   17.75    2.82    N.A.    19.67
THRD  TF Financial Corp. of PA                18.00   4,087    73.6        19.25   13.75   17.37    3.63    N.A.    10.77
ROSE  TR Financial Corp. of NY                21.62  17,632   381.2        21.62   13.00   20.25    6.77    N.A.    21.80
TPNZ  Tappan Zee Fin. Corp. of NY             16.50   1,534    25.3        17.37   11.62   17.25   -4.35    N.A.    21.15
TSBS  Trenton SB, FSB MHC of NJ(35.0)         19.75   9,037    61.6        20.37   12.37   19.00    3.95    N.A.    23.44
TRIC  Tri-County Bancorp of WY                20.50     609    12.5        20.50   18.00   19.50    5.13    N.A.    13.89
TWIN  Twin City Bancorp of TN                 18.50     853    15.8        19.50   16.00   18.25    1.37    N.A.     7.25
UFRM  United FS&LA of Rocky Mount NC          11.00   3,066    33.7        11.25    7.00   10.75    2.33  238.46    29.41
UBMT  United Fin. Corp. of MT                 19.50   1,223    23.8        19.75   18.00   19.50    0.00   85.71     1.30
VABF  Va. Beach Fed. Fin. Corp of VA          12.37   4,972    61.5        12.81    6.88   10.75   15.07  163.75    31.04
VFFC  Virginia First Savings of VA(8)         22.12   5,805   128.4        22.12   11.00   21.38    3.46  ***.**    73.49
WHGB  WHG Bancshares of MD                    14.25   1,539    21.9        14.75   10.87   13.88    2.67    N.A.     8.61
WSFS  WSFS Financial Corp. of DE*             13.00  12,530   162.9        13.00    6.75   12.81    1.48   79.31    27.58
WVFC  WVS Financial Corp. of PA*              24.75   1,737    43.0        27.25   20.25   23.75    4.21    N.A.     0.53
WRNB  Warren Bancorp of Peabody MA*           18.00   3,691    66.4        18.25   11.87   17.00    5.88  434.12    20.00
WFSL  Washington FS&LA of Seattle WA          26.06  47,444 1,236.4        27.50   17.90   26.38   -1.21   78.62     8.18
WAMU  Washington Mutual Inc. of WA*           55.87 118,248 6,606.5        58.87   28.75   55.62    0.45  201.02    29.00
WYNE  Wayne Bancorp of NJ                     18.50   2,156    39.9        18.50   10.75   16.75   10.45    N.A.    21.31
WAYN  Wayne S&L Co. MHC of OH (47.8)          26.75   1,499    19.2        27.25   19.00   26.25    1.90    N.A.     9.18
WCFB  Wbstr Cty FSB MHC of IA (45.2)          14.75   2,100    14.0        14.75   12.50   14.75    0.00    N.A.     7.27
WBST  Webster Financial Corp. of CT           41.37  11,954   494.5        41.37   27.87   40.25    2.78  338.24    12.57
WEFC  Wells Fin. Corp. of Wells MN            14.75   2,024    29.9        16.00   11.12   14.00    5.36    N.A.    12.42
WCBI  WestCo Bancorp of IL                    24.37   2,554    62.2        24.37   20.00   23.25    4.82  143.70    13.35
WSTR  WesterFed Fin. Corp. of MT              20.37   5,551   113.1        21.75   13.87   20.50   -0.63    N.A.    11.62
WOFC  Western Ohio Fin. Corp. of OH           21.00   2,312    48.6        23.25   19.50   21.75   -3.45    N.A.    -3.45
WWFC  Westwood Fin. Corp. of NJ               21.00     645    13.5        21.00   10.25   18.00   16.67    N.A.    27.27
WEHO  Westwood Hmstd Fin Corp of OH           13.25   2,843    37.7        14.50   10.37   13.50   -1.85    N.A.     9.32
WFCO  Winton Financial Corp. of OH            13.00   1,986    25.8        14.50   11.25   14.50  -10.34    N.A.    13.04
FFWD  Wood Bancorp of OH                      16.00   1,493    23.9        17.25   12.33   16.00    0.00    N.A.    -5.88
YFCB  Yonkers Fin. Corp. of NY                14.87   3,180    47.3        15.75    9.31   15.25   -2.49    N.A.    15.54
YFED  York Financial Corp. of PA              20.00   6,971   139.4        20.00   14.54   19.38    3.20  111.64    23.08

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SBCN  Suburban Bancorp. of OH(8)              0.72    1.07   17.56   17.56   150.46
THRD  TF Financial Corp. of PA                0.79    1.11   17.09   14.90   157.66
ROSE  TR Financial Corp. of NY                1.76    1.54   11.90   11.90   193.08
TPNZ  Tappan Zee Fin. Corp. of NY             0.52    0.48   14.00   14.00    78.14
TSBS  Trenton SB, FSB MHC of NJ(35.0)         0.84    0.74   11.54   10.55    69.31
TRIC  Tri-County Bancorp of WY                1.00    1.30   21.62   21.62   141.17
TWIN  Twin City Bancorp of TN                 0.70    0.97   15.83   15.83   122.49
UFRM  United FS&LA of Rocky Mount NC          0.19    0.40    6.70    6.70    88.12
UBMT  United Fin. Corp. of MT                 0.94    1.16   19.95   19.95    88.08
VABF  Va. Beach Fed. Fin. Corp of VA          0.18    0.50    8.29    8.29   122.16
VFFC  Virginia First Savings of VA(8)         1.81    1.66   11.35   10.96   140.79
WHGB  WHG Bancshares of MD                    0.47    0.47   14.00   14.00    63.98
WSFS  WSFS Financial Corp. of DE*             1.39    1.40    6.05    5.99   117.97
WVFC  WVS Financial Corp. of PA*              1.64    2.04   20.50   20.50   161.14
WRNB  Warren Bancorp of Peabody MA*           2.02    1.67    9.88    9.88    97.88
WFSL  Washington FS&LA of Seattle WA          1.86    2.06   14.10   12.70   122.02
WAMU  Washington Mutual Inc. of WA*           0.72    2.12   19.53   18.43   389.44
WYNE  Wayne Bancorp of NJ                     0.39    0.39   16.57   16.57   113.84
WAYN  Wayne S&L Co. MHC of OH (47.8)          0.45    1.07   15.22   15.22   166.82
WCFB  Wbstr Cty FSB MHC of IA (45.2)          0.46    0.61   10.45   10.45    44.36
WBST  Webster Financial Corp. of CT           1.20    2.43   23.72   19.96   467.09
WEFC  Wells Fin. Corp. of Wells MN            0.62    1.00   14.20   14.20    99.75
WCBI  WestCo Bancorp of IL                    1.33    1.71   18.89   18.89   121.35
WSTR  WesterFed Fin. Corp. of MT              0.65    0.90   18.44   14.57   167.98
WOFC  Western Ohio Fin. Corp. of OH           0.48    0.69   23.21   21.87   173.04
WWFC  Westwood Fin. Corp. of NJ               0.67    1.24   15.43   13.67   167.41
WEHO  Westwood Hmstd Fin Corp of OH           0.22    0.37   14.15   14.15    45.71
WFCO  Winton Financial Corp. of OH            0.84    1.07   10.49   10.23   147.15
FFWD  Wood Bancorp of OH                      1.02    1.26   13.91   13.91   109.51
YFCB  Yonkers Fin. Corp. of NY                0.67    0.92   13.68   13.68    89.43
YFED  York Financial Corp. of PA              0.97    1.25   13.99   13.99   166.02

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                      Weekly Thrift Market Line - Part Two
                           Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(316)                    12.93    12.66    0.62    5.30    3.86       0.84    7.32       0.80  125.96    0.83
NYSE Traded Companies(9)                      6.02     5.78    0.50    7.79    4.64       0.67   11.62       1.42   69.96    1.38
AMEX Traded Companies(18)                    15.58    15.49    0.61    4.61    3.30       0.95    7.23       0.71  120.82    0.74
NASDAQ Listed OTC Companies(289)             12.98    12.69    0.62    5.27    3.87       0.84    7.20       0.78  128.10    0.82
California Companies(24)                      7.37     6.76    0.21    3.20    3.20       0.29    5.02       1.75   63.17    1.35
Florida Companies(6)                          7.94     7.52    0.90   10.89    4.51       0.82    9.72       1.40   66.01    0.81
Mid-Atlantic Companies(60)                   10.57    10.20    0.61    6.30    4.43       0.85    8.83       0.85   98.99    0.94
Mid-West Companies(153)                      14.34    14.15    0.66    5.11    3.88       0.89    6.93       0.63  142.36    0.70
New England Companies(11)                     8.48     8.08    0.41    5.01    4.01       0.64    8.26       0.74   96.48    1.04
North-West Companies(6)                      13.96    13.64    0.79    6.99    3.78       1.05    9.84       0.54  112.30    0.67
South-East Companies(44)                     15.62    15.44    0.70    5.09    3.41       0.97    7.04       0.86  133.79    0.89
South-West Companies(6)                      11.27    11.10    0.31    1.80    1.54       0.59    5.41       0.88   53.10    0.72
Western Companies (Excl CA)(6)               16.78    16.32    0.99    6.61    4.74       1.18    7.75       0.23  299.54    0.73
Thrift Strategy(245)                         14.21    13.95    0.63    4.77    3.80       0.88    6.76       0.67  132.50    0.74
Mortgage Banker Strategy(39)                  7.46     7.05    0.52    7.22    4.35       0.66    9.38       1.12   96.28    1.00
Real Estate Strategy(13)                      8.77     8.62    0.52    5.25    3.43       0.77    8.85       1.86   86.27    1.30
Diversified Strategy(14)                      7.83     7.68    1.08   13.23    5.69       1.14   14.51       1.36  106.28    1.32
Retail Banking Strategy(5)                   11.08    10.88    0.26    2.35    1.14       0.26    2.54       0.76  164.76    1.62
Companies Issuing Dividends(263)             13.11    12.84    0.68    5.85    4.23       0.91    7.85       0.72  126.60    0.79
Companies Without Dividends(53)              12.00    11.72    0.31    2.51    1.92       0.48    4.65       1.18  122.46    1.04
Equity/Assets <6%(26)                         4.93     4.60    0.34    6.66    4.63       0.52   10.25       1.20   92.43    1.15
Equity/Assets 6-12%(156)                      8.60     8.21    0.56    6.51    4.16       0.75    8.74       0.92  120.59    0.94
Equity/Assets >12%(134)                      19.05    18.92    0.73    3.74    3.40       1.00    5.27       0.58  138.46    0.65
Converted Last 3 Mths (no MHC)(6)            26.52    26.40    0.59    2.15    2.32       0.88    3.55       0.67   89.00    0.87
Actively Traded Companies(45)                 8.66     8.43    0.71    8.59    5.20       0.94   11.71       1.01  106.56    0.97
Market Value Below $20 Million(68)           14.95    14.87    0.50    2.90    3.08       0.75    4.77       0.84  116.34    0.71
Holding Company Structure(277)               13.54    13.27    0.63    5.22    3.81       0.86    7.22       0.76  125.20    0.81
Assets Over $1 Billion(67)                    7.80     7.26    0.65    8.52    4.67       0.83   11.17       1.01   89.72    1.01
Assets $500 Million-$1 Billion(51)           10.36     9.89    0.60    5.94    4.18       0.78    7.69       0.80  160.90    1.03
Assets $250-$500 Million(64)                 10.76    10.45    0.56    5.32    3.86       0.82    7.78       0.75  136.89    0.79
Assets less than $250 Million(134)           17.27    17.22    0.64    3.60    3.37       0.88    5.22       0.70  125.25    0.69
Goodwill Companies(128)                       8.85     8.25    0.57    6.44    4.34       0.76    8.75       0.87  112.49    0.90
Non-Goodwill Companies(187)                  15.59    15.53    0.65    4.56    3.55       0.90    6.41       0.75  135.35    0.78
Acquirors of FSLIC Cases(11)                  7.16     6.77    0.53    7.05    4.29       0.79   11.06       1.57   52.89    0.91

                                                             Pricing Ratios                      Dividend Data(6)
                                                 -----------------------------------------      -----------------------
                                                                         Price/  Price/        Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(316)                         19.99  126.38   15.46  129.26   17.52         0.35    1.79   36.16
NYSE Traded Companies(9)                          19.31  170.95    9.94  168.12   14.75         0.29    0.91   19.02
AMEX Traded Companies(18)                         22.00  112.94   18.58  114.12   18.53         0.38    2.26   43.41
NASDAQ Listed OTC Companies(289)                  19.88  125.80   15.44  129.09   17.55         0.35    1.79   36.44
California Companies(24)                          17.98  132.15    9.26  130.66   17.88         0.14    0.54   13.08
Florida Companies(6)                              17.31  142.74   14.57  161.48   18.67         0.24    0.91   14.70
Mid-Atlantic Companies(60)                        19.00  127.25   13.08  131.65   16.01         0.38    1.83   38.45
Mid-West Companies(153)                           20.50  121.79   16.40  122.92   17.50         0.35    1.84   36.41
New England Companies(11)                         19.91  121.15    9.99  131.63   16.47         0.43    1.81   38.94
North-West Companies(6)                           19.94  164.58   18.89  173.83   19.85         0.34    1.48   26.34
South-East Companies(44)                          20.51  135.59   19.97  139.20   19.55         0.42    2.20   44.99
South-West Companies(6)                           21.32  109.04   11.66  114.90   17.33         0.31    1.61   50.88
Western Companies (Excl CA)(6)                    20.39  124.58   19.18  130.78   18.12         0.54    2.95   51.61
Thrift Strategy(245)                              20.52  119.83   16.37  122.99   17.81         0.36    1.91   38.84
Mortgage Banker Strategy(39)                      18.17  151.34   10.85  156.81   16.56         0.33    1.33   26.10
Real Estate Strategy(13)                          17.83  138.05   11.80  140.12   16.40         0.24    1.13   28.96
Diversified Strategy(14)                          17.40  195.74   16.78  193.78   14.84         0.44    1.69   29.95
Retail Banking Strategy(5)                        18.90  112.96   12.19  115.43   18.70         0.16    1.27   16.90
Companies Issuing Dividends(263)                  20.09  128.49   15.88  131.46   17.45         0.42    2.14   42.82
Companies Without Dividends(53)                   19.08  115.53   13.33  117.85   17.99         0.00    0.00    0.00
Equity/Assets <6%(26)                             17.49  158.13    8.22  162.35   15.48         0.21    0.82   15.93
Equity/Assets 6-12%(156)                          18.66  136.89   11.83  141.77   16.13         0.38    1.70   35.03
Equity/Assets >12%(134)                           22.25  109.73   20.70  111.03   19.63         0.36    2.05   42.27
Converted Last 3 Mths (no MHC)(6)                 24.71   92.72   24.47   93.40   22.16         0.05    0.37   11.76
Actively Traded Companies(45)                     17.92  157.51   13.17  156.34   15.15         0.50    1.87   32.28
Market Value Below $20 Million(68)                22.07  103.86   15.33  104.76   19.18         0.31    1.93   43.17
Holding Company Structure(277)                    20.39  124.76   16.00  127.02   17.74         0.37    1.84   37.39
Assets Over $1 Billion(67)                        18.59  159.79   12.50  167.08   16.12         0.45    1.52   29.76
Assets $500 Million-$1 Billion(51)                17.91  135.38   13.94  140.25   16.82         0.34    1.71   39.12
Assets $250-$500 Million(64)                      19.80  125.18   13.36  129.66   16.62         0.33    1.79   33.55
Assets less than $250 Million(134)                21.76  109.03   18.41  109.75   19.05         0.32    1.94   40.27
Goodwill Companies(128)                           18.93  140.82   12.02  148.47   16.71         0.39    1.70   33.68
Non-Goodwill Companies(187)                       20.77  116.96   17.72  117.06   18.08         0.33    1.85   38.17
Acquirors of FSLIC Cases(11)                      17.79  156.19   10.76  155.53   15.92         0.37    1.61   30.01

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of June 6, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(68)                      12.01    11.62    0.99   10.28    6.33       1.03   10.43       1.00  124.05    1.49
NYSE Traded Companies(3)                      7.97     6.42    0.76   10.56    5.87       0.76   10.88       2.16   39.24    1.08
AMEX Traded Companies(5)                     12.93    12.71    0.81    8.54    5.20       0.82    8.81       1.08  109.25    1.43
NASDAQ Listed OTC Companies(60)              12.17    11.84    1.02   10.44    6.47       1.06   10.57       0.92  130.87    1.52
California Companies(3)                       8.67     8.65    1.05   12.34    8.14       0.98   11.29       1.43   74.61    1.40
Mid-Atlantic Companies(17)                   12.50    11.77    0.78    7.69    4.72       0.91    8.62       1.04  117.90    1.48
Mid-West Companies(2)                        25.56    24.11    0.54    2.08    2.08       0.82    3.16       0.74   41.29    0.53
New England Companies(37)                     9.09     8.79    1.09   12.86    7.77       1.06   12.44       1.06  134.22    1.71
North-West Companies(4)                      10.65    10.25    0.95    8.77    4.80       1.05   10.75       0.40  173.62    1.07
South-East Companies(5)                      28.04    28.04    1.06    4.11    3.44       1.17    4.54       0.70  110.74    0.77
Thrift Strategy(43)                          13.58    13.10    0.97    9.15    6.04       0.99    9.09       0.94  129.71    1.40
Mortgage Banker Strategy(10)                  9.50     9.39    0.77   10.57    5.93       1.00   12.11       1.14  118.19    1.58
Real Estate Strategy(7)                      10.03    10.02    1.38   14.00    8.02       1.30   13.08       1.29   91.30    1.65
Diversified Strategy(6)                       6.64     6.12    1.06   15.16    7.33       1.13   16.67       1.03  138.02    1.94
Retail Banking Strategy(2)                    6.30     6.03    0.28    4.48    4.29       0.27    4.28       0.83   76.33    0.80
Companies Issuing Dividends(54)              11.65    11.21    1.03   10.44    6.50       1.06   10.59       0.90  133.82    1.49
Companies Without Dividends(14)              13.70    13.54    0.82    9.51    5.52       0.88    9.71       1.48   82.04    1.46
Equity/Assets <6%(5)                          5.36     5.21    0.73   13.16    6.62       0.80   14.66       1.59   69.24    1.64
Equity/Assets 6-12%(44)                       8.49     7.98    1.05   12.49    7.61       1.03   12.22       1.14  123.99    1.61
Equity/Assets >12%(19)                       21.61    21.43    0.92    4.56    3.36       1.08    5.34       0.55  139.87    1.17
Actively Traded Companies(24)                 8.68     8.29    1.10   12.92    7.72       1.09   12.92       0.96  127.50    1.60
Market Value Below $20 Million(10)           16.75    16.34    0.76    6.98    4.87       0.86    6.93       1.30   59.48    1.07
Holding Company Structure(44)                13.46    13.07    1.03    9.68    5.90       1.09   10.05       0.79  147.78    1.54
Assets Over $1 Billion(16)                    9.09     8.43    0.98   12.02    6.36       1.11   13.28       1.14  118.98    1.64
Assets $500 Million-$1 Billion(16)           10.06     9.44    1.06   11.10    7.01       1.03   10.66       0.95  135.97    1.56
Assets $250-$500 Million(18)                 11.17    11.05    0.95   10.38    6.53       0.94   10.20       0.91  132.00    1.58
Assets less than $250 Million(18)            17.16    16.96    0.97    7.89    5.47       1.03    7.96       1.01  110.31    1.19
Goodwill Companies(32)                        9.31     8.50    0.86   10.43    6.37       0.93   10.95       1.19  110.23    1.56
Non-Goodwill Companies(35)                   14.54    14.54    1.11   10.13    6.29       1.11    9.95       0.82  138.41    1.42

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(68)                       14.17  143.34   16.16  146.83   15.17         0.46    1.91   27.96
NYSE Traded Companies(3)                      17.31  169.32   13.86  152.37   17.34         0.33    0.53   10.79
AMEX Traded Companies(5)                      14.73  140.26   16.50  145.24   13.75         0.62    2.63   33.65
NASDAQ Listed OTC Companies(60)               13.88  142.01   16.27  146.76   15.12         0.45    1.92   28.76
California Companies(3)                       12.48  133.54   11.52  133.75   13.77         0.00    0.00    0.00
Mid-Atlantic Companies(17)                    17.07  142.21   16.84  150.72   17.01         0.45    1.72   34.06
Mid-West Companies(2)                          0.00   88.43   22.60   93.75    0.00         0.00    0.00    0.00
New England Companies(37)                     12.96  151.16   13.40  153.37   13.35         0.50    2.34   29.68
North-West Companies(4)                       13.65  159.44   18.08  163.97   18.14         0.47    1.61   29.00
South-East Companies(5)                       19.16  108.29   30.23  108.29   22.66         0.59    1.72   25.72
Thrift Strategy(43)                           14.14  133.86   16.92  139.53   15.19         0.49    2.06   31.15
Mortgage Banker Strategy(10)                  15.08  156.98   14.05  159.50   14.77         0.33    1.55    9.87
Real Estate Strategy(7)                       13.33  167.78   17.45  167.88   13.92         0.28    1.34   18.41
Diversified Strategy(6)                       12.22  185.97   13.29  182.07   15.23         0.54    1.70   22.19
Retail Banking Strategy(2)                    23.31  104.43    6.58  109.10   24.41         0.64    3.08   71.91
Companies Issuing Dividends(54)               14.51  144.61   16.08  148.75   15.31         0.56    2.33   34.25
Companies Without Dividends(14)               12.01  137.61   16.52  138.58   14.37         0.00    0.00    0.00
Equity/Assets <6%(5)                          12.63  183.24   11.08  186.80   17.11         0.37    1.28   12.64
Equity/Assets 6-12%(44)                       13.42  150.08   12.75  155.03   13.69         0.50    2.15   27.41
Equity/Assets >12%(19)                        18.47  120.68   25.11  121.90   19.44         0.40    1.54   33.34
Actively Traded Companies(24)                 13.03  153.77   13.56  155.86   14.19         0.51    2.06   26.61
Market Value Below $20 Million(10)            17.21  118.33   18.19  122.46   20.47         0.29    1.73   34.45
Holding Company Structure(44)                 14.59  142.50   17.97  148.17   15.69         0.48    1.94   27.92
Assets Over $1 Billion(16)                    14.90  172.34   15.88  169.13   15.85         0.54    1.76   21.80
Assets $500 Million-$1 Billion(16)            12.82  144.23   14.34  159.87   13.66         0.47    2.04   26.39
Assets $250-$500 Million(18)                  13.37  137.56   14.57  139.21   13.24         0.41    1.89   28.40
Assets less than $250 Million(18)             15.83  124.69   19.60  126.89   17.77         0.42    1.94   33.42
Goodwill Companies(32)                        14.57  146.31   13.36  154.27   15.42         0.51    2.06   28.99
Non-Goodwill Companies(35)                    13.78  140.67   18.77  140.67   14.93         0.41    1.77   27.04

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------     -------------       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                     11.67    11.39    0.58    5.01    3.04       0.87    7.77       0.49  180.29    0.79
BIF-Insured Thrifts(2)                        9.94     9.94    0.56    6.87    2.77       0.61    6.84       1.85   84.60    1.87
NASDAQ Listed OTC Companies(23)              11.51    11.26    0.57    5.18    3.01       0.84    7.68       0.63  170.22    0.89
Florida Companies(3)                          9.42     9.29    0.65    6.87    3.90       0.93    9.78       0.45  120.09    0.78
Mid-Atlantic Companies(10)                   12.03    11.57    0.48    3.65    2.26       0.76    6.22       0.88  177.29    0.99
Mid-West Companies(7)                        11.99    11.98    0.51    4.58    2.97       0.83    7.57       0.39  159.58    0.74
New England Companies(1)                      8.41     8.40    1.10   13.63    5.46       0.88   10.86       0.91  125.48    1.68
North-West Companies(1)                      11.16    10.11    0.92    8.38    4.37       1.17   10.71       0.10  372.65    0.54
South-East Companies(1)                      13.29    13.29    0.75    6.48    3.62       1.06    9.13       0.00    0.00    1.01
Thrift Strategy(21)                          11.69    11.46    0.53    4.60    2.82       0.82    7.37       0.64  160.94    0.86
Mortgage Banker Strategy(1)                  11.16    10.11    0.92    8.38    4.37       1.17   10.71       0.10  372.65    0.54
Diversified Strategy(1)                       8.41     8.40    1.10   13.63    5.46       0.88   10.86       0.91  125.48    1.68
Companies Issuing Dividends(22)              11.32    11.05    0.58    5.32    3.07       0.86    7.89       0.62  177.81    0.90
Companies Without Dividends(1)               15.65    15.65    0.37    2.35    1.79       0.54    3.43       0.74   33.56    0.66
Equity/Assets 6-12%(15)                       9.25     8.95    0.50    5.62    3.15       0.79    8.55       0.68  129.67    0.97
Equity/Assets >12%(8)                        15.47    15.29    0.69    4.42    2.78       0.94    6.16       0.50  283.75    0.73
Actively Traded Companies(1)                  9.19     8.15    0.51    5.44    2.79       0.90    9.61       0.58   93.31    1.05
Holding Company Structure(1)                  9.19     8.15    0.51    5.44    2.79       0.90    9.61       0.58   93.31    1.05
Assets Over $1 Billion(5)                     8.69     8.08    0.70    7.95    3.83       0.92   10.32       0.70  115.46    1.20
Assets $500 Million-$1 Billion(4)            12.23    11.73    0.79    5.66    3.56       0.92    7.10       0.55   67.73    0.57
Assets $250-$500 Million(4)                   9.95     9.94    0.52    5.65    3.75       0.83    9.08       0.29  365.36    0.61
Assets less than $250 Million(10)            13.33    13.23    0.47    3.47    2.14       0.78    5.98       0.78  141.75    0.95
Goodwill Companies(9)                         9.80     9.17    0.73    7.21    3.70       0.92    9.37       0.53  150.03    0.90
Non-Goodwill Companies(14)                   12.70    12.70    0.47    3.78    2.53       0.79    6.51       0.71  188.39    0.88
MHC Institutions(23)                         11.51    11.26    0.57    5.18    3.01       0.84    7.68       0.63  170.22    0.89
MHC Converted Last 3 Months(2)               13.83    13.83    0.32    2.35    1.79       0.59    4.36       0.71   33.56    0.66

                                    Asset Quality Ratios                  Pricing Ratios                      Dividend Data(6)
                                  -----------------------     -----------------------------------------   -----------------------
                                                                                      Price/  Price/        Ind.   Divi-
                                    NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution              Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------             ------- ------- -------    ------- ------- ------- ------- -------      ------- ------- -------
                                     (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)             0.49  180.29    0.79      23.50  157.60   18.19  162.86   20.75         0.64    3.11   50.65
BIF-Insured Thrifts(2)               1.85   84.60    1.87      18.32  194.16   18.68  194.27   22.99         0.52    2.77   50.38
NASDAQ Listed OTC Companies(23)      0.63  170.22    0.89      22.92  160.92   18.23  165.72   20.87         0.63    3.08   50.62
Florida Companies(3)                 0.45  120.09    0.78      22.59  165.01   15.27  168.05   18.57         1.03    4.08   72.54
Mid-Atlantic Companies(10)           0.88  177.29    0.99      25.91  153.52   18.26  161.93   22.14         0.39    2.29   42.09
Mid-West Companies(7)                0.39  159.58    0.74      14.55  157.91   18.89  158.13   21.11         0.70    3.72   68.88
New England Companies(1)             0.91  125.48    1.68      18.32  234.55   19.73  234.78   22.99         0.67    2.75   50.38
North-West Companies(1)              0.10  372.65    0.54      22.89  183.40   20.46  202.34   17.92         0.22    1.16   26.51
South-East Companies(1)              0.00    0.00    1.01      27.62  140.27   18.64  140.27   19.59         1.40    5.07    0.00
Thrift Strategy(21)                  0.64  160.94    0.86      23.59  156.12   18.05  160.43   20.92         0.65    3.20   54.10
Mortgage Banker Strategy(1)          0.10  372.65    0.54      22.89  183.40   20.46  202.34   17.92         0.22    1.16   26.51
Diversified Strategy(1)              0.91  125.48    1.68      18.32  234.55   19.73  234.78   22.99         0.67    2.75   50.38
Companies Issuing Dividends(22)      0.62  177.81    0.90      22.92  162.32   18.12  167.34   20.87         0.66    3.23   56.94
Companies Without Dividends(1)       0.74   33.56    0.66       0.00  131.64   20.60  131.64    0.00         0.00    0.00    0.00
Equity/Assets 6-12%(15)              0.68  129.67    0.97      21.10  166.45   15.34  172.84   19.54         0.63    2.93   59.13
Equity/Assets >12%(8)                0.50  283.75    0.73      26.57  151.25   23.30  153.26   23.55         0.63    3.36   20.83
Actively Traded Companies(1)         0.58   93.31    1.05       0.00  190.38   17.50  214.84   20.29         0.48    1.94   69.57
Holding Company Structure(1)         0.58   93.31    1.05       0.00  190.38   17.50  214.84   20.29         0.48    1.94   69.57
Assets Over $1 Billion(5)            0.70  115.46    1.20      20.99  189.91   16.49  203.44   19.80         0.69    2.71   62.41
Assets $500 Million-$1 Billion(4)    0.55   67.73    0.57      24.86  155.35   19.29  161.14   22.66         0.68    3.39   41.67
Assets $250-$500 Million(4)          0.29  365.36    0.61      21.56  154.57   15.16  154.96   18.77         0.77    3.59   68.88
Assets less than $250 Million(10)    0.78  141.75    0.95      25.26  150.64   20.02  152.54   22.27         0.53    2.98   13.25
Goodwill Companies(9)                0.53  150.03    0.90      21.87  181.33   17.68  193.06   20.81         0.59    2.54   55.48
Non-Goodwill Companies(14)           0.71  188.39    0.88      24.24  146.79   18.61  146.79   20.93         0.66    3.46   33.58
MHC Institutions(23)                 0.63  170.22    0.89      22.92  160.92   18.23  165.72   20.87         0.63    3.08   50.62
MHC Converted Last 3 Months(2)       0.71   33.56    0.66       0.00  130.67   18.09  130.67   24.52         0.15    1.18    0.00


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of June 6, 1997

                                                             Key Financial Ratios
                                            ----------------------------------------------------------     Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings    -----------------------
                                            Equity/ Equity/  ---------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)    Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------   ------- ------- -------
                                              (%)      (%)     (%)     (%)     (%)        (%)    (%)        (%)    (%)      (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             3.94     3.32    0.29    6.90    3.18       0.57   13.71      2.06   38.66    1.24
CSA   Coast Savings Financial of CA           4.96     4.89    0.16    3.19    1.59       0.50   10.09      1.34   71.08    1.37
CFB   Commercial Federal Corp. of NE          5.92     5.27    0.64   10.83    5.57       0.91   15.46      1.01   70.83    0.95
DME   Dime Savings Bank, FSB of NY*           5.71     5.65    0.58   10.88    5.92       0.73   13.89      2.36   23.73    0.94
DSL   Downey Financial Corp. of CA            7.30     7.19    0.45    5.74    4.00       0.76    9.71      1.11   50.35    0.62
FRC   First Republic Bancorp of CA*           7.41     7.41    0.66   10.90    6.77       0.59    9.72      1.28   65.82    0.95
FED   FirstFed Fin. Corp. of CA               4.73     4.66    0.24    5.24    3.35       0.48   10.42      1.74  110.91    2.53
GLN   Glendale Fed. Bk, FSB of CA             5.66     5.26    0.22    3.99    2.43       0.55   10.01      1.66   64.79    1.45
GDW   Golden West Fin. Corp. of CA            6.27     6.27    1.01   15.83    9.30       1.24   19.41      1.44   37.62    0.68
GWF   Great Western Fin. Corp. of CA(8)       5.64     5.00    0.21    3.73    1.35       0.66   11.65      1.28   58.56    1.02
GPT   GreenPoint Fin. Corp. of NY*           10.81     6.19    1.06    9.91    4.93       0.96    9.05      2.84   28.16    1.36
WES   Westcorp Inc. of Orange CA              9.39     9.36    0.99   10.58    7.71       0.39    4.15      1.02  115.45    2.20


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.81    17.81    0.31    2.70    1.47       0.33    2.79      0.51  192.62    1.37
BKC   American Bank of Waterbury CT*          7.97     7.62    1.27   15.17    8.63       1.10   13.16      1.97   44.68    1.43
BFD   BostonFed Bancorp of MA                 8.90     8.59    0.48    4.34    3.78       0.65    5.97      0.63   91.43    0.71
CFX   CFX Corp of NH*                         7.67     7.15    0.90   10.59    5.19       1.12   13.18      0.61  147.62    1.34
CZF   Citisave Fin. Corp. of LA(8)           16.62    16.62    0.50    3.00    2.00       0.77    4.58      0.20   46.05    0.15
CBK   Citizens First Fin.Corp. of IL         14.64    14.64    0.27    1.98    1.56       0.58    4.19      0.54   35.90    0.24
ESX   Essex Bancorp of VA(8)                  0.07    -0.05   -3.47     NM      NM       -1.73     NM       3.23   40.63    1.50
FCB   Falmouth Co-Op Bank of MA*             24.45    24.45    0.85    3.46    3.23       0.82    3.32      0.02     NA     1.06
FAB   FirstFed America Bancorp of MA         12.47    12.47   -0.27   -3.69   -1.92       0.42    5.80       NA      NA     1.06
GAF   GA Financial Corp. of PA               17.26    17.26    1.07    5.21    4.65       1.35    6.57      0.12  136.73    0.48
KNK   Kankakee Bancorp of IL                 10.68    10.00    0.61    5.97    5.21       0.78    7.67      1.06   64.54    1.01
KYF   Kentucky First Bancorp of KY           16.11    16.11    0.80    3.99    4.88       1.06    5.27      0.14  295.31    0.77
NYB   New York Bancorp, Inc. of NY            5.06     5.06    1.31   24.82    7.27       1.55   29.28      1.29   48.39    1.01
PDB   Piedmont Bancorp of NC                 16.97    16.97   -0.31   -1.27   -1.37       0.79    3.28      0.91   71.22    0.80
PLE   Pinnacle Bank of AL                     7.73     7.48    0.58    7.39    5.76       0.88   11.08      1.53   39.16    0.87
SSB   Scotland Bancorp of NC                 36.68    36.68    1.46    4.01    3.36       1.78    4.88       NA      NA     0.50
SZB   SouthFirst Bancshares of AL            13.98    13.98    0.05    0.31    0.33       0.27    1.89      0.64   44.97    0.40
SRN   Southern Banc Company of AL            16.83    16.64    0.22    1.14    1.32       0.57    3.00       NA      NA      NA
SSM   Stone Street Bancorp of NC             35.85    35.85    1.67    4.76    3.78       1.94    5.52      0.18  274.87    0.62
TSH   Teche Holding Company of LA            13.30    13.30    0.73    5.04    4.27       1.01    6.94      0.27  303.33    0.97
FTF   Texarkana Fst. Fin. Corp of AR         16.03    16.03    1.39    7.83    7.09       1.72    9.71      0.47  144.57    0.82
THR   Three Rivers Fin. Corp. of MI          14.48    14.42    0.54    3.58    3.60       0.81    5.36      1.21   44.02    0.80
TBK   Tolland Bank of CT*                     6.73     6.52    0.69   10.81    7.50       0.75   11.61      2.31   52.07    1.95
WSB   Washington SB, FSB of MD                8.32     8.32    0.51    6.16    6.37       0.74    8.95       NA      NA     0.90


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             7.97     7.79    0.24    2.95    2.96       0.03    0.42      0.71   51.00    0.55
AFED  AFSALA Bancorp of NY                   13.68    13.68    0.59    4.34    4.52       0.59    4.34       NA      NA      NA
ALBK  ALBANK Fin. Corp. of Albany NY          9.20     7.98    0.81    8.74    5.83       1.01   10.91      0.92   78.02    0.98
AMFC  AMB Financial Corp. of IN              16.30    16.30    0.69    3.72    3.86       0.87    4.67      0.58   64.22    0.50
ASBP  ASB Financial Corp. of OH              15.73    15.73    0.60    3.01    3.32       0.88    4.40      1.58   50.98    1.23
ABBK  Abington Savings Bank of MA(8)*         6.87     6.16    0.77   11.55    8.04       0.67   10.04      0.30  133.04    0.64
AABC  Access Anytime Bancorp of NM            6.80     6.80   -0.59  -11.49   -9.91      -0.23   -4.44      1.59   26.80    0.94
AFBC  Advance Fin. Bancorp of WV             15.45    15.45    0.39    3.45    2.57       0.79    7.00      0.37   89.84    0.40
AADV  Advantage Bancorp of WI                 8.83     8.19    0.35    3.80    2.88       0.86    9.43      0.56  102.27    1.01
AFCB  Affiliated Comm BC, Inc of MA           9.77     9.71    0.93    9.45    5.95       1.07   10.81      0.46  163.49    1.19
ALBC  Albion Banc Corp. of Albion NY          8.90     8.90    0.09    0.93    0.96       0.38    3.93       NA      NA     0.65
ABCL  Allied Bancorp of IL                    9.31     9.19    0.42    4.88    2.08       0.71    8.21      0.18  236.73    0.50


                                                             Pricing Ratios                      Dividend Data(6)
                                                ----------------------------------------     ------------------------
                                                                         Price/  Price/        Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend     Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           -------  ------  ------  ------ --------      ------  -----   --------
                                                   (X)    (%)      (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                   NM   232.91    9.17     NM    15.85         0.88    1.98   62.41
CSA   Coast Savings Financial of CA                 NM   195.61    9.69  198.40   19.86         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE              17.96  188.26   11.15  211.54   12.59         0.28    0.78   14.07
DME   Dime Savings Bank, FSB of NY*               16.90  177.32   10.12  178.93   13.25         0.00    0.00    0.00
DSL   Downey Financial Corp. of CA                25.00  140.19   10.24  142.28   14.79         0.32    1.52   38.10
FRC   First Republic Bancorp of CA*               14.76  125.74    9.32  125.82   16.56         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                   29.86  153.52    7.25  155.54   15.01         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA                   NM   154.53    8.74  166.15   16.41         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA                10.75  165.32   10.36  165.32    8.76         0.44    0.63    6.78
GWF   Great Western Fin. Corp. of CA(8)             NM      NM    15.96     NM    23.74         1.00    2.02     NM
GPT   GreenPoint Fin. Corp. of NY*                20.27  204.91   22.14     NM    22.21         1.00    1.60   32.36
WES   Westcorp Inc. of Orange CA                  12.98  137.27   12.89  137.60     NM          0.40    2.37   30.77


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                    NM   114.56   20.40  114.56     NM          0.36    1.82     NM
BKC   American Bank of Waterbury CT*              11.59  171.65   13.69  179.58   13.36         1.44    4.11   47.68
BFD   BostonFed Bancorp of MA                     26.47  120.57   10.73  124.93   19.25         0.28    1.65   43.75
CFX   CFX Corp of NH*                             19.28  176.78   13.56  189.54   15.49         0.88    4.86     NM
CZF   Citisave Fin. Corp. of LA(8)                  NM   154.44   25.67  154.44     NM          0.40    2.00     NM
CBK   Citizens First Fin.Corp. of IL                NM   112.60   16.49  112.60     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                        NM      NM     0.77     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                    NM   106.26   25.98  106.26     NM          0.20    1.24   38.46
FAB   FirstFed America Bancorp of MA                NM   104.21   12.99  104.21     NM          0.00    0.00     NM
GAF   GA Financial Corp. of PA                    21.51  120.35   20.77  120.35   17.07         0.40    2.42   51.95
KNK   Kankakee Bancorp of IL                      19.21  112.67   12.03  120.33   14.95         0.48    1.66   31.79
KYF   Kentucky First Bancorp of KY                20.51  100.09   16.12  100.09   15.53         0.50    4.60     NM
NYB   New York Bancorp, Inc. of NY                13.75     NM    16.96     NM    11.66         0.60    1.83   25.10
PDB   Piedmont Bancorp of NC                        NM   140.22   23.79  140.22   28.47         0.40    3.90     NM
PLE   Pinnacle Bank of AL                         17.37  126.18    9.76  130.39   11.58         0.80    3.66   63.49
SSB   Scotland Bancorp of NC                      29.76  119.14   43.70  119.14   24.43         0.30    1.83   54.55
SZB   SouthFirst Bancshares of AL                   NM    94.82   13.25   94.82     NM          0.50    3.33     NM
SRN   Southern Banc Company of AL                   NM    99.79   16.79  100.91   28.74         0.35    2.44     NM
SSM   Stone Street Bancorp of NC                  26.45  126.40   45.31  126.40   22.77         0.45    1.72   45.45
TSH   Teche Holding Company of LA                 23.44  123.11   16.38  123.11   17.05         0.50    2.67   62.50
FTF   Texarkana Fst. Fin. Corp of AR              14.10  119.86   19.21  119.86   11.37         0.45    2.55   36.00
THR   Three Rivers Fin. Corp. of MI               27.78   97.72   14.15   98.10   18.52         0.36    2.40   66.67
TBK   Tolland Bank of CT*                         13.33  132.06    8.89  136.26   12.41         0.20    1.11   14.81
WSB   Washington SB, FSB of MD                    15.71   96.25    8.01   96.25   10.82         0.10    2.05   32.26


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                   NM    98.65    7.86  100.89     NM          0.40    1.30   43.96
AFED  AFSALA Bancorp of NY                        22.13   96.09   13.15   96.09   22.13         0.16    1.19   26.23
ALBK  ALBANK Fin. Corp. of Albany NY              17.17  148.41   13.66  171.11   13.75         0.60    1.61   27.65
AMFC  AMB Financial Corp. of IN                   25.91   99.72   16.25   99.72   20.65         0.24    1.68   43.64
ASBP  ASB Financial Corp. of OH                     NM   117.50   18.48  117.50   20.61         0.40    3.40     NM
ABBK  Abington Savings Bank of MA(8)*             12.43  137.85    9.48  153.88   14.31         0.40    1.62   20.20
AABC  Access Anytime Bancorp of NM                  NM    90.69    6.17   90.69     NM          0.00    0.00     NM
AFBC  Advance Fin. Bancorp of WV                    NM    92.28   14.25   92.28   19.18         0.32    2.35     NM
AADV  Advantage Bancorp of WI                       NM   134.31   11.87  144.96   13.99         0.40    1.07   37.04
AFCB  Affiliated Comm BC, Inc of MA               16.81  152.69   14.91  153.66   14.68         0.48    1.97   33.10
ALBC  Albion Banc Corp. of Albion NY                NM    97.38    8.67   97.38   24.73         0.31    1.35     NM
ABCL  Allied Bancorp of IL                          NM   131.92   12.29  133.67   28.54         0.65    2.15     NM

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                   (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of June 6, 1997


                                                         Key Financial Ratios                           Asset Quality Ratios
                                        ----------------------------------------------------------    -----------------------
                                                 Tang.      Reported Earnings       Core Earnings
                                        Equity/ Equity/  --------------------       -------------       NPAs   Resvs/  Resvs/
Financial Institution                   Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                   ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                           (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN        10.17    10.06    0.29    2.88    3.14       0.19    1.87       2.84   23.48    0.93
AHCI  Ambanc Holding Co. of NY*          12.72    12.72   -0.62   -4.16   -4.52      -0.62   -4.16       1.06   72.94    1.47
ASBI  Ameriana Bancorp of IN             10.85    10.84    0.60    5.40    4.71       0.87    7.85       0.43   63.58    0.38
AFFFZ America First Fin. Fund of CA(8)    8.28     8.16    1.42   19.23   13.96       1.74   23.53       0.41   80.65    0.50
AMFB  American Federal Bank of SC(8)      8.99     8.38    1.10   13.34    4.39       1.37   16.50       0.44  193.22    1.30
ANBK  American Nat'l Bancorp of MD        9.15     9.15    0.15    1.44    1.29       0.54    5.14        NA      NA     1.17
ABCW  Anchor Bancorp Wisconsin of WI      6.25     6.13    0.76   12.01    7.05       0.99   15.68       0.75  161.56    1.53
ANDB  Andover Bancorp, Inc. of MA*        8.07     8.07    1.09   14.05    8.47       1.13   14.50       1.14   89.41    1.41
ASFC  Astoria Financial Corp. of NY       7.60     6.32    0.52    6.54    4.18       0.77    9.68       0.52   35.00    0.50
AVND  Avondale Fin. Corp. of IL           8.25     8.25   -0.71   -7.35   -8.87      -1.34  -13.86       1.66  194.88    5.35
BKCT  Bancorp Connecticut of CT*         10.40    10.40    1.26   11.92    7.81       1.20   11.39       1.11  108.02    1.98
BPLS  Bank Plus Corp. of CA               4.92     4.91   -0.35   -6.90   -6.00      -0.04   -0.77       3.22   49.87    1.96
BWFC  Bank West Fin. Corp. of MI         15.30    15.30    0.74    4.25    4.25       0.53    3.03       0.03  458.70    0.20
BANC  BankAtlantic Bancorp of FL          5.51     4.48    0.92   14.32    8.07       0.71   11.10       0.78  120.47    1.40
BKUNA BankUnited SA of FL                 4.46     3.59    0.18    3.57    2.14       0.35    6.97       0.74   26.73    0.24
BKCO  Bankers Corp. of NJ(8)*             7.78     7.66    1.10   13.28    8.08       1.18   14.19       1.20   23.83    0.46
BVCC  Bay View Capital Corp. of CA        6.31     6.00    0.38    6.12    3.78       0.64   10.36       0.79  115.33    1.20
BFSB  Bedford Bancshares of VA           14.32    14.32    1.05    7.12    5.84       1.35    9.09       0.63   77.52    0.57
BFFC  Big Foot Fin. Corp. of IL          17.08    17.08   -0.30   -2.43   -1.50       0.29    2.33       0.11  128.76    0.37
BSBC  Branford SB of CT*                  9.54     9.54    1.14   12.65    6.53       1.11   12.24       1.94  112.22    3.09
BYFC  Broadway Fin. Corp. of CA          10.87    10.87   -0.24   -2.42   -2.88       0.12    1.25       2.42   41.50    1.19
CBCO  CB Bancorp of Michigan City IN(8)   8.83     8.83    1.00   10.68    5.18       1.17   12.50       2.41   42.37    2.50
CBES  CBES Bancorp of MO                 18.39    18.39    0.77    5.22    4.28       0.96    6.51       0.77   54.05    0.46
CCFH  CCF Holding Company of GA          14.32    14.32    0.26    1.47    1.59       0.43    2.41       0.34  189.90    0.79
CENF  CENFED Financial Corp. of CA        5.10     5.09    0.49    9.61    6.24       0.72   14.11       1.40   51.06    1.03
CFSB  CFSB Bancorp of Lansing MI          7.63     7.63    0.75    9.50    5.09       1.00   12.75       0.10  565.80    0.62
CKFB  CKF Bancorp of Danville KY         23.68    23.68    1.31    5.12    4.36       1.29    5.05       1.48   12.02    0.20
CNSB  CNS Bancorp of MO                  24.82    24.82    0.53    2.41    1.94       0.81    3.66       0.45   80.36    0.57
CSBF  CSB Financial Group Inc of IL*     25.56    24.11    0.54    2.08    2.08       0.82    3.16       0.74   41.29    0.53
CFHC  California Fin. Hld. Co. of CA(8)   6.96     6.93    0.53    8.00    5.04       0.82   12.26       1.04   54.70    0.77
CBCI  Calumet Bancorp of Chicago IL      15.94    15.94    1.11    6.86    6.55       1.44    8.87       1.40   84.90    1.54
CAFI  Camco Fin. Corp. of OH              9.69     8.92    0.75    8.54    5.35       0.88   10.01       0.68   38.86    0.32
CMRN  Cameron Fin. Corp. of MO           22.95    22.95    1.12    4.46    4.60       1.39    5.56       0.60  135.41    0.95
CAPS  Capital Savings Bancorp of MO       8.66     8.66    0.65    7.16    4.74       0.92   10.23       0.26  116.53    0.38
CFNC  Carolina Fincorp of NC*            23.71    23.71    1.11    4.65    4.48       1.05    4.36       0.28  133.67    0.54
CNY   Carver FSB of New York, NY          8.06     7.72   -0.47   -5.07   -7.51      -0.03   -0.33       1.53   34.62    1.12
CASB  Cascade SB of Everett WA            6.17     6.17    0.46    7.46    4.00       0.58    9.42       0.59  142.60    1.02
CATB  Catskill Fin. Corp. of NY*         26.98    26.98    1.42    6.14    5.42       1.44    6.22       0.50  133.79    1.47
CNIT  Cenit Bancorp of Norfolk VA         7.02     6.40    0.74   10.48    7.04       0.68    9.75       0.65   85.28    0.87
CEBK  Central Co-Op. Bank of MA*         10.26     9.11    0.59    5.92    5.57       0.66    6.66       1.67   53.48    1.24
CENB  Century Bancshares of NC*          29.93    29.93    1.76    5.86    6.25       1.78    5.93       0.39  139.39    0.91
CBSB  Charter Financial Inc. of IL       14.13    12.40    0.97    5.94    4.84       1.22    7.50       0.51  114.56    0.80
COFI  Charter One Financial of OH         6.78     6.30    0.97   14.40    6.00       1.23   18.30       0.32  147.01    0.77
CNBA  Chester Bancorp of IL              22.21    22.21    1.09    4.90    4.86       1.09    4.90       0.25  107.12    0.70
CVAL  Chester Valley Bancorp of PA        8.56     8.56    0.63    7.00    4.41       0.92   10.30       0.47  187.15    1.10
CTZN  CitFed Bancorp of Dayton OH         6.33     5.64    0.55    8.47    4.79       0.79   12.27       0.45  128.08    0.99
CLAS  Classic Bancshares of KY           14.92    12.53    0.42    2.06    2.05       0.71    3.43       0.91   68.31    0.99
CMSB  Cmnwealth Bancorp of PA             9.57     7.35    0.56    5.44    4.37       0.72    7.00       0.42  106.34    0.86
COVB  CoVest Bancshares of IL             8.94     8.51    0.16    1.78    1.75       0.43    4.89       0.23  118.11    0.43
CBSA  Coastal Bancorp of Houston TX       3.42     2.89    0.26    7.87    5.52       0.44   13.15       0.65   37.23    0.56
CFCP  Coastal Fin. Corp. of SC            6.10     6.10    0.90   14.66    4.19       0.99   16.14       0.26  350.59    1.14
COFD  Collective Bancorp Inc. of NJ(8)    7.00     6.33    0.94   13.56    5.57       1.15   16.49       0.40   60.69    0.47
CMSV  Commty. Svgs, MHC of FL (48.5)     11.23    11.23    0.63    5.41    3.82       0.95    8.21       0.57   66.20    0.64
CBNH  Community Bankshares Inc of NH(8)*  7.13     7.13    0.93   13.02    5.57       0.75   10.52       0.61  115.48    1.01
CFTP  Community Fed. Bancorp of MS       33.52    33.52    1.43    4.31    3.89       1.70    5.13       0.35   79.45    0.47
CFFC  Community Fin. Corp. of VA         13.78    13.78    1.04    7.50    5.82       1.31    9.44       0.35  180.62    0.70

                                                       Pricing Ratios                      Dividend Data(6)
                                           -----------------------------------------      -----------------------
                                                                   Price/  Price/        Ind.   Divi-
                                           Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                     Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                     ------- ------- ------- ------- -------      ------- ------- -------
                                             (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN             NM    92.86    9.44   93.89     NM          0.20    1.57   50.00
AHCI  Ambanc Holding Co. of NY*               NM   103.75   13.20  103.75     NM          0.00    0.00     NM
ASBI  Ameriana Bancorp of IN                21.23  115.84   12.56  115.93   14.62         0.60    3.87     NM
AFFFZ America First Fin. Fund of CA(8)       7.17  126.77   10.50  128.61    5.86         1.60    4.20   30.08
AMFB  American Federal Bank of SC(8)        22.78     NM    25.96     NM    18.41         0.48    1.56   35.56
ANBK  American Nat'l Bancorp of MD            NM   119.63   10.95  119.63   21.69         0.12    0.81   63.16
ABCW  Anchor Bancorp Wisconsin of WI        14.18  167.59   10.48  170.91   10.86         0.56    1.30   18.42
ANDB  Andover Bancorp, Inc. of MA*          11.81  156.91   12.66  156.91   11.44         0.68    2.29   26.98
ASFC  Astoria Financial Corp. of NY         23.94  154.02   11.71  185.10   16.17         0.60    1.42   33.90
AVND  Avondale Fin. Corp. of IL               NM    92.41    7.63   92.41     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*            12.81  153.18   15.93  153.18   13.41         0.88    3.42   43.78
BPLS  Bank Plus Corp. of CA                   NM   118.24    5.81  118.51     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI            23.51  109.90   16.82  109.90     NM          0.28    2.02   47.46
BANC  BankAtlantic Bancorp of FL            12.39  167.07    9.20  205.53   15.99         0.12    0.87   10.81
BKUNA BankUnited SA of FL                     NM   133.83    5.97  166.55   23.93         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ(8)*               12.38  158.01   12.30  160.62   11.58         0.64    2.53   31.37
BVCC  Bay View Capital Corp. of CA          26.46  167.93   10.59  176.63   15.64         0.32    1.29   34.04
BFSB  Bedford Bancshares of VA              17.13  120.50   17.26  120.50   13.43         0.52    2.62   44.83
BFFC  Big Foot Fin. Corp. of IL               NM   112.04   19.14  112.04     NM          0.00    0.00     NM
BSBC  Branford SB of CT*                    15.32  184.11   17.56  184.11   15.83         0.08    1.68   25.81
BYFC  Broadway Fin. Corp. of CA               NM    75.39    8.20   75.39     NM          0.20    1.86     NM
CBCO  CB Bancorp of Michigan City IN(8)     19.32  197.44   17.44  197.44   16.50         0.00    0.00    0.00
CBES  CBES Bancorp of MO                    23.36   94.38   17.35   94.38   18.74         0.40    2.48   57.97
CCFH  CCF Holding Company of GA               NM   109.45   15.67  109.45     NM          0.50    3.17     NM
CENF  CENFED Financial Corp. of CA          16.03  147.06    7.51  147.35   10.93         0.33    1.12   17.93
CFSB  CFSB Bancorp of Lansing MI            19.66  186.69   14.25  186.69   14.65         0.55    2.39   47.01
CKFB  CKF Bancorp of Danville KY            22.92  125.16   29.64  125.16   23.19         0.44    2.29   52.38
CNSB  CNS Bancorp of MO                       NM   108.62   26.96  108.62     NM          0.20    1.25   64.52
CSBF  CSB Financial Group Inc of IL*          NM    88.43   22.60   93.75     NM          0.00    0.00    0.00
CFHC  California Fin. Hld. Co. of CA(8)     19.84  152.89   10.64  153.53   12.94         0.44    1.50   29.73
CBCI  Calumet Bancorp of Chicago IL         15.26  107.86   17.20  107.86   11.80         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                18.69  123.75   11.99  134.45   15.95         0.52    2.81   52.53
CMRN  Cameron Fin. Corp. of MO              21.75   99.00   22.72   99.00   17.45         0.28    1.67   36.36
CAPS  Capital Savings Bancorp of MO         21.10  149.22   12.92  149.22   14.77         0.24    1.48   31.17
CFNC  Carolina Fincorp of NC*               22.31  104.17   24.70  104.17   23.77         0.20    1.38   30.77
CNY   Carver FSB of New York, NY              NM    68.56    5.53   71.62     NM          0.00    0.00     NM
CASB  Cascade SB of Everett WA              25.00  179.41   11.08  179.41   19.79         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*            18.45  105.44   28.45  105.44   18.24         0.28    1.81   33.33
CNIT  Cenit Bancorp of Norfolk VA           14.20  148.76   10.44  163.16   15.25         1.00    2.22   31.55
CEBK  Central Co-Op. Bank of MA*            17.97  101.83   10.45  114.77   15.97         0.32    1.86   33.33
CENB  Century Bancshares of NC*             16.01   93.86   28.10   93.86   15.83         2.00    2.90   46.40
CBSB  Charter Financial Inc. of IL          20.68  131.39   18.57  149.74   16.39         0.32    1.84   38.10
COFI  Charter One Financial of OH           16.67  233.80   15.84     NM    13.11         1.00    2.08   34.72
CNBA  Chester Bancorp of IL                 20.59  100.83   22.39  100.83   20.59         0.24    1.64   33.80
CVAL  Chester Valley Bancorp of PA          22.70  155.27   13.29  155.27   15.43         0.44    2.23   50.57
CTZN  CitFed Bancorp of Dayton OH           20.88  170.22   10.78  191.11   14.41         0.32    0.87   18.18
CLAS  Classic Bancshares of KY                NM   100.90   15.06  120.13   29.24         0.28    1.92     NM
CMSB  Cmnwealth Bancorp of PA               22.91  120.96   11.57  157.50   17.79         0.28    1.85   42.42
COVB  CoVest Bancshares of IL                 NM   108.50    9.69  113.86   20.88         0.40    2.25     NM
CBSA  Coastal Bancorp of Houston TX         18.12  137.47    4.70  162.75   10.84         0.48    1.78   32.21
CFCP  Coastal Fin. Corp. of SC              23.88     NM    20.33     NM    21.68         0.33    1.55   37.08
COFD  Collective Bancorp Inc. of NJ(8)      17.96  232.93   16.31     NM    14.77         1.00    2.27   40.82
CMSV  Commty. Svgs, MHC of FL (48.5)        26.20  139.69   15.69  139.69   17.26         0.90    4.14     NM
CBNH  Community Bankshares Inc of NH(8)*    17.97  222.44   15.86  222.44   22.24         0.64    1.71   30.77
CFTP  Community Fed. Bancorp of MS          25.74  108.49   36.37  108.49   21.60         0.30    1.71   44.12
CFFC  Community Fin. Corp. of VA            17.18  124.65   17.17  124.65   13.64         0.56    2.49   42.75

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CIBI  Community Inv. Bancorp of OH           11.52    11.52    0.67    5.52    5.21       1.00    8.19       0.72   65.53    0.62
COOP  Cooperative Bk.for Svgs. of NC          7.49     7.49   -0.89  -10.79   -9.33       0.13    1.60       0.45   53.51    0.30
CRZY  Crazy Woman Creek Bncorp of WY         27.85    27.85    1.01    3.35    3.74       1.27    4.20       0.23  240.34    1.03
DNFC  D&N Financial Corp. of MI               5.81     5.75    0.63   10.98    5.81       0.85   14.82       0.37  192.28    1.01
DFIN  Damen Fin. Corp. of Chicago IL         20.16    20.16    0.71    3.13    3.58       0.89    3.93       0.20   76.94    0.38
DCBI  Delphos Citizens Bancorp of OH         28.34    28.34    1.27    6.07    4.43       1.27    6.07       0.10   93.46    0.13
DIME  Dime Community Bancorp of NY           15.41    13.23    0.93    6.19    4.87       1.03    6.90       0.82   97.78    1.45
DIBK  Dime Financial Corp. of CT*             7.83     7.54    1.85   22.66   10.93       1.91   23.35       0.46  337.58    3.23
EGLB  Eagle BancGroup of IL                  12.10    12.10   -0.20   -1.89   -1.70       0.12    1.09       1.67   31.93    0.80
EBSI  Eagle Bancshares of Tucker GA           8.71     8.71    0.59    6.82    4.90       0.80    9.29       0.88   65.80    0.84
EGFC  Eagle Financial Corp. of CT             6.90     5.19    0.58    8.18    6.25       0.78   10.92       1.21   47.66    1.01
ETFS  East Texas Fin. Serv. of TX            19.02    19.02    0.32    1.70    1.97       0.64    3.41       0.25  100.00    0.53
EBCP  Eastern Bancorp of NH(8)                7.59     7.20    0.38    4.96    3.35       0.59    7.76       1.27   25.79    0.57
ESBK  Elmira SB of Elmira NY*                 6.30     6.03    0.28    4.48    4.29       0.27    4.28       0.83   76.33    0.80
EMLD  Emerald Financial Corp of OH            7.51     7.38    0.69    8.89    5.00       0.89   11.37       0.34   75.41    0.34
EIRE  Emerald Island Bancorp, MA*             6.96     6.96    0.81   12.00    7.83       0.86   12.68       0.62  105.23    0.97
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.67       1.09    3.12        NA      NA     0.47
EFBI  Enterprise Fed. Bancorp of OH          12.67    12.65    0.68    4.72    3.95       0.75    5.16       0.01     NA     0.28
EQSB  Equitable FSB of Wheaton MD             5.07     5.07    0.48    9.33    6.47       0.76   14.93       1.07   19.82    0.31
FFFG  F.F.O. Financial Group of FL(8)         6.41     6.41    0.52    8.41    4.41       0.85   13.72       3.17   55.02    2.47
FCBF  FCB Fin. Corp. of Neenah WI            17.51    17.51    0.91    5.04    3.92       1.10    6.08       0.11  426.35    0.56
FFBS  FFBS Bancorp of Columbus MS            19.42    19.42    1.19    6.07    4.17       1.49    7.65       0.42  109.44    0.66
FFDF  FFD Financial Corp. of OH              24.74    24.74    0.78    3.42    3.20       1.08    4.74        NA      NA     0.27
FFLC  FFLC Bancorp of Leesburg FL            14.48    14.48    0.69    4.30    3.54       1.01    6.32       0.27  116.25    0.46
FFFC  FFVA Financial Corp. of VA             12.98    12.69    1.08    7.35    5.08       1.34    9.09       0.10  585.64    1.01
FFWC  FFW Corporation of Wabash IN           10.01    10.01    0.90    8.74    7.62       1.11   10.86       0.22  150.42    0.48
FFYF  FFY Financial Corp. of OH              14.10    14.10    0.89    5.44    4.62       1.27    7.80       0.72   73.17    0.69
FMCO  FMS Financial Corp. of NJ               6.29     6.16    0.64    9.89    7.14       0.97   15.08       1.07   47.56    0.90
FFHH  FSF Financial Corp. of MN              11.77    11.77    0.64    4.73    4.33       0.83    6.11       0.10  216.04    0.34
FOBC  Fed One Bancorp of Wheeling WV         11.61    11.06    0.68    5.79    4.60       0.98    8.27       0.45   93.85    1.00
FBCI  Fidelity Bancorp of Chicago IL         10.19    10.16    0.53    4.92    4.69       0.75    7.05       0.70   24.69    0.23
FSBI  Fidelity Bancorp, Inc. of PA            6.96     6.96    0.52    7.41    5.35       0.83   11.77       0.51  100.48    1.06
FFFL  Fidelity FSB, MHC of FL (47.4)          8.82     8.75    0.39    4.09    2.61       0.62    6.51       0.30   77.48    0.31
FFED  Fidelity Fed. Bancorp of IN             5.14     5.14    0.16    3.18    1.89       0.28    5.62       0.16  455.75    0.85
FFOH  Fidelity Financial of OH               13.12    11.52    0.63    3.90    2.67       1.01    6.24       0.18  174.34    0.38
FIBC  Financial Bancorp of NY                 9.73     9.68    0.51    5.14    4.46       0.88    8.82        NA      NA     0.85
FBSI  First Bancshares of MO                 14.35    14.33    0.91    5.88    6.21       1.11    7.22       0.32   88.44    0.35
FBBC  First Bell Bancorp of PA               10.20    10.20    1.19    7.34    7.20       1.40    8.65       0.09  107.87    0.12
FBER  First Bergen Bancorp of NJ             16.44    16.44    0.42    2.50    2.57       0.75    4.50       0.74  161.82    2.41
SKBO  First Carnegie,MHC of PA(45.0)         15.65    15.65    0.37    2.35    1.79       0.54    3.43       0.74   33.56    0.66
FCIT  First Cit. Fin. Corp of MD(8)           6.11     6.11    0.53    8.65    4.16       0.79   13.02       1.92   52.05    1.33
FSTC  First Citizens Corp of GA               9.37     7.37    1.80   19.17   11.76       1.50   16.01       1.26   87.96    1.40
FFBA  First Colorado Bancorp of Co           14.30    14.13    1.13    7.87    5.72       1.12    7.80       0.19  136.49    0.37
FDEF  First Defiance Fin.Corp. of OH         21.42    21.42    0.78    3.37    3.14       1.06    4.60       0.45   93.68    0.55
FESX  First Essex Bancorp of MA*              7.31     6.30    1.01   13.37    7.64       0.88   11.68       0.62  143.10    1.42
FFES  First FS&LA of E. Hartford CT           6.25     6.25    0.43    7.04    6.18       0.69   11.23       0.51   55.25    1.57
FSSB  First FS&LA of San Bern. CA             4.33     4.18   -1.18  -24.68     NM       -1.18  -24.75       2.31   45.41    1.47
FFSX  First FS&LA. MHC of IA (46.0)           8.14     8.06    0.43    5.19    2.96       0.73    8.93       0.14  263.34    0.52
FFSW  First Fed Fin. Serv. of OH              6.05     5.11    0.87   15.36    5.83       0.69   12.15       0.38   73.66    0.40
BDJI  First Fed. Bancorp. of MN              11.17    11.17    0.32    2.58    2.56       0.66    5.38       0.31  127.79    0.82
FFBH  First Fed. Bancshares of AR            15.82    15.82    0.79    5.42    4.18       1.13    7.76       0.19  127.62    0.31
FTFC  First Fed. Capital Corp. of WI          6.35     5.96    0.74   11.32    5.85       0.86   13.18       0.17  308.37    0.68
FFKY  First Fed. Fin. Corp. of KY            13.60    12.78    1.25    9.03    5.61       1.49   10.79       0.40  115.33    0.53
FFBZ  First Federal Bancorp of OH             7.66     7.65    0.74    9.58    4.91       1.01   13.14       0.58  153.04    1.02
FFCH  First Fin. Holdings Inc. of SC          6.15     6.15    0.55    8.85    5.05       0.84   13.43       1.82   39.24    0.84
FFBI  First Financial Bancorp of IL           7.81     7.81   -0.02   -0.27   -0.31       0.47    5.76       0.27  200.40    0.69



                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CIBI  Community Inv. Bancorp of OH              19.19  107.16   12.34  107.16   12.93         0.40    2.11   40.40
COOP  Cooperative Bk.for Svgs. of NC              NM   120.07    8.99  120.07     NM          0.00    0.00     NM
CRZY  Crazy Woman Creek Bncorp of WY            26.71   94.45   26.30   94.45   21.28         0.40    2.94     NM
DNFC  D&N Financial Corp. of MI                 17.22  171.04    9.93  172.82   12.76         0.00    0.00    0.00
DFIN  Damen Fin. Corp. of Chicago IL            27.94  100.92   20.35  100.92   22.27         0.24    1.68   47.06
DCBI  Delphos Citizens Bancorp of OH            22.58   94.09   26.66   94.09   22.58         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY              20.54  122.99   18.96  143.30   18.42         0.18    1.01   20.69
DIBK  Dime Financial Corp. of CT*                9.15  192.34   15.05  199.58    8.87         0.40    1.68   15.33
EGLB  Eagle BancGroup of IL                       NM    93.73   11.34   93.73     NM          0.00    0.00     NM
EBSI  Eagle Bancshares of Tucker GA             20.39  128.02   11.14  128.02   14.96         0.60    3.68   75.00
EGFC  Eagle Financial Corp. of CT               16.01  129.29    8.92  171.81   11.99         0.92    3.11   49.73
ETFS  East Texas Fin. Serv. of TX                 NM    87.61   16.67   87.61   25.37         0.20    1.16   58.82
EBCP  Eastern Bancorp of NH(8)                  29.89  145.58   11.05  153.39   19.12         0.64    2.46   73.56
ESBK  Elmira SB of Elmira NY*                   23.31  104.43    6.58  109.10   24.41         0.64    3.08   71.91
EMLD  Emerald Financial Corp of OH              20.00  171.82   12.90  174.83   15.63         0.24    1.60   32.00
EIRE  Emerald Island Bancorp, MA*               12.77  140.19    9.76  140.19   12.08         0.28    1.56   19.86
EFBC  Empire Federal Bancorp of MT                NM    88.89   31.02   88.89   28.52         0.30    2.29     NM
EFBI  Enterprise Fed. Bancorp of OH             25.33  122.42   15.51  122.58   23.17         1.00    5.26     NM
EQSB  Equitable FSB of Wheaton MD               15.45  136.44    6.91  136.44    9.66         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL(8)           22.68  178.84   11.46  178.84   13.90         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI               25.52  129.51   22.67  129.51   21.15         0.72    2.91   74.23
FFBS  FFBS Bancorp of Columbus MS               23.96  143.30   27.83  143.30   19.01         0.50    2.17   52.08
FFDF  FFD Financial Corp. of OH                   NM    94.83   23.46   94.83   22.54         0.30    2.18   68.18
FFLC  FFLC Bancorp of Leesburg FL               28.25  127.48   18.45  127.48   19.22         0.48    1.70   48.00
FFFC  FFVA Financial Corp. of VA                19.69  158.43   20.56  162.02   15.92         0.48    1.92   37.80
FFWC  FFW Corporation of Wabash IN              13.13  114.29   11.44  114.29   10.57         0.72    2.77   36.36
FFYF  FFY Financial Corp. of OH                 21.67  133.33   18.80  133.33   15.12         0.70    2.69   58.33
FMCO  FMS Financial Corp. of NJ                 14.01  135.37    8.51  138.21    9.19         0.20    1.01   14.18
FFHH  FSF Financial Corp. of MN                 23.08  118.97   14.00  118.97   17.87         0.50    3.01   69.44
FOBC  Fed One Bancorp of Wheeling WV            21.74  126.87   14.73  133.10   15.23         0.58    2.78   60.42
FBCI  Fidelity Bancorp of Chicago IL            21.31  105.69   10.77  105.99   14.88         0.32    1.71   36.36
FSBI  Fidelity Bancorp, Inc. of PA              18.69  135.04    9.40  135.04   11.76         0.36    1.80   33.64
FFFL  Fidelity FSB, MHC of FL (47.4)              NM   155.22   13.69  156.51   24.04         0.80    4.27     NM
FFED  Fidelity Fed. Bancorp of IN                 NM   174.08    8.95  174.08   30.00         0.40    4.44     NM
FFOH  Fidelity Financial of OH                    NM   124.69   16.35  141.91   23.44         0.28    1.87   70.00
FIBC  Financial Bancorp of NY                   22.40  115.15   11.20  115.69   13.07         0.40    2.32   51.95
FBSI  First Bancshares of MO                    16.10   95.96   13.77   96.11   13.10         0.20    1.05   16.95
FBBC  First Bell Bancorp of PA                  13.90  139.89   14.27  139.89   11.80         0.40    2.69   37.38
FBER  First Bergen Bancorp of NJ                  NM    98.98   16.28   98.98   21.62         0.12    0.88   34.29
SKBO  First Carnegie,MHC of PA(45.0)              NM   131.64   20.60  131.64     NM          0.00    0.00    0.00
FCIT  First Cit. Fin. Corp of MD(8)             24.05  198.89   12.14  198.89   15.99         0.00    0.00    0.00
FSTC  First Citizens Corp of GA                  8.51  163.04   15.28  207.29   10.19         0.44    1.78   15.12
FFBA  First Colorado Bancorp of Co              17.48  137.61   19.68  139.32   17.65         0.40    2.22   38.83
FDEF  First Defiance Fin.Corp. of OH              NM   112.81   24.16  112.81   23.33         0.32    2.29   72.73
FESX  First Essex Bancorp of MA*                13.09  148.39   10.85  172.23   14.97         0.48    2.89   37.80
FFES  First FS&LA of E. Hartford CT             16.19  109.78    6.86  109.78   10.14         0.60    2.38   38.46
FSSB  First FS&LA of San Bern. CA                 NM    69.34    3.01   71.97     NM          0.00    0.00     NM
FFSX  First FS&LA. MHC of IA (46.0)               NM   172.67   14.05  174.24   19.66         0.48    2.09   70.59
FFSW  First Fed Fin. Serv. of OH                17.16  240.42   14.55     NM    21.70         0.44    1.28   21.89
BDJI  First Fed. Bancorp. of MN                   NM   109.20   12.20  109.20   18.75         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR               23.91  115.37   18.25  115.37   16.70         0.20    1.03   24.69
FTFC  First Fed. Capital Corp. of WI            17.09  189.42   12.04  202.07   14.68         0.72    2.38   40.68
FFKY  First Fed. Fin. Corp. of KY               17.82  158.31   21.53  168.56   14.92         0.52    2.70   48.15
FFBZ  First Federal Bancorp of OH               20.35  187.37   14.35  187.57   14.83         0.24    1.37   27.91
FFCH  First Fin. Holdings Inc. of SC            19.81  171.80   10.56  171.80   13.05         0.72    2.69   53.33
FFBI  First Financial Bancorp of IL               NM    91.32    7.13   91.32   15.24         0.00    0.00     NM

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                   (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFHC  First Financial Corp. of WI(8)          6.98     6.78    0.93   12.87    5.11       1.26   17.55       0.29  137.23    0.65
FFHS  First Franklin Corp. of OH              8.82     8.75    0.14    1.59    1.36       0.62    6.76       0.62   68.29    0.62
FGHC  First Georgia Hold. Corp of GA          8.49     7.74    0.96   11.69    6.27       0.57    6.97       1.35   50.33    0.79
FSPG  First Home Bancorp of NJ                6.59     6.47    0.90   13.90    8.47       1.19   18.24       0.79   93.39    1.41
FFSL  First Independence Corp. of KS         10.51    10.51    0.50    4.27    4.70       0.76    6.53       0.90   69.84    0.97
FISB  First Indiana Corp. of IN               9.58     9.46    0.89    9.68    5.93       1.03   11.14       1.55   85.76    1.59
FKFS  First Keystone Fin. Corp of PA          7.07     7.07    0.51    6.65    5.45       0.76    9.86       2.46   34.36    1.46
FLKY  First Lancaster Bncshrs of KY          37.13    37.13    0.98    1.94    2.53       1.26    2.50       0.75   32.89    0.29
FLFC  First Liberty Fin. Corp. of GA          7.35     6.57    1.09   14.83    8.19       0.88   11.96       0.75  114.80    1.23
CASH  First Midwest Fin. Corp. of IA         11.59    10.26    0.76    6.54    6.22       0.98    8.44       0.79   81.68    0.97
FMBD  First Mutual Bancorp of IL             13.41    10.32    0.15    0.75    0.87       0.38    1.97       0.16  207.98    0.46
FMSB  First Mutual SB of Bellevue WA*         6.57     6.57    1.01   15.36    7.90       0.98   14.78        NA      NA     1.24
FNGB  First Northern Cap. Corp of WI         11.51    11.51    0.60    5.05    4.13       0.89    7.48       0.13  368.77    0.54
FFPB  First Palm Beach Bancorp of FL          6.76     6.59   -0.01   -0.09   -0.07       0.05    0.69       1.09   46.69    0.74
FSLA  First SB SLA MHC of NJ (47.5)           9.19     8.15    0.51    5.44    2.79       0.90    9.61       0.58   93.31    1.05
FSNJ  First SB of NJ, MHC (45.9)(8)           8.57     8.57   -0.34   -4.31   -2.72       0.23    2.89       0.87   58.25    1.21
SOPN  First SB, SSB, Moore Co. of NC         24.60    24.60    1.39    5.48    4.77       1.67    6.58       0.12  192.97    0.32
FWWB  First Savings Bancorp of WA*           15.77    14.48    1.01    5.46    3.16       1.01    5.46       0.25  261.72    1.07
SHEN  First Shenango Bancorp of PA           10.70    10.70    0.83    7.07    6.20       1.12    9.49       0.50  144.74    1.14
FSFC  First So.east Fin. Corp. of SC         10.22    10.22    0.01    0.11    0.09       0.92    7.48       0.11  362.15    0.50
FLAG  Flag Financial Corp of GA               9.40     9.40   -0.06   -0.68   -0.55       0.14    1.45       4.52   44.14    2.91
FFIC  Flushing Fin. Corp. of NY*             16.01    16.01    0.90    5.16    4.44       0.93    5.34       0.27  251.62    1.28
FBHC  Fort Bend Holding Corp. of TX           6.43     5.95    0.23    3.44    2.79       0.54    7.99        NA      NA     0.95
FTSB  Fort Thomas Fin. Corp. of KY           16.09    16.09    0.50    2.50    2.86       0.76    3.83       2.02   25.00    0.57
FKKY  Frankfort First Bancorp of KY          26.19    26.19    0.62    2.19    2.00       0.93    3.29       0.06  138.89    0.08
FTNB  Fulton Bancorp of MO                   25.01    25.01    0.74    3.81    2.04       1.05    5.39        NA      NA     1.01
GFSB  GFS Bancorp of Grinnell IA             11.57    11.57    0.99    8.43    5.96       1.27   10.81       1.54   45.77    0.81
GUPB  GFSB Bancorp of Gallup NM              16.30    16.30    0.74    3.86    3.83       0.93    4.86        NA      NA     0.69
GSLA  GS Financial Corp. of LA               46.34    46.34    0.85    1.84    2.02       0.85    1.84       0.13  214.61    0.85
GWBC  Gateway Bancorp of KY(8)               26.08    26.08    0.82    3.25    3.19       1.15    4.54       0.78   15.82    0.40
GBCI  Glacier Bancorp of MT                   9.56     9.29    1.39   14.68    6.06       1.57   16.59       0.28  212.30    0.85
GLBK  Glendale Co-op. Bank of MA(8)*         16.37    16.37    0.75    4.64    4.15       0.72    4.47        NA      NA     0.72
GFCO  Glenway Financial Corp. of OH           9.56     9.41    0.38    3.95    3.72       0.68    7.17       0.32   84.04    0.32
GTPS  Great American Bancorp of IL           21.16    21.16    0.43    1.95    2.13       0.55    2.48       0.16  188.02    0.42
GTFN  Great Financial Corp. of KY             9.30     8.89    0.73    7.40    4.39       0.70    7.09       3.42   13.77    0.72
GSBC  Great Southern Bancorp of MO            8.97     8.97    1.36   14.03    6.43       1.53   15.83       1.83  124.20    2.60
GDVS  Greater DV SB,MHC of PA (19.9)*        11.47    11.47    0.01    0.12    0.08       0.33    2.81       2.78   43.72    2.05
GRTR  Greater New York SB of NY(8)*           6.27     6.27    0.46    7.67    4.37       0.40    6.60       7.49    8.61    1.72
GSFC  Green Street Fin. Corp. of NC          36.09    36.09    1.33    4.48    3.21       1.64    5.50       0.14   97.92    0.19
GSLC  Guaranty Svgs & Loan FA of VA           5.72     5.72    0.46    7.73    3.30       0.43    7.26        NA      NA     1.00
GFED  Guarnty FS&LA,MHC of MO (31.0)         13.84    13.84    0.50    3.50    1.76       0.81    5.71       0.54  206.36    1.42
HCBB  HCB Bancshares of AR                   18.25    17.49   -0.11   -0.58   -0.62       0.39    2.11        NA      NA     1.47
HEMT  HF Bancorp of Hemet CA                  9.81     0.00   -0.31   -2.63   -2.67      -2.27  -19.11        NA      NA     1.10
HFFC  HF Financial Corp. of SD                9.19     9.17    0.59    6.44    5.68       0.81    8.85       0.40  200.58    1.04
HFNC  HFNC Financial Corp. of NC             18.83    18.83    1.07    3.82    2.98       1.41    5.01       0.99   94.51    1.26
HMNF  HMN Financial, Inc. of MN              14.24    14.24    0.75    4.93    4.69       0.91    5.98       0.08  555.50    0.70
HALL  Hallmark Capital Corp. of WI            6.99     6.99    0.45    6.30    6.23       0.60    8.30       0.02     NA     0.60
HARB  Harbor FSB, MHC of FL (46.0)            8.22     7.91    0.93   11.11    5.27       1.22   14.62       0.47  216.59    1.38
HRBF  Harbor Federal Bancorp of MD           12.86    12.86    0.43    3.20    3.00       0.68    5.15       0.13  131.49    0.26
HFSA  Hardin Bancorp of Hardin MO            12.78    12.78    0.51    3.17    3.69       0.82    5.16       0.37   41.58    0.29
HARL  Harleysville SA of PA                   6.36     6.36    0.69   10.70    5.88       0.99   15.31       0.12  475.58    0.77
HARS  Harris SB, MHC of PA (24.2)             7.92     6.83    0.25    2.68    1.73       0.60    6.55       0.70   61.77    0.98
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.35    26.35    1.03    3.73    3.67       1.36    4.95       0.47   58.12    0.37
HHFC  Harvest Home Fin. Corp. of OH          12.43    12.43    0.21    1.35    1.62       0.54    3.49       0.15   90.48    0.26
HAVN  Haven Bancorp of Woodhaven NY           5.80     5.77    0.62   10.26    6.71       0.91   14.94       0.78   84.95    1.23
HVFD  Haverfield Corp. of OH(8)               8.39     8.39    0.49    5.94    3.45       1.03   12.55       1.00   87.44    1.00

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFHC  First Financial Corp. of WI(8)          19.58     NM    17.55     NM    14.36         0.60    2.14   41.96
FFHS  First Franklin Corp. of OH                NM   117.37   10.35  118.20   17.28         0.32    1.61     NM
FGHC  First Georgia Hold. Corp of GA          15.96  183.37   15.56  201.07   26.79         0.05    0.67   10.64
FSPG  First Home Bancorp of NJ                11.81  155.74   10.26  158.57    9.00         0.40    2.08   24.54
FFSL  First Independence Corp. of KS          21.28   98.77   10.38   98.77   13.93         0.25    2.22   47.17
FISB  First Indiana Corp. of IN               16.87  157.29   15.07  159.30   14.66         0.48    2.26   38.10
FKFS  First Keystone Fin. Corp of PA          18.35  125.55    8.88  125.55   12.36         0.20    0.88   16.13
FLKY  First Lancaster Bncshrs of KY             NM   105.12   39.03  105.12     NM          0.00    0.00    0.00
FLFC  First Liberty Fin. Corp. of GA          12.22  181.13   13.31  202.45   15.14         0.40    1.86   22.73
CASH  First Midwest Fin. Corp. of IA          16.08  101.71   11.79  114.97   12.45         0.36    2.33   37.50
FMBD  First Mutual Bancorp of IL                NM    98.55   13.22  128.10     NM          0.32    2.13     NM
FMSB  First Mutual SB of Bellevue WA*         12.66  181.29   11.92  181.29   13.15         0.20    0.99   12.50
FNGB  First Northern Cap. Corp of WI          24.22  121.94   14.03  121.94   16.35         0.64    3.26     NM
FFPB  First Palm Beach Bancorp of FL            NM   142.59    9.64  146.34     NM          0.60    2.00     NM
FSLA  First SB SLA MHC of NJ (47.5)             NM   190.38   17.50  214.84   20.29         0.48    1.94   69.57
FSNJ  First SB of NJ, MHC (45.9)(8)             NM   159.15   13.64  159.15     NM          0.50    1.94     NM
SOPN  First SB, SSB, Moore Co. of NC          20.96  115.02   28.29  115.02   17.44         0.80    3.86     NM
FWWB  First Savings Bancorp of WA*              NM   152.16   24.00  165.77     NM          0.28    1.30   41.18
SHEN  First Shenango Bancorp of PA            16.13  120.25   12.86  120.25   12.02         0.48    1.92   30.97
FSFC  First So.east Fin. Corp. of SC            NM   140.26   14.34  140.26   15.63         0.24    2.19     NM
FLAG  Flag Financial Corp of GA                 NM   124.39   11.70  124.39     NM          0.34    2.67     NM
FFIC  Flushing Fin. Corp. of NY*              22.52  120.61   19.31  120.61   21.76         0.24    1.24   27.91
FBHC  Fort Bend Holding Corp. of TX             NM   121.67    7.82  131.51   15.41         0.28    1.06   37.84
FTSB  Fort Thomas Fin. Corp. of KY              NM   103.04   16.58  103.04   22.83         0.25    2.38     NM
FKKY  Frankfort First Bancorp of KY             NM   120.85   31.65  120.85     NM          0.36    3.00     NM
FTNB  Fulton Bancorp of MO                      NM   139.05   34.77  139.05     NM          0.20    0.99   48.78
GFSB  GFS Bancorp of Grinnell IA              16.76  138.08   15.97  138.08   13.07         0.20    1.40   23.53
GUPB  GFSB Bancorp of Gallup NM               26.09  106.64   17.38  106.64   20.69         0.40    2.22   57.97
GSLA  GS Financial Corp. of LA                  NM    91.12   42.23   91.12     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                  NM   104.20   27.17  104.20   22.46         0.40    2.41     NM
GBCI  Glacier Bancorp of MT                   16.50  212.36   20.31  218.54   14.60         0.43    2.61   43.00
GLBK  Glendale Co-op. Bank of MA(8)*          24.10  109.27   17.89  109.27   25.00         0.00    0.00    0.00
GFCO  Glenway Financial Corp. of OH           26.90  105.50   10.08  107.14   14.82         0.68    2.75   73.91
GTPS  Great American Bancorp of IL              NM    93.49   19.78   93.49     NM          0.40    2.58     NM
GTFN  Great Financial Corp. of KY             22.77  167.68   15.59  175.28   23.75         0.60    1.80   41.10
GSBC  Great Southern Bancorp of MO            15.54  230.48   20.67  230.48   13.77         0.40    2.36   36.70
GDVS  Greater DV SB,MHC of PA (19.9)*           NM   153.76   17.64  153.76     NM          0.36    2.80     NM
GRTR  Greater New York SB of NY(8)*           22.90  167.15   10.48  167.15   26.61         0.20    1.02   23.26
GSFC  Green Street Fin. Corp. of NC             NM   121.24   43.75  121.24   25.36         0.40    2.25   70.18
GSLC  Guaranty Svgs & Loan FA of VA             NM   225.73   12.90  225.73     NM          0.10    1.00   30.30
GFED  Guarnty FS&LA,MHC of MO (31.0)            NM   195.85   27.10  195.85     NM          0.40    2.35     NM
HCBB  HCB Bancshares of AR                      NM    93.74   17.11   97.80     NM          0.00    0.00     NM
HEMT  HF Bancorp of Hemet CA                    NM   104.57   10.26     NM      NM          0.00    0.00     NM
HFFC  HF Financial Corp. of SD                17.61  112.55   10.35  112.81   12.83         0.36    1.86   32.73
HFNC  HFNC Financial Corp. of NC                NM   185.48   34.92  185.48   25.55         0.28    1.64   54.90
HMNF  HMN Financial, Inc. of MN               21.33  112.88   16.08  112.88   17.60         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI            16.04   97.12    6.79   97.12   12.18         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.0)            18.97  200.11   16.45  207.95   14.42         1.40    3.82   72.54
HRBF  Harbor Federal Bancorp of MD              NM   105.66   13.59  105.66   20.73         0.40    2.35     NM
HFSA  Hardin Bancorp of Hardin MO             27.07   95.06   12.15   95.06   16.61         0.40    2.74   74.07
HARL  Harleysville SA of PA                   17.02  172.54   10.98  172.54   11.89         0.40    1.81   30.77
HARS  Harris SB, MHC of PA (24.2)               NM   151.35   11.98  175.40   23.58         0.58    2.80     NM
HFFB  Harrodsburg 1st Fin Bcrp of KY          27.27  106.53   28.07  106.53   20.55         0.40    2.67   72.73
HHFC  Harvest Home Fin. Corp. of OH             NM    94.42   11.74   94.42   23.86         0.40    3.81     NM
HAVN  Haven Bancorp of Woodhaven NY           14.91  147.00    8.52  147.57   10.24         0.60    1.76   26.32
HVFD  Haverfield Corp. of OH(8)               28.98  169.55   14.23  169.55   13.71         0.56    2.20   63.64

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                   (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HTHR  Hawthorne Fin. Corp. of CA              3.85     3.85    0.81   21.02   21.02       0.56   14.51        NA      NA     1.92
HMLK  Hemlock Fed. Fin. Corp. of IL          17.39    17.39    0.24    1.38    1.46       0.62    3.57        NA      NA     1.37
HBNK  Highland Federal Bank of CA             7.46     7.46    0.29    3.88    2.71       0.51    6.77       3.23   57.68    2.28
HIFS  Hingham Inst. for Sav. of MA*           9.55     9.55    1.16   12.00    9.48       1.16   12.00       0.55  125.50    0.91
HBEI  Home Bancorp of Elgin IL               28.12    28.12    0.31    1.41    0.92       0.81    3.66       0.35   77.63    0.37
HBFW  Home Bancorp of Fort Wayne IN          13.95    13.95    0.56    3.74    3.38       0.90    6.05       0.09  468.58    0.53
HBBI  Home Building Bancorp of IN            12.07    12.07    0.19    1.47    1.29       0.53    4.02       0.52   32.51    0.28
HCFC  Home City Fin. Corp. of OH             20.61    20.61    0.78    5.01    3.85       1.17    7.57       0.62  110.38    0.87
HOMF  Home Fed Bancorp of Seymour IN          8.45     8.17    1.03   12.42    7.15       1.22   14.74       0.43  121.80    0.61
HWEN  Home Financial Bancorp of IN           18.63    18.63    0.57    3.68    2.86       0.82    5.23        NA      NA     0.63
HPBC  Home Port Bancorp, Inc. of MA*         10.82    10.82    1.70   15.85    8.35       1.69   15.76       0.25  501.45    1.53
HMCI  Homecorp, Inc. of Rockford IL           6.30     6.30    0.11    1.87    1.61       0.38    6.24       3.68   13.13    0.62
HZFS  Horizon Fin'l. Services of IA          10.50    10.50    0.43    3.87    3.90       0.60    5.42       1.02   36.63    0.56
HRZB  Horizon Financial Corp. of WA*         15.23    15.23    1.55    9.82    6.83       1.52    9.64       0.01     NA     0.85
IBSF  IBS Financial Corp. of NJ              17.04    17.04    0.52    2.73    2.33       0.88    4.68       0.15   94.57    0.52
ISBF  ISB Financial Corp. of LA              12.27    10.35    0.74    4.49    3.30       1.00    6.05        NA      NA     0.79
ITLA  Imperial Thrift & Loan of CA*          11.37    11.32    1.46   13.06    8.98       1.46   13.06       1.78   75.09    1.63
IFSB  Independence FSB of DC                  6.73     5.82    0.13    1.97    2.93       0.20    2.96        NA      NA     0.34
INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    0.98       0.51    3.88        NA      NA     0.71
IFSL  Indiana Federal Corp. of IN(8)          8.78     8.25    0.67    7.44    4.17       0.95   10.55       0.82  102.87    1.11
INBI  Industrial Bancorp of OH               18.49    18.49    0.73    3.87    3.45       1.43    7.56       0.42  115.71    0.55
IWBK  Interwest SB of Oak Harbor WA           6.71     6.55    0.84   12.48    4.81       1.18   17.49       0.69   69.69    0.81
IPSW  Ipswich SB of Ipswich MA*               6.20     6.20    1.22   20.19    9.22       0.99   16.31       1.94   49.55    1.26
JSBF  JSB Financial, Inc. of NY              21.60    21.60    1.65    7.56    5.78       1.65    7.56       1.08   33.09    0.62
JXVL  Jacksonville Bancorp of TX             15.63    15.63    0.88    5.43    5.06       1.21    7.48       1.04   48.35    0.67
JXSB  Jcksnville SB,MHC of IL (44.6)         10.30    10.30    0.29    2.50    2.03       0.67    5.84       0.39  125.08    0.63
JSBA  Jefferson Svgs Bancorp of MO            7.83     6.11    0.25    3.41    1.97       0.63    8.56       0.52  117.45    0.82
JOAC  Joachim Bancorp of MO                  28.99    28.99    0.51    1.71    1.63       0.78    2.64       0.68   30.45    0.31
KSAV  KS Bancorp of Kenly NC                 13.83    13.82    0.92    6.45    6.09       1.21    8.47       0.42   70.56    0.35
KSBK  KSB Bancorp of Kingfield ME(8)*         6.82     6.32    0.88   13.36    8.33       0.88   13.31        NA      NA     1.00
KFBI  Klamath First Bancorp of OR            20.44    20.44    0.90    3.79    3.12       1.33    5.59       0.10  176.70    0.24
LSBI  LSB Fin. Corp. of Lafayette IN          9.08     9.08    0.50    5.26    4.82       0.42    4.42       1.34   68.99    1.07
LVSB  Lakeview SB of Paterson NJ             10.14     8.12    1.43   13.88    9.62       0.89    8.67        NA      NA      NA
LARK  Landmark Bancshares of KS              14.63    14.63    0.84    5.40    4.90       1.05    6.72       0.60   62.24    0.57
LARL  Laurel Capital Group of PA             10.42    10.42    1.12   10.59    7.06       1.43   13.55       0.51  181.26    1.31
LSBX  Lawrence Savings Bank of MA*            8.78     8.78    1.66   20.38   11.96       1.66   20.38       0.36  290.57    2.27
LFED  Leeds FSB, MHC of MD (36.2)            16.18    16.18    0.79    4.89    3.50       1.13    6.98       0.02  977.36    0.30
LXMO  Lexington B&L Fin. Corp. of MO         30.42    30.42    0.97    4.48    2.85       1.34    6.18       0.63   58.31    0.49
LIFB  Life Bancorp of Norfolk VA             10.79    10.45    0.71    6.30    4.22       0.87    7.74       0.49  144.60    1.54
LFBI  Little Falls Bancorp of NJ             12.94    11.91    0.25    1.78    2.08       0.50    3.48       0.90   36.77    0.82
LOGN  Logansport Fin. Corp. of IN            19.65    19.65    1.17    5.26    5.21       1.53    6.84       0.45   67.13    0.42
LONF  London Financial Corp. of OH           19.86    19.86    0.74    3.55    3.60       1.09    5.19       0.79   62.54    0.64
LISB  Long Island Bancorp of NY               9.01     8.92    0.62    6.41    3.93       0.74    7.62       1.04   56.14    0.95
MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.58    5.44       1.10   14.75       0.49  113.73    0.72
MBLF  MBLA Financial Corp. of MO(8)          13.49    13.49    0.66    4.90    4.52       0.86    6.34       0.25  111.87    0.49
MFBC  MFB Corp. of Mishawaka IN              14.51    14.51    0.56    3.37    3.64       0.85    5.09       0.03  529.85    0.20
MLBC  ML Bancorp of Villanova PA              7.53     7.34    0.72    9.30    6.83       0.65    8.49        NA      NA     1.73
MBB   MSB Bancorp of Middletown NY*           6.55     2.57    0.18    2.32    2.43       0.20    2.53       0.70   36.62    0.60
MSBF  MSB Financial Corp. of MI              16.61    16.61    1.20    6.08    5.55       1.49    7.58       1.02   48.65    0.57
MGNL  Magna Bancorp of MS(8)                  9.57     9.25    1.38   14.29    5.72       1.63   16.86       3.25   22.63    1.12
MARN  Marion Capital Holdings of IN          23.05    23.05    1.32    5.68    5.64       1.59    6.85       0.76  153.22    1.35
MRKF  Market Fin. Corp. of OH                33.20    33.20    0.89    2.68    2.95       1.17    3.53       0.89   10.40    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       15.61    15.61    0.34    2.17    2.00       0.71    4.55        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.44     8.33    0.58    6.97    4.51       0.84   10.17       0.53   77.57    0.46
MASB  MassBank Corp. of Reading MA*           9.98     9.98    1.10   10.91    8.37       1.02   10.12       0.19  128.64    0.88
MFLR  Mayflower Co-Op. Bank of MA*            9.43     9.26    1.00   10.42    8.18       0.98   10.18       1.03   90.08    1.56

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HTHR  Hawthorne Fin. Corp. of CA               4.76   93.89    3.61   93.89    6.89         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL             NM    94.61   16.46   94.61   26.53         0.00    0.00    0.00
HBNK  Highland Federal Bank of CA               NM   138.92   10.36  138.92   21.17         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*           10.55  120.86   11.54  120.86   10.55         0.40    2.19   23.12
HBEI  Home Bancorp of Elgin IL                  NM   112.93   31.75  112.93     NM          0.40    2.46     NM
HBFW  Home Bancorp of Fort Wayne IN           29.59  115.43   16.10  115.43   18.29         0.20    0.99   29.41
HBBI  Home Building Bancorp of IN               NM   115.96   14.00  115.96   28.38         0.30    1.43     NM
HCFC  Home City Fin. Corp. of OH              25.98   89.71   18.48   89.71   17.21         0.32    2.42   62.75
HOMF  Home Fed Bancorp of Seymour IN          13.99  163.24   13.79  168.75   11.79         0.50    1.85   25.91
HWEN  Home Financial Bancorp of IN              NM   104.17   19.41  104.17   24.61         0.20    1.27   44.44
HPBC  Home Port Bancorp, Inc. of MA*          11.98  182.27   19.71  182.27   12.05         0.80    3.95   47.34
HMCI  Homecorp, Inc. of Rockford IL             NM   113.82    7.17  113.82   18.51         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA           25.67   99.69   10.46   99.69   18.33         0.32    1.66   42.67
HRZB  Horizon Financial Corp. of WA*          14.64  144.86   22.07  144.86   14.92         0.35    2.28   33.33
IBSF  IBS Financial Corp. of NJ                 NM   131.00   22.32  131.00   25.00         0.32    2.13     NM
ISBF  ISB Financial Corp. of LA                 NM   139.74   17.14  165.57   22.52         0.40    1.76   53.33
ITLA  Imperial Thrift & Loan of CA*           11.13  129.57   14.73  130.12   11.13         0.00    0.00    0.00
IFSB  Independence FSB of DC                    NM    68.07    4.58   78.63   22.74         0.22    2.48     NM
INCB  Indiana Comm. Bank, SB of IN              NM   132.44   16.40  132.44     NM          0.36    2.22     NM
IFSL  Indiana Federal Corp. of IN(8)          23.97  175.45   15.41  186.76   16.90         0.72    2.73   65.45
INBI  Industrial Bancorp of OH                28.98  111.74   20.66  111.74   14.83         0.48    3.76     NM
IWBK  Interwest SB of Oak Harbor WA           20.81  234.48   15.73  240.15   14.85         0.56    1.61   33.53
IPSW  Ipswich SB of Ipswich MA*               10.84  197.47   12.24  197.47   13.42         0.20    1.22   13.25
JSBF  JSB Financial, Inc. of NY               17.29  133.71   28.88  133.71   17.29         1.40    3.14   54.26
JXVL  Jacksonville Bancorp of TX              19.76  110.17   17.22  110.17   14.33         0.50    3.42   67.57
JXSB  Jcksnville SB,MHC of IL (44.6)            NM   122.55   12.62  122.55   21.10         0.40    2.46     NM
JSBA  Jefferson Svgs Bancorp of MO              NM   160.31   12.56  205.38   20.28         0.40    1.38   70.18
JOAC  Joachim Bancorp of MO                     NM   108.46   31.44  108.46     NM          0.50    3.39     NM
KSAV  KS Bancorp of Kenly NC                  16.42  104.71   14.48  104.76   12.50         0.60    2.73   44.78
KSBK  KSB Bancorp of Kingfield ME(8)*         12.00  150.68   10.28  162.80   12.04         0.20    0.61    7.27
KFBI  Klamath First Bancorp of OR               NM   135.00   27.59  135.00   21.77         0.30    1.58   50.85
LSBI  LSB Fin. Corp. of Lafayette IN          20.74  107.97    9.80  107.97   24.68         0.32    1.64   34.04
LVSB  Lakeview SB of Paterson NJ              10.39  142.54   14.45  178.00   16.64         0.25    0.84    8.77
LARK  Landmark Bancshares of KS               20.41  110.44   16.16  110.44   16.39         0.40    2.00   40.82
LARL  Laurel Capital Group of PA              14.17  146.45   15.26  146.45   11.07         0.44    2.07   29.33
LSBX  Lawrence Savings Bank of MA*             8.36  153.97   13.52  153.97    8.36         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.2)             28.57  136.36   22.06  136.36   20.00         0.76    4.22     NM
LXMO  Lexington B&L Fin. Corp. of MO            NM    85.56   26.02   85.56   25.43         0.30    2.03   71.43
LIFB  Life Bancorp of Norfolk VA              23.70  147.54   15.91  152.28   19.28         0.48    2.11   50.00
LFBI  Little Falls Bancorp of NJ                NM    90.91   11.76   98.78   24.53         0.12    0.92   44.44
LOGN  Logansport Fin. Corp. of IN             19.18  112.81   22.17  112.81   14.74         0.40    2.86   54.79
LONF  London Financial Corp. of OH            27.78  102.53   20.36  102.53   18.99         0.24    1.60   44.44
LISB  Long Island Bancorp of NY               25.45  162.44   14.63  164.04   21.41         0.60    1.71   43.48
MAFB  MAF Bancorp of IL                       18.39  167.62   13.21  193.03   13.18         0.42    1.02   18.83
MBLF  MBLA Financial Corp. of MO(8)           22.14  108.09   14.59  108.09   17.10         0.40    1.72   38.10
MFBC  MFB Corp. of Mishawaka IN               27.46   99.54   14.44   99.54   18.22         0.32    1.64   45.07
MLBC  ML Bancorp of Villanova PA              14.63  136.09   10.24  139.49   16.03         0.40    2.17   31.75
MBB   MSB Bancorp of Middletown NY*             NM    92.59    6.06  235.63     NM          0.60    3.31     NM
MSBF  MSB Financial Corp. of MI               18.03  110.33   18.33  110.33   14.47         0.56    2.55   45.90
MGNL  Magna Bancorp of MS(8)                  17.48  241.68   23.12  250.00   14.81         0.60    2.58   45.11
MARN  Marion Capital Holdings of IN           17.72  102.32   23.58  102.32   14.71         0.88    3.91   69.29
MRKF  Market Fin. Corp. of OH                   NM    90.83   30.15   90.83   25.74         0.00    0.00    0.00
MFCX  Marshalltown Fin. Corp. of IA(8)          NM   106.69   16.65  106.69   23.81         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD             22.17  151.62   12.80  153.69   15.20         0.80    1.78   39.41
MASB  MassBank Corp. of Reading MA*           11.94  128.40   12.82  128.40   12.87         1.08    2.51   30.00
MFLR  Mayflower Co-Op. Bank of MA*            12.22  123.01   11.60  125.19   12.50         0.60    3.69   45.11

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MECH  Mechanics SB of Hartford CT*            9.73     9.73    0.25    2.93    1.91       0.27    3.10       1.71   67.13    1.72
MDBK  Medford Savings Bank of MA*             8.80     8.14    1.04   11.72    8.55       1.01   11.37       0.45  146.30    1.22
MERI  Meritrust FSB of Thibodaux LA           7.90     7.90    0.60    7.91    4.60       0.98   12.87       0.38   80.65    0.58
MWBX  Metro West of MA*                       7.34     7.34    1.37   18.25    9.19       1.37   18.25       1.19   88.62    1.37
MCBS  Mid Continent Bancshares of KS         10.04    10.04    1.02    9.26    6.73       1.17   10.58       0.19   53.92    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.10     9.09    0.91    9.88    7.11       1.19   12.96       0.13  186.45    0.44
MCBN  Mid-Coast Bancorp of ME                 8.60     8.60    0.40    4.53    4.97       0.64    7.23       0.40  128.70    0.61
MWBI  Midwest Bancshares, Inc. of IA          6.94     6.94    0.46    6.80    5.84       0.77   11.24       0.82   61.28    0.84
MWFD  Midwest Fed. Fin. Corp of WI            8.61     8.28    0.94   10.88    5.87       0.91   10.60       0.14  543.01    1.01
MFFC  Milton Fed. Fin. Corp. of OH           14.74    14.74    0.53    3.00    2.83       0.72    4.13       0.32   91.83    0.46
MIVI  Miss. View Hold. Co. of MN             18.26    18.26    0.68    3.67    3.87       1.01    5.44       0.25  488.70    1.93
MBSP  Mitchell Bancorp of NC*                43.33    43.33    1.34    3.08    2.81       1.68    3.86       2.06   24.32    0.62
MBBC  Monterey Bay Bancorp of CA             10.74     9.85    0.28    2.17    1.89       0.51    3.99       0.36   94.16    0.61
MSBK  Mutual SB, FSB of Bay City MI           6.01     6.01    0.09    1.62    1.79       0.04    0.65       0.17  168.15    0.71
NHTB  NH Thrift Bancshares of NH              7.48     6.34    0.33    4.46    2.86       0.49    6.59       1.03   91.05    1.14
NSLB  NS&L Bancorp of Neosho MO              19.93    19.93    0.49    2.30    2.48       0.74    3.47       0.06  127.27    0.13
NMSB  Newmil Bancorp. of CT*                  9.97     9.97    0.82    7.86    6.84       0.80    7.62       1.30  123.07    3.01
NASB  North American SB of MO                 7.97     7.71    1.23   16.83    8.56       1.19   16.35       3.34   26.40    1.00
NBSI  North Bancshares of Chicago IL         14.61    14.61    0.46    2.95    2.67       0.65    4.19        NA      NA     0.28
FFFD  North Central Bancshares of IA         24.58    24.58    1.70    6.31    6.43       1.98    7.35       0.22  457.01    1.18
NBN   Northeast Bancorp of ME*                6.95     6.01    0.33    4.74    4.45       0.31    4.52       1.37   77.15    1.32
NEIB  Northeast Indiana Bncrp of IN          15.16    15.16    1.04    5.98    5.88       1.23    7.07       0.49  126.20    0.71
NWEQ  Northwest Equity Corp. of WI           12.25    12.25    0.76    5.86    5.06       0.97    7.52       1.53   32.36    0.61
NWSB  Northwest SB, MHC of PA (29.9)          9.71     9.13    0.69    6.88    3.90       1.00    9.95       0.84   80.17    0.89
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.51    9.01       1.11   14.32       2.09   56.84    1.70
NSSB  Norwich Financial Corp. of CT*         10.99     9.86    1.03    9.60    6.50       0.97    9.10       1.00  200.13    2.87
NTMG  Nutmeg FS&LA of CT                      5.69     5.69    0.27    4.76    4.61       0.35    6.16        NA      NA     0.60
OHSL  OHSL Financial Corp. of OH             11.04    11.04    0.61    5.15    4.55       0.86    7.34       0.33   68.18    0.31
OCFC  Ocean Fin. Corp. of NJ                 17.82    17.82   -0.04   -0.29   -0.19       0.95    6.33       0.64   69.12    0.88
OCWN  Ocwen Financial Corp. of FL             8.50     8.50    2.70   32.38    8.85       1.96   23.50       4.10   19.90    1.19
OFCP  Ottawa Financial Corp. of MI            8.84     7.08    0.43    4.52    3.28       0.74    7.76       0.31  112.26    0.42
PFFB  PFF Bancorp of Pomona CA               10.47    10.35    0.11    0.93    0.92       0.45    3.74       1.87   58.44    1.50
PSFI  PS Financial of Chicago IL             43.22    43.22    1.92    4.46    4.63       1.98    4.59       0.43   57.23    0.52
PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.54    8.56       1.39   20.48       1.20   61.53    0.79
PCCI  Pacific Crest Capital of CA*            7.22     7.22    1.05   13.05    8.65       0.89   11.08       1.23   82.93    1.62
PALM  Palfed, Inc. of Aiken SC                8.11     8.11    0.06    0.70    0.42       0.57    6.99       2.52   42.12    1.29
PBCI  Pamrapo Bancorp, Inc. of NJ            12.80    12.70    0.84    5.70    5.42       1.18    8.04       3.60   20.89    1.33
PFED  Park Bancorp of Chicago IL             21.69    21.69    0.77    4.08    3.59       1.07    5.70       0.20  139.28    0.76
PVSA  Parkvale Financial Corp of PA           7.48     7.41    0.71    9.51    5.78       1.07   14.27       0.24  604.11    2.08
PBIX  Patriot Bank Corp. of PA                8.09     8.09    0.47    4.26    3.25       0.65    5.81       0.13  242.39    0.65
PEEK  Peekskill Fin. Corp. of NY             25.57    25.57    1.07    3.74    4.50       1.38    4.81       1.23   26.98    1.36
PFSB  PennFed Fin. Services of NJ             7.53     6.21    0.57    7.10    5.36       0.85   10.57       0.69   31.83    0.31
PWBC  PennFirst Bancorp of PA                 7.07     6.45    0.43    5.89    5.63       0.64    8.84       0.58   86.14    1.57
PWBK  Pennwood SB of PA*                     19.47    19.47    0.61    3.89    3.07       0.97    6.17       1.13   57.64    1.40
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.39    8.59       0.47    8.56       0.88   91.08    1.65
PFDC  Peoples Bancorp of Auburn IN           15.18    15.18    1.10    7.16    6.21       1.45    9.50       0.42   73.36    0.39
PBCT  Peoples Bank, MHC of CT (37.4)*         8.41     8.40    1.10   13.63    5.46       0.88   10.86       0.91  125.48    1.68
PFFC  Peoples Fin. Corp. of OH               26.90    26.90    0.08    0.31    0.32       0.40    1.48       0.01     NA     0.41
PHBK  Peoples Heritage Fin Grp of ME*         8.21     6.93    1.24   14.93    5.67       1.32   15.97       0.94  130.42    1.77
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       9.60     9.00    0.93    9.31    6.42       0.92    9.26       0.54   70.66    0.69
PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    4.31       1.21    5.18       1.00   42.00    0.45
PERM  Permanent Bancorp of IN                 9.70     9.60    0.24    2.35    1.90       0.52    5.16       1.08   46.35    0.98
PMFI  Perpetual Midwest Fin. of IA            8.50     8.50    0.09    0.99    0.93       0.26    2.92       0.41  172.00    0.94
PERT  Perpetual of SC, MHC (46.8)            13.29    13.29    0.75    6.48    3.62       1.06    9.13        NA      NA     1.01
PCBC  Perry Co. Fin. Corp. of MO             18.85    18.85    0.71    3.66    3.59       0.96    4.97       0.05   64.10    0.20
PHFC  Pittsburgh Home Fin. of PA             11.47    11.34    0.57    4.58    3.90       0.81    6.53       1.74   30.40    0.78

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MECH  Mechanics SB of Hartford CT*              NM   126.69   12.32  126.69     NM          0.00    0.00    0.00
MDBK  Medford Savings Bank of MA*             11.70  133.38   11.74  144.10   12.06         0.72    2.64   30.90
MERI  Meritrust FSB of Thibodaux LA           21.75  164.95   13.04  164.95   13.37         0.70    1.82   39.55
MWBX  Metro West of MA*                       10.88  186.30   13.67  186.30   10.88         0.12    2.21   24.00
MCBS  Mid Continent Bancshares of KS          14.86  136.55   13.72  136.55   13.00         0.40    1.54   22.86
MIFC  Mid Iowa Financial Corp. of IA          14.06  134.13   12.21  134.33   10.71         0.08    0.89   12.50
MCBN  Mid-Coast Bancorp of ME                 20.10   90.15    7.75   90.15   12.58         0.52    2.67   53.61
MWBI  Midwest Bancshares, Inc. of IA          17.12  113.68    7.89  113.68   10.36         0.60    1.90   32.61
MWFD  Midwest Fed. Fin. Corp of WI            17.03  185.27   15.96  192.87   17.48         0.34    1.72   29.31
MFFC  Milton Fed. Fin. Corp. of OH              NM   124.73   18.38  124.73   25.67         0.60    4.25     NM
MIVI  Miss. View Hold. Co. of MN              25.86   96.46   17.61   96.46   17.44         0.16    1.07   27.59
MBSP  Mitchell Bancorp of NC*                   NM   110.42   47.84  110.42   28.39         0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                NM   117.10   12.58  127.69   28.72         0.10    0.61   32.26
MSBK  Mutual SB, FSB of Bay City MI             NM    89.90    5.40   89.90     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                NM   134.00   10.02  158.13   23.65         0.50    3.25     NM
NSLB  NS&L Bancorp of Neosho MO                 NM   100.92   20.11  100.92   26.61         0.50    3.03     NM
NMSB  Newmil Bancorp. of CT*                  14.62  116.85   11.65  116.85   15.08         0.24    2.53   36.92
NASB  North American SB of MO                 11.69  184.80   14.74  191.00   12.03         0.80    1.78   20.78
NBSI  North Bancshares of Chicago IL            NM   115.11   16.82  115.11   26.35         0.48    2.46     NM
FFFD  North Central Bancshares of IA          15.56  104.52   25.70  104.52   13.38         0.25    1.64   25.51
NBN   Northeast Bancorp of ME*                22.45  106.52    7.40  123.24   23.56         0.32    2.23   50.00
NEIB  Northeast Indiana Bncrp of IN           17.02  107.60   16.32  107.60   14.41         0.32    2.00   34.04
NWEQ  Northwest Equity Corp. of WI            19.76  114.85   14.07  114.85   15.39         0.48    3.28   64.86
NWSB  Northwest SB, MHC of PA (29.9)          25.66  173.13   16.82  184.23   17.74         0.32    2.23   57.14
NSSY  Norwalk Savings Society of CT*          11.10  129.87   10.46  134.69    9.70         0.40    1.49   16.53
NSSB  Norwich Financial Corp. of CT*          15.39  144.50   15.88  161.09   16.24         0.56    2.72   41.79
NTMG  Nutmeg FS&LA of CT                      21.68  100.27    5.71  100.27   16.75         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH              21.99  113.10   12.48  113.10   15.42         0.88    3.71     NM
OCFC  Ocean Fin. Corp. of NJ                    NM   115.16   20.52  115.16   24.18         0.80    2.54     NM
OCWN  Ocwen Financial Corp. of FL             11.29     NM    29.59     NM    15.56         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI              NM   141.80   12.54  177.20   17.81         0.40    1.87   57.14
PFFB  PFF Bancorp of Pomona CA                  NM   108.23   11.33  109.48   27.23         0.00    0.00    0.00
PSFI  PS Financial of Chicago IL              21.59   95.77   41.39   95.77   20.96         0.32    2.25   48.48
PVFC  PVF Capital Corp. of OH                 11.69  167.13   11.74  167.13    8.87         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*            11.56  145.31   10.50  145.31   13.61         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                  NM   163.85   13.28  163.85   23.57         0.12    0.73     NM
PBCI  Pamrapo Bancorp, Inc. of NJ             18.46  120.21   15.39  121.24   13.08         1.00    5.06     NM
PFED  Park Bancorp of Chicago IL              27.83   92.88   20.15   92.88   19.93         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA           17.30  158.40   11.84  159.74   11.53         0.52    1.83   31.71
PBIX  Patriot Bank Corp. of PA                  NM   142.10   11.49  142.10   22.54         0.35    2.19   67.31
PEEK  Peekskill Fin. Corp. of NY              22.22   96.02   24.56   96.02   17.28         0.36    2.57   57.14
PFSB  PennFed Fin. Services of NJ             18.66  128.85    9.70  156.27   12.53         0.28    1.11   20.74
PWBC  PennFirst Bancorp of PA                 17.76  105.72    7.48  115.88   11.84         0.36    2.67   47.37
PWBK  Pennwood SB of PA*                        NM    98.04   19.09   98.04   20.55         0.28    1.87   60.87
PBKB  People's SB of Brockton MA*             11.64  157.53    8.84  164.43   19.57         0.44    3.26   37.93
PFDC  Peoples Bancorp of Auburn IN            16.11  115.26   17.50  115.26   12.15         0.60    2.76   44.44
PBCT  Peoples Bank, MHC of CT (37.4)*         18.32  234.55   19.73  234.78   22.99         0.67    2.75   50.38
PFFC  Peoples Fin. Corp. of OH                  NM    96.60   25.99   96.60     NM          0.50    3.20     NM
PHBK  Peoples Heritage Fin Grp of ME*         17.63  223.67   18.36     NM    16.47         0.72    2.04   36.00
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       15.57  141.94   13.63  151.48   15.64         0.92    2.69   41.82
PSFC  Peoples Sidney Fin. Corp of OH          23.21   92.26   21.46   92.26   17.81         0.00    0.00    0.00
PERM  Permanent Bancorp of IN                   NM   126.11   12.23  127.36   24.01         0.30    1.24   65.22
PMFI  Perpetual Midwest Fin. of IA              NM   109.31    9.29  109.31     NM          0.30    1.55     NM
PERT  Perpetual of SC, MHC (46.8)             27.62  140.27   18.64  140.27   19.59         1.40    5.07     NM
PCBC  Perry Co. Fin. Corp. of MO              27.86  103.94   19.60  103.94   20.53         0.40    2.05   57.14
PHFC  Pittsburgh Home Fin. of PA              25.63  110.28   12.65  111.59   18.00         0.24    1.59   40.68

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PFSL  Pocahnts Fed, MHC of AR (46.4)          6.38     6.38    0.58    9.56    6.87       0.81   13.35       0.28  170.57    1.20
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.12    25.12    2.24    8.99    6.33       1.95    7.85       0.38   69.08    0.70
PTRS  Potters Financial Corp of OH            8.91     8.91    0.31    3.45    3.70       0.67    7.45       0.83  231.18    3.23
PKPS  Poughkeepsie SB of NY                   8.41     8.41    0.21    2.47    2.09       0.47    5.65       4.21   26.20    1.45
PRBC  Prestige Bancorp of PA                 11.69    11.69    0.27    2.17    2.06       0.58    4.61       0.32   78.54    0.39
PETE  Primary Bank of NH(8)*                  6.62     6.61    0.84   13.14    6.93       0.83   12.98       1.05   54.10    1.02
PFNC  Progress Financial Corp. of PA          5.21     4.56    0.45    8.54    4.82       0.56   10.49       1.36   61.30    1.22
PSBK  Progressive Bank, Inc. of NY*           8.35     7.40    1.10   13.18    9.10       1.11   13.28       0.84  127.85    1.58
PROV  Provident Fin. Holdings of CA          14.22    14.22    0.23    1.72    1.58       0.11    0.86       1.97   44.11    1.03
PULB  Pulaski SB, MHC of MO (29.0)           12.59    12.59    0.49    3.91    2.38       0.78    6.24        NA      NA     0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           12.01    12.01    0.28    2.34    1.80       0.64    5.29       0.68     NA      NA
PULS  Pulse Bancorp of S. River NJ            7.80     7.80    0.72    8.47    6.41       1.08   12.67       0.75   60.59    1.83
QCFB  QCF Bancorp of Virginia MN             17.64    17.64    1.24    6.25    6.29       1.24    6.25        NA      NA      NA
QCBC  Quaker City Bancorp of CA               8.91     8.90    0.32    3.44    3.09       0.57    6.25       1.49   69.17    1.25
QCSB  Queens County SB of NY*                14.98    14.98    1.72   10.84    4.93       1.74   10.94       0.75   91.25    0.80
RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.96   12.27    6.24       0.96   12.17       0.79   88.29    1.38
RARB  Raritan Bancorp. of Raritan NJ*         7.68     7.54    0.93   12.34    7.39       1.01   13.36       0.46  179.82    1.27
REDF  RedFed Bancorp of Redlands CA           8.18     8.17    0.12    1.71    0.99       0.47    6.50       3.26   34.86    1.33
RELY  Reliance Bancorp of NY                  8.04     5.64    0.56    6.66    4.71       0.85   10.11       0.75   33.69    0.56
RELI  Reliance Bancshares Inc of WI(8)*      61.06    61.06    1.32    2.16    3.31       1.32    2.16        NA      NA     0.52
RIVR  River Valley Bancorp of IN             12.36    12.17   -0.18   -1.46   -1.45      -0.18   -1.46       0.12  700.00    1.06
RFED  Roosevelt Fin. Grp. Inc. of MO(8)       5.55     5.22    0.11    2.23    0.97       0.85   17.13       0.98   29.36    0.50
RSLN  Roslyn Bancorp of NY*                  21.57    21.46    0.35    1.63    1.32       1.42    6.61       0.31  264.38    3.59
RVSB  Rvrview SB,FSB MHC of WA(41.7)         11.16    10.11    0.92    8.38    4.37       1.17   10.71       0.10  372.65    0.54
SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.76       1.10    4.03       1.78   35.52    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.45     9.45    0.07    0.71    0.49       0.49    4.77       0.78   68.91    1.22
SFBK  SFB Bancorp, Inc. of TN                20.70    20.70    0.74    3.58    3.81       1.05    5.05        NA      NA      NA
SFED  SFS Bancorp of Schenectady NY          12.99    12.99    0.46    3.46    3.61       0.83    6.22       0.69   58.23    0.57
SGVB  SGV Bancorp of W. Covina CA             7.27     7.14    0.14    1.66    1.71       0.37    4.29       0.61   49.82    0.42
SISB  SIS Bank of Springfield MA*             7.56     7.56    1.50   20.13   11.36       1.46   19.50       0.46  254.44    2.57
SJSB  SJS Bancorp of St. Joseph MI(8)        10.41    10.41    0.17    1.51    1.06       0.49    4.26       0.36  131.93    0.65
SWCB  Sandwich Co-Op. Bank of MA*             8.24     7.86    0.94   11.30    7.28       0.95   11.45       1.28   62.63    1.13
SECP  Security Capital Corp. of WI(8)        15.85    15.85    1.15    7.17    4.73       1.38    8.58       0.11  989.84    1.46
SFSL  Security First Corp. of OH              9.36     9.20    1.10   11.88    6.02       1.39   15.04       0.26  301.46    0.87
SMFC  Sho-Me Fin. Corp. of MO                 9.54     9.54    0.91    8.68    4.64       1.09   10.34       0.09  664.29    0.70
SOBI  Sobieski Bancorp of S. Bend IN         15.41    15.41    0.29    1.67    2.03       0.58    3.35       0.25  102.04    0.35
SOSA  Somerset Savings Bank of MA(8)*         5.90     5.90    0.58   10.29    6.69       0.58   10.29       6.50   19.62    1.69
SSFC  South Street Fin. Corp. of NC*         25.44    25.44    0.77    4.27    2.19       1.03    5.74       0.28   63.69    0.39
SCBS  Southern Commun. Bncshrs of AL         20.77    20.77    0.62    3.01    2.91       1.11    5.34       2.28   50.34    2.02
SMBC  Southern Missouri Bncrp of MO          15.67    15.67    1.03    6.46    5.83       1.01    6.33       1.10   37.60    0.64
SWBI  Southwest Bancshares of IL             10.79    10.79    0.75    6.83    5.01       1.05    9.59       0.18  112.82    0.28
SVRN  Sovereign Bancorp of PA                 4.05     2.97    0.41   10.30    4.07       0.68   17.04       0.60   81.74    0.77
STFR  St. Francis Cap. Corp. of WI            8.10     7.13    0.59    6.39    5.19       0.69    7.56       0.27  143.07    0.88
SPBC  St. Paul Bancorp, Inc. of IL            8.74     8.71    0.68    7.65    3.90       1.00   11.30       0.48  163.91    1.18
STND  Standard Fin. of Chicago IL(8)         10.90    10.89    0.47    4.12    2.79       0.71    6.18       0.22  137.54    0.49
SFFC  StateFed Financial Corp. of IA         17.60    17.60    1.04    5.59    5.68       1.27    6.87       1.89   15.67    0.37
SFIN  Statewide Fin. Corp. of NJ             10.52    10.50    0.50    4.60    4.06       0.89    8.23       0.49   80.61    0.81
STSA  Sterling Financial Corp. of WA          3.99     3.39    0.07    1.61    0.97       0.31    7.68       0.43  119.58    0.81
SFSB  SuburbFed Fin. Corp. of IL              6.56     6.54    0.33    4.93    4.25       0.54    8.08       0.27   75.49    0.33
SBCN  Suburban Bancorp. of OH(8)             11.67    11.67    0.51    4.13    3.95       0.75    6.14       0.19  725.46    1.73
THRD  TF Financial Corp. of PA               10.84     9.45    0.54    4.44    4.39       0.76    6.24       0.33   88.83    0.60
ROSE  TR Financial Corp. of NY                6.16     6.16    0.98   15.66    8.14       0.85   13.70       0.40  108.61    0.83
TPNZ  Tappan Zee Fin. Corp. of NY            17.92    17.92    0.69    4.14    3.15       0.64    3.82        NA      NA     1.18
TSBS  Trenton SB, FSB MHC of NJ(35.0         16.65    15.22    1.36    7.47    4.25       1.20    6.58       0.77   59.50    0.75
TRIC  Tri-County Bancorp of WY               15.31    15.31    0.76    4.72    4.88       0.99    6.14       0.05  965.12    1.16
TWIN  Twin City Bancorp of TN                12.92    12.92    0.57    4.36    3.78       0.79    6.04       0.19  127.41    0.33

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PFSL  Pocahnts Fed, MHC of AR (46.4)          14.55  133.47    8.51  133.47   10.43         0.90    4.62   67.16
POBS  Portsmouth Bank Shrs Inc of NH(8)*      15.80  143.29   36.00  143.29   18.11         0.60    3.72   58.82
PTRS  Potters Financial Corp of OH            27.00   94.71    8.43   94.71   12.50         0.36    1.78   48.00
PKPS  Poughkeepsie SB of NY                     NM   116.35    9.78  116.35   20.91         0.10    1.49   71.43
PRBC  Prestige Bancorp of PA                    NM    96.21   11.24   96.21   22.79         0.12    0.77   37.50
PETE  Primary Bank of NH(8)*                  14.43  175.47   11.62  175.85   14.61         0.00    0.00    0.00
PFNC  Progress Financial Corp. of PA          20.73  166.73    8.69  190.40   16.89         0.08    0.88   18.18
PSBK  Progressive Bank, Inc. of NY*           10.99  142.15   11.88  160.48   10.90         0.68    2.50   27.42
PROV  Provident Fin. Holdings of CA             NM    96.72   13.76   96.72     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.0)              NM   163.91   20.63  163.91   26.30         1.00    5.68     NM
PLSK  Pulaski SB, MHC of NJ (46.0)              NM   129.70   15.58  129.70   24.52         0.30    2.35     NM
PULS  Pulse Bancorp of S. River NJ            15.60  138.89   10.83  138.89   10.43         0.70    3.84   59.83
QCFB  QCF Bancorp of Virginia MN              15.91  114.44   20.19  114.44   15.91         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                 NM   109.00    9.71  109.15   17.83         0.00    0.00    0.00
QCSB  Queens County SB of NY*                 20.30  225.34   33.75  225.34   20.11         0.80    1.92   39.02
RCSB  RCSB Financial, Inc. of NY(8)*          16.03  196.63   15.43  201.73   16.15         0.60    1.43   22.90
RARB  Raritan Bancorp. of Raritan NJ*         13.53  156.91   12.05  159.80   12.50         0.72    2.44   33.03
REDF  RedFed Bancorp of Redlands CA             NM   145.81   11.92  145.95   26.53         0.00    0.00    0.00
RELY  Reliance Bancorp of NY                  21.22  140.21   11.27  200.00   13.99         0.64    2.60   55.17
RELI  Reliance Bancshares Inc of WI(8)*         NM    65.23   39.83   65.23     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                NM   100.90   12.47  102.47     NM          0.00    0.00     NM
RFED  Roosevelt Fin. Grp. Inc. of MO(8)         NM   233.76   12.98  248.69   13.42         0.68    2.86     NM
RSLN  Roslyn Bancorp of NY*                     NM   123.86   26.71  124.48   18.75         0.20    1.15     NM
RVSB  Rvrview SB,FSB MHC of WA(41.7)          22.89  183.40   20.46  202.34   17.92         0.22    1.16   26.51
SCCB  S. Carolina Comm. Bnshrs of SC            NM   110.29   28.62  110.29   26.96         0.60    3.18     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)            NM   144.19   13.63  144.19     NM          0.40    2.46     NM
SFBK  SFB Bancorp, Inc. of TN                 26.22   93.76   19.41   93.76   18.57         0.30    2.24   58.82
SFED  SFS Bancorp of Schenectady NY           27.70   96.29   12.51   96.29   15.39         0.28    1.68   46.67
SGVB  SGV Bancorp of W. Covina CA               NM   103.71    7.54  105.67   22.58         0.00    0.00    0.00
SISB  SIS Bank of Springfield MA*              8.80  156.94   11.86  156.94    9.08         0.48    1.70   14.95
SJSB  SJS Bancorp of St. Joseph MI(8)           NM   153.80   16.02  153.80     NM          0.44    1.66     NM
SWCB  Sandwich Co-Op. Bank of MA*             13.73  149.64   12.33  156.97   13.55         1.20    3.90   53.57
SECP  Security Capital Corp. of WI(8)         21.14  148.04   23.47  148.04   17.65         1.20    1.29   27.27
SFSL  Security First Corp. of OH              16.60  178.87   16.75  182.09   13.12         0.48    2.26   37.50
SMFC  Sho-Me Fin. Corp. of MO                 21.53  194.72   18.58  194.72   18.08         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN            NM    92.01   14.18   92.01   24.58         0.28    1.90     NM
SOSA  Somerset Savings Bank of MA(8)*         14.94  145.41    8.58  145.41   14.94         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*            NM   118.43   30.13  118.43     NM          0.40    2.50     NM
SCBS  Southern Commun. Bncshrs of AL            NM   103.38   21.47  103.38   19.37         0.30    2.18   75.00
SMBC  Southern Missouri Bncrp of MO           17.16  110.41   17.30  110.41   17.50         0.50    2.86   49.02
SWBI  Southwest Bancshares of IL              19.95  136.60   14.74  136.60   14.21         0.76    3.66   73.08
SVRN  Sovereign Bancorp of PA                 24.55  226.51    9.16     NM    14.84         0.08    0.59   14.55
STFR  St. Francis Cap. Corp. of WI            19.28  124.26   10.06  141.22   16.30         0.48    1.63   31.37
SPBC  St. Paul Bancorp, Inc. of IL            25.63  191.20   16.71  191.76   17.36         0.48    1.46   37.50
STND  Standard Fin. of Chicago IL(8)            NM   145.58   15.87  145.75   23.89         0.40    1.64   58.82
SFFC  StateFed Financial Corp. of IA          17.62   97.37   17.14   97.37   14.34         0.40    2.16   38.10
SFIN  Statewide Fin. Corp. of NJ              24.62  115.82   12.19  116.07   13.77         0.40    2.46   60.61
STSA  Sterling Financial Corp. of WA            NM   164.88    6.59  194.33   21.51         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL              23.53  113.05    7.42  113.53   14.37         0.32    1.33   31.37
SBCN  Suburban Bancorp. of OH(8)              25.35  103.93   12.13  103.93   17.06         0.60    3.29     NM
THRD  TF Financial Corp. of PA                22.78  105.32   11.42  120.81   16.22         0.40    2.22   50.63
ROSE  TR Financial Corp. of NY                12.28  181.68   11.20  181.68   14.04         0.52    2.41   29.55
TPNZ  Tappan Zee Fin. Corp. of NY               NM   117.86   21.12  117.86     NM          0.20    1.21   38.46
TSBS  Trenton SB, FSB MHC of NJ(35.0          23.51  171.14   28.50  187.20   26.69         0.35    1.77   41.67
TRIC  Tri-County Bancorp of WY                20.50   94.82   14.52   94.82   15.77         0.60    2.93   60.00
TWIN  Twin City Bancorp of TN                 26.43  116.87   15.10  116.87   19.07         0.64    3.46     NM

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 6, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
UFRM  United FS&LA of Rocky Mount NC          7.60     7.60    0.22    2.86    1.73       0.47    6.02       0.85  124.07    1.42
UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    4.82       1.34    5.80       0.42   16.41    0.21
VABF  Va. Beach Fed. Fin. Corp of VA          6.79     6.79    0.15    2.19    1.46       0.41    6.09       1.15   63.74    0.96
VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    8.18       1.25   15.72       2.29   47.29    1.19
WHGB  WHG Bancshares of MD                   21.88    21.88    0.74    3.28    3.30       0.74    3.28       0.39   57.59    0.28
WSFS  WSFS Financial Corp. of DE*             5.13     5.08    1.30   22.90   10.69       1.31   23.06       2.19   76.62    2.83
WVFC  WVS Financial Corp. of PA*             12.72    12.72    1.08    8.12    6.63       1.34   10.10       0.31  229.86    1.31
WRNB  Warren Bancorp of Peabody MA*          10.09    10.09    2.10   22.37   11.22       1.73   18.49       1.39   81.06    1.81
WFSL  Washington FS&LA of Seattle WA         11.56    10.41    1.65   14.21    7.14       1.83   15.74       0.90   52.91    0.66
WAMU  Washington Mutual Inc. of WA*           5.01     4.73    0.24    4.46    1.29       0.70   13.14       0.93   85.52    1.13
WYNE  Wayne Bancorp of NJ                    14.56    14.56    0.37    2.58    2.11       0.37    2.58       0.85   91.84    1.24
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.12     9.12    0.27    2.96    1.68       0.64    7.04       0.71   50.17    0.42
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.56    23.56    1.01    4.44    3.12       1.35    5.89       0.27  141.96    0.67
WBST  Webster Financial Corp. of CT           5.08     4.27    0.34    6.67    2.90       0.69   13.50       0.94   97.81    1.44
WEFC  Wells Fin. Corp. of Wells MN           14.24    14.24    0.63    4.43    4.20       1.02    7.14       0.30  106.53    0.36
WCBI  WestCo Bancorp of IL                   15.57    15.57    1.10    7.06    5.46       1.41    9.08       0.84   33.74    0.39
WSTR  WesterFed Fin. Corp. of MT             10.98     8.67    0.56    4.33    3.19       0.78    5.99       0.22  226.57    0.76
WOFC  Western Ohio Fin. Corp. of OH          13.41    12.64    0.31    2.02    2.29       0.44    2.90       0.96   45.88    0.59
WWFC  Westwood Fin. Corp. of NJ               9.22     8.17    0.43    4.44    3.19       0.80    8.22       0.14  146.31    0.54
WEHO  Westwood Hmstd Fin Corp of OH          30.96    30.96    0.55    2.11    1.66       0.93    3.54        NA      NA     0.19
WFCO  Winton Financial Corp. of OH            7.13     6.95    0.66    8.78    6.46       0.84   11.18        NA      NA     0.33
FFWD  Wood Bancorp of OH                     12.70    12.70    1.00    7.48    6.38       1.24    9.24       0.10  346.50    0.41
YFCB  Yonkers Fin. Corp. of NY               15.30    15.30    0.84    5.28    4.51       1.16    7.25       0.73   51.78    1.17
YFED  York Financial Corp. of PA              8.43     8.43    0.60    7.20    4.85       0.77    9.28       2.49   22.69    0.65

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
UFRM  United FS&LA of Rocky Mount NC            NM   164.18   12.48  164.18   27.50         0.24    2.18     NM
UBMT  United Fin. Corp. of MT                 20.74   97.74   22.14   97.74   16.81         0.96    4.92     NM
VABF  Va. Beach Fed. Fin. Corp of VA            NM   149.22   10.13  149.22   24.74         0.20    1.62     NM
VFFC  Virginia First Savings of VA(8)         12.22  194.89   15.71  201.82   13.33         0.10    0.45    5.52
WHGB  WHG Bancshares of MD                      NM   101.79   22.27  101.79     NM          0.20    1.40   42.55
WSFS  WSFS Financial Corp. of DE*              9.35  214.88   11.02  217.03    9.29         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*              15.09  120.73   15.36  120.73   12.13         0.80    3.23   48.78
WRNB  Warren Bancorp of Peabody MA*            8.91  182.19   18.39  182.19   10.78         0.52    2.89   25.74
WFSL  Washington FS&LA of Seattle WA          14.01  184.82   21.36  205.20   12.65         0.88    3.38   47.31
WAMU  Washington Mutual Inc. of WA*             NM      NM    14.35     NM    26.35         1.04    1.86     NM
WYNE  Wayne Bancorp of NJ                       NM   111.65   16.25  111.65     NM          0.20    1.08   51.28
WAYN  Wayne S&L Co. MHC of OH (47.8)            NM   175.76   16.04  175.76   25.00         0.92    3.44     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)            NM   141.15   33.25  141.15   24.18         0.80    5.42     NM
WBST  Webster Financial Corp. of CT             NM   174.41    8.86  207.26   17.02         0.80    1.93   66.67
WEFC  Wells Fin. Corp. of Wells MN            23.79  103.87   14.79  103.87   14.75         0.00    0.00    0.00
WCBI  WestCo Bancorp of IL                    18.32  129.01   20.08  129.01   14.25         0.60    2.46   45.11
WSTR  WesterFed Fin. Corp. of MT                NM   110.47   12.13  139.81   22.63         0.42    2.06   64.62
WOFC  Western Ohio Fin. Corp. of OH             NM    90.48   12.14   96.02     NM          1.00    4.76     NM
WWFC  Westwood Fin. Corp. of NJ                 NM   136.10   12.54  153.62   16.94         0.20    0.95   29.85
WEHO  Westwood Hmstd Fin Corp of OH             NM    93.64   28.99   93.64     NM          0.28    2.11     NM
WFCO  Winton Financial Corp. of OH            15.48  123.93    8.83  127.08   12.15         0.46    3.54   54.76
FFWD  Wood Bancorp of OH                      15.69  115.03   14.61  115.03   12.70         0.40    2.50   39.22
YFCB  Yonkers Fin. Corp. of NY                22.19  108.70   16.63  108.70   16.16         0.20    1.34   29.85
YFED  York Financial Corp. of PA              20.62  142.96   12.05  142.96   16.00         0.60    3.00   61.86

                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                        HISTORICAL STOCK PRICE INDICES(1)



                                                                           SNL             SNL
                                                        NASDAQ          Thrift            Bank
Year/Qtr. Ended         DJIA         S&P 500         Composite           Index           Index
---------------         ----         -------         ---------           -----           -----
1991:  Quarter 1        2881.1        375.2             482.3            125.5            66.0
       Quarter 2        2957.7        371.2             475.9            130.5            82.0
       Quarter 3        3018.2        387.9             526.9            141.8            90.7
       Quarter 4        3168.0        417.1             586.3            144.7           103.1

1992:  Quarter 1        3235.5        403.7             603.8            157.0           113.3
       Quarter 2        3318.5        408.1             563.6            173.3           119.7
       Quarter 3        3271.7        417.8             583.3            167.0           117.1
       Quarter 4        3301.1        435.7             677.0            201.1           136.7

1993:  Quarter 1        3435.1        451.7             690.1            228.2           151.4
       Quarter 2        3516.1        450.5             704.0            219.8           147.0
       Quarter 3        3555.1        458.9             762.8            258.4           154.3
       Quarter 4        3754.1        466.5             776.8            252.5           146.2

1994:  Quarter 1        3625.1        445.8             743.5            241.6           143.1
       Quarter 2        3625.0        444.3             706.0            269.6           152.6
       Quarter 3        3843.2        462.6             764.3            279.7           149.2
       Quarter 4        3834.4        459.3             752.0            244.7           137.6

1995:  Quarter 1        4157.7        500.7             817.2            278.4           152.1
       Quarter 2        4556.1        544.8             933.5            313.5           171.7
       Quarter 3        4789.1        584.4           1,043.5            362.3           195.3
       Quarter 4        5117.1        615.9           1,052.1            376.5           207.6

1996:  Quarter 1        5587.1        645.5           1,101.4            382.1           225.1
       Quarter 2        5654.6        670.6           1,185.0            387.2           224.7
       Quarter 3        5882.2        687.3           1,226.9            429.3           249.2
       Quarter 4        6442.5        737.0           1,280.7            483.6           280.1

1997:  Quarter 1        6583.5        757.1           1,221.7            527.7           292.5
June 6, 1997            7435.8        858.0           1,404.8            590.8           327.4

(1)   End of period data.

Sources:   SNL Securities; Wall Street Journal.

                                 EXHIBIT IV-3

                        Historical Thrift Stock Indices

                              MONTHLY MARKET REPORT

                                  INDEX VALUES

                                                   Index Values                                   Percent Change
                                    -------------------------------------------------     --------------------------------
                                    04/30/97      1 month         YTD         52 week     1 month       YTD        52 week
All Pub. Traded Thrifts               537.2        527.7         483.6         380.2        1.79       11.08        41.30
MHC Index                             587.7        600.3         538.0         455.7       -2.11        9.22        28.95

INSURANCE INDICES
---------------------------------------------------------------------------------------------------------------------------
SAIF Thrifts                          484.2        475.6         439.2         356.3        1.80       10.23        35.88
BIF Thrifts                           689.7        677.9         616.8         451.8        1.74       11.81        52.67

STOCK EXCHANGE INDICES
---------------------------------------------------------------------------------------------------------------------------
AMEX Thrifts                          166.7        165.9         156.2         134.7        0.48        6.73        23.72
NYSE Thrifts                          314.7        303.4         277.3         249.9        3.74       13.52        25.95
OTC Thrifts                           622.5        617.2         659.7         460.3        0.85        9.26        35.24

GEOGRAPHICAL INDICES
---------------------------------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts                1,077.4      1,051.1         970.7         746.3        2.50       10.99        44.36
Midwestern Thrifts                  1,234.5      1,226.6       1,159.3         979.8        0.64        6.49        25.99
New England Thrifts                   458.4        460.9         428.9         319.0       -0.54        6.49        25.99
Southeastern Thrifts                  499.4        490.6         447.2         380.6        1.78       11.66        31.21
Southwestern Thrifts                  347.5        349.1         315.9         255.6       -0.44       10.03        35.97
Western Thrifts                       539.7        526.0         474.7         364.5        2.61       13.69        48.05

ASSET SIZE INDICES
---------------------------------------------------------------------------------------------------------------------------
Less than $250M                       639.4        634.8         586.6         544.7        0.73        9.01        17.40
$250M to $500M                        865.2        861.7         789.8         691.6        0.41        9.55        25.11
$500M to $1B                          558.9        565.1         521.8         429.5       -1.10        7.11        30.11
$1B to $5B                            593.8        592.0         546.0         431.2        0.30        8.74        37.72
Over $5B                              344.1        333.4         305.8         231.8        3.21       12.51        48.43

COMPARATIVE INDICES
---------------------------------------------------------------------------------------------------------------------------
Dow Jones Industrials               7,009.0      6,583.5       6,448.3       5,569.1        6.46        8.70        25.86
S&P 500                               801.3        757.1         740.7         654.2        5.84        8.18        22.50

All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC indices, began at 100 on March 30, 1984. The SNL MHC index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: Ed, DC, PA, MD, NJ, PR; Midwestern: IA, IL, IN, KS, KY, MI,
MN, MO, ND, NE, OH, SD, WI; New England: CT, ME, MA, NH, RI, VT; Southeastern:
AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; Southwestern: CO, LA, NM, OK, TX, UT;
Western: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY.

Source:  SNL Securities.

                                  EXHIBIT IV-4
                        Market Arca Acquisition Activity

RP Financial, LC
May 6, 1997


                                  Exhibit IV-4
                      Ohio Thrift Acquistions 1995-Present

                                                       Seller's Financials at Completion (1)           Deal Terms at Completion (1)
                                               ----------------------------------------------------    ---------------------------

   Comp/                              Pooling,    Total     TgEq/     TTM       TTM   NPAs/  Rsrvs/     Deal         Deal
   Ann'd                              Purch,     Assets    Assets     ROAA     ROAE  Assets    NPLs    Value    Price Per  Consider
    Date  Seller               ST     Not Disc   ($000)       (%)      (%)      (%)     (%)     (%)     ($M)    Share ($)    Type

 Pending  Unity Savings Bank   OH     Pooling    65,078     11.46     0.87%    7.61%     NA      NA     12.1      129.625   Stock
04/29/97  Oak Hill Financial   OH

 Pending  Haverfield Corp.     OH     Pooling   346,856      8.17     0.43%    5.32%   0.78  108.34     52.8       27.000   Stock
04/23/97  Charter One Fin'l    OH

 Pending  Suburban Bancorp     OH     Not Disc  218,734     11.81     0.18%    1.50%   0.26  875.42     33.3       21.419   Stock
03/13/97  Fifth Third Bancorp  OH

02/28/97  Jefferson Svgs Bank  OH     Purchase   66,134      6.62     0.52%    7.78%   1.16   41.19      7.3           NA    Cash
04/02/96  CoBancorp, Inc       OH

11/14/96  Seven Hills Fin'l    OH     Purchase   45,511     21.21     0.36%    1.72%   0.01      NA     11.0       19.698    Cash
06/14/96  Western Ohio Fncl    OH

10/22/96  Third Financial      OH     Purchase  156,981     17.72     1.34%    7.59%   0.24  321.01     40.3       33.410    Cash
04/22/96  Security Banc Corp   OH

10/11/96  Circle Fin'l Corp.   OH     Purchase  222,438      9.54     0.48%    4.38%   0.15  148.83     28.1       38.500 Mixture
04/29/96  Fidelity Fin'l of OH OH

04/10/96  First Kent Fncl Corp OH     Pooling    78,609     17.21     1.18%    6.87%   0.14  201.80     18.0       21.675   Stock
10/19/95  Security First Corp  OH

03/29/96  Mayflower Fncl Corp  OH     Purchase   52,839     11.67     0.82%    6.99%   0.59  186.39     10.0       28.500    Cash
08/31/95  Western Ohio Fncl    OH

01/04/96  Blue Chip Svgs Bank  OH     Pooling    34,143     12.14     0.54%    4.46%   0.00      NA      3.9       22.854   Stock
06/16/95  Winton Fin'l Corp    OH

08/31/95  PSB Holdings Corp    OH     Pooling   179,919     17.61     1.14%    6.40%   0.10      NA     58.7       25.253   Stock
03/01/95  CitFed Bancorp, Inc. OH

07/21/95  Falls Financial Inc  OH     Pooling   580,832      8.73     0.94%   10.77%   0.08      NA     84.1       26.949   Stock
12/12/94  Fifth Third Bancorp  OH

                                 Deal Pricing at Completion (1)
                                 ------------------------------

   Comp/                                  Pr/    Pr/         Pr/
   Ann'd                         Pr/Bk   Tg Bk Assets        EPS
    Date  Seller                  (%)     (%)    (%)        (X)

 Pending  Unity Savings Bank    162.07  162.24  18.59       21.3
04/29/97  Oak Hill Financial

 Pending  Haverfield Corp.      181.57   181.7  15.22      34.18
04/23/97  Charter One Fin'l

 Pending  Suburban Bancorp          NA      NA     NA         NA
03/13/97  Fifth Third Bancorp

02/28/97  Jefferson Svgs Bank   146.53  146.53  11.60      10.80
04/02/96  CoBancorp, Inc

11/14/96  Seven Hills Fin'l     108.77  108.77  24.47      59.69
06/14/96  Western Ohio Fncl

10/22/96  Third Financial       132.42  132.42  25.85      18.88
04/22/96  Security Banc Corp

10/11/96  Circle Fin'l Corp.    111.27  127.53  11.62      24.68
04/29/96  Fidelity Fin'l of OH

04/10/96  First Kent Fncl Corp  128.94  128.94  22.89      21.25
10/19/95  Security First Corp

03/29/96  Mayflower Fncl Corp   163.43  163.43  19.38      26.60
08/31/95  Western Ohio Fncl

01/04/96  Blue Chip Svgs Bank    88.28   88.28  11.55      16.96
06/16/95  Winton Fin'l Corp

08/31/95  PSB Holdings Corp     175.00  176.59  33.58         NA
03/01/95  CitFed Bancorp, Inc.

07/21/95  Falls Financial Inc   153.12  153.12  14.00      18.09
12/12/94  Fifth Third Bancorp

RP Financial, LC
May 6, 1997

                                 Exhibit IV-4
                    Ohio Thrift Acquisitions 1995-Present

                                                       Seller's Financials at Completion (1)           Deal Terms at Completion (1)
                                               ----------------------------------------------------    -------------------------

   Comp/                              Pooling,    Total     TgEq/     TTM       TTM   NPAs/  Rsrvs/     Deal         Deal
   Ann'd                              Purch,     Assets    Assets     ROAA     ROAE  Assets    NPLs    Value    Price Per  Consider
    Date  Seller               ST     Not Disc   ($000)       (%)      (%)      (%)     (%)     (%)     ($M)    Share ($)    Type
03/03/95  Brentwood Fin'l Corp OH     Purchase  100,346     12.95     0.91%    7.02%     NA      NA     20.8       29.000    Cash
08/03/94  PNC Bank Corp        PA

01/31/95  CIVISTA Corp.        OH     Pooling   808,210     11.07     1.40%   12.63%   1.34      NA    139.7       39.091   Stock
08/10/94  FirstMerit Corp      OH

01/20/95  Mutual FSB           OH     Pooling    85,168     17.11     1.46%    8.52%   0.40      NA     20.8       30.200   Stock
05/10/94  Fifth Third Bancorp  OH

                               Average:         202,787     13.00     0.84%    6.64%   0.40  269.00     36.1       35.227
                               Median:          100,346     11.81     0.87%    6.99%   0.24  186.39     20.8       27.750

                                 Deal Pricing at Completion (1)
                                 -------------------------------
   Comp/                                  Pr/    Pr/         Pr/
   Ann'd                        Pr/Bk   Tg Bk  Assets       EPS
    Date  Seller                 (%)     (%)    (%)         (X)
03/03/95  Brentwood Fin'l Corp  149.72  149.72  21.47      46.77
08/03/94  PNC Bank Corp

01/31/95  CIVISTA Corp.         224.30  224.30  18.34      12.67
08/10/94  FirstMerit Corp

01/20/95  Mutual FSB            131.25  131.25  25.56      26.26


             Average:           146.90  148.20  19.58      26.01
             Median:            148.13  148.13  18.98      21.30

(1) Pending deal data is as of announcment date.


Source:  SNL Securities, LP.                                       May 6, 1997

                                  EXHIBIT IV-5
                    Bridgeport Savings and Loan Association
                 Director and Senior Management Summary Resumes

             Bridgeport Savings and Loan Association

John O. Costine is an attorney practicing in St. Clairsville, Ohio.

Anton M. Godez is the President of the General Welding Supply Company in Martins Ferry, Ohio.

Jon W. Letzkus is the President of both the Holding Company and the Association and is the designated Managing Officer of the Association. Mr. Letzkus joined the Association in September 1980 as a vice president. Mr. Letzkus has served as the President of the Association since 1989.

William E. Reline retired from Cooper Industries, a mining manufacturing company, in 1989, and has been a consultant to Wheeling Machine Products since 1996.

Manuel C. Thomas is an officer of M.C. Thomas Insurance Agency, Inc. where he has been employed since 1954.

Darlene V. Bennington has served as the Secretary of the Association since 1996 and as the Treasurer of the Association since 1991. Ms Bennington has been employed by the Association since 1980.

Mariann Doyle has served the Association as the Assistant Vice President since 1994 and as a loan officer since 1985.

Michael P. Eddy has served since 1985 as the Comptroller of the Association and from 1985 to 1994 he also served as the Secretary of the Association.

Sherri Yarbrough has served the Association as a loan officer and as the Office Manager since 1990.

Source:  Bridgeport Savings' prospectus.

                                  EXHIBIT IV-6
                    Bridgeport Savings and Loan Association
                      Pro Forma Regulatory Capital Ratios

                                 EXHIBIT IV-6
                   Bridgeport Savings and Loan Association
                     Pro Forma Regulatory Capital Ratios

                                                              Pro forma capital at March 31, 1997 assuming the sale of:
                                                 ----------------------------------------------------------------------------------
                                                     573,750             675,000             776,250                 892,687
                                                  Common Shares       Common Shares       Common Shares          Common Shares
                                Historical at    (offering price     (offering price     (offering price         (offering price
                               March 31, 1997    of $10 per share)   of $10 per share)   of $10 per share)      of $10 per share)
                              -----------------  ------------------  -----------------  --------------------    -------------------
                              Amount Percent(1)  Amount  Percent(1)  Amount Percent(1)  Amount    Percent(1)    Amount   Percent(1)
                                                                  (Dollars in thousands)
Capital under generally
     accepted accounting
     principal, before
     adjustments             $4,860      14.1%    $6.864    18.5%    $7.242   19.3%     $7,619        20.1%      $8.054     20.9%
                             ======      ====     ======    ====     ======   ====      ======        ====       ======     ====

Tangible capital:
     Capital level           $4,860      14.1%    $6,864    18.5%    $7,242   19.3%     $7,619        20.1%      $8,054     20.9%
     Requirement                518       1.5        555     1.5        562    1.5         569         1.5          577      1.5
                             ------      ----     ------    ----     ------   ----      ------        ----       ------     ----
     Excess                  $4,342      12.6%    $6,309    17.0%    $6,680   17.8%     $7,050        18.6%      $7,477     19.4%
                             ======      ====     ======    ====     ======   ====      ======        ====       ======     ====
Core capital:
     Capital level           $4,860      14.1%    $6,864    18.5     $7,242   19.3%     $7,619        20.1%      $8,054     20.9%
     Requirement              1,037       3.0      1,111     3.0      1,125    3.0       1,138         3.0        1,154      3.0%
                             ------      ----     ------    ----     ------   ----      ------        ----       ------     ----
     Excess                  $3,823      11.1%    $5,753    15.5%    $6,117   16.3%     $6,481        17.1%      $6,900     17.9%
                             ======      ====     ======    ====     ======   ====      ======        ====       ======     ====
Risk-based capital:(2)
     Capital level           $4,995      29.8%    $6,999    38.9%    $7,377   40.5%     $7,754        42.0%      $8,189     43.7%
     Requirement              1,342       8.0      1,441     8.0      1,459    8.0       1,477         8.0%       1,498      8.0%
                             ------      ----     ------    ----     ------   ----      ------        ----       ------     ----
     Excess                  $3,653      21.8%    $5,558    30.9%    $5,918   32.5%     $6,277        34.0%      $6,691     35.7%
                             ======      ====     ======    ====     ======   ====      ======        ====       ======     ====

--------------------------

(1) Generally accepted accounting principles, adjusted, or risk-weighted assets, as appropriate.

(2) Proposed regulations of the OTS could increase the core capital requirement to a ratio between 4% and 5%, based upon an association's regulatory examination rating. Risk-based capital includes tangible capital plus $135,000 of the Association's allowance for loan losses. Risk-weighted assets at March 31, 1997 totally approximately $16.8 million. Net proceeds available for investments by the Association are assumed to be invested in interest earning assets have a 50% risk-weighting.

Source: Bridgeport Saving's prospectus.

                                  EXHIBIT IV-7
                    Bridgeport Savings and Loan Association
                            Pro Forma Analysis Sheet

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-7
                       PRO FORMA ANALYSIS SHEET -- PAGE 1
                           Bridgeport Savings and Loan
                            Prices as of June 6, 1997

                                             Comparable       All OH         All SAIF
                                             Companies       Companies       Companies
                                           -------------   -------------   --------------
Price Multiple:        Symbol   Subject(1) Mean   Median   Mean   Median   Mean    Median
--------------         ------   ---------- -----  ------   -----  ------   -----   ------

Price-earnings ratio   = P/E     22.13x    22.81x  23.66x  21.13x  20.88x  20.14x  20.41x
Price-core earnings    = P/CORE  15.70x    18.91x  18.99x  17.60x  15.95x  17.72x  16.85x
Price-book ratio       = P/B     64.70%   110.42% 113.10% 126.15% 113.92% 128.40% 123.11%
Price-tng book ratio   = P/TB    64.70%   110.66% 113.10% 120.97% 113.92% 131.47% 125.24%
Price-assets ratio     = P/A     16.82%    15.25%  14.61%  16.81%  15.67%  15.64%  14.25%

Valuation Parameters
--------------------

Pre-Conv Earnings (Y)       $      206,000   Est ESOP Borrowings (E)       $   540,000

Pre-Conv Book Value (B)     $    4,860,000   Cost of ESOP Borrowings (S)          0.00% (4)

Pre-Conv Assets (A)         $   34,564,000   Amort of ESOP Borrowings (T)           10 Years

Reinvestment Rate(2) (R)             3.75%   Recognition Plans Amount (M)
                                                                           $   270,000

Est Conversion Exp(3) (X)         367,000    Recognition Plans Expense (N)
                                                                           $    54,000

Proceeds Not Reinvested (Z) $     810,000    Incr. Ohio Franchise Tax (O)  $    58,517  (2)


Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N-(1-TAX)O)    V = $  6,750,509
          -------------------------------------------------
           1-(P/E)R

2.    V = P/B (B-X-E-M)                                      V = $ 6,750,428
          -----------------------
           1-P/B

3.    V = P/A (A-X-M-E)                                     V = $  6,751,254
          -----------------------
           1-P/A

                                    Total      Price          Total
Conclusion                         Shares    Per Share        Value
----------                        --------   ---------       --------

Appraised Value                  675,000     $10.00       $  6,750,000

RANGE:
------

 - Minimum                       573,750     $10.00       $  5,737,500
 - Maximum                       776,250     $10.00       $  7,762,500
 - Superrange                    892,687     $10.00       $  8,926,875

(1)  Pricing ratios shown reflect the midpoint appraised value.

(2)  Net return assumes a reinvestment rate of 5.68 percent, and a tax rate of
     34.00 percent. Increased Ohio franchise tax is 1.1 percent of net proceeds.

(3) Conversion expenses reflect estimated expenses as presented in offering document.

(4)  Assumes a borrowings cost of 0.00 percent and a tax rate of 34.00 percent.

RP Financial, Inc.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-7
                       PRO FORMA ANALYSIS SHEET -- PAGE 2
                           Bridgeport Savings and Loan
                            Prices as of June 6, 1997

                                            Mean Pricing            Median Pricing
                                           ---------------         -----------------
 Valuation Approach             Subject    Peers    (Disc)          Peers     (Disc)
 ------------------             -------    -----    ------          -----     ------
P/E    Price-earnings            22.13x    22.81x    -3.00%         23.66x    -6.48%

P/CORE Price-core earnings       15.70x    18.91x   -16.98%         18.99x   -17.33%

P/B    Price-book                64.70%   110.42%   -41.41%        113.10x   -42.79%

P/TB   Price-tang. book          64.70%   110.66%   -41.53%        113.10x   -42.79%

P/A    Price-assets              16.82%    15.25%    10.25%         14.61%    15.10%

Average Premium (Discount)                          -18.53%                  -18.86%

                                  EXHIBIT IV-8
                    Bridgeport Savings and Loan Association
                    Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                          Bridgeport Savings and Loan
                          At the Minimum of the Range

1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $  5,737,500
        Less: Estimated offering expenses ---------------      353,000
                                                          ------------
    Net Conversion Proceeds ----------------------------- $  5,384,500

2.  Estimated Additional Income from Conversion Proceeds
    Net Conversion Proceeds ----------------------------- $  5,384,500
        Less: Held in Non-Earning Assets(5)(1) ----------      688,500
                                                          ------------
    Net Proceeds Reinvested ----------------------------- $  4,696,000
    Estimated net incremental rate of return ------------         3.75 %
                                                          ------------
    Earnings Increase ----------------------------------- $    176,044
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------       30,294
        Less: Recognition Plans Expense(4)---------------       30,294
        Less: Increased Ohio franchise tax -------------        32,543
                                                          ------------
    Net Earnings Increase ------------------------------- $     82,912


3.  Pro-Forma Earnings (rounded)

    Period                                 Before Conversion  After Conversion
    ------                                 -----------------  ----------------
    12 Months ended March 31, 1997             $   206,000      $   288,912
    12 Months ended March 31, 1997 (Core)      $   331,000      $   413,912


4.  Pro-Forma Net Worth (rounded)

    Date                   Before Conversion  Conversion Proceeds   After Conversion
    ----                   -----------------  -------------------   ----------------
    March 31, 1997           $  4,860,000     $  4,696,000 (3)(4)    $  9,556,000


5.  Pro-Forma Net Assets (rounded)

    Date                   Before Conversion  Conversion Proceeds   After Conversion
    ----                   -----------------  -------------------   ----------------
    March 31, 1997           $   34,564,000   $    4,696,000         $   39,260,000

NOTE: Shares for calculating per share amounts: 573,750
(1) Estimated ESOP borrowings of $ 459,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $459,000 are omitted from net worth.
(4) $229,500 purchased by the Recognition Plans with an estimated pre-tax expense of $45,900 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                          Bridgeport Savings and Loan
                          At the Midpoint of the Range

1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $  6,750,000
        Less: Estimated offering expenses ---------------      367,000
                                                          ------------
    Net Conversion Proceeds ----------------------------- $  6,383,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $  6,383,000
        Less: Held in Non-Earning Assets(5)(1) ----------      810,000
                                                          ------------
    Net Proceeds Reinvested ----------------------------- $  5,573,000
    Estimated net incremental rate of return ------------         3.75 %
                                                          ------------
    Earnings Increase ----------------------------------- $    208,921
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------       35,640
        Less: Recognition Plans Expense(4)---------------       35,640
        Less: Increased Ohio franchise tax -------------        38,621
                                                          ------------
    Net Earnings Increase ------------------------------- $     99,020


3.  Pro-Forma Earnings (rounded)

    Period                                 Before Conversion  After Conversion
    ------                                 -----------------  ----------------
    12 Months ended March 31, 1997             $   206,000      $   305,020
    12 Months ended March 31, 1997 (Core)      $   331,000      $   430,020

4.  Pro-Forma Net Worth (rounded)

         Date              Before Conversion  Conversion Proceeds   After Conversion
         ----              -----------------  -------------------   ----------------
   March 31, 1997           $  4,860,000     $  5,573,000 (3)(4)    $  10,433,000

5.  Pro-Forma Net Assets (rounded)

                                                                     <C
    Date                   Before Conversion  Conversion Proceeds   After Conversion
    ----                   -----------------  -------------------   ----------------
    March 31, 1997           $  34,564,000    $  5,573,000           $  40,137,000

NOTE: Shares for calculating per share amounts: 675,000
(1) Estimated ESOP borrowings of $540,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $540,000 are omitted from net worth.
(4) $270,000 purchased by the Recognition Plans with an estimated pre-tax expense of $54,000 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                          Bridgeport Savings and Loan
                          At the Maximum of the Range

1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $  7,762,500
        Less: Estimated offering expenses ---------------      381,000
                                                          ------------
    Net Conversion Proceeds ----------------------------- $  7,381,500

2.  Estimated Additional Income from Conversion Proceeds
    Net Conversion Proceeds ----------------------------- $  7,381,500
        Less: Held in Non-Earning Assets(5)(1) ----------      931,500
                                                          ------------
    Net Proceeds Reinvested ----------------------------- $  6,450,000
    Estimated net incremental rate of return ------------         3.75 %
                                                          ------------
    Earnings Increase ----------------------------------- $    241,798
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------       40,986
        Less: Recognition Plans Expense(4)---------------       40,986
        Less: Increased Ohio franchise tax -------------        44,698
                                                          ------------
    Net Earnings Increase ------------------------------- $    115,127


3.  Pro-Forma Earnings (rounded)

    Period                                 Before Conversion  After Conversion
    ------                                 -----------------  ----------------
    12 Months ended March 31, 1997             $   206,000      $   321,127
    12 Months ended March 31, 1997 (Core)      $   331,000      $   446,127

4.  Pro-Forma Net Worth (rounded)

    Date                   Before Conversion  Conversion Proceeds   After Conversion
    ----                   -----------------  -------------------   ----------------
    March 31, 1997           $  4,860,000     $  6,450,000 (3)(4)    $ 11,310,000


5.  Pro-Forma Net Assets (rounded)

    Date                   Before Conversion  Conversion Proceeds   After Conversion
    ----                   -----------------  -------------------   ----------------
    March 31, 1997           $   34,564,000   $    6,450,000         $   41,014,000

NOTE: Shares for calculating per share amounts: 776,250
(1) Estimated ESOP borrowings of $621,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $621,000 are omitted from net worth.
(4) $310,500 purchased by the Recognition Plans with an estimated pre-tax expense of $62,100 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                          Bridgeport Savings and Loan
                           At the Superrange Maximum

1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $  8,926,875
        Less: Estimated offering expenses ---------------      397,000
                                                          ------------
    Net Conversion Proceeds ----------------------------- $  8,529,875

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $  8,529,875
        Less: Held in Non-Earning Assets(5)(1) ----------    1,071,225
                                                          ------------
    Net Proceeds Reinvested ----------------------------- $  7,458,650
    Estimated net incremental rate of return ------------         3.75 %
                                                          -----------
    Earnings Increase ----------------------------------- $    279,610
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------       47,134
        Less: Recognition Plans Expense(4)---------------       47,134
        Less: Increased Ohio franchise tax -------------        51,688
                                                          ------------
    Net Earnings Increase ------------------------------- $    133,654

3.  Pro-Forma Earnings (rounded)

    Period                                 Before Conversion  After Conversion
    ------                                 -----------------  ----------------
    12 Months ended March 31, 1997             $   206,000      $   339,654
    12 Months ended March 31, 1997 (Core)      $   331,000      $   464,654

4.  Pro-Forma Net Worth (rounded)

    Date                   Before Conversion  Conversion Proceeds   After Conversion
    ----                   -----------------  -------------------   ----------------
    March 31, 1997           $  4,860,000     $  7,458,650 (3)(4)    $  12,318,650


5.  Pro-Forma Net Assets (rounded)

    Date                   Before Conversion  Conversion Proceeds   After Conversion
    ----                   -----------------  -------------------    ----------------
    March 31, 1997           $   34,564,000   $    7,458,650         $   42,022,650

NOTE: Shares for calculating per share amounts: 892,687

(1) Estimated ESOP borrowings of $714,150 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $714,150 are omitted from net worth.
(4) $357,075 purchased by the Recognition Plans with an estimated pre-tax expense of $71,415 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

                                  EXHIBIT IV-9
                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                             Core Earnings Analysis
                         Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1997


                                                                                              Estimated
                                            Net Income  Less: Net    Tax Effect  Less: Extd   Core Income                 Estimated
                                            to Common  Gains(Loss)      @ 34%       Items     to Common Shares    Core       EPS
                                            ---------- -----------   ----------  ----------   ----------------    -----   ---------
                                              ($000)      ($000)        $000)      ($000)      ($000)             ($000)      ($)
Comparable Group
----------------
ASBP  ASB Financial Corp. of OH                 678         448         -152           0           974             1,721     0.57
CIBI  Community Inv. Bancorp of OH              626         461         -157           0           930               633     1.47
EFBI  Enterprise Fed. Bancorp of OH(1)        1,506         212          -72           0         1,646             2,011     0.82
FFDF  FFD Financial Corp. of OH                 636         375         -128           0           884             1,455     0.61
FFHS  First Franklin Corp. of OH                317       1,572         -534           0         1,355             1,178     1.15
GFCO  Glenway Financial Corp. of OH           1,057       1,300         -442           0         1,915             1,144     1.67
HHFC  Harvest Home Fin. Corp. of OH(1)          161         374         -127           0           408               935     0.44
LONF  London Financial Corp. of OH              277         193          -66           0           404               515     0.79
MFFC  Milton Fed. Fin. Corp. of OH              940         525         -179           0         1,287             2,327     0.55
OHSL  OHSL Financial Corp. of OH              1,299         853         -290           0         1,862             1,208     1.54
FFWD  Wood Bancorp of OH                      1,525         540         -184           0         1,881             1,493     1.26


(1) Financial information is for the quarter ending December 31, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, L.C.
                          Firm Qualification Statement

RP FINANCIAL, LC.
----------------------------------------            FIRM QUALIFICATION STATEMENT
FINANCIAL SERVICES INDUSTRY CONSULTANTS



RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial'sconsulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

  Ronald S. Riggins, Managing Director (17)
  William E. Pommerening, Managing Director (11)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (10)
  James J. Oren, Vice President (10)
  Timothy M. Biddle, Vice President (7)
  Alan P. Carruthers, Director-Community Banking (15)
-------------------------------------------------------------------------------
WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210                  Telephone: (703) 528-1700
Arlington, VA 22209                                    Fax No.: (703) 528-1788